              As filed with the Securities and Exchange Commission
                               on March 21, 1996

                                                       Registration No. 811-6415
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                   FORM N-1A

                             AMENDMENT NO. 8 TO THE
                             REGISTRATION STATEMENT
                                     UNDER
                       THE INVESTMENT COMPANY ACT OF 1940


                            MASTER INVESTMENT TRUST
                        (formerly Cash Investment Trust)
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                111 Center Street, Little Rock, Arkansas  72201
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                    _______________________________________


              Registrant's Telephone Number, including Area Code:
                                 (800) 643-9691

                             Richard H. Blank, Jr.
                               c/o Stephens Inc.
                               111 Center Street
                          Little Rock, Arkansas  72201
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                            Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                              Morrison & Foerster
                   2000 Pennsylvania Avenue, N.W., Suite 5500
                          Washington, D.C.  20006-1812

                                EXPLANATORY NOTE

         This Amendment No. 8 to the Registration Statement is being filed to register three new master portfolios of Master Investment Trust (the "Trust"), the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, and to provide the annual update information with respect to the Trust's existing Master Portfolios. The Corporate Stock, Asset Allocation and U.S. Government Allocation Funds of Stagecoach Funds, Inc. (SEC File Nos. 33-42927; 811-6419) will invest substantially all of their assets in the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolio, respectively.

         This Amendment to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interest in the Registrant.

                             Cross Reference Sheet


Form N-1A Item Number
---------------------

Part A   Prospectus Caption
------   ------------------

 4 General Description of Registrant; Investment Objectives; Additional Information About Permitted Investment Activities of the Master Portfolios; Other Investment Policies
 5 Management of the Master Portfolios; Master/Feeder Structure; Investment Adviser, Custodian and Transfer Agent; Sponsor, Administrator and Placement Agent; Expenses
 6 Capital Stock and Other Securities; Organization and Interests; Dividends and Distributions; Purchase of Securities; Taxes
 7       Purchase of Securities; Determination of Net Asset Value;
 8       Redemption or Repurchase
 9       Not Applicable

Part B   Statement of Additional Information
------   -----------------------------------

10       Cover Page
11       Table of Contents
12       General Information and History
13 Investment Objectives and Policies; Investment Restrictions; Additional Permitted Investment Activities
14       Management of the Trust
15       Control Persons and Principal Holders of Securities
16 Investment Advisory and Other Services; Custodian and Transfer and Dividend Disbursing Agent; Independent Auditors
17       Brokerage Allocation and Other Practices
18       Capital Stock and Other Securities
19       Purchase, Redemption and Pricing of Securities
20       Tax Status
21       Underwriters
22       Calculation of Performance Data
23       Financial Information

Part C   Other Information
------   ------------------

24-32 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of this Document.

                            MASTER INVESTMENT TRUST
                                     PART A
                             DATED MARCH 21, 1996

Responses to Items 1 through 3 have been omitted pursuant to paragraph F.4. of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         Master Investment Trust (the "Trust") is a no-load, diversified, open-end management investment company which was organized as a business trust under the laws of Delaware on August,19, 1991. The Trust is a "series fund", which is a mutual fund divided into separate portfolios. The Trust currently offers five diversified portfolios: the Cash Investment Trust Master Portfolio (the "CIT Master Portfolio"), the Short-Term Municipal Income Master Portfolio (the "Municipal Income Master Portfolio"), the Short-Term Government-Corporate Income Master Portfolio (the "Government- Corporate Income Master Portfolio"), the Tax-Free Money Market Master Portfolio and the Capital Appreciation Master Portfolio (each, a "Master Portfolio," and collectively, the "Master Portfolios"). On or about April 29, 1996, the Trust will offer three additional diversified master portfolios: the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio (each a "Master Portfolio", and together with the Master Portfolios, the "Master Portfolios"). Each Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes. An interestholder of one Master Portfolio is not deemed to be an interestholder of any other Master Portfolio. As described below, for certain matters Trust interestholders vote together as a group; as to others they vote separately by Master Portfolio. From time to time, other series may be established and sold pursuant to other offering documents.


         The primary investors in the Master Portfolios are the corresponding funds of Overland Express Funds, Inc. ("Overland Express") and Stagecoach Funds, Inc. ("Stagecoach Funds"). These include the Overland Sweep Fund, the Short-Term Municipal Income Fund, the Short-Term Government-Corporate Income Fund, the National Tax-Free Institutional Money Market Fund and the Strategic Growth Fund of Overland Express and the National Tax-Free Money Market Mutual Fund and the Aggressive Growth Fund of Stagecoach Funds, and as of on or about April 29, 1996, the Corporate Stock Fund, the Asset Allocation Fund and the U.S. Government Allocation Fund of Stagecoach Funds (each a "Fund" and collectively, the "Funds"). Each Fund invests or intends to invest all of its assets in the corresponding Master Portfolio of the Trust, rather than in a portfolio of securities. Each Master Portfolio has substantially the same investment objective as the corresponding Fund or Funds. Therefore, each Fund's investment experience will correspond directly with its Master Portfolio's investment experience. Shares of the Master Portfolios may be purchased only by other investment companies or similar accredited investors (as defined below).

         The Strategic Growth Fund of Overland Express was previously a "stand-alone" fund and did not invest its assets in a single master portfolio. On February 20, 1996, the Fund converted to a master/feeder structure and began investing substantially all of its assets in the Capital Appreciation Master Portfolio. The Aggressive Growth Fund of Stagecoach Funds is a newly created fund that invests substantially all its assets in the Capital Appreciation Master Portfolio. The Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds, as of the date of this Part A, are "stand-alone" funds. On or about April 29, 1996, the funds intend to convert to a master/feeder structure and begin to invest substantially all of their assets in the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios, respectively.

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") serves as each Master Portfolio's investment adviser. BZW Barclays Global Fund Advisors ("BGFA") serves as investment sub-adviser to the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio; the other Master Portfolios do not retain an investment sub-adviser. Stephens Inc. ("Stephens") serves as each Master Portfolio's sponsor, administrator and placement agent. Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

A.    INVESTMENT OBJECTIVES

1.    CASH INVESTMENT TRUST MASTER PORTFOLIO

         The investment objective of the CIT Master Portfolio is to provide its investors with a high level of current income, while preserving capital and liquidity. The CIT Master Portfolio seeks to achieve its investment objective by investing only in U.S. dollar-denominated "Eligible Securities" with remaining maturities not exceeding 397 days (13 months), as defined in Rule 2a-7 under the 1940 Act, and seeks to maintain a dollar-weighted average portfolio maturity of 90 days or less. An Eligible Security is a security that is determined to present minimal credit risks and is rated in one of the two highest rating categories by the required number of nationally recognized statistical rating organizations or, if unrated, is determined to be of comparable quality to such rated securities. These determinations are made by Wells Fargo Bank, as the Master Portfolio's investment adviser, under guidelines adopted by the Trust's Board of Trustees, although in certain instances, the Board of Trustees must approve or ratify the Master Portfolio's investments. The Board of Trustees of the Trust (or Wells Fargo Bank under authority delegated to it as investment adviser to the Master Portfolio) determines on an ongoing basis that any Eligible Securities purchased present minimal credit risks. The CIT Master Portfolio endeavors to maintain a stable net asset value of $1.00 per share; however, there is no assurance that this objective can be achieved.

         The Eligible Securities in which the CIT Master Portfolio may invest are:

             (i) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises) ("U.S. Government obligations");

             (ii) negotiable certificates of deposit, fixed time deposits, bankers' acceptances or other short-term obligations of U.S. banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC");

             (iii) commercial paper rated at the date of purchase "P-1" by
                   Moody's Investors Service, Inc. ("Moody's") or "A-1+" or "A-1" by Standard & Poor's Corporation ("S&P");

             (iv) commercial paper unrated at the date of purchase but secured by a letter of credit from a U.S. bank that meets the above criteria for investment;

             (v) certain floating- and variable-rate instruments (discussed below);

             (vi)  certain repurchase agreements (discussed below); and

             (vii) short-term, U.S. dollar-denominated obligations of U.S.
                   branches of foreign banks that at the time of investment have more than $10 billion, or the equivalent in other currencies, in total assets.

2.    SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO

         The investment objective of the Municipal Income Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while managing principal volatility. Wells Fargo Bank, as investment adviser to the Municipal Income Master Portfolio, pursues the objective of the Master Portfolio by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, and their political subdivisions, agencies, instrumentalities (including government-sponsored enterprises) and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel is exempt from federal income tax. These municipal obligations and the taxable investments described below may bear interest at rates that are not fixed ("floating- and variable-rate instruments"). The Municipal Income Master Portfolio seeks to manage principal volatility by diversifying its assets among permissible investments based, in part, on their duration, maturity or other characteristics that affect their sensitivity to changes in market interest rates. There can, of course, be no assurance that the Master Portfolio will achieve its investment objective.

         As a fundamental policy, at least 80% of the net assets of the Municipal Income Master Portfolio are invested (under normal market conditions) in municipal obligations that pay interest which is exempt from federal income tax. However, as a matter of general operating policy, the Municipal Income Master Portfolio seeks to have substantially all of its assets invested in such municipal obligations. The Municipal Income Master Portfolio's investment adviser may rely either on the opinion of counsel to the issuer of the municipal obligations or bond counsel or on IRS rulings regarding the tax treatment of these obligations. In addition, the Municipal Income Master Portfolio may invest 25% or more of its assets in municipal obligations that are related in such a way that an economic, business or political development or change affecting one such obligation could also affect the other obligations. For example, the Municipal Income Master Portfolio may own different municipal obligations which pay interest based on the revenues of similar types of projects. The Municipal Income Master Portfolio may also invest in certain U.S. government obligations and money market instruments.

         The portfolio turnover rate of the Municipal Income Master Portfolio for the year ended December 31, 1995 was 46.0%. Portfolio turnover generally involves some expenses to the Municipal Income Master Portfolio, including dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. A high portfolio turnover rate should not result in the Municipal Income Master Portfolio paying substantially more brokerage commissions, since most transactions in Municipal Obligations are effected on a principal basis. Portfolio turnover can also generate capital gains tax consequences.

3.    SHORT-TERM GOVERNMENT-CORPORATE INCOME MASTER PORTFOLIO

         The investment objective of the Short-Term Government-Corporate Income Master Portfolio is to provide investors with current income while managing principal volatility. The Master Portfolio seeks to achieve its investment objective by investing in obligations issued by the U.S. Government, its agencies and instrumentalities and investment-grade corporate obligations. The securities that the Master Portfolio may purchase include U.S. Treasury bonds, notes and bills; obligations of the U.S. Government, its agencies and instrumentalities, (including government-sponsored enterprises); corporate bonds and notes, asset-backed securities and money market instruments. The Master Portfolio seeks to manage principal volatility by diversifying its assets among permissible investments based, in part, on their duration, maturity or other characteristics that affect the sensitivity of such investments to changes in market interest rates. There can, of course, be no assurance that the Master Portfolio will achieve its investment objective.


         The portfolio turnover rate for the Master Portfolio for the year ended December 31, 1995 was 227.0%. Portfolio turnover generally involves some expenses to the Master Portfolio including dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. A high portfolio turnover rate should not result in the Master Portfolio paying substantially more brokerage costs, since most transactions in government securities are effected on a principal basis. Portfolio turnover can also generate capital gains tax consequences.

         The U.S. Treasury bonds in which the Master Portfolio invests typically have maturities greater than 20 years; the U.S. Treasury notes in which the Master Portfolio invests typically have maturities ranging from 2 to 10 years. The U.S. Treasury bills in which the Master Portfolio invests generally have maturities of up to 1 year and are issued on a discount basis.

4.    TAX-FREE MONEY MARKET MASTER PORTFOLIO

         The investment objective of the Tax-Free Money Market Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while preserving capital and liquidity. The Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term U.S. dollar denominated money market instruments, primarily municipal obligations, with remaining maturities not exceeding 13 months. The Tax-Free Money Market Master Portfolio seeks to maintain a stable net asset value of $1.00 per share; however, there can be no assurance that this objective will be achieved

         Wells Fargo Bank, as investment adviser to the Tax-Free Money Market Master Portfolio, pursues the objective of the Master Portfolio by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories and possessions of the United States (including the District of Columbia), and their political subdivisions, agencies, instrumentalities (including government-sponsored enterprises) and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel, is exempt from federal income tax. These municipal obligations and the taxable investments described below may bear interest at rates that are not fixed ("floating- and variable-rate instruments").

         The Master Portfolio may temporarily invest some of its assets in cash reserves or certain high-quality, taxable money market instruments or may engage in certain other investment activities as described in this Part A. The Master Portfolio may elect to invest temporarily up to 20% of its net assets in certain permitted taxable investments, including cash reserves, U.S. Government obligations, obligations of domestic banks, commercial paper, taxable municipal obligations and repurchase agreements. The Master Portfolio also may invest in U.S. dollar-denominated obligations of foreign banks and foreign securities. Such temporary investments would most likely be made when there is an unexpected or abnormal level of investor purchases or redemptions of Interests in the Master Portfolio or because of unusual market conditions. The income from these temporary investments and investment activities may be subject to federal income tax. However, as stated above, Wells Fargo Bank seeks to invest substantially all of the Master Portfolio's assets in securities exempt from such tax. A more complete description of tax-free municipal obligations, taxable money market instruments and other investment activities is contained in the "Appendix -- Additional Investment Policies."

         As a matter of fundamental policy, at least 80% of the net assets of the Master Portfolio are invested (under normal market conditions) in municipal obligations that pay interest which is exempt from federal income tax and is not subject to the federal alternative minimum tax. However, as a matter of general operating policy, the Master Portfolio seeks to have substantially all of its assets invested in such municipal obligations. The Master Portfolio's investment adviser may rely either on the opinion of bond counsel or counsel to the issuer of the municipal obligations. In addition, the Master Portfolio may invest 25% or more of its assets in municipal obligations that are related in such a way that an economic, business or political development or change affecting one such obligation would also affect the other obligations. These municipal obligations may include obligations which pay interest based on the revenues of similar types of projects, such as pollution control bonds, electric and gas utilities bonds and water authority bonds. Adverse economic conditions or conditions or developments affecting a particular state, municipality or issuing authority could impact the obligations issued by such entities and decrease the value of the Master Porfolio's investments in such obligations.

5.    CAPITAL APPRECIATION MASTER PORTFOLIO

         The investment objective of the Capital Appreciation Master Portfolio is to provide investors with an above- average level of capital appreciation. The Capital Appreciation Master Portfolio seeks to achieve its investment objective through the active management of a broadly diversified portfolio of equity securities of companies expected to experience strong growth in revenues, earnings and assets.

         The Master Portfolio invests primarily in common stocks that Wells Fargo Bank, as the Master Portfolio's investment adviser, believes have better-than-average prospects for appreciation. These stocks may have some of the following characteristics:

          o  Low or no dividends

          o  Smaller market capitalizations

          o  Less market liquidity

          o  Relatively short operating histories

          o  Aggressive capitalization structures (including high debt levels)

          o Involvement in rapidly growing/changing industries and/or new technologies

         Under normal market conditions, the Master Portfolio will hold at least 20 common stock issues spread across multiple industry groups, with the majority of these holdings consisting of established growth companies, turnaround or acquisition candidates, or attractive larger capitalization companies.

         Additionally, it is expected that the Master Portfolio will from time to time acquire securities through initial public offerings, and will acquire and hold common stocks of smaller and newer issuers. It is expected that no more than 40% of the Master Portfolio's assets will be invested in these highly aggressive issues at one time. There may be some additional risks associated with investments in smaller and/or newer companies because their shares tend to be less liquid than securities of larger companies. Further, shares of small and new companies are generally more sensitive to purchase and sale transactions and changes in the issuer's financial condition and, therefore, the prices of such stocks may be more volatile than those of larger company stocks.

         From time to time Wells Fargo Bank may determine that conditions in the securities markets make pursuing the Master Portfolio's basic investment strategy inconsistent with the best interests of the Master Portfolio's investors. At such times, Wells Fargo Bank may use temporary alternative strategies, primarily designed to reduce fluctuations in the value of the Master Portfolio's assets. In implementing these temporary "defensive" strategies, the Master Portfolio may invest in preferred stock or investment-grade debt securities that are convertible into common stock and in money market securities. It is expected that these temporary "defensive" investments will not exceed 30% of the Master Portfolio's total assets.

         The Master Portfolio pursues an active trading investment strategy, and the length of time the Master Portfolio has held a particular security is not generally a consideration in investment decisions. Accordingly, the Master Portfolio's portfolio turnover rate may be higher than that of other funds that do not pursue an active trading investment strategy. Portfolio turnover generally involves some expense to the Master Portfolio, including brokerage commissions or dealer mark-ups and other transactions costs on the sale of securities and the reinvestment in other securities. Portfolio turnover also can generate short-term capital gains tax consequences.

         Though the Master Portfolio will hold a number of larger capitalization stocks, under normal market conditions, and subject to the additional risks described above, more than 50% of the Master Portfolio's total assets will be invested in companies with smaller to medium capitalizations. The Master Portfolio will invest primarily in companies with a market capitalization of $50 million or greater, but may invest in companies with a market capitalization under $50 million if the investment adviser to the Master Portfolio believes such investments to be in the best interests of the Master Portfolio. It is currently expected that the majority of the Master Portfolio's investments will be in companies with market capitalizations, at the time of acquisition, of up to $750 million.

         Under ordinary market conditions, at least 65% of the value of the total assets of the Master Portfolio will be invested in common stocks and in securities which are convertible into common stocks that Wells Fargo Bank, as investment adviser, believes have better-than-average prospects for appreciation. The Master Portfolio also may invest in convertible debt securities. At most, 5% of the Master Portfolio's net assets will be invested in convertible debt securities that are not either rated in the four highest rating categories by one or more nationally recognized statistical rating organizations ("NRSOs"), such as Moody's, S&P, or unrated securities determined by Wells Fargo Bank to be of comparable quality. Securities rated in the fourth lowest rating category (i.e., rated "BBB" by S&P or "Baa" by Moody's are regarded by S&P as having an adequate capacity to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make such repayments. Moody's considers such securities as having speculative characteristics.

         PRIVATELY ISSUED SECURITIES (RULE 144A). The Master Portfolio may invest in privately issued securities which may be resold in accordance with Rule 144A under the Securities Act of

1933 ("Rule 144A Securities"). Rule 144A Securities are restricted securities which are not publicly traded. Accordingly, the liquidity of the market for specific Rule 144A Securities may vary. Wells Fargo Bank, using guidelines approved by the Board of Directors of the Company, will evaluate the liquidity characteristics of each Rule 144A Security proposed for purchase by the Master Portfolio on a case-by-case basis and will consider the following factors, among others, in their evaluation: (1) the frequency of trades and quotes for the Rule 144A Security; (2) the number of dealers willing to purchase or sell the Rule 144A Security and the number of other potential purchasers; (3) dealer undertakings to make a market in the Rule 144A Security; and (4) the nature of the Rule 144A Security and the nature of the marketplace trades (e.g., the time needed to dispose of the Rule 144A Security, the method of soliciting offers and the mechanics of transfer).

         CORPORATE REORGANIZATIONS. The Master Portfolio may invest in securities for which a tender or exchange offer has been made or announced, and in securities of companies for which a merger, consolidation, liquidation or similar reorganization proposal has been announced if, in the judgment of Wells Fargo Bank, there is a reasonable prospect of capital appreciation significantly greater than the added portfolio turnover expenses inherent in the short term nature of such transactions. The principal risk associated with such investments is that such offers or proposals may not be consummated within the time and under the terms contemplated at the time of the investment, in which case, unless such offers or proposals are replaced by equivalent or increased offers or proposals which are consummated, the Master Portfolio may sustain a loss.

         OPTIONS. The Master Portfolio may purchase or sell options on individual securities and options on indices of securities as a means of achieving additional return or of hedging the value of the Master Portfolio's portfolio. If the Master Portfolio has sold an option, it may terminate its obligation by effecting a closing purchase transaction. This is accomplished by purchasing an option of the same series as the option previously sold. There can be no assurance that a closing purchase transaction can be effected when the Master Portfolio so desires.

         The purchaser of an option risks a total loss of the premium paid for the option if the price of the underlying security does not increase or decrease sufficiently to justify exercise. The seller of an option, on the other hand, will recognize the premium as income if the option expires unrecognized but foregoes any capital appreciation in excess of the exercise price in the case of a call option and may be required to pay a price in excess of current market value in the case of a put option. Options purchased and sold other than on an exchange in private transactions also impose on the Master Portfolio the credit risk that the counterparty will fail to honor its obligations. All investments by the Master Portfolio in off-exchange options will be treated as "illiquid" and will therefore be subject to the Master Portfolio's policy of not investing more than 15% of its net assets in illiquid securities. The Master Portfolio will establish a segregated account with its Custodian in which it will maintain liquid assets in an amount at least equal in value to the Master Portfolio's commitments under off-exchange options.

         WARRANTS. The Master Portfolio may invest no more than 5% of its net assets at the time of purchase in warrants (other than those that have been acquired in units or attached to other securities) and not more than 2% of its net assets in warrants which are not listed on the New

York or American Stock Exchange. Warrants represent rights to purchase securities at a specific price valid for a specific period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The Master Portfolio may only purchase warrants on securities in which the Master Portfolio may invest directly.

         MONEY MARKET INSTRUMENTS. The Master Portfolio may invest in the following types of money market instruments that have remaining maturities not exceeding one year; (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; and (iii) commercial paper rated at the date or purchase "P-1" by Moody's or "A-1" or "A-1+" by S&P. The Master Portfolio also may invest in short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that at the time of investment: (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) are among the 75 largest foreign banks in the world as determined on the basis of assets; and (iii) have branches or agencies in the United States.

6.    CORPORATE STOCK MASTER PORTFOLIO

         The investment objective of the Corporate Stock Master Portfolio is to approximate to the extent practicable the total rate of return of substantially all the common stocks comprising the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index").(1)

         The Master Portfolio seeks to create, to the extent feasible, a portfolio which substantially replicates the total return of the securities comprising the S&P 500 Index, taking into consideration redemptions, sales of additional shares and other adjustments described below. The Master Portfolio is not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and certain other transaction costs for the Master Portfolio may be lower than those incurred by non-index, traditionally managed funds. Precise replication of the holdings of the Master Portfolio and the capitalization weighting of the securities in the S&P 500 Index is not feasible, but the Master Portfolio seeks correlation between the price and total return performance of securities comprising the S&P Index and the investment results of the Master Portfolio. The Master Portfolio will attempt to achieve, in both rising and falling markets, a correlation of at least 95% between the total return of its net assets before expenses and the total return of the S&P 500 Index. There can be no assurance that the Master Portfolio will achieve this correlation.





------------------------------
(1) The S&P 500 Index is an unmanaged index of stocks comprised of 500 companies, including industrial, financial, utility and transportation companies. "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500", and "500" are trademarks of McGraw-Hill, Inc. The Corporate Stock Master Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's, and Standard & Poor's makes no representation regarding the advisability of investing in the Master Portfolio.

         The Master Portfolio may invest some of its assets in high-quality money market instruments, which include U.S. Government obligations, obligations of domestic and foreign banks, repurchase agreements, commercial paper (including variable amount master demand notes) and short-term corporate debt obligations. Such investments are made on an ongoing basis to provide liquidity and, to a greater extent on a temporary basis, when there is an unexpected or abnormal level of investor purchases or redemptions of Master Portfolio shares or because of unusual market conditions which limit the Master Portfolio's ability to invest effectively its assets in accordance with its investment strategies. In addition, the Master Portfolio may engage in securities lending to increase its income and may use stock index futures and option thereon as a substitute for a comparable market position in the underlying securities.

7.    ASSET ALLOCATION MASTER PORTFOLIO

         The Asset Allocation Master Portfolio's investment objective is to seek over the long term a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Master Portfolio seeks to achieve its objective by pursuing an asset allocation strategy. This strategy is based upon the premise that these asset classes, from time to time, are undervalued or overvalued relative to each other by the market and that undervalued asset classes represent relatively better long-term, risk-adjusted investment opportunities. Timely, low-cost shifts among common stocks, U.S. Treasury bonds and money market instruments (as determined by their perceived relative overvaluation or undervaluation) can therefore produce attractive investment returns. Using this strategy, BGFA, as sub-adviser to the Master Portfolio, regularly determines the appropriate mix of asset classes, and the portfolio of the Master Portfolio is periodically adjusted to achieve this mix.

         In determining the recommended mix, BGFA uses an investment model developed over the past 17 years, which is presently used as a basis for managing large employee benefit trust funds and other institutional accounts. The Asset Allocation Model, which is proprietary to BGFA, analyzes extensive financial data from numerous sources and recommends a portfolio allocation among common stocks, U.S. Treasury bonds and money market instruments. As further described in "Additional Information About Permitted Investment Activities of the Master Portfolios," BGFA bases its investment decisions on the Asset Allocation Model's recommendations. At any given time, substantially all of the Master Portfolio's assets may be invested in a single asset class and the relative allocation among the asset classes may shift significantly from time to time.

         The Asset Allocation Master Portfolio's assets will be invested as follows:

         Stock Investments. In making its stock investments, the Master Portfolio invests in the common stocks which comprise the S&P 500 Index(2) using, to the extent feasible, the same weighting formula used by that index. The


-------------------------
(2) The Asset Allocation Master Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor s, and Standard & Poor s makes no representation regarding the advisability of investing in the Master Portfolio.

Master Portfolio does not individually select common stocks on the basis of traditional investment analysis.

         Bond Investments. The Master Portfolio purchases U.S. Treasury bonds with maturities greater than 20 years. The bond portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of between 22 and 28 years for the U.S. Treasury bonds held. This form of debt instrument has been selected by BGFA because of the relatively low transaction costs of buying and selling U.S. Treasury bonds and because of the low default risk associated with such instruments.

         Money Market Investments. The money market instrument portion of the portfolio of the Master Portfolio generally will be invested in high-quality money market instruments, including U.S. Government obligations, obligations of domestic and foreign banks, short-term corporate debt instruments and repurchase agreements.

         A more complete description of the Asset Allocation Model, certain trading policies relating to the implementation of the model's recommendations, and the Master Portfolio's investments is contained in the "Additional Information About Permitted Investment Activities of the Master Portfolios" and in Part B.

8.    U.S. GOVERNMENT ALLOCATION MASTER PORTFOLIO

         The U.S. Government Allocation Master Portfolio's investment objective is to seek over the long term a high level of total return, including net realized and unrealized capital gains and net investment income, consistent with reasonable risk. The Master Portfolio seeks to achieve its objective by pursuing a strategy of allocating and reallocating its investments among the following three classes of debt instruments: long-term U.S. Treasury bonds, intermediate-term U.S. Treasury notes, and short-term money market instruments. This strategy is based upon the premise that these asset classes from time to time are overvalued or undervalued relative to each other by the market and that undervalued asset classes represent relatively better long-term investment opportunities. Timely, low-cost shifts among such securities (as determined by their perceived relative overvaluation or undervaluation) can therefore produce attractive long-term investment returns. Using this strategy, BGFA regularly determines the recommended mix of asset classes, and the portfolio of the Master Portfolio is periodically adjusted to achieve this mix. Under normal market conditions, the Master Portfolio will invest at least 65% of the value of its total assets in U.S. Government obligations.

         In determining the recommended mix, BGFA uses an investment model which is presently used as a basis for managing large employee benefit trust funds and other institutional accounts. The model, which is proprietary to BGFA, analyzes risk, correlation and expected return data and recommends a portfolio allocation among the three classes of debt instruments. As further described in the "Additional Information About Permitted Investment Activities of the Master Portfolios," BGFA bases its investment decisions on the model's recommendations. At any given time, substantially all of the Master Portfolio's assets may be invested in a single asset class, and the relative allocation among the asset classes may shift significantly from time to time. The Master Portfolio is not designed to profit from short-term market changes. Instead, it is designed for investors with investment horizons of five years and greater.

         The U.S. Government Allocation Fund's assets will be invested and reinvested in the following types of debt instruments:

         Long-Term Investments. The Master Portfolio purchases U.S. Treasury bonds with maturities greater than 20 years. This portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of between 22 and 28 years.

         Intermediate-Term Investments. The Master Portfolio purchases U.S. Treasury notes with maturities generally ranging from 5 to 7 years. This portion of the portfolio of the Master Portfolio is generally managed to attain an average maturity of approximately 6 years.

         Short-Term Investments. The Master Portfolio purchases short-term money market instruments with remaining maturities of one year or less. This portion of the portfolio of the Master Portfolio may be invested in various types of short-term money market instruments, including U.S. Government obligations, commercial paper, bankers' acceptances, certificates of deposit, fixed time deposits, and repurchase agreements. Obligations of both domestic and foreign banks may be included.

         U.S. Government obligations have been selected as the Fund's principal investments because of their relatively low purchase and sale transaction costs and because of the low default risk associated with them (i.e., they are issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities, including government-sponsored enterprises). The Master Portfolio may use interest rate futures and options thereon as a substitute for a comparable market position.

         A key component of the U.S. Government Allocation model is a set of assumptions concerning expected risk and return and investor attitudes toward risk, which are incorporated into the allocation decision. The principal inputs of financial data to the model currently are: (i) yields on 90-day U.S. Treasury bills, 5-year U.S. Treasury notes, and 30-year U.S. Treasury bonds;
(ii) the expected statistical standard deviation in investment returns for each class of fixed income instrument; and (iii) the expected statistical correlation of investment return among the various classes of fixed income instruments. Using these and other data, the model is run daily to determine the recommended allocation. The model's recommendations are presently implemented in 10% increments. Because the Master Portfolio may shift its investment allocations significantly from time to time, its performance may differ from funds which invest in one asset class or from funds with a constant mix of assets.

         A more complete description of the model and the Master Portfolio's investments and investment activities is contained in "Additional Information About Permitted Investment Activities of the Master Portfolios" and in the Part B.

B. ADDITIONAL INFORMATION ABOUT PERMITTED INVESTMENT ACTIVITIES OF THE MASTER PORTFOLIOS

U.S. GOVERNMENT OBLIGATIONS

      U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the U.S. Treasury. U.S. Treasury obligations differ mainly in the length of the maturity. Treasury bills, the most frequently issued marketable government securities, have a maturity of up to one year and are issued on a discount basis. U.S. Government obligations also include securities issued or guaranteed by federal agencies or instrumentalities, including government-sponsored enterprises. Some obligations of agencies or instrumentalities of the U.S. Government are supported by the full faith credit of the United States or U.S. Treasury guarantees; others, by the right of the issuer or guarantor to borrow from the U.S. Treasury; still others, by the discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, only by the credit of the agency or instrumentality issuing the obligation. In the case of obligations not backed by the full faith and credit of the United States, the investor must look principally to the agency or instrumentally issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government will provide financial support to its agencies or instrumentalities where it is not obligated to do so. In addition, U.S. Government obligations are subject to fluctuations in market value due to fluctuations in market interest rates. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

         The Tax-Free Money Market Master Portfolio may invest in various types of U.S. Government obligations with remaining maturities of up to 13 months.

BONDS

         Certain of the debt instruments purchased by the Municipal Income Master Portfolio and the Government-Corporate Income Master Portfolio may be bonds. A bond is an interest-bearing security issued by a company or governmental unit. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond's face value) periodically or on a specified maturity date. An issuer may have the right to redeem or "call" a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates.

         Most bonds bear interest income at a "coupon" rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond's yield (income as a percent of the bond's current value) may differ from its coupon rate as its value rises or falls.

         Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of "floating-rate" or "variable-rate" bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. Also, the Master Portfolios may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of their investment portfolios.

         Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation's earnings and assets and, in the event of liquidation, are paid before subordinated debt. Bonds may be unsecured (backed only by the issuer's general creditworthiness) or secured (also backed by specified collateral).

ASSET-BACKED SECURITIES

         The Short-Term Government-Corporate Income Master Portfolio may invest in various types of asset-backed securities. Asset-backed securities are typically backed by an underlying pool of assets (such as credit card or automobile trade receivables or corporate loans or bonds) which provides the interest and principal payments to investors. Credit quality depends primarily on the quality of the underlying assets and the level of credit support, if any, provided by the issuer. The underlying assets may be subject to prepayment which can shorten the life of asset- backed securities and may lower their return. The value of asset-backed securities may change because of actual or perceived changes in the creditworthiness of the originator, servicing agent, or of the financial institution providing the credit support.

FLOATING- AND VARIABLE-RATE INSTRUMENTS

         Certain of the debt instruments that the Master Portfolios may purchase bear interest at rates that are not fixed, but float or vary with, for example, changes in specified market rates or indices or at specified intervals. These floating-and variable-rate instruments typically have maturities of more than 13 months but may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity. The Master Portfolios may purchase certificates of participation in pools of floating- and variable- rate instruments from banks or other financial institutions. With respect to the pass-through tax status of these certificates, Wells Fargo Bank, as investment adviser, may rely upon either the opinion of counsel or IRS rulings regarding the tax-exempt status of these certificates.

         Wells Fargo Bank, as investment adviser to the Master Portfolios (or, if applicable, BGFA, as investment sub- adviser to certain of the Master Portfolios), monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand. Events affecting the ability of the issuer of a demand instrument to make payment when due may occur between the time a Master Portfolio elects to demand payment and the time payment is due, thereby affecting the Master Portfolio's ability to obtain payment at par. Wells Fargo Bank (or BGFA, as applicable), in accordance with guidelines approved by the Trust's Board of Trustees, determines the liquidity of any instruments which have a demand feature that is not exercisable within seven days, provided that an active secondary market exists.

         The Municipal Income Master Portfolio may invest in variable-rate instruments with a maximum final maturity of up to 30 years, provided the period remaining until the next readjustment of the instrument's interest rate, or the period remaining until the principal amount can be recovered through demand, is less than 5 years.

         A Master Portfolio may, in accordance with policies of the Securities and Exchange Commission ("Commission"), account for these instruments as maturing at the next interest-rate readjustment date or the date at which such Master Portfolio may tender the instrument back to the issuer, whichever is later. The Tax-Free Money Market Master Portfolio may invest in floating- and variable-rate obligations even if they carry stated maturities in excess of 13 months, upon compliance with certain conditions of Commission rules, in which case such obligations may be treated in accordance with these conditions as having maturities not exceeding 13 months.

LETTERS OF CREDIT

         Certain of the debt obligations, certificates of participation, commercial paper and other short-term obligations which the CIT Master Portfolio and the Tax-Free Money Market Master Portfolio are permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies that, in the opinion of the investment adviser, are comparable in quality to issuers of other permitted high-quality investments of the Master Portfolios may be used for letter of credit-backed investments. Letters of credit issued by domestic bank issuers will be considered to be obligations of domestic banks excluded from each Master Portfolio's fundamental investment restriction and the 25% limitation regarding industry concentration .

REPURCHASE AGREEMENTS

         Each Master Portfolio may enter into repurchase agreements wherein the seller of a security to such Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price. The period of maturity is usually quite short, often overnight or a few days, although it may extend over a number of months. Each Master Portfolio may enter into repurchase agreements only with respect to obligations that could otherwise be purchased by such Master Portfolio. All repurchase agreements will be fully collateralized based on values that are marked to market daily. While the maturities of the underlying securities in a repurchase agreement transaction may be greater than 13 months, the term of any repurchase agreement on behalf of a Master Portfolio will always be less than 13 months. If the seller defaults and the value of the underlying securities has declined, a Master Portfolio may incur a loss. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, a Master Portfolio's disposition of the security may be delayed or limited. The Master Portfolios enter into repurchase agreements only with registered broker/dealers and commercial banks that meet guidelines established by the Board of Trustees of the Trust and that are not affiliated with such Master Portfolio's adviser or sub-adviser. The Master Portfolios may enter into pooled repurchase agreement transactions with other funds advised by Wells Fargo Bank.

         The Municipal Income, Short-Term Government-Corporate Income and Capital Appreciation Master Portfolios may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 15% of the market value of such Master Portfolio's total net assets will be invested in repurchase agreements with maturities of more than seven days and securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale. The CIT and Tax-Free Money Market Master Portfolios may not enter into a repurchase agreement with a maturity of more than seven days, if, as a result, more than 10% of the market value of Master Portfolio's total net assets will be invested in repurchase agreements with maturities of more than seven days, restricted securities and illiquid securities. A Master Portfolio will only enter into repurchase agreements with registered broker/dealers that report to the New York Federal Reserve Bank or their affiliates and commercial banks that meet guidelines established by the Board of Trustees and are not affiliated with Wells Fargo Bank.

MUNICIPAL OBLIGATIONS - MUNICIPAL INCOME MASTER PORTFOLIO

         This section describes certain instruments in which the Municipal Income and Tax-Free Money Market Master Portfolios may invest subject to their respective investment objectives and policies. Municipal obligations are issued by states and municipalities to raise money for various public purposes, including general purpose financing for state and local governments as well as financing for specific projects or public facilities. Municipal obligations may be backed by the full taxing power of a state or municipality, by the revenues from a specific project or the credit of a private organization. In addition, certain municipal obligations may be supported by letters of credit furnished by domestic or foreign banks. Yields on municipal obligations generally depend on a variety of factors, including: the general conditions of the municipal note and municipal bond markets; the size and maturity of the particular offering; the maturity of the obligations; and the rating of the issue or issuer. Furthermore, any adverse economic conditions or developments affecting a particular state or municipality could impact the municipal obligations issued by such entities. The two principal classifications of municipal obligations are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue securities are payable only from revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Master Portfolios are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         If a municipal obligation ceases to be rated or is downgraded below an investment grade rating after purchase by the Municipal Income Master Portfolio, it may retain or dispose of such security. In any event, the Municipal Income Master Portfolio does not intend to purchase or retain any municipal security that is rated below the top four ratings categories by a nationally recognized statistical rating organization ("NRSRO"), or, if unrated, is considered by the investment adviser to be of comparable quality. Securities rated in the fourth highest category are considered to have speculative characteristics. A description of ratings is contained in the Appendix to the Statement of Additional Information.

         Municipal obligations may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer. An issuer's obligation to pay principal or interest on an instrument may be backed by an unconditional bank letter or line of credit, guarantee, or commitment to lend.

         Municipal obligations may include variable- or floating-rate instruments issued by industrial development authorities and other governmental entities. While there may not be an active secondary market with respect to a particular instrument purchased by the Master Portfolio, it may demand payment of the principal and accrued interest on the instrument or may resell it to a third party as specified in the instruments. The absence of an active secondary market, however, could make it difficult for the Master Portfolio to dispose of the instrument if the issuer defaulted on its payment obligation or during periods the Master Portfolio is not entitled to exercise its demand rights, and the Master Portfolio could, for these or other reasons, suffer a loss.

         Municipal obligations also may include participations in privately arranged loans to municipal borrowers, some of which may be referred to as "municipal leases", and units of participation in trusts holding pools of tax-exempt leases. Such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Any such loans made by the Master Portfolio may have a demand provision permitting the Master Portfolio to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable. To the extent these securities are illiquid, they will be subject to the Master Portfolio's limitation on investments in illiquid securities. As it deems appropriate, Wells Fargo Bank will establish procedures to monitor the credit standing of each such municipal borrower, including its ability to meet contractual payment obligations. The Municipal Income and Tax-Free Money Market Master Portfolios will not purchase any unrated municipal leases unless the adviser, following procedures approved by the Trust's Board of Trustees, determines that such leases are of comparable quality to municipal obligations rated by the requisite NRSROs that otherwise may be purchased by the Master Portfolio. are rated in the top four rating categories by an NRSRO.


         Municipal participation interests, which give the purchaser an undivided interest in one or more underlying municipal obligations, may be purchased from financial institutions. To the extent that municipal participation interests are considered to be "illiquid securities", such instruments are subject to the Master Portfolio's limitation on the purchase of illiquid securities.

         In addition, the Master Portfolios may acquire "stand-by commitments" from banks or broker/dealers with respect to municipal obligations held in its portfolios. Under a stand-by commitment, a dealer agrees to purchase at the Master Portfolio's option specified municipal obligations at a specified price. The Master Portfolio acquires stand-by commitments solely to facilitate portfolio liquidity and without intending to exercise its rights thereunder for trading purposes.

         Certain of the securities in which the Master Portfolio may invest are purchased on a when-issued basis, in which case delivery and payment normally take place within 120 days after the date of the commitment to purchase. The Master Portfolio will make commitments to purchase securities on a when-issued basis only with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance. The purchase price and the interest rate that are received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

         In purchasing securities on a when-issued basis, the Master Portfolio will establish a segregated account in which it will maintain cash or liquid, high-grade debt securities in an amount at least equal in value to its commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolio will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.


MUNICIPAL OBLIGATIONS - TAX-FREE MONEY MARKET MASTER PORTFOLIO

         Subject to the maturity and other restrictions under Rule 2a-7, the Tax-Free Money Market Master Portfolio may invest in Municipal Obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax funds, of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be. Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt. From time to time, the Master Portfolio may invest 25% or more of the current value of its total assets in certain revenue bonds, such as pollution control bonds; provided, however, that such investments will be made only to the extent they are consistent with the Master Portfolio's fundamental policy of investing, under normal circumstances, at least 80% of its net assets in municipal obligations that are exempt from federal income tax and are not subject to the federal alternative minimum tax. Private revenue bonds depend on the revenue from a specific project and may be backed by a private entity. The viability of a project or tax incentives could effect the value and credit quality of these obligations.

         The Master Portfolio may invest in the following municipal obligations with remaining maturities not exceeding 13 months:

             (i) long-term municipal bonds rated at the date of purchase "Aa" or better by Moody's or "AA" or better by S&P;

            (ii) municipal notes rated at the date of purchase "MIG1" or "MIG2" (or "VMIG1" or "VMIG2" in the case of an issue having a variable rate with a demand feature) by Moody's or "SP-1+", "SP-1" or "SP-2" by S&P; and

           (iii) short-term municipal commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+", "A- 1" or "A-2" by S&P.

    TAXABLE INVESTMENTS

         Pending the investment of proceeds from the sale of shares of the Tax-Free Money Market Master Portfolio or proceeds from sales of portfolio securities or in anticipation of redemptions or to maintain a "defensive" posture when, in the opinion of Wells Fargo Bank, as investment adviser, it is advisable to do so because of market conditions, the Master Portfolio may elect to invest temporarily up to 20% of the current value of its net assets in cash reserves, including the following taxable high-quality money market instruments: (i) U.S. Government obligations; (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+" or "A-1" by S&P; (iv) certain repurchase agreements; and
(v) high-quality municipal obligations, the income from which may or may not be exempt from federal income tax.

         Moreover, the Master Portfolio may invest temporarily more than 20% of its total assets in such securities and in high-quality, short-term municipal obligations the interest on which is not exempt from federal income tax to maintain a temporary defensive posture or in an effort to improve after-tax yield to the Master Portfolio's shareholders when, in the opinion of Wells Fargo Bank, as investment adviser, it is advisable to do so because of unusual market conditions.

OTHER INVESTMENT COMPANIES

         For temporary investments, the Tax-Free Money Market Master Portfolio and the Capital Appreciation Master Portfolio also may invest in shares of other open-end investment companies that invest exclusively in high-quality short-term securities subject to the limits set forth under Section 12 of the 1940 Act, provided however, that any such company has a fundamental policy of investing, under normal market conditions, at least 80% of its net assets in obligations that are exempt from federal income tax and are not subject to the federal alternative minimum tax. Such investment companies can be expected to charge management fees and other operating expenses that would be in addition to those charged to the Master Portfolios; however, the Master Portfolios' investment advisers have undertaken to waive its advisory fees with respect to that portion of the Master Portfolios' assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. Under Section 12(d)(1) the Master Portfolios, together with any company or companies controlled by it, generally prohibited from owning more than 3% of the total outstanding voting stock of any such investment company, nor may the Master Portfolios, together with any such company or companies, invest more than 5% of its assets in any one such investment company or invest more than 10% of its assets in securities of all such investment companies combined.

FOREIGN OBLIGATIONS

         The Tax-Free Money Market Master Portfolio may invest up to 25% of its total assets in high-quality, short-term (13 months or less) debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. The Capital Appreciation Master Portfolio may invest in securities of foreign governments and private issues that are denominated in and pay interest in U.S. dollars. The Corporate Stock Master Portfolio, Asset Allocation Master Portfolio and U.S. Government Allocation Master Portfolio may each invest up to 25% or more of its assets in high-quality, short-term debt obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. These securities may take the form of American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by a United States bank or trust company which evidence ownership or underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-United States banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs in registered form are designed for use in the United States securities markets and EDRs and CDRs in bearer form are designed for use in Europe. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same uniform accounting, auditing and financial reporting standards or governmental supervision as domestic issuers. In addition, with respect to certain foreign countries, interest may be withheld at the source under foreign income tax laws and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

MONEY MARKET INVESTMENTS:  TEMPORARY OR REGULAR

      The Master Portfolios may have temporary cash balances on account of new purchases, dividends, interest and reserves for redemptions, which will generally be less than 5% of the Master Portfolio's portfolio (or, in the case of the Asset Allocation and U.S. Government Allocation Master Portfolios, regular investments in varying percentages). Such Master Portfolios may invest in the following high-quality money market instruments: (i) short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including government-sponsored enterprises ("U.S. Government obligations"); (ii) negotiable certificates of deposit, bankers' acceptances and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the

Comptroller of the Currency or whose deposits are insured by the FDIC; (iii) commercial paper rated at the date of purchase "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1+" or "A-1" by S&P, or, if unrated, of comparable quality as determined by Wells Fargo Bank, as investment adviser (or BGFA, as sub-adviser, as applicable); (iv) non- convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of no more than one year that are rated at least "Aa" by Moody's or "AA" by S&P; (v) repurchase agreements; and (vi) short- term, U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, at the time of investment: (a) have more than $10 billion, or the equivalent in other currencies, in total assets; (b) are among the 75 largest foreign banks in the world as determined on the basis of assets; (c) have branches or agencies in the United States; and (d) in the opinion of Wells Fargo Bank, as investment adviser (or BGFA, as sub-adviser, as applicable), are of comparable quality to obligations of U.S. banks which may be purchased by the Master Portfolios.

SHORT-TERM CORPORATE DEBT INSTRUMENTS

      Each of Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and U.S. Government Allocation Master Portfolios may invest in commercial paper (including variable amount master demand notes), which refers to short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes.

      Each such Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with no more than one year remaining to maturity at the date of settlement. Each such Master Portfolio will invest only in such corporate bonds and debentures that are rated at the time of purchase at least "Aa" by Moody's or "AA" by S&P.

FUTURES CONTRACTS AND OPTIONS TRANSACTIONS

      General. Each of Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and U.S. Government Allocation Master Portfolio may engage in futures contracts and options transactions. A futures transaction involves a firm agreement to buy or sell a commodity or financial instrument at a particular price on a specified future date, while an option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date. Futures contracts and options are standardized and exchange-traded, where the exchange serves as the ultimate counterparty for all contracts. Consequently, the only credit risk on futures contracts is the creditworthiness of the exchange. Futures contracts, however, are subject to market risk (i.e., exposure to adverse price changes).

      Such Master Portfolios may trade futures contracts and options on futures contracts in U.S. domestic markets, such as the Chicago Board of Trade and the International Monetary Market of the Chicago Mercantile Exchange.

      Such Master Portfolios' futures transactions must constitute permissible transactions pursuant to regulations promulgated by the Commodity Futures Trading Commission. In addition, the Master Portfolios may not engage in futures transactions if the sum of the amount of initial margin deposits and premiums paid for unexpired options on futures contracts, other than those contracts entered into for bona fide hedging purposes, would exceed 5% of the liquidation value of such Master Portfolio's assets, after taking into account unrealized profits and unrealized losses on such contracts; provided, however, that in the case of an option on a futures contract that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% liquidation amount. Pursuant to regulations and/or published positions of the SEC, such Master Portfolio may be required to segregate cash or high quality money market instruments in connection with its futures transactions in an amount generally equal to the entire value of the underlying position.

      Initially, when purchasing or selling futures contracts a Master Portfolio will be required to deposit with such Master Portfolio's custodian in the broker's name an amount of cash or cash equivalents up to approximately 10% of the contract amount. This amount is subject to change by the exchange or board of trade on which the contract is traded, and members of such exchange or board of trade may impose their own higher requirements. This amount is known as "initial margin" and is in the nature of a performance bond or good faith deposit on the contract that is returned to the Master Portfolio upon termination of the futures position, assuming all contractual obligations have been satisfied. Subsequent payments, known as "variation margin", to and from the broker will be made daily as the price of the index or securities underlying the futures contract fluctuates, making the long and short positions in the futures contract more or less valuable. At any time prior to the expiration of a futures contract, a Master Portfolio may elect to close the position by taking an opposite position, at the then prevailing price, thereby terminating its existing position in the contract.

      Although the Master Portfolios intend to purchase or sell futures contracts only if there is an active market for such contracts, no assurance can be given that a liquid market will exist for any particular contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting such Master Portfolios to substantial losses. If it is not possible, or the Master Portfolio determines not, to close a futures position in anticipation of adverse price movements, such Master Portfolio will be required to make daily cash payments of variation margin.

      An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the option exercise period. The writer (i.e., seller) of the option is required upon exercise to assume an offsetting futures position (a short position if the option is a call and a long position if the option is a put). Upon exercise of the option, the assumption of offsetting futures positions by both the writer and the holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account in the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract.

      Stock Index Options. Such Master Portfolios may purchase and write (i.e., sell) put and call options on stock indices as a substitute for comparable market positions in the underlying securities. A stock index fluctuates with changes in the market values of the stocks included in the index. The aggregate premiums paid on all options purchased may not exceed 20% of such Master Portfolio's total assets, and the value of the options written may not exceed 10% of the value of such Master Portfolio's total assets.

      The effectiveness of purchasing or writing stock index options will depend upon the extent to which price movements in such Master Portfolio's portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether such Master Portfolio will realize a gain or loss from purchasing or writing stock index options depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular stock.

      When a Master Portfolio writes an option on a stock index, such Master Portfolio will place in a segregated account with the Master Portfolio's custodian cash or liquid securities in an amount at least equal to the market value of the underlying stock index and will maintain the account while the option is open or otherwise will cover the transaction.

      Stock Index Futures and Options on Stock Index Futures. Such Master Portfolios may invest in stock index futures and options on stock index futures as a substitute for a comparable market position in the underlying securities. A stock index future obligates the seller to deliver (and the purchaser to take), effectively, an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying stocks in the index is made. With respect to stock indices that are permitted investments, such Master Portfolios intend to purchase and sell futures contracts on the stock index for which it can obtain the best price with consideration also given to liquidity.

      Interest-Rate Futures Contracts and Options on Interest-Rate Futures Contracts. Such Master Portfolios may invest in interest-rate futures contracts and options on interest rate futures contracts as a substitute for a comparable market position in the underlying securities. Such Master Portfolios may also sell options on interest-rate futures contracts as part of closing purchase transactions to terminate its options positions. No assurance can be given that such closing transactions can be effected or the degree of correlation between price movements in the options on interest rate futures and price movements in a Master Portfolio's portfolio securities which are the subject of the transaction.

      Interest-Rate and Index Swaps. Such Master Portfolios may enter into interest-rate and index swaps in pursuit of its investment objective. Interest-rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest (for example, an exchange of floating-rate payments for fixed-rate payments). Index swaps involve the exchange by such Master Portfolio with another party of cash flows based upon the performance of an index of securities or a portion of an index of securities that usually include dividends or income. In each case, the exchange commitments can involve payments to be made in the same currency or in different currencies. A Master Portfolio will usually enter into swaps on a net basis. In so doing, the two payment streams are netted out, with a Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. If a Master Portfolio enters into a swap, it will maintain a segregated account on a gross basis, unless the contract provides for a segregated account on a net basis. If there is a default by the other party to such a transaction, such Master Portfolio will have contractual remedies pursuant to the agreements related to the transaction.

      The use of interest-rate and index swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio security transactions. There is no limit, except as provided below, on the amount of swap transactions that may be entered into by such Master Portfolios. These transactions generally do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to swaps generally is limited to the net amount of payments that a Master Portfolio is contractually obligated to make. There is also a risk of a default by the other party to a swap, in which case such Master Portfolio may not receive net amount of payments that such Master Portfolio contractually is entitled to receive.

      The permissible investments described herein are considered "derivative" securities because their value is derived, at least in part, from the price of another security or a specified asset, index or rate. The futures contracts and options on futures contracts that such Master Portfolios may purchase are considered derivatives. Such Master Portfolio may only purchase or sell these contracts or options as substitutes for comparable market positions in the underlying securities. Also, asset-backed securities issued or guaranteed by U.S. Government agencies or instrumentalities and certain floating- and variable-rate instruments can be considered derivatives. Some derivatives may be more sensitive than direct securities to changes in interest rates or sudden market moves. Some derivatives also may be susceptible to fluctuations in yield or value due to their structure or contract terms.

      Wells Fargo Bank and BGFA use a variety of internal risk management procedures to ensure that derivatives use is consistent with a Master Portfolio's investment objective, does not expose such Master Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees or Directors of the Trust and Stagecoach Funds, Inc. concerning the use of derivatives. Also, cash maintained by such Master Portfolio for short-term liquidity needs (e.g., to meet anticipated redemption requests) will, as a general matter, only be invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements.

      The use of derivatives by such Master Portfolios also is subject to broadly applicable investment policies. For example, a Master Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may such Master Portfolio use certain derivatives without establishing adequate "cover" in compliance with SEC rules limiting the use of leverage.

LOANS OF PORTFOLIO SECURITIES

      The Corporate Stock Master Portfolio, Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio may each lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government obligations or other high-quality debt instruments equal to at least 100% of the current market value of the securities loan (including accrued interest thereon) plus the interest payable to the Fund with respect to the loan is maintained with the Master Portfolio. In determining whether to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser will consider all relevant facts and circumstances, including the creditworthiness of the broker, dealer or financial institution. Any loans of portfolio securities will be fully collateralized based on values that are marked to market daily. Any securities that the Master Portfolio may receive as collateral will not become part of the Master Portfolio's portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio, if permitted by law, will dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio will be subject to termination at the Master Portfolios's or the borrower's option.
The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Company, the Trust, the investment adviser, or the Distributor.

ILLIQUID SECURITIES

         Certain securities may be sold only pursuant to certain legal restrictions, and may be difficult to sell. Repurchase agreements and time deposits that do not provide for payment to a Fund within seven days after notice, guaranteed investment contracts and some commercial paper issued in reliance upon the exemption in Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") (other than variable amount master demand notes with maturities of nine months or less), are subject to the limitation on illiquid securities. In addition, interests in privately arranged loans acquired by the Master Portfolios may be subject to this limitation.

         If otherwise consistent with its investment objective and policies, certain Master Portfolios may purchase securities which are not registered under the 1933 Act but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the 1933 Act. Any such security will not be considered illiquid so long as it is determined by a Master Portfolio's Board of Trustees, acting under guidelines approved and monitored by the Master Portfolio's Board, that an adequate trading market exists for that security.

ASSET ALLOCATION MODEL

         With respect to the Asset Allocation Master Portfolio, BGFA, as sub-adviser to such Master Portfolio, compares the Asset Allocation Master Portfolio's investments daily to the Asset Allocation Model's recommended allocation. The investment model recommends allocations among each asset class in 10% increments only. Recommended reallocations are implemented in accordance with trading policies that have been designed to take advantage of market opportunities and to reduce transaction costs. Under current trading policies employed by BGFA, recommended reallocations may be implemented promptly upon receipt of recommendations or may not be acted upon for as long as two or three months thereafter depending on factors such as the percentage change from previous recommendations and the consistency of recommended reallocations over a period of time. In addition, the Asset Allocation Master Portfolio generally invests the net proceeds from the sale of interests in the Master Portfolio and liquidates existing Master Portfolio investments to meet net redemption requirements in a manner that best allows the Fund's existing asset allocation to follow that recommended by the Model. Notwithstanding any recommendation of the model to the contrary, the Asset Allocation Master Portfolio generally maintains at least that portion of its assets in money market instruments reasonably considered necessary to meet redemption requirements. In general, cash maintained for short-term liquidity needs is only invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements. There is no requirement that the Fund maintain positions in any particular asset class or classes.

         BGFA manages other portfolios which also invest in accordance with the Asset Allocation Model. The performance of each of those other portfolios is likely to vary among themselves and from the performance of the Master Portfolio. Such variation in performance is primarily due to different equilibrium asset mix assumptions used for the various portfolios, timing differences in the implementation of the model's recommendations and differences in expenses and liquidity requirements.

         There are 500 common stocks, including Wells Fargo & Company stock, which make up the S&P 500 Index. S&P occasionally makes changes in the S&P 500 Index based on its criteria for inclusion of stocks in the S&P 500 Index. The S&P 500 Index is market-capitalization-weighted so that each stock in the S&P 500 Index represents its proportion of the total market value of all stocks in the S&P 500 Index. In making its stock investments, the policy of the Asset Allocation Fund is to invest its assets in substantially the same stocks, and in substantially the same percentages, as the S&P 500 Index, including Wells Fargo & Company stock.

U.S. GOVERNMENT ALLOCATION MODEL

         With respect to the U.S. Government Allocation Master Portfolio, BGFA, as sub-adviser to such Master Portfolio, compares the U.S. Government Allocation Master Portfolio's investments daily to the U.S. Government Allocation Model's recommended allocation. Recommended reallocations will be implemented in accordance with trading policies that have been designed to take advantage of market opportunities and to reduce transaction costs. Under current trading policies employed by BGFA, recommended reallocations may be implemented promptly upon receipt of recommendations or may not be acted upon for as long as two to three months thereafter depending on factors such as the percentage change from previous recommendations and the consistency of recommended reallocations over a period of time. In addition, the U.S. Government Allocation Master Portfolio generally invests the net proceeds from the sale of interests in the Master Portfolio and liquidates existing Master Portfolio investments to meet net redemption requirements in a manner that best allows the Master Portfolio's existing asset allocation to follow the allocation recommended by the computer Model. Notwithstanding any recommendation of the computer Model to the contrary, the Master Portfolio will generally maintain at least that portion of its assets in money market instruments reasonably considered necessary to meet redemption requirements. In general, cash maintained for short-term liquidity needs is only invested in U.S. Treasury bills, shares of other mutual funds and repurchase agreements. There is no requirement that the Master Portfolio maintain positions in any particular asset class or classes.

         BGFA manages other funds which invest in accordance with a substantially similar version of the Model. The performance of each of those other funds is likely to vary among themselves and from the performance of the Master Portfolio. Such variation in performance is primarily due to timing differences in the implementation of the Model's recommendations; differences in expenses and liquidity requirements, and the ability of other funds to invest a higher portion of their assets in short-term investments that may generate a higher yield, but are not issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         Although BGFA uses the Asset Allocation and U.S. Government Allocation Models as bases for its investment decisions with respect to the Asset Allocation Master Portfolio and U.S. Government Allocation Master Portfolio, BGFA may change from time to time the criteria and methods it uses to implement the Model's recommendations if it believes such a change is desirable for a Master Portfolio. Nevertheless, Wells Fargo Bank has continuing and exclusive authority over the management of the Master Portfolios, the conduct of their affairs and the disposition of the Master Portfolios' assets, and Wells Fargo Bank has the right to reject BGFA's investment decisions for a Master Portfolio if Wells Fargo Bank determines that any such decision is not consistent with the best interests of a Master Portfolio.

C.    TEMPORARY INVESTMENTS OF THE SHORT-TERM MUNICIPAL INCOME
      MASTER PORTFOLIO

         The Short-Term Municipal Income Master Portfolio may elect to invest temporarily up to 20% of its net assets in U.S. Government Obligations, negotiable certificates of deposit, bankers acceptance and fixed time deposits and other obligations of domestic banks (including foreign branches) that have more than $1 billion in total assets at the time of investment and are members of the Federal Reserve System or are examined by the Comptroller of the Currency or whose deposits are insured by the FDIC; commercial paper rated at the date of purchase "P-1" by Moody's or "A-1+" or "A-1" by Standard & Poor's Corporation ("S&P"); high-quality taxable municipal obligations; shares of taxable or tax-free money market mutual funds; and repurchase agreements. Finally, the Short-Term Municipal Income Master Portfolio may invest temporarily in shares of other open-end, management investment companies, subject to the limitations of Sections 12(d)(1) of the 1940 Act. Purchases of shares of other investment companies will be limited to temporary investments in shares of unaffiliated investment companies, and the Master Portfolio's investment adviser will waive its fee for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. Such temporary investments would most likely be made for cash management purposes or when there is an unexpected or abnormal level of investor purchases or redemptions of shares of the Municipal Income Master Portfolio or because of unusual market conditions. The income from these temporary investments and investment activities may be subject to federal income tax. However, as stated above, Wells Fargo Bank seeks to invest substantially all of the

Short-Term Municipal Income Master Portfolio's assets in securities exempt from such tax. A more complete description of tax-free municipal obligations, taxable money market instruments and other investment activities is contained in the section entitled "Additional Information About Permitted Investment Activities of the Master Portfolios".

D.    OTHER INVESTMENT POLICIES

         Each Master Portfolio's investment objective and the classification of each Master Portfolio as "diversified" may not be changed without the approval of a majority vote of the Master Portfolio's investors.

         As a matter of fundamental policy, the CIT Master Portfolio: (i) may borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing exceeds 5% of the Master Portfolio's net assets); and (ii) may not invest more than 25% of its assets (i.e., concentrate) in any particular industry, excluding U.S. Government obligations and obligations of domestic banks. (Foreign branches of U.S. banks and U.S. branches of foreign banks are not domestic banks for purposes of this exclusion.) As a matter of non-fundamental policy, the CIT Master Portfolio may invest up to 10% of the current value of its net assets in repurchase agreements having maturities of more than seven days, restricted securities, illiquid securities, and fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days. If the Trust's Board of Trustees determines, however, that the CIT Master Portfolio's investment objective can best be achieved by a substantive change in a non-fundamental investment policy or strategy, the CIT Master Portfolio may make such change without investor approval and will make appropriate disclosure of any such material change in the CIT Master Portfolio's prospectus.

         As a matter of fundamental policy, each of the Municipal Income Master Portfolio and the Short-Term Government- Corporate Income Master Portfolio may borrow from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of such Master Portfolio's net assets (but investments may not be purchased while any such outstanding borrowing exceeds 5% of the respective Master Portfolio's net assets). As a matter of fundamental policy, the Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio each may not invest more than 25% of its assets (i.e., concentrate) in any particular industry, excluding: (1) U.S. Government Obligations; and (2) municipal obligations (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal obligations if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non-governmental issuers). As a matter of nonfundamental policy, the Municipal Income and Short-Term Government- Corporate Income Master Portfolios may each invest up to 15% of the current value of its net assets in securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale and fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days. Disposing of illiquid securities may involve additional costs and require additional time.

         Except during temporary defensive periods, the Municipal Income Master Portfolio and the Short-Term Government- Corporate Income Master Portfolio each seeks to maintain an average weighted maturity of between 90 days and 2 years. The maximum stated maturity of the Municipal Income Master Portfolio's investments will not exceed 5 years for each individual security (though the maximum stated maturity of certain variable-rate instruments purchased by the Master Portfolio may be more than five years). The Short-Term Government-Corporate Income Master Portfolio may invest in obligations of any maturity.

         As a matter of fundamental policy the Tax-Free Money Market Master Portfolio may borrow (i) from banks up to 10% of the current value of its net assets only for temporary purposes in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (ii) may not make loans of portfolio securities or other assets, except that loans for purpose of this restriction will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other short-term obligations, and other types of debt instruments commonly sold in a public or private offering; and (iii) may not purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (a) municipal securities (for the purpose of this restriction, private activity bonds shall not be deemed municipal securities if the payments of principal and interest on such bonds is the ultimate responsibility of non-governmental users), (b) U.S. Government obligations, and (c) certain obligations of domestic banks.

         As a matter of non-fundamental policy, the Tax-Free Money Market Master Portfolio may invest up to 10% of the current value of its net assets in repurchase agreements having maturities of more than seven days, illiquid securities, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and restricted securities (which are securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public), unless a state imposes a lower limit.

         As matters of fundamental policy, the Capital Appreciation Master Portfolio may: (i) not purchase securities of any issuer (except U.S. Government obligations) if as a result, with respect to 75% of the Master Portfolio's assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of such issuer or the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; (ii) borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets); (iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that the Master Portfolio may invest 25% or more of its assets in U.S. Government obligations. With respect to fundamental investment policy (iii) above, the Master Portfolio does not intend to make loans of its portfolio securities during the coming year.

         As a matter of non-fundamental policy, the Capital Appreciation Master Portfolio may invest up to 15% of the current value of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days. Disposing of illiquid or restricted securities may involve additional costs and require additional time.

         In addition, as matters of fundamental policy, the Corporate Stock Master Portfolio may: (i) not purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result more than 5% of the value of the total assets of the Master Portfolio would be invested in the securities of such issuer or the Master Portfolio would own more than 10% of the outstanding voting securities of such issuer, provided that a Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with the same investment objective, policies and restrictions as such Master Portfolio, without regard to the limitations set forth in this clause
(i); (ii) borrow from banks up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists); (iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that (a) the Master Portfolio is permitted to concentrate its assets in any one industry for the same period as does the S&P 500 Index and
(b) the Master Portfolio may invest 25% or more of its assets in obligations of the U.S. Government, its agencies or instrumentalities. With respect to Fundamental Policy (ii) above, the Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to Fundamental Policy (i), it may be possible that the Trust would own more than 10% of the outstanding voting securities of an issuer.

         As a matter of non-fundamental policy, the Corporate Stock Master Portfolio may not invest more than 15% of its net assets in illiquid securities, including repurchase agreements having maturities of more than seven days.

         As matters of fundamental policy, each of the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio may: (i) not purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if as a result more than 5% of the value of such Master Portfolio's total assets would be invested in the securities of such issuer or such Master Portfolio would own more than 10% of the outstanding voting securities of such issuer, provided that such Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with the same investment objective, policies and restrictions as such Master Portfolio, without regard to the limitations set forth in this clause (i); (ii) borrow from banks up to 20% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets);
(iii) make loans of portfolio securities in accordance with its investment policies; and (iv) not invest 25% or more of its assets (i.e., concentrate) in any particular industry, except that (a) each such Master Portfolio may invest 25% or more of its assets in obligations of the U.S. Government, its agencies or instrumentalities, and (b) the Asset Allocation Master Portfolio is permitted to concentrate its assets in any industry for the same period as does the S&P 500 Index, (c) the Asset Allocation Master Portfolio's money market investments may be invested in the banking industry and in obligations of the U.S. Government, its agencies or instrumentalities, and (d) such investments may, from time to time, represent 25% or more of the Asset Allocation Master Portfolio's total assets. However, the Asset Allocation Master Portfolio's money market investments in the banking industry will not represent 25% or more of its total assets unless the SEC staff has confirmed that it does not object to the Fund reserving freedom of action to concentrate investments in the banking industry. With respect to paragraph (ii) above, each Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to paragraph (iii) above, the Asset Allocation Master Portfolio presently does not intend to put at risk more than 5% of its assets during the coming year. With respect to paragraph (i), it may be possible that the Trust would own more than 10% of the outstanding voting securities of an issuer.

         As a matter of nonfundamental policy, each of the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio may not invest more than 15% of its net assets in illiquid securities, including repurchase agreements having maturities of more than seven days.

MANAGEMENT OF THE MASTER PORTFOLIOS

MASTER/FEEDER STRUCTURE

         The Trust is organized as a business trust under the laws of the State of Delaware. See "Capital Stock and Other Securities." The Overland Sweep, Short-Term Municipal Income, Short-Term Government-Corporate Income, National Tax-Free Institutional Money Market and Strategic Growth Funds of Overland Express and the National Tax-Free Money Market Mutual Fund, the Aggressive Growth Fund, the Corporate Stock Fund, the Asset Allocation Fund and the U.S. Government Allocation Fund of Stagecoach Funds each invest all of their respective assets in the corresponding Master Portfolio of the Trust which has the same investment objective as the Fund. In addition to selling its shares to the corresponding Fund, each Master Portfolio may sell its shares to certain other mutual funds or other accredited investors. The expenses and, correspondingly, the returns of other investment options in a Master Portfolio may differ from those of a Fund.

ITEM 5.  MANAGEMENT OF THE TRUST.

         The Trust's Board of Trustees provides broad supervision over the affairs of each Master Portfolio of the Trust. The Trust has retained the services of Wells Fargo Bank as investment adviser to each Master Portfolio, and Stephens as sponsor, administrator and placement agent. The Board of Trustees is responsible for the general management of the Master Portfolios and supervises the actions of Wells Fargo Bank and Stephens in their capacities as adviser, sponsor, administrator and placement agent. Additional information regarding the Officers and Trustees of the Trust is included in Part B under "Management of the Trust."

INVESTMENT ADVISER -- Pursuant to separate Advisory Contracts, each Master Portfolio of the Trust is advised by Wells Fargo Bank, 420 Montgomery Street, San Francisco, California 94105, a wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank, one of the largest banks in the United States, was founded in 1852 and is the oldest bank in the western United States. As of December 31, 1995, Wells Fargo Bank provided investment advisory services for over $33 billion of assets of individuals, trusts, estates and institutions. Currently, Wells Fargo Bank serves as investment adviser or sub-adviser to Funds of five other registered open-end management investment companies, each of which consists of several separately managed investment portfolios.

         Under the Advisory Contracts, Wells Fargo Bank has agreed to furnish to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolios. Pursuant to the Advisory Contracts, Wells Fargo Bank also furnishes to the Board of Trustees of the Trust periodic reports on the investment strategy and performance of each Master Portfolio.

         Mr. Mark Kraschel, portfolio manager of the Short-Term Government-Corporate Income Master Portfolio, has specialized in short-term bond investment applications for over a decade. He joined Wells Fargo Bank in 1988 after five years in fixed-income management at First Boston Corporation. Mr. Kraschel holds a B.S. in business administration from the University of Oregon and an M.B.A. in finance from the University of San Francisco. Mr. Kraschel assumed sole responsibility for management of the Short-Term Government-Corporate Income Master Portfolio on February 1, 1995. Prior to that time, Mr. Kraschel had co-managed the Master Portfolio since its inception in May of 1994.

         Mr. Jeff L. Weaver assists Mr. Mark Krashel with the management of the Short-Term Government-Corporate Income Master Portfolio. Mr. Weaver joined Wells Fargo Bank after three years as a short-term fixed income trader and portfolio manager in the investment management group of Bankers Trust Company in New York. He holds a B.A. in economics from the University of Colorado and is a chartered financial analyst candidate. Mr. Weaver also co-manages the Money Market Fund of Overland Express Funds, Inc.

         Ms. Laura L. Milner, portfolio co-manager of the Municipal Income Master Portfolio, joined Wells Fargo Bank in 1988. Her background includes over seven years experience specializing in short- and long-term municipal obligations with Salomon Brothers. She is a member of the National Federation of Municipal Analysts and its California chapter. Mr. David Klug, portfolio co-manager for the Municipal Income Master Portfolio, has managed municipal bond portfolios for Wells Fargo Bank for over nine years. Prior to joining Wells Fargo Bank, he managed the municipal bond portfolio for a major property and casualty insurance company. His investment experience exceeds 20 years and includes all aspects of tax-exempt fixed-income investments. He holds an M.B.A. from the University of Chicago and is a member of the National

Federation of Municipal Analysts and its California Chapter. Mr. Klug and Ms. Milner have co-managed the Municipal Income Master Portfolio since its inception in May 1994.

         Mr. Jon Hickman is primarily responsible for the day-to-day management of the Capital Appreciation Master Portfolio and has performed such duties since the Predecessor Fund's inception. In addition, he also manages equity and balanced portfolios for individuals and employee benefit plans. He has approximately ten years of experience in the investment management field and is a member of Wells Fargo Bank's Equity Strategy Committee. Mr. Hickman has a B.A. and an M.B.A. in finance from Brigham Young University and has been with Wells Fargo Bank since the merger with Crocker National Bank in 1986.

         Mr. Robert Bissell is also primarily responsible for the day-to-day management of the Capital Appreciation Master Portfolio and has performed such duties since the Predecessor Fund's inception. Mr. Bissell joined Wells Fargo Bank at the time of the merger with Crocker Bank and has been with the combined organization for over 20 years. Prior to joining Wells Fargo Bank, he was a vice president and investment counselor with M.H. Edie Investment Counseling, where he managed institutional and high-net-worth portfolios. Mr. Bissell holds a finance degree from the University of Virginia. He is a chartered financial analyst and a member of the Los Angeles Society of Financial Analysts.

         Mr. Steve Enos assists Mr. Jon Hickman and Mr. Robert Bissell with the management of the Capital Appreciation Master Portfolio. Mr. Enos is a member of the Wells Fargo Bank Growth Equity Team. He began his career with First Interstate Bank, where he was assistant vice president and portfolio manager. Prior to joining Wells Fargo Bank, he was a principal at Dolan Capital Management where he managed both personal and pension portfolios. Mr. Enos is a Chartered Financial Analyst and a member of the Association for Investment Management and Research.

         Ms. Sandra Thornton also assists Jon Hickman and Robert Bissell with the management of the Capital Appreciation Master Portfolio. Ms. Thornton manages equity portfolios and is a member of the Wells Fargo Bank Growth Equity Team. Prior to joining Wells Fargo in 1993, she worked in the research department of RCM Capital Management. She obtained her license as a Certified Public Accountant from the State of California while performing tax/financial planning services at Price Waterhouse. She holds a B.A. from Albertus Magnus College and is a Chartered Financial Analyst.

         Purchase and sale orders of the securities held by each Master Portfolio may be combined with those of other accounts that Wells Fargo Bank manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When Wells Fargo Bank determines that a particular security should be bought or sold for a Master Portfolio of the Trust and other accounts managed by Wells Fargo Bank, Wells Fargo Bank undertakes to allocate those transactions among the participants equitably. From time to time, each Master Portfolio, to the extent consistent with its investment objective, policies and restrictions, may invest in securities of companies with which Wells Fargo Bank has a lending relationship.

         For its services under the applicable Advisory Contracts, Wells Fargo Bank is entitled to a monthly advisory fee at the annual rate of 0.25% of the average daily net assets of the CIT Master Portfolio, 0.50% of the average daily net assets of the Capital Appreciation Master Portfolio, 0.50% of the average daily net assets of the Municipal Income Master Portfolio, 0.50% of the average daily net assets of the Short-Term Government-Corporate Income Master Portfolio and 0.30% of the average daily net assets of the Tax-Free Money Market Master Portfolio. For its services under the Advisory Contracts to the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, Wells Fargo Bank is entitled to a monthly advisory fee at the annual rate of 0.50% of the first $250 million of each such Master Portfolio's average daily net assets, 0.40% of the next $250 million, and 0.30% of each such Master Portfolio's average daily net assets in excess of $500 million. From time to time, Wells Fargo Bank may waive such fees in whole or in part. Any such waiver will reduce expenses of a Master Portfolio accordingly and have a favorable impact on the yield of such Master Portfolio of the Trust.

         With respect to the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, Wells Fargo Bank has delegated certain advisory responsibilities to BGFA. Nevertheless, Wells Fargo Bank has retained continuing and exclusive authority over the management of such Master Portfolios, and the investment and disposition of such Master Portfolio's assets, and Wells Fargo Bank may reject any investment recommendations or decisions for such Master Portfolios if Wells Fargo Bank determines that such recommendations or decisions are not consistent with the best interests of the Master Portfolios. Wells Fargo Bank has agreed to pay BGFA for its sub-advisory services an annual fee equal to (i) $40,000 plus 0.08% of the average daily net assets of the Corporate Stock Fund, and (ii) 0.20% of the average daily net assets of the Asset Allocation Master Portfolio, and $40,000 plus 0.15% of the average daily net asset of the U.S. Government Allocation Master Portfolio. BGFA, located at 45 Fremont Street, San Francisco, California 94105, serves as sub-adviser to the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio. BGFA is a wholly owned subsidiary of BZW Barclays Global Investors, N.A. ("BGI") and an indirect subsidiary of Barclays Bank PLC. As of January 1, 1996, BGFA and its affiliates provided investment advisory services for over $220 billion of assets. BGFA was created by the reorganization of Wells Fargo Nikko Investment Advisors ("WFNIA"), a former affiliate of Wells Fargo Bank, with and into an affiliate of Wells Fargo Institutional Trust Company, N.A. Pursuant to a Sub-Investment Advisory Agreement with Wells Fargo Bank relating to such Master Portfolios, BGFA, subject to the supervision and approval of Wells Fargo Bank, provides investment advisory assistance and the day-to-day management of such Master Portfolios' assets, subject to the overall authority of the Trust's Board of Trustees and in conformity with Delaware law and the stated policies of such Master Portfolios.

         The CIT Master Portfolio paid an amount equal to 0.22% of its average daily net assets to Wells Fargo Bank for advisory services during the year ended December 31, 1995. Wells Fargo Bank waived all advisory fees paid to it by the Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio for advisory services during the year ended December 31, 1995.

         Prior to the conversion to a master-feeder structure by the Strategic Growth Fund of Overland Express (the "predecessor fund" to the Capital Appreciation Master Portfolio), Wells Fargo Bank provided advisory services directly to the Strategic Growth Fund. Wells Fargo Bank was entitled to receive a monthly advisory fee at the annual rate of 0.50% of the average daily net assets of such Fund as compensation for its advisory services. For the year ended December 31, 1995, the Fund paid to Wells Fargo Bank an amount equal to 0.50% of its average daily net assets.

         Prior to the conversion by the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds, (the "predecessor funds" to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios) to master-feeder structure, Wells Fargo Bank was entitled to receive a monthly advisory fee at the annual rate of 0.50% of the first $250 million of each such Fund's average daily net assets, 0.40% of the next $250 million, and 0.30% of each such Fund's assets in excess of $500 million. For the year ended December 31, 1995 Wells Fargo Bank was paid amounts equal to 0.37% , 0.50% and 0.50% of the average daily net assets of the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds, respectively, as compensation for advisory services to such Funds.

         For the year ended December 31, 1995, Wells Fargo Bank paid to WFNIA for its sub-advisory services amounts equal to 0.20%, 0.09% and 0.18% of the average daily net assets of the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds, respectively.

CUSTODIAN AND TRANSFER AGENT -- Wells Fargo Bank has been retained to act as the custodian (the "Custodian") for each Master Portfolio of the Trust other than the Corporate Stock, Asset Allocation and U.S. Government Allocation Master Portfolios, for which BGI acts as Custodian. Wells Fargo Bank also is the Transfer and Dividend Disbursing Agent (the "Transfer Agent") for each Master Portfolio of the Trust. Wells Fargo Bank performs these services at 525 Market Street, San Francisco, California 94105.

SPONSOR, ADMINISTRATOR AND PLACEMENT AGENT -- Stephens, 111 Center Street, Little Rock, Arkansas 72201, has entered into agreements under which Stephens acts as administrator for each Master Portfolio of the Trust. For providing administrative services to the CIT Master Portfolio, Stephens is entitled to receive from the CIT Master Portfolio a monthly fee at the annual rate of 0.025% of the CIT Master Portfolio's average daily net assets. For providing administrative services to the Tax-Free Money Market Master Portfolio, Stephens is entitled to receive from the Tax-Free Money Market Master Portfolio 0.05% of the Tax-Free Money Market Master Portfolio's average daily net assets. The other Master Portfolios do not pay a fee for administrative services. From time to time, Stephens may waive fees from the CIT Master Portfolio and/or the Tax-Free Money Market Master Portfolio in whole or in part. Any such waiver will reduce expenses of the relevant Master Portfolio and, accordingly, have a favorable impact on the yield or return of such Master Portfolio.

         The Administration Agreements state that Stephens shall provide as administrative services, among other things: (i) general supervision of the operation of each Master Portfolio, including coordination of the services performed by the investment adviser, transfer agent, custodian, independent auditors and legal counsel; (ii) in connection with regulatory compliance, compilation of information for documents such as reports to, and filings with, the Commission and any state securities commissions; and preparation of proxy statements and investor reports for each Master Portfolio; and (iii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Board of Trustees. Stephens also furnishes office space and certain facilities required for conducting each Master Portfolio's business and pays the compensation of the trustees, officers and employees of the Trust who are affiliated with Stephens.

         Stephens is a full service broker/dealer and investment advisory firm. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. The Trust will not purchase securities from Stephens, Wells Fargo Bank, or their respective affiliates, as principal, without an exemptive order from the Commission.

PLACEMENT AGENT -- Stephens, located at 111 Center Street, Little Rock, Arkansas 72201, serves as placement agent for each Master Portfolio's shares.

EXPENSES -- Each Master Portfolio's Advisory Contract and Administration Agreement provide that if, in any fiscal year, the total aggregate expenses of a Master Portfolio incurred by, or allocated to, the Master Portfolio and other investment companies investing in a Master Portfolio (excluding taxes, interest, brokerage commissions and other portfolio transaction expenses, expenditures that are capitalized in accordance with generally accepted accounting principles, extraordinary expenses and amounts accrued or paid under any distribution plan) exceed the most restrictive expense limitation applicable to such investment companies imposed by the securities laws or regulations of the states in which such investment companies' shares are registered for sale, Wells Fargo Bank and Stephens shall waive their fees proportionately under the Advisory Contract and Administration Agreement, respectively, for the fiscal year to the extent of the excess, or reimburse the excess, but only to the extent of their respective fees. The Advisory Contracts and the Administration Agreements further provide that the total expenses of each Master Portfolio shall be reviewed monthly so that, to the extent the annualized expenses for such month exceed the most restrictive applicable annual expense limitation, the monthly fees under the Advisory Contract and the Administration Agreement of each Master Portfolio shall be reduced as necessary. The most stringent applicable state restriction for investment companies limits these expenses for any fiscal year to 2.50% of the first $30 million of an investment company's average net assets, 2% of the next $70 million of average net assets and 1.50% of the average net assets in excess of $100 million.


         Except for the expenses borne by Stephens and Wells Fargo Bank, each Master Portfolio bears all costs of its operations, including the compensation of its trustees who are not officers or employees of Stephens or Wells Fargo Bank or any of their affiliates.

         For the year ended December 31, 1995, the CIT Master Portfolio's, Government-Corporate Income Master Portfolio's and Municipal Income Master Portfolio's total expenses, before and after waivers and reimbursements, expressed as a percentage of its average daily net assets was as follows:


                                                       Before         After
                                                       Waivers        Waivers
                                                       -------        -------
CIT Master Portfolio                                     0.33%          0.30%
Government-Corporate Income Master Portfolio             1.72%          0.00%
Municipal Income Master Portfolio                        0.80%          0.00%

         For the year ended December 31, 1995, the Asset Allocation, Corporate Stock, Strategic Growth and U.S. Government Allocation Funds' total expenses expressed as a percentage of the average daily net assets of each were as follows:

                                                    Before         After
                                                    Waivers        Waivers
                                                    -------        -------
Asset Allocation Fund                  Class A        0.84%          0.84%
                                       Class B        1.76%          1.53%
Corporate Stock Fund                                  1.00%          0.96%
Strategic Growth Fund                  Class A        1.38%          1.28%
                                       Class D        2.09%          2.02%
U.S. Government Allocation Fund        Class A        1.07%          1.04%
                                       Class B        2.36%          1.65%

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

ORGANIZATION AND INTERESTS

         The Trust is organized as a Business Trust under the laws of Delaware. The Trust's Declaration of Trust permits the Board of Trustees to issue beneficial interests in a Master Portfolio of the Trust, and to permit investors to increase or decrease their holdings in the Master Portfolios of the Trust. The Trust has no intention of holding annual meetings of investors but will hold special meetings of investors when, in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Investors are entitled to call a meeting of investors for purposes of voting on removal of a Trustee or Trustees of the Trust.

         Each investor is entitled to vote in proportion to the amount of the investor's investment in a Master Portfolio of the Trust. As described below, for certain matters interestholders vote together as a group; as to others, they vote separately by Master Portfolio. Interests in a Master Portfolio of the Trust may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. All Interests in the Trust, when issued, will be fully paid and nonassessable, and the Interests have no preemptive rights. A more detailed statement of the rights of investors is contained in Part B.

         As of the date of this Amendment to the Registration Statement, the Overland Sweep Fund, a fund of the Overland Express, owned at least 25% of the outstanding Interests in the CIT Master Portfolio and, therefore could be considered to be a controlling person of the CIT Master Portfolio for purposes of the 1940 Act. As of the same date, the Short- Term Municipal Income Fund and the Short-Term Government-Corporate Income Fund, each a fund of Overland Express, owned at least 25% of the outstanding Interests in the Municipal Income Master Portfolio and the Short-Term Government- Corporate Income Master Portfolio, respectively. Similarly, the Strategic Growth Fund (of Overland Express) owned at least 25% of the outstanding interests in the Capital Appreciation Master Portfolio. As of the same date there were no persons who could be considered "control persons" of the Asset Allocation, Corporate Stock or U.S. Government Allocation Master Portfolios. However, upon conversions to master-feeder structure, it is expected that each of the Corporate Stock Fund, the Asset Allocation Fund, and the U.S. Government Allocation Fund of Stagecoach Funds Inc. will own at least 25% of the outstanding interests, respectively, in the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio. Accordingly, after conversion, each Fund could be considered to be a controlling person of the respective Master Portfolio for purposes of the 1940 Act. As of the date of this Amendment, the Tax-Free Money Market Master Portfolio had not commenced operations.

         The Trust reserves the right, without the approval of interestholders, to create and issue interests in the Master Portfolios. Any interests so created in a Master Portfolio would participate equally in the earnings, dividends and assets of the particular Master Portfolio. Interests in any new master portfolio would participate equally in the earnings, dividends and assets of the new master portfolio. The Trust currently offers eight separate Master Portfolios. The previously single Master Portfolio is now referred to as the CIT Master Portfolio. The Trust also offers seven other Master Portfolios -- the Capital Appreciation Master Portfolio, the Municipal Income Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio, the Tax-Free Money Market Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio. The Trust no longer offers the 1-3 Year Duration Government Income Master Portfolio.

         All consideration received by the Trust for interests in a Master Portfolio and all assets in which such consideration is invested belong to that Master Portfolio (subject only to the rights of creditors of the Trust) and are subject to the liabilities related thereto. The income attributable to, and the expenses of, one Master Portfolio are treated separately from those of the other Master Portfolios.

         Interests in the Master Portfolios are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. Master Portfolios Interests involve certain investment risks, including the possible loss of principal. The price and investment return of each interest in a Master Portfolio will fluctuate and are not guaranteed.

DIVIDENDS AND DISTRIBUTIONS

         CIT MASTER PORTFOLIO -- The Net Income (as defined below) of the CIT Master Portfolio is allocated daily to all investors of record as of 12:00 Noon (New York time) on each day that Wells Fargo Bank is open (a "Bank Business Day"). Currently, Wells Fargo Bank is closed on New Year's Day, Martin Luther King's Day (the third Monday in January), President's Day (the third Monday in February), Memorial Day (the last Monday in May), Independence Day, Labor Day, Columbus Day (the second Monday in October), Veteran's Day, Thanksgiving Day, and Christmas Day (each, a "Bank Holiday") and also on Saturdays and Sundays. Net Income for a Saturday, Sunday or Bank Holiday is allocated to investors of record as of 12:00 Noon (New York time) on the previous Bank Business Day.

         The Net Income of the CIT Master Portfolio (from the time of the immediately preceding determination thereof) consists of (i) all income accrued, less the amortization of any premium, on the assets of the CIT Master Portfolio, less (ii) all actual and accrued expenses of the CIT Master Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized short-term gains or losses on the assets of the CIT Master Portfolio.

         Dividends and any capital gain distributions paid by the CIT Master Portfolio will be reinvested in additional Interests in that Master Portfolio at net asset value and credited to an investor's account on the payment date.

         OTHER MASTER PORTFOLIOS -- The net investment income of the Capital Appreciation Master Portfolio, the Municipal Income Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio is allocated daily to all investors of record in such Master Portfolios as of 4:00 p.m. (New York time) on any day the New York Stock Exchange is open (a "Business Day"). Currently, the Exchange is closed on New Year's Day, Presidents' Day (the third Monday in February), Good Friday, Memorial Day (the last Monday in May), Independence Day, Labor Day, Veterans Day, Thanksgiving Day and Christmas Day (each, a "Holiday") and Saturdays and Sundays. The net investment of the Tax-Free Money Market Master Portfolio allocated to all investors of record on each Business Day and also on Good Friday. The net investment income of the Tax-Free Money Market Master Portfolio is allocated to all investors of record on each Business Day and also on Good Friday. Net investment income for a Saturday, Sunday or Holiday is allocated to investors of record as of 4:00 p.m. (New York time) on the preceding Business Day.

         Dividends and any capital gains distributions paid by a Master Portfolio will be reinvested in the investor's interest in that Master Portfolio of the Trust at net asset value and credited to the investor's account on the payment date.

TAXES

         Based on the method of operation of the Trust, the Trust believes that it will qualify for federal income tax purposes as a partnership. The Trust therefore believes that it will not be subject to any federal income tax on its income and any net capital gains. However, each investor in a Master Portfolio of the Trust will be taxed on its allocable share of that Master Portfolio's ordinary income and any capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, ("Code") and regulations promulgated thereunder.

         It is intended that each Master Portfolio's assets, income and distributions be managed in such a way that a regulated investment company investing in a Master Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in that Master Portfolio of the Trust.

                               __________________

         Investor inquiries should be directed to the Master Investment Trust, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 7.  PURCHASE OF SECURITIES.

         Interests in the CIT Master Portfolio may be purchased on any Bank Business Day. Interests in the Capital Appreciation Master Portfolio, the Municipal Income Master Portfolio, Short-Term Government-Corporate Income Master Portfolio, Tax-Free Money Market Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio may be purchased on any Business Day. Interest in the Tax-Free Money Market Master Portfolio may also be purchased on Good Friday.

         The Trust is a no-load, open-end management investment company which was organized as a business trust under the laws of Delaware on August 15, 1991. The Trust is composed of eight Master Portfolios: the Capital Appreciation Master Portfolio, the CIT Master Portfolio, the Short-Term Municipal Income Master Portfolio, the Tax-Free Money Market Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio, each of which are diversified investment portfolios. Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Amendment to the registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent purchase amount required for investment in a Master Portfolio. The Trust reserves the right to reject any purchase order. If accepted by the

Trust, investments in a Master Portfolio may be made in exchange for securities that are eligible for acquisition by such Master Portfolio as described in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Master Portfolio of the Trust and must be delivered to the Trust by the investor upon receipt from the issuer.

         A Master Portfolio will not accept securities in exchange for Interests unless: (1) such securities are, at the time of the exchange, eligible for purchase by that Master Portfolio; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Master Portfolio under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) the value of any such security (except U.S. Government securities) being exchanged together with any other securities of the same issuer owned by a Master Portfolio will not exceed 5% of the net assets of the Master Portfolio of the Trust immediately after the transaction; and (4) such securities are consistent with the Master Portfolio's investment objective and policies, as applied by Wells Fargo Bank.

        Interests in a Master Portfolio are offered continuously at the net asset value next determined after a purchase order is effective without a sales load. Purchase orders for Interests in the CIT and Tax-Free Money Market Master Portfolios are effected if received by 12:00 Noon (New York time) on any Bank Business Day or Business Day, respectively. Purchase orders for Interests in the Municipal Income and Government-Corporate Income Master Portfolio are effected if received by 4:00 p.m. (New York time) on any Business Day.

DETERMINATION OF NET ASSET VALUE

         CIT AND TAX-FREE MONEY MARKET MASTER PORTFOLIOS-- The net asset value of the CIT Master Portfolio is determined as of 12:00 noon (New York time) on each Bank Business Day and also on Good Friday. The net asset value of the Tax-Free Money Market Master Portfolio is determined as of 9:00 a.m. and 1:00 p.m. (Pacific time) on each Business Day and also on Good Friday. The net asset value of each of the CIT Tax-Free Money Market Master Portfolios and the Tax-Free Money Market Master Portfolio is determined by adding the value of the respective Master Portfolio's investments plus cash and other assets, deducting liabilities and their dividing the result by the number of outstanding interests in such Master Portfolios. It is anticipated that the net asset value of an interest in the CIT Master Portfolio or the Tax-Free Money Market Master Portfolio will remain stable at $1.00 per share, although no assurance can be given that each Master Portfolio will maintain a stable net asset value on a continuing basis.

         The CIT Master Portfolio and the Tax-Free Money Market Master Portfolio each uses the amortized cost method to value its portfolio securities. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, generally without regard to the impact of fluctuating interest rates on the market value of the security.

         OTHER MASTER PORTFOLIOS -- The net asset value of the Capital Appreciation Master Portfolio, the Municipal Income Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio is determined on each Business Day. The net asset value per interest in each of these Master Portfolios is determined by dividing the value of the total net assets of the Master Portfolio by the total number of outstanding Interests.

         The value of the net assets of each of these Master Portfolios (other than debt obligations maturing in 60 days or less) is determined at the close of regular trading on the Exchange, which is currently 4:00 p.m. New York time. Except for debt obligations with remaining maturities of 60 days or less, which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined in good faith by the Trust's Board of Trustees. Prices used for such valuation may be provided by independent pricing services.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in a Master Portfolio may withdraw all or a portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust. The Master Portfolios do not charge for redemption transactions. The proceeds of a withdrawal are paid by the Trust in federal funds normally on the Business Day or Bank Business Day, as applicable, the withdrawal is effected, and in the case of the Tax-Free Money Market Master Portfolio, on the following Business Day, but in any event within seven days. At a Master Portfolio's option, payment of redemption proceeds may be made in securities, subject to regulation by some state securities commissions. Investments in a Master Portfolio of the Trust may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or Holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

      Not applicable.

                            MASTER INVESTMENT TRUST
                           TELEPHONE: (800) 643-9691
                                     PART B
                              DATED MARCH 21, 1996
ITEM 10.  COVER PAGE.

        Master Investment Trust (the "Trust") is a registered, open-end, management investment company. The Trust is a "series fund", which is a mutual fund divided into separate portfolios. By this offering document the Trust is offering eight diversified portfolios: the Cash Investment Trust Master Portfolio (the "CIT Master Portfolio"), the Short-Term Municipal Income Master Portfolio (the "Municipal Income Master Portfolio"), the Short-Term Government-Corporate Income Master Portfolio (the "Government-Corporate Income Master Portfolio"), the Tax-Free Money Market Master Portfolio, the Capital Appreciation Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio (each a "Master Portfolio" and collectively the "Master Portfolios"). This Part B should be read in conjunction with the Trust's Part A, also dated March 21, 1996. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Stephens Inc. ("Stephens"), the Trust's sponsor, administrator and placement agent, at 111 Center Street, Little Rock, Arkansas 72201, or calling Stephens at the telephone number indicated above.

        The Trust's Registration Statement, as amended, including the Trust's Part A, the Part B and any exhibits filed therewith, may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C. Statements contained in the Trust's Part A or Part B as to the contents of any contract or other document referred to herein or in the Part A are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as exhibits to the Trust's Registration Statements, each such statement being qualified in all respects by such reference.

ITEM 11.  TABLE OF CONTENTS.


                                                                                                  PAGE
Item 10.     Cover Page   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1
Item 11.     Table Of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
Item 12.     General Information and History  . . . . . . . . . . . . . . . . . . . . . . .          3
Item 13.     Investment Objectives and Policies   . . . . . . . . . . . . . . . . . . . . .          3
Item 14.     Management of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . .         26
Item 15.     Control Persons and Principal Holders of Securities  . . . . . . . . . . . . .         28
Item 16.     Investment Advisory and Other Services   . . . . . . . . . . . . . . . . . . .         29
Item 17.     Brokerage Allocation and Other Practices   . . . . . . . . . . . . . . . . . .         34
Item 18.     Capital Stock and Other Securities   . . . . . . . . . . . . . . . . . . . . .         36
Item 19.     Purchase, Redemption and Pricing of Securities   . . . . . . . . . . . . . . .         38
Item 20.     Tax Status   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         39
Item 21.     Underwriters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40
Item 22.     Calculations of Performance Data   . . . . . . . . . . . . . . . . . . . . . .         40
Item 23.     Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41
Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-1

ITEM 12.  GENERAL INFORMATION AND HISTORY.

        Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

        The following information supplements and should be read in conjunction with Item 4 in Part A.

A.    CAPITAL APPRECIATION MASTER PORTFOLIO

        As discussed in Part A, the investment objective of the Capital Appreciation Master Portfolio is to provide investors with an above-average level of capital appreciation. It seeks to achieve this objective through the active management of a broadly diversified portfolio of equity securities of companies expected to experience strong growth in revenues, earnings and assets.

INVESTMENT RESTRICTIONS

        As a matter of fundamental investment policy, the Capital Appreciation Master Portfolio may not:

        (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would equal or exceed 25% of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

        (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts, or interests in oil, gas, or other mineral exploration or development programs;

        (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

        (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

        (5) make investments for the purpose of exercising control or management;

        (6) issue senior securities except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowings exceed 5% of its net assets);

        (7) make loans of portfolio securities having a value that exceeds 50% of the current value of its total assets, provided that, this restriction does not apply to the purchase of fixed time deposits, repurchase agreements, commercial paper and other types of debt instruments commonly sold in a public or private offering; nor

        (8) purchase securities of any issuer (except securities issued by the U.S. Government, its agencies or instrumentalities ) if, as a result, with respect to 75% of its total assets, more than 5% of the value of its total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer.

        With respect to fundamental investment policy (7), the Master Portfolio does not intend to loan its portfolio securities during the coming year.

        The Capital Appreciation Master Portfolio is subject to the following non-fundamental investment policies. These restrictions may be changed by a vote of a majority of the Trustees of the Trust at any time. The Master Portfolio may not:

        (1) purchase or retain securities of any issuer if the officers or Trustees of the Master Portfolio or its investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

        (2)      purchase or sell real estate limited partnership interests;

        (3) write, purchase or sell puts, calls or options or any combination thereof, except to the extent described in Part A and except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

        (4) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government if, by reason thereof, the value of its aggregate investment in such securities will exceed 5% of its total assets;

        (5) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) if, as a result, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer; nor

        (6) invest more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

        (7) In addition, as a matter of non-fundamental investment policy, the Master Portfolio may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and the investment adviser will waive its advisory fees for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. The Master Portfolio does not intend to invest more than 5% of its net assets in such securities during the coming year.

        As a matter of non-fundamental policy, the Master Portfolio may invest up to 25% of their respective net assets in the securities of foreign governmental issuers that are denominated in and pay interest in U.S. dollars.

B.    CASH INVESTMENT TRUST MASTER PORTFOLIO

        As described in Part A, the investment objective of the CIT Master Portfolio is to provide its investors with a high level of current income, while preserving capital and liquidity. The CIT Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term instruments. There can, of course, be no assurance that the CIT Master Portfolio will achieve its investment objective. The investment objective of the CIT Master Portfolio may not be changed without the approval of the investors in the Master Portfolio.

INVESTMENT RESTRICTIONS

        The CIT Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies. The CIT Master Portfolio may not:

        (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the CIT Master Portfolio's investments in that industry would exceed 25% of the current value of its respective total assets, provided that there is no limitation with respect to investments in (i) obligations of the United States Government, its agencies or instrumentalities, and (ii) obligations of domestic banks (for purposes of this restriction, domestic bank obligations do not include obligations of U.S. branches of foreign banks or obligations of foreign branches of U.S. banks);

        (2) purchase or sell real estate or real estate limited partnership interests (other than money market securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts;

        (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

        (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

        (5) make investments for the purpose of exercising control or management;

        (6) issue senior securities, except that the CIT Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such borrowing exceeds 5% of the Master Portfolio's net assets);

        (7) write, purchase or sell puts, calls, warrants or options or any combination thereof, except that the CIT Master Portfolio may purchase securities with put rights in order to maintain liquidity; or

        (8) make loans of portfolio securities or other assets, except that loans for purposes of this restriction will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other short-term obligations, and other types of debt instruments commonly sold in a public or private offering.

        The CIT Master Portfolio is subject to the following non-fundamental policies.

        The CIT Master Portfolio may not:

        (1) purchase or retain securities of any issuer if the officers, or trustees of the Trust or the CIT Master Portfolio's investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

        (2) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

        (3) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of the CIT Master Portfolio's aggregate investments in such securities will exceed 5% of its total assets; or

        (4) invest more than 10% of the current value of its net assets in repurchase agreements maturing in more than seven days, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, restricted securities (which are securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public), and illiquid securities.

        As provided in Rule 2a-7 under the Act, the CIT Master Portfolio may only purchase "Eligible Securities" (as defined in Rule 2a-7) and may purchase such securities only if, immediately after such purchase, the CIT Master Portfolio would have no more than 5% of its total assets in "First Tier Securities" (as defined in Rule 2a-7) of any one issuer, excluding government securities and except as otherwise permitted for temporary purposes and for certain guarantees and unconditional puts; the CIT Master Portfolio would own no more than 10% of the voting securities of any one issuer; the CIT Master Portfolio would have no more than 5% of its total assets in "Second Tier Securities" (as defined in Rule 2a-7); and the CIT Master Portfolio would have no more than the greater of $1 million or 1% of its total assets in Second Tier Securities of any one issuer.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

        Foreign Obligations. The CIT Master Portfolio may invest a portion of its assets (no more than 5%) in obligations of foreign branches of U.S. banks or U.S. branches of foreign banks that are denominated in and pay interest in U.S. dollars. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to the same accounting, auditing and financial reporting standards or government supervision as domestic issuers. In addition, with respect to certain foreign countries, tax may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

        Unrated Securities. The CIT Master Portfolio may purchase instruments that are not rated if, in the opinion of Wells Fargo Bank, N.A. ("Wells Fargo Bank"), such obligations are comparable in quality to other high-quality investments that are permitted for purchase by the CIT Master Portfolio. After purchase by the CIT Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the CIT Master Portfolio. Neither event requires an immediate sale of such security by the CIT Master Portfolio provided that, when a security ceases to be rated, the Board of Trustees of the Trust determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, the Board finds that disposal of such security would not be in the CIT Master Portfolio's best interest. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to Part B.

   C. SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO AND SHORT-TERM GOVERNMENT-CORPORATE INCOME MASTER PORTFOLIO

INVESTMENT RESTRICTIONS

        As described in Part A, the investment objective of the Short-Term Government-Corporate Income Master Portfolio is to provide investors with current income while managing principal volatility. The Master Portfolio seeks to achieve its investment objective by investing in obligations issued by the U.S. Government, its agencies and instrumentalities and investment-grade corporate obligations.

        As described in Part A, the investment objective of the Short-Term Municipal Income Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while managing principal volatility. The Short-Term Municipal Income Master Portfolio seeks to achieve its investment objective by investing (under normal market conditions) substantially all of the assets of the Master Portfolio in the following types of municipal obligations that pay interest which is exempt from federal income tax: bonds, notes and commercial paper issued by or on behalf of states, territories, and possessions of the United States, the District of Columbia, and their political subdivisions, agencies instrumentalities and authorities, the interest on which, in the opinion of counsel to the issuer or bond counsel is exempt from federal income tax.

        The Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio are subject to the following investment restrictions, all of which are fundamental policies. The investment restrictions of each such Master Portfolio cannot be changed without approval by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Master Portfolio, as the case may be. The Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio may not:

        (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of such Master Portfolio's investments in that industry would exceed 25% of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to: (1) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and (2) municipal securities (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal securities if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non-governmental issuers); and provided further that there is no limitation with respect to investments by the Master Portfolio in securities issued by registered investment companies;

        (2) purchase or sell real estate (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts, or interests in oil, gas, or other mineral exploration or development programs;

        (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

        (4) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

        (5) make investments for the purpose of exercising control or management;

        (6) purchase puts, calls, straddles, spreads, or any combination thereof, except that each Master Portfolio may purchase securities with put rights in order to maintain liquidity;

        (7) issue senior securities, except that each Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased by a Master Portfolio while any such outstanding borrowing exceeds 5% of its net assets);

        (8) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, with respect to 75% of the total assets, more than 5% of the value of each Master Portfolio's total assets would be invested in the securities of any one issuer or such Master Portfolio would own more than 10% of the outstanding voting securities of such issuer; or

        (9) lend their portfolio securities having a value that exceeds 50% of the current value of their total assets, provided that, for purposes of this restriction, loans will not include the purchase of fixed time deposits, repurchase agreements, commercial paper and other types of debt instruments commonly sold in a public or private offering. The Master Portfolios do not intend to make loans of their portfolio securities during the coming year.

        The Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio are subject to the following non-fundamental policies. These restrictions may be changed by vote of a majority of the

Trustees of the Trust at any time. The Short-Term Municipal Income Master Portfolio and the Short-Term Government- Corporate Income Master Portfolio may not:

        (1) invest more than 5% of their net assets at the time of purchase in warrants, or more than 2% of their net assets in warrants which are not listed on the New York or American Stock Exchange;

        (2) purchase or retain securities of any issuer if the officers, directors or trustees of the Trust or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together own beneficially more than 5% of such securities;

        (3) invest in securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are guaranteed or insured by the U.S. Government, or a state or municipality, or an agency or instrumentality thereof, if, by reason thereof, the value of a Master Portfolio's aggregate investment in such securities will exceed 5% of its total assets;

        (4)      write, purchase or sell options;

        (5) invest more than 15% of the current value of their net assets in repurchase agreements maturing in more than seven days, fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days and other illiquid securities;

        (6)      purchase, hold or deal in real estate limited partnerships; or

        (7) engage in any short sales other than short sales against the box.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

        The following information supplements and should be read in conjunction with the sections in Part A entitled "Investment Objectives and Policies" and "Additional Information About Permitted Investment Activities."

        When-Issued Securities. The Short-Term Municipal Income Master Portfolio and the Short-Term Government- Corporate Income Master Portfolio may purchase securities on a when-issued basis, in which case, delivery and payment normally take place within 120 days after the date of the commitment to purchase. The Short-Term Government-Corporate Income Master Portfolio does not intend to invest more than 5% of its net assets in when-issued securities during the coming year. The Master Portfolios make commitments to purchase securities on a when-issued basis only with the intention of actually acquiring the securities, but may sell such securities before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance.
The purchase price and the interest rate that will be received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

        Each Master Portfolio has established a segregated account in which the Master Portfolio maintains liquid assets in an amount at least equal in value to the Master Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the Master Portfolio will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.

        Municipal Bonds. As discussed in Part A, the two principal classifications of municipal bonds in which the Short-Term Municipal Income Master Portfolio may invest are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which municipal bonds may be issued include the refunding of outstanding obligations and obtaining funds for general operating expenses or to loan to other public institutions and facilities. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Assessment bonds, wherein a specially created district or project area levies a tax (generally on its taxable property) to pay for an improvement or project may be considered a variant of either category. There are, of course, other variations in the types of municipal bonds, both within a particular classification and between classifications, depending on numerous factors. Subject to its investment objective and policies, the Short-Term Municipal Income Master Portfolio is not limited with respect to which category of municipal bonds it may acquire.

        Municipal Notes. The Short-Term Municipal Income Master Portfolio may invest in municipal notes. Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.

        TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of such things as a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.

        BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.

        RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.

        The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of the issuers of such securities to meet interest and principal payments (i.e., credit risk). Such values will also change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk). Should such interest rates rise, the value of outstanding securities, including those held in the portfolio of the Short-Term Municipal Income Master Portfolio, will decline and (if purchased at par value) they would sell at a discount. If interest rates fall, the values of outstanding securities will generally increase and (if purchased at par value) they would sell at a premium. Changes in the value of municipal securities held by the Short-Term Municipal Income Master Portfolio arising from these or other factors will cause changes in the net asset value per share of the Short-Term Municipal Income Master Portfolio.

D.    TAX-FREE MONEY MARKET MASTER PORTFOLIO

        As described in Part A, the investment objective of the Tax-Free Money Market Master Portfolio is to provide investors with a high level of income exempt from federal income tax, while preserving capital and liquidity. The Master Portfolio seeks to achieve its investment objective by investing in high-quality, short-term U.S. dollar denominated money market instruments, primarily municipal obligations, with remaining maturities not exceeding 13 months. There can, of course, be no assurance that the Tax-Free Money Market Master Portfolio will achieve its investment objective. The investment objective of the Tax-Free Money Market Master Portfolio may not be changed without the approval of the investors in such Master Portfolio.

INVESTMENT RESTRICTIONS

        The Tax-Free Money Market Master Portfolio is subject to the following investment restrictions, all of which are fundamental policies. The Tax-Free Money Market Master Portfolio may not:

        (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would be 25% or more of the current value of the Master Portfolio's total assets, provided that there is no limitation with respect to investments in (i) municipal securities (for the purpose of this restriction, private activity bonds and notes shall not be deemed municipal securities if the payment of principal and interest on such bonds or notes is the ultimate responsibility of non-governmental entities), (ii) obligations of the United States Government, its agencies or instrumentalities (including government-sponsored enterprises), and (iii) the obligations of domestic banks (for the purpose of this restriction, domestic bank obligations do not include obligations of U.S. branches of foreign banks or obligations of foreign branches of U.S. banks);

        (2) purchase or sell real estate or real estate limited partnerships (other than municipal obligations and other securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein), commodities or commodity contracts (including futures contracts) except that the Master Portfolio may purchase securities of an issuer which invests or deals in commodities and commodity contracts and except that the Master Portfolio may enter into futures and options contracts in accordance with its investment policies;

        (3) purchase securities on margin (except for short-term credits necessary for the clearance of transactions) or make short sales of securities;

        (4) underwrite securities of other issuers, except to the extent that the purchase of municipal securities or other permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

        (5) make investments for the purpose of exercising control or management;

        (6) issue senior securities, except that the Master Portfolio may borrow from banks up to 10% of the current value of its net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 10% of the current value of its net assets (but investments may not be purchased while any such outstanding borrowing in excess of 5% of its net assets exists);

        (7) write, purchase or sell puts, calls, options, warrants or combinations thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity;

        (8) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, including government-sponsored enterprises) if, as a result, with respect to 75% of its total assets, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or, with respect to 100% of its total assets the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer; or

        (9) make loans except that the Master Portfolio may purchase or hold debt instruments, lend its portfolio securities or enter into repurchase agreement transactions in accordance with its investment policies.

        With regard to fundamental investment restriction number (1) above, the Master Portfolio intends to reserve freedom of action to have in excess of 25% of the value of its total assets invested in obligations of the banking industry. Regarding this fundamental concentration policy, the Master Portfolio may hold in excess of 25% of the value of its assets in obligations of the banking industry to the extent that the Master Portfolio holds obligations with such credit enhancements as letters of credit issued by domestic bank issuers, which will be considered to be obligations of domestic banks. The SEC staff's position is that the exclusion with respect to banks may only be applied to domestic banks. For this purpose, the staff also takes the position that U.S. branches of foreign banks and foreign branches of domestic banks may, if certain conditions are met, be treated as "domestic banks". The Trust currently intends to consider only obligations of "domestic banks" to be within the exclusion with respect to bank obligations.

        Fundamental investment restriction number (8), above, is less restrictive than Rule 2a-7 of the 1940 Act. Nonetheless, it is the operating policy of the Master Portfolio to comply with Rule 2a-7's diversification requirements.

        The Tax-Free Money Market Master Portfolio is subject to the following non-fundamental policies. The Tax-Free Money Market Master Portfolio may not:

        (1) purchase or retain securities of any issuer if the officers or Trustees of the Trust or the investment adviser owning beneficially more than one-half of one percent (0.5%) of the securities of the issuer together owned beneficially more than 5% of such securities;

        (2) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

        (3) purchase securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the

U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of its aggregate investments in such securities will exceed 5% of its total assets; and

        (4) purchase securities of unseasoned issuers, including their predecessors, which have been in operation for less than three years, and equity securities of issuers which are not readily marketable if by reason thereof the value of the Master Portfolio's aggregate investment in such classes of securities will exceed 5% of its total assets.

        The Master Portfolio may invest in shares of other open-end, management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies. However, the investment adviser will waive its advisory fees for that portion of the Master Portfolio's assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition. In addition, these unaffiliated investment companies must have a fundamental investment policy of investing at least 80% of their net assets in obligations that are exempt from federal income tax and are not subject to the federal alternative minimum tax.

        In addition, the Master Portfolio reserves the right to invest up to 10%, of the current value of its net assets in fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, repurchase agreements maturing in more than seven days or other illiquid securities and restricted securities. However, as long as the shares of an investment company investing in the Master Portfolio are registered for sale in a state that imposes a lower limit on the percentage of an investment company's assets that may be so invested, the Master Portfolio will comply with such lower limit. The Master Portfolio presently is limited to investing 10% of its net assets in such securities due to limits applicable in several states.

        Furthermore, the Master Portfolio may not purchase or sell real estate limited partnership interests. The Master Portfolio does not currently intend to make loans of its portfolio securities.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

        Unrated and Downgraded Investments. The Tax-Free Money Market Master Portfolio may purchase instruments that are not rated if, in the opinion of the investment adviser, such obligations are of comparable quality to other rated investments that are permitted to be purchased by the Master Portfolio. After purchase, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event requires an immediate sale of such security, provided that when a security ceases to be rated the Board of Trustees determines that such security presents minimal credit risks and, provided further that when a security rating is downgraded below the eligigle quality for investment or no longer presents minimal credit risks, the Board finds that disposal of the portfolio security would not be in the best interests of the Master Portfolio. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in its Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Appendix to this SAI.

        Letters of Credit. Certain of the debt obligations (including municipal securities, certificates of participation, commercial paper and other short-term obligations) which the Master Portfolio may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of Wells Fargo Bank, are of comparable quality to issuers of other permitted investments of the Master Portfolio may be used for letter of credit-backed investments, provided that the Trust's Board approves or ratifies such investments. For purposes of the Master Portfolio's fundamental policy on concentrations, letters of credit issued by domestic bank issuers will be considered to be obligations of domestic banks excluded from the 25% limitation regarding industry concentration (see fundamental investment restriction number
(1) above).

        Loans of Portfolio Securities. The Tax-Free Money Market Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government obligations or other high-quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Master Portfolio's investment adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer, or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration longer than one year. Any securities that the Master Portfolio receives as collateral do not become part of the Master Portfolio's portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. The Master Portfolio will not lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by the Master Portfolio are subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers are not permitted to be affiliated, directly or indirectly, with the Trust, the investment adviser or the Distributor.

        Foreign Obligations. The Tax-Free Money Market and the Capital Appreciation Master Portfolios may each invest in foreign obligations as described in Part A. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, tax may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation of confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. The Tax-Free Money Market Master Portfolio may not invest 25% or more of its assets in foreign obligations.

        Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting obligations of U.S. banks, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

        Municipal Bonds. The Tax-Free Money Market Master Portfolio may invest in municipal bonds. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. Municipal bonds are debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets, and water and sewer works. Other purposes for which municipal bonds may be issued include the refunding of outstanding obligations and obtaining funds for general operating expenses or to loan to other public institutions and facilities. Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user. Certain types of industrial development bonds are issued by or on behalf of public authorities to obtain funds to provide privately-operated housing facilities, sports facilities, convention or trade show facilities, airport, mass transit, port or parking facilities, air or water pollution control facilities and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. The Master Portfolio may not invest 25% or more of its assets in industrial development bonds. Assessment bonds, wherein a specially created district or project area levies a tax (generally on its taxable property) to pay for an improvement or project may be considered a variant of either category. There are, of course, other variations in the types of municipal bonds, both within a particular classification and between classifications, depending on numerous factors.

        Municipal Notes. Municipal notes include, but are not limited to, tax anticipation notes ("TANs"), bond anticipation notes ("BANs"), revenue anticipation notes ("RANs") and construction loan notes. Notes sold as interim financing in anticipation of collection of taxes, a bond sale or receipt of other revenues are usually general obligations of the issuer.

        TANs. An uncertainty in a municipal issuer's capacity to raise taxes as a result of a decline in its tax base or a rise in delinquencies could adversely affect the issuer's ability to meet its obligations on outstanding TANs. Furthermore, some municipal issuers mix various tax proceeds into a general fund that is used to meet obligations other than those of the outstanding TANs. Use of such a general fund to meet various obligations could affect the likelihood of making payments on TANs.

        BANs. The ability of a municipal issuer to meet its obligations on its BANs is primarily dependent on the issuer's adequate access to the longer term municipal bond market and the likelihood that the proceeds of such bond sales will be used to pay the principal of, and interest on, BANs.

        RANs. A decline in the receipt of certain revenues, such as anticipated revenues from another level of government, could adversely affect an issuer's ability to meet its obligations on outstanding RANs. In addition, the possibility that the revenues would, when received, be used to meet other obligations could affect the ability of the issuer to pay the principal of, and interest on, RANs.

        The values of outstanding municipal securities will vary as a result of changing market evaluations of the ability of their issuers to meet the interest and principal payments (i.e., credit risk). Such values also will change in response to changes in the interest rates payable on new issues of municipal securities (i.e., market risk). Should such interest rates rise, the value of outstanding securities, including those held in a Master Portfolio's portfolio, will decline and (if purchased at par value) they would sell at a discount. If interests rates fall, the value of outstanding securities will generally increase and (if purchased at par value) they would sell at a premium. Changes in the value of municipal securities held in a Master Portfolio's portfolio arising from these or other factors will cause changes in the net asset value per share of the Master Portfolio.

E. CORPORATE STOCK MASTER PORTFOLIO, ASSET ALLOCATION MASTER PORTFOLIO, AND U.S. GOVERNMENT ALLOCATION MASTER PORTFOLIO

        The investment objective of each of the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio are as described in Part A. The investment restrictions and additional permitted investment activities applicable to such Master Portfolio are as described below.

INVESTMENT RESTRICTIONS

        Each Master Portfolio has adopted the following investment restrictions, all of which are fundamental policies; that is, they may not be changed without approval by the vote of the holders of a majority (as defined in the Investment Company Act of 1940, as amended (the "1940 Act") of the outstanding voting securities of such Master Portfolio.

        None of the Master Portfolios may:

        (1) purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of any Master Portfolio's investments in that industry would be 25% or more of the current value of its total assets, provided that there is no limitation with respect to investments in (i) obligations of the United States Government, its agencies or instrumentalities,
(ii) in the case of the Corporate Stock Master Portfolio and the Asset Allocation Master Portfolio, any industry in which the S&P 500 Index becomes concentrated to the same degree during the same period, and (iii) in the case of the Asset Allocation Master Portfolio, money market instruments invested in the banking industry (but the Master Portfolio will not do so unless the SEC staff confirms that it does not object to the Master Portfolio reserving freedom of action to concentrate investments in the banking industry);

        (2) purchase or sell real estate or real estate limited partnerships (other than securities secured by real estate or interests therein or securities issued by companies that invest in real estate or interests therein);

        (3) purchase or sell commodities or commodity contracts; except that each Master Portfolio may purchase and sell (i.e., write) options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices, and may participate in interest rate and index swaps;

        (4) purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs;

        (5) purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with transactions in options, forward contracts, futures contracts, including those relating to indices, and options on futures contracts or indices) or make short sales of securities;

        (6) underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting;

        (7) make investments for the purpose of exercising control or management;

        (8) issue senior securities, except to the extent the activities permitted in Investment Restrictions Nos. 3 and 5 may be deemed to give rise to a senior security but do not violate the provisions of section 18 of the 1940 Act, and except that each Master Portfolio may borrow up to 20% of the current value of each such Master Portfolio's net assets for temporary purposes only in order to meet redemptions, and these borrowings may be secured by the pledge of up to 20% of the current value of each such Master Portfolio's net assets (but investments may not be purchased by such Master Portfolios while any such outstanding borrowings exceed 5% of the respective Master Portfolio's net assets);

        (9) write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that each Master Portfolio may engage in options transactions to the extent permitted in Investment Restrictions Nos. 3 and 5, and except that each Master Portfolio may purchase securities with put rights in order to maintain liquidity; or

        (10) purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities) if, as a result, more than 5% of the value of the Master Portfolio's total assets would be invested in the securities of any one issuer or the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer.

   Each Master Portfolio may make loans in accordance with their investment policies.

        Each Master Portfolio is subject to the following non-fundamental policies which may be changed by a majority vote of the Board of Trustees of the Trust at any time and without approval of the shareholders.

        No Master Portfolio may:

        (1) purchase or retain securities of any issuer if the officers or Trustees of the Trust or Wells Fargo Bank owning beneficially more than one-half of one percent (0.50%) of the securities of the issuer together owned beneficially more than 5% of such securities;

        (2) purchase securities of issuers who, with their predecessors, have been in existence less than three years, unless the securities are fully guaranteed or insured by the U.S. Government, a state, commonwealth, possession, territory, the District of Columbia or by an entity in existence at least three years, or the securities are backed by the assets and revenues of any of the foregoing if, by reason thereof, the value of its aggregate investments in such securities will exceed 5% of its total assets;

        (3) purchase securities of unseasoned issuers, including their predecessors, which have been in operation for less than three years, and equity securities of issuers which are not readily marketable if by reason thereof the value of its aggregate investment in such classes of securities will exceed 5% of its total assets; or

        (4) invest more than 15% of its net assets in illiquid securities, including repurchase agreements maturing in more than seven days.

        In addition, the Master Portfolios may invest in shares of other open-end, management investment companies, subject to the limitations of
Section 12(d)(1) of the 1940 Act, provided that any such purchases will be limited to temporary investments in shares of unaffiliated investment companies and Wells Fargo Bank will waive its advisory fees for that portion of the Master Portfolios' assets so invested, except when such purchase is part of a plan of merger, consolidation, reorganization or acquisition.

        The Trust may make commitments more restrictive than the restrictions listed above, so as to permit the sale of shares of a feeder fund that invests in the Master Portfolio in certain states. Should the Trust determine that a commitment is no longer in the best interest of the Master Portfolio and its shareholders, the Trust reserves the right to revoke the commitment by terminating the sale of such Master Portfolio's shares in the state involved.

ADDITIONAL PERMITTED INVESTMENT ACTIVITIES

        Portfolio Securities. To the extent set forth in Part A and Part B, each Master Portfolio may invest in the securities described below.

        Asset Allocation Model. A key component of the asset Allocation Model is a set of assumptions concerning expected risk and return and investor attitudes toward risk which are incorporated into the asset allocation decision. The principal inputs of financial data to the Asset Allocation Model currently are (i) consensus estimates of the earnings, dividends and payout ratios on a broad cross-section of common stocks as reported by independent financial reporting services which survey a broad cross-section of Wall Street analysts, (ii) the estimated current yield to maturity on new long-term corporate bonds rated "AA" by S&P, (iii) the present yield on money market instruments, (iv) the historical statistical standard deviation in investment return for each class of asset, and (v) the historical statistical correlation of investment returns among the various asset classes in which the Asset Allocation Master Portfolio invests. Using these data, the Asset Allocation Model is run daily to determine the recommended asset allocation. The model's recommendations are presently made in 10% increments.

        Unrated Investments. Each Master Portfolio may purchase instruments that are not rated if, in the opinion of Wells Fargo Bank, such obligations are of investment quality comparable to other rated investments that are permitted to be purchased by such Master Portfolio. After purchase by a Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by such Master Portfolio. Neither event requires an immediate sale of such security by such Master Portfolio. To the extent the ratings given by Moody's or S&P may change as a result of changes in such organizations or their rating systems, each Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in Part A and in this Part B. The ratings of Moody's and S&P are more fully described in the Part B Appendix.

    Letters of Credit. Certain of the debt obligations (including certificates of participation, commercial paper and other short-term obligations) which the Master Portfolios may purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Only banks, savings and loan associations and insurance companies which, in the opinion of Wells Fargo Bank, are of comparable quality to issuers of other permitted investments of such Fund may be used for letter of credit-backed investments.

    Pass-Through Obligations. The Master Portfolios may invest in pass-through obligations that are supported by the full faith and credit of the U.S. Government (such as those issued by the Government National Mortgage Association) or those that are guaranteed by an agency or instrumentality of the U.S. Government or government-sponsored enterprise (such as the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation) or bonds collateralized by any of the foregoing.

    When-Issued Securities. Certain of the securities in which the U.S. Government Allocation Master Portfolio and the Asset Allocation Master Portfolio may invest will be purchased on a when-issued basis, in which case delivery and payment normally take place within 45 days after the date of the commitment to purchase. These Master Portfolios only will make commitments to purchase securities on a when-issued basis with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. When-issued securities are subject to market fluctuation, and no income accrues to the purchaser during the period prior to issuance.
The purchase price and the interest rate that will be received on debt securities are fixed at the time the purchaser enters into the commitment. Purchasing a security on a when-issued basis can involve a risk that the market price at the time of delivery may be lower than the agreed-upon purchase price, in which case there could be an unrealized loss at the time of delivery.

    Each Master Portfolio will segregate cash, U.S. Government obligations or other high-quality debt instruments in an amount at least equal in value to the Master Portfolio's commitments to purchase when-issued securities. If the value of these assets declines, the

Master Portfolio will segregate additional liquid assets on a daily basis so that the value of the segregated assets is equal to the amount of such commitments.

    Loans of Portfolio Securities. All of the Master Portfolios may lend securities from their portfolios to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government obligations or other high-quality debt instruments equal to at least 100% of the current market value of the securities loan (including accrued interest thereon) plus the interest payable to such Master Portfolio with respect to the loan is maintained with the Master Portfolio. In determining whether to lend a security to a particular broker, dealer or financial institution, Wells Fargo Bank will consider all relevant facts and circumstances, including the creditworthiness of the broker, dealer, or financial institution. Any loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolios will not enter into any portfolio security lending arrangement having a duration of longer than one year. Any securities that a Master Portfolio may receive as collateral will not become part of the Master Portfolio's portfolio at the time of the loan and, in the event of a default by the borrower, the Master Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Master Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Master Portfolio any accrued income on those securities, and the Master Portfolio may invest the cash collateral and earn additional income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. None of the Master Portfolios will lend securities having a value that exceeds 33 1/3% of the current value of its total assets. Loans of securities by any of the Master Portfolios will be subject to termination at the Master Portfolio's or the borrower's option. The Master Portfolios may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker. Borrowers and placing brokers may not be affiliated, directly or indirectly, with the Company, the Trust, Wells Fargo Bank, or Stephens.

    Futures Contracts and Options Transactions --

    Stock Index Options. The Master Portfolios may purchase and write (i.e., sell) put and call options on stock indices as a substitute for comparable market positions in the underlying securities. Options on stock indices are similar to options on stock except that (a) the expiration cycles of stock index options are monthly, while those of stock options are currently quarterly, and (b) the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount , if any, by which the fixed exercise price of the option exceeds, in the case of a put, or is less than, in the case of a call, the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount depends upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The amount of cash received is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiplier. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset a position in stock index options prior to expiration by entering into a closing transaction on an exchange, or the writer may let the option expire unexercised.

    Futures Contracts and Options on Futures Contracts. Each Master Portfolio may enter into futures contracts and may purchase and write options thereon. Upon the exercise of an option on a futures contract, the writer of the option delivers to the holder of the option the futures position and the accumulated balance in the writer's futures margin account, which represents the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the
futures contract.   The potential loss related to the purchase of options on
futures contracts is limited to the premium paid for the option (plus transaction costs). Because the value of the option is fixed at the time of sale, there are no daily cash payments to reflect changes in the value of the underlying contract; however, the value of the option may change daily, and that change would be reflected in the net asset value of the relevant Master Portfolio.

    Foreign Currency Transactions. If a Master Portfolio enters into a foreign currency transaction or forward contract, such Master Portfolio deposits, if required by applicable regulations, with the Trust's custodian cash or highgrade debt securities in a segregated account of the Master Portfolio in an amount at least equal to the value of the Master Portfolio's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities are placed in the account so that the value of the account equals the amount of the Master Portfolio's commitment with respect to the contract.

    At or before the maturity of a forward contract, a Master Portfolio either may sell a portfolio security and make delivery of the currency, or may retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which such Master Portfolio obtains, on the same maturity date, the same amount of the currency which it is obligated to deliver. If the Master Portfolio retains the portfolio security and engages in an offsetting transaction, such Master Portfolio, at the time of execution of the offsetting transaction, incurs a gain or a loss to the extent that movement has occurred in forward contract prices. Should forward prices decline during the period between the Master Portfolio's entering into a forward contract for the sale of a currency and the date it enters into an offsetting contract for the purchase of the currency, the Master Portfolio will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Master Portfolio will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

    The cost to a Master Portfolio of engaging in currency transactions varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because transactions in currency exchange usually are conducted on a principal basis, no fees or commissions are involved. Wells Fargo Bank (or BGFA, as applicable) considers on an ongoing basis the creditworthiness of the institutions with which a Master Portfolio enters into foreign currency transactions. The use of forward currency exchange contracts does not eliminate fluctuations in the underlying prices of the securities, but it does establish a rate of exchange that can be achieved in the future. If a devaluation generally is anticipated, the Master Portfolio may not be able to contract to sell the currency at a price above the devaluation level it anticipates.


    The purchase of options on currency futures allows a Master Portfolio, for the price of the premium it must pay for the option, to decide whether or not to buy (in the case of a call option) or to sell (in the case of a put option) a futures contract at a specified price at any time during the period before the option expires.

    Future Developments. Each Master Portfolio may take advantage of opportunities in the areas of options and futures contracts and options on futures contracts and any other derivative investments which are not presently contemplated for use by such Master Portfolio or which are not currently available but which may be developed, to the extent such opportunities are both consistent with a Master Portfolio's investment objective and legally permissible for the Master Portfolio. Before entering into such transactions or making any such investment, a Master Portfolio would provide appropriate disclosure in Part A or this Part B.

    Wells Fargo Bank and BGFA use a variety of internal risk management procedures to ensure that derivatives use is consistent with a Master Portfolio's investment objective, does not expose the Master Portfolio to undue risk and is closely monitored. These procedures include providing periodic reports to the Board of Trustees concerning the use of derivatives.

    The use of derivatives by the Master Portfolios also is subject to broadly applicable investment policies. For example, a Master Portfolio may not invest more than a specified percentage of its assets in "illiquid securities," including those derivatives that do not have active secondary markets. Nor may a Master Portfolio use certain derivatives without establishing adequate "cover" in compliance with SEC rules limiting the use of leverage.

    Foreign Obligations. Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, interest may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries. None of the Master Portfolios may invest 25% or more of its assets in foreign obligations.

ITEM 14.  MANAGEMENT OF THE TRUST.

    The following information supplements and should be read in conjunction with the Section in Part A entitled "Management of the Trust".

    Trustees and Officers. The principal occupations during the past five years of the Trustees and principal executive officer of the Trust are listed below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Trustees deemed to be "interested persons" of the Trust for purposes of the Investment Company Act of 1940 (the "1940 Act") are indicated by an asterisk.

NAME, ADDRESS AND AGE                  POSITION                     PRINCIPAL OCCUPATIONS
                                                                    DURING PAST 5 YEARS

Jack S. Euphrat, 73                    Trustee                      Private Investor.
415 Walsh Road
Atherton, CA 94027.

*R. Greg Feltus, 44                    Trustee, Chairman and        Senior Vice President of
                                       President                    Stephens; Manager of Financial
                                                                    Services Group; President of
                                                                    Stephens Insurance Services Inc.;
                                                                    Senior Vice President of Stephens
                                                                    Sports Management Inc.; and
                                                                    President of Investors Brokerage
                                                                    Insurance Inc.

Thomas S. Goho, 53                     Trustee                      T.B. Rose Faculty Fellow-
321 Beechcliff Court                                                Business, Wake Forest University,
Winston-Salem, NC  27104                                            Calloway School of Business and
                                                                    Accountancy; Associate Professor
                                                                    School of Business and Accounting
                                                                    at Wake Forest University since
                                                                    1983.

NAME, ADDRESS AND AGE                  POSITION                     PRINCIPAL OCCUPATIONS
                                                                    DURING PAST 5 YEARS

*Zoe Ann Hines, 46                     Trustee                      Senior Vice President of Stephens
                                                                    and Director of Brokerage
                                                                    Accounting; and Secretary of
                                                                    Stephens Resource Management.

*W. Rodney Hughes, 69                  Trustee                      Private Investor.
31 Dellwood Court
San Rafael, CA 94901

Robert M. Joses, 77                    Trustee                      Private Investor.
47 Dowitcher Way
San Rafael, CA 94901

*J. Tucker Morse, 51                   Trustee                      Private Investor; Real Estate
10 Legrae Street                                                    Developer; Chairman of
Charleston, SC 29401                                                Renaissance Properties Ltd.;
                                                                    President of Morse Investment
                                                                    Corporation; and Co-Managing
                                                                    Partner of Main Street Ventures.

Richard H. Blank, Jr., 39              Chief Operating Officer,     Associate of Financial Services
                                       Secretary and Treasurer      Group of Stephens; Director of
                                                                    Stephens Sports Management Inc.;
                                                                    and Director of Capo Inc.

                              COMPENSATION TABLE
                              ------------------

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                                   AGGREGATE COMPENSATION FROM        TOTAL COMPENSATION FROM
NAME AND POSITION                  REGISTRANT                         REGISTRANT AND FUND COMPLEX

Jack S. Euphrat                                   $0                               $39,750
Trustee

*R Greg Feltus                                     0                                 $0
Trustee

Thomas S. Goho                                     0                               $39,750
Trustee

*Zoe Ann Hines                                     0                                 $0
Trustee

*W. Rodney Hughes                                  0                               $37,000
Trustee

Robert M. Joses                                    0                               $39,000
Trustee

*J. Tucker Morse                                   0                               $33,250
Trustee

        Trustees of the Trust who are officers or employees of Stephens or Wells Fargo Bank are not compensated by the Trust for their services but are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. Trustees who are affiliated with Stephens or Wells Fargo Bank also do not receive compensation from the Trust and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. Each of the Officers and Trustees of the Trust serves in the identical capacity as Officers and Directors of Overland Express Funds, Inc., Stagecoach Funds, Inc. and Masterworks Funds, Inc., and as Trustees and/or Officers of Stagecoach Trust, Master Investment Portfolio, Life & Annuity Trust and Managed Series Investment Trust, each of which are registered open-end management investment companies and each of which is considered to be in the same "fund complex", as such term is defined in Form N-1A under the 1940 Act, as the Trust. The Trustees are compensated annually by other Companies and Trusts within the fund complex for their services as Directors/Trustees to such Companies and Trusts. Currently, the Trustees do not receive any compensation from the Trust (although they are reimbursed for out-of-pocket expenses) and do not receive any retirement benefits or deferred compensation from the Trust or fund complex.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

        As of the date of this Part B, the Overland Sweep, Short-Term Municipal Income, Short-Term Government-Corporate Income and Strategic Growth Funds of Overland Express Funds, Inc. owned at least 25% of the outstanding interests in the CIT, Short-Term Municipal Income, Short-Term Government-Corporate Income and Capital Appreciation Master Portfolios, respectively. Therefore, each Fund could be considered to be a "controlling person" of the respective Master Portfolio for purposes of the 1940 Act. Overland Express Funds, Inc. is a Maryland corporation and a registered open-end management investment company. The address of Overland Express is 111 Center Street, Little Rock, Arkansas 72201. As of the date of this Part B, there were no 25% shareholders of the Asset Allocation, Corporate Stock or U.S. Government Allocation Master Portfolios. However, upon conversion of the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds to master/feeder structure it is expected that each such Fund will own more than 25% of the outstanding interests of the corresponding Master Portfolio and would be considered a "controlling person" of such Master Portfolio for purposes of the 1940 Act. The address of Stagecoach Funds is 111 Center Street, Little Rock, Arkansas 72201.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

INVESTMENT ADVISER -- Pursuant to separate advisory contracts ("Investment Advisory Agreements"), between the Trust and Wells Fargo Bank, each Master Portfolio is advised by Wells Fargo Bank. Each Investment Advisory Agreement provides that Wells Fargo Bank will furnish to each Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of such Master Portfolio. Pursuant to the Investment Advisory Agreements, Wells Fargo Bank furnishes the Board of Trustees with periodic reports on the investment strategy and performance of each Master Portfolio.

        Wells Fargo Bank has agreed to provide to each Master Portfolio, among other things, money market and fixed- income research, analysis and statistical and economic data and information concerning interest rate and security market trends, portfolio composition, credit conditions and average maturities of the investments of each Master Portfolio.

        Each Investment Advisory Agreement will continue in effect for more than two years from the effective date provided the continuance is approved annually (i) by the holders of a majority of the applicable Master Portfolio's outstanding proportionate interests or by the Board of Trustees of the Trust and (ii) by a majority of the Trustees of the Trust who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the Act) of any such party. Each Investment Advisory Agreement may be terminated on 60 days' written notice by either party and terminates automatically by its terms if assigned.

        BGFA serves as investment sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios. Wells Fargo Bank has agreed to pay BGFA for its sub-advisory services an annual fee equal to (i) $40,000 plus 0.08% of the average daily net assets of the Corporate Stock Master Portfolio; (ii) 0.20% of the average daily net assets of the Asset Allocation Master Portfolio; and (iii) $40,000 plus 0.15% of the average daily net assets of the U.S. Government Master Portfolio. Such sub-advisory services are provided by BGFA pursuant to a Sub- Investment Advisory Agreement (the "Sub-Advisory Agreement") dated April 30, 1996 with Wells Fargo Bank. Subject to the direction of the Trust's Board of Trustees and the overall supervision and control of Wells Fargo Bank and the Trust, BGFA is responsible for investing and reinvesting such Master Portfolio's assets. BGFA shall furnish to Wells Fargo Bank periodic reports on the investment activity and performance of the Master Portfolios, and such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers shall reasonably request. As to each Master Portfolio, the Sub-

Advisory Agreement has an initial two-year term, and will thereafter be subject to annual approval by (i) the Trust's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding securities of such Master Portfolio, provided that in either event the continuance also is approved by a majority of the Trust's Board of Trustees who are not interested persons (as defined in the 1940 Act) of the Master Portfolio or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Master Portfolio, the Sub-Advisory Agreement is terminable without penalty, on 60 days' written notice, by the Trust's Board of Trustees or by vote of the holders of a majority of such Master Portfolio's interests. The Sub-Advisory Agreement terminates automatically upon an assignment (as defined in the 1940 Act).

        BGFA was created by the reorganization of Wells Fargo Nikko Investment Advisors ("WFNIA"), a former affiliate of Wells Fargo Bank, with and into an affiliate of Wells Fargo Institutional Trust Company N.A. Subject to the direction of the Trust's Board of Trustees and the overall supervision and control of Wells Fargo Bank and the Trust, BGFA is responsible for investing and reinvesting the Master Portfolios' assets. BGFA has agreed to furnish to Wells Fargo Bank periodic reports on the investment activity and performance of the Master Portfolios, and such additional reports and information as Wells Fargo Bank and the Trust's Board of Trustees and officers shall reasonably request.

        For the years ended December 31, 1993, 1994 and 1995, the CIT Master Portfolio, the Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio paid to Wells Fargo Bank the advisory fees indicated below and Wells Fargo Bank waived the indicated amounts:

                                          1993                         1994                          1995

                                    Fees           Fees          Fees          Fees           Fees           Fees
             Fund                   Paid          Waived         Paid         Waived          Paid          Waived
  ------------------------------------------------------------------------------------------------------------------
  Cash Investment Trust           $861,200        $   0         $1,245,341    $181,344      $1,902,572      $255,082

  Short-Term Government-              N/A           N/A         $    0        $    731      $    0          $ 11,944
  Corporate*

  Short-Term Municipal                N/A           N/A         $    0        $  7,879      $    0          $ 62,512
  Income*

-------------------------------
*The Short-Term Government Corporate Income Master Portfolio and the Short-Term Municipal Income Master Portfolio commenced operations on September 19, 1994 and June 3, 1994, respectively.

        For the years ended December 31, 1993, 1994 and 1995, the Asset Allocation, Corporate Stock, Strategic Growth and U.S. Government Allocation Funds paid to Wells Fargo Bank the advisory fees indicated below and Wells Fargo Bank waived the indicated amounts:

                                          1993                         1994                        1995

                                   Fees           Fees           Fees          Fees          Fees          Fees
            Fund                   Paid          Waived          Paid         Waived         Paid         Waived
 ----------------------------------------------------------------------------------------------------------------
 Asset Allocation                $3,136,581       $0           $3,907,880        $0       $3,814,364        $0

 Corporate Stock                 $1,248,207       $0           $1,259,739        $0       $1,398,439        $0

 Strategic Growth                    $0         $68,217        $  197,689     $9,550      $  302,821        $0

 U.S. Government Allocation      $1,090,400       $0           $1,034,079        $0       $  680,049        $0


        For the years ended December 31, 1993, 1994 and 1995, Wells Fargo Bank paid to WFNIA the sub-advisory fees indicated below with respect to such Funds:

                                   1993                  1994                 1995

                                   Fees                  Fees                 Fees
            Fund                   Paid                  Paid                 Paid
 -------------------------------------------------------------------------------------
 Asset Allocation               $ 1,586,982           $ 2,106,980           $2,043,249

 Corporate Stock                $   239,319           $   241,489           $  269,787

 U.S. Government Allocation     $   366,951           $   353,761           $  244,478


        Morrison & Foerster LLP, counsel to the Company and the Trust and special counsel to Wells Fargo Bank, BGFA, and BZW Barclays Global Investors, N.A. ("BGI"), has advised the Company, the Trust, Wells Fargo Bank, BGFA, BGI and each Master Portfolio that (i) Wells Fargo Bank should be able to perform the services contemplated by the Investment Advisory Contracts, the Agency Agreements and the applicable Custody Agreements without violation of the Glass-Steagall Act, (ii) BGFA should be able to perform the services contemplated in the Sub-Advisory Agreement and Part A relating to certain of the Master Portfolios, and (iii) BGI should be





                                       31
,
able to perform the services contemplated in the applicable Custodian Agreement and Part A. Such counsel has pointed out, however, that there are no controlling judicial or administrative interpretations or decisions and that future judicial or administrative interpretations of, or decisions relating to, present federal or state statutes and regulations relating to the permissible activities of banks and their subsidiaries or affiliates, as well as future changes in federal or state statutes and regulations and judicial or administrative decisions or interpretations thereof, could prevent Wells Fargo Bank from continuing to perform, in whole or in part, such services. If Wells Fargo Bank were prohibited from performing any of such services, it is expected that new agreements would be proposed or entered into with another entity or entities qualified to perform such services.

ADMINISTRATOR -- The Trust has retained Stephens to serve as administrator on behalf of each Master Portfolio. Under the Administration Agreement, Stephens, in connection therewith, furnishes each Master Portfolio of the Trust with office facilities, together with those ordinary clerical and bookkeeping services that are not being furnished by Wells Fargo Bank.

        The Short-Term Municipal Income, Short-Term Government-Corporate Income, Capital Appreciation, Corporate Stock, Asset Allocation, and U.S. Government Allocation Master Portfolios are not charged administrative fees so long as Stephens is entitled to administrative fees payable by a feeder fund that invests substantially all of its assets in the applicable Master Portfolio. The CIT and Tax-Free Money Market Master Portfolios pay Stephens a monthly fee at the annual rate of 0.025% and 0.05% of their respective average daily net assets as compensation for providing administrative services.

        Stephens is entitled to receive from the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds monthly fees at the annual rate of 0.03% of such Funds average daily net assets and is entitled to receive from the Strategic Growth Fund monthly fees of 0.15% of such Fund's average daily net assets as compensation for administrative services.

        For the years ended December 31, 1993, 1994 and 1995, the CIT Master Portfolio and the Asset Allocation, Corporate Stock, Strategic Growth and U.S. Government Allocation Funds paid administrative fees to Stephens as follows:

                                      1993                  1994                  1995

            Fund/                     Fees                  Fees                  Fees
      Master Portfolio                Paid                  Paid                  Paid
----------------------------------------------------------------------------------------
 CIT Master Portfolio                 $86,120             $142,669              $215,765

 Asset Allocation                    $238,347             $315,787              $306,436

 Corporate Stock                      $74,804              $75,748               $92,555

 Strategic Growth                     $20,483              $62,623               $91,128

 U.S. Government Allocation           $65,395              $62,168               $40,803


Custodian and Transfer and Dividend Disbursing Agent -- Wells Fargo Bank acts as Custodian to all of the Trust's Master Portfolios other than the Corporate Stock, Asset Allocation, and U.S. Government Allocation Master Portfolios, for which BGI, after April 29, 1996, acts as Custodian.

        The applicable Custodian, among other things, maintains a custody account or accounts in the name of each Master Portfolio under its service arrangement; receives and delivers all assets for each Master Portfolio upon purchase and upon sale or maturity; collects and receives all income and other payments and distributions on account of the assets of each such Master Portfolio and pays all expenses of each such Master Portfolio. For its services as Custodian, the Trust has agreed to pay Wells Fargo Bank an annual fee of .0167% of the average daily net assets of each Master Portfolio to which it provides services, plus certain fees on a transaction basis.

        For the year ended December 31, 1995, the CIT Master Portfolio paid Wells Fargo Bank $149,559 for its services as custodian. For the year ended December 31, 1995, Wells Fargo Bank waived all of the custodian fees payable to it by the Short-Term Municipal Income and the Short-Term Government-Corporate Income Master Portfolios. For the year ended December 31, 1995, the Strategic Growth Fund paid Wells Fargo Bank $22,191 for its services as custodian to such Fund. For the year ended December 31, 1995, the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds did not pay Wells Fargo Bank or WFITC any fee for providing custodial services.

        Wells Fargo Bank has been retained to act as Transfer and Dividend Disbursing Agent for each Master Portfolio of the Trust. For its services as Transfer and Dividend Disbursing Agent, Wells Fargo Bank is entitled to receive a fee of 0.05% of each Master Portfolio's average daily net assets. For the year ended December 31, 1995, Wells Fargo Bank waived all fees payable to it by the CIT, Municipal Income and Government-Corporate Master Portfolios.

INDEPENDENT AUDITORS -- KPMG Peat Marwick LLP has been selected as the independent auditors for the Master Portfolios. KPMG Peat Marwick LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG Peat Marwick LLP's address is Three Embarcadero Center, San Francisco, California 94111.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

        None of the Master Portfolios of the Trust has an obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities. Subject to policies established by the Trust's Board of Trustees, Wells Fargo Bank is responsible for each Master Portfolio's investment decisions and the placing of portfolio transactions. In placing orders, it is the policy of each Master Portfolio to obtain the best results taking into account the dealer's general execution and operational facilities, the type of transaction involved and other factors such as the dealer's risk in positioning the securities involved. While Wells Fargo Bank generally seeks reasonably competitive spreads or commissions, the Master Portfolio will not necessarily be paying the lowest spread or commission available.

        As to the Capital Appreciation Master Portfolio, the Corporate Stock Master Portfolio and the Asset Allocation Master Portfolio, purchases and sales of equity securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in light of generally prevailing rates. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, Stephens or Wells Fargo Securities Inc. In the over-the-counter-market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount.

        Debt securities normally are purchased or sold from or to dealers serving as market makers for the securities at a net price. A Master Portfolio also may purchase portfolio securities in underwritten offerings or directly from an issuer. Generally debt obligations are traded on a net basis and do not involve brokerage commissions. The cost of executing the portfolio securities transactions consists primarily of dealer spreads and underwriting commissions.

        Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order is obtained from the SEC or an exemption is otherwise available. A Master Portfolio may purchase securities from underwriting syndicates of which Stephens or Wells Fargo Bank is a member under certain conditions in accordance with the provisions of a rule adopted under the 1940 Act and in compliance with procedures adopted by the Master Portfolio's Board of Trustees.

        Except for the portfolio securities of the Capital Appreciation Master Portfolio, the Corporate Stock Master Portfolio, and the Asset Allocation Master Portfolio, purchases and sales of the investment securities of the Master Portfolios usually are principal transactions. Securities of each Master Portfolio normally are purchased or sold from or to dealers serving as market makers for the securities at a net price. Each Master Portfolio also may purchase portfolio securities in underwritten offerings and may purchase securities directly from the issuer. Generally, taxable money market securities are traded on a net basis and do not involve brokerage commissions. The cost of executing securities transactions of the Master Portfolios consists primarily of dealer spreads and underwriting commissions.

        Wells Fargo Bank, as the investment adviser to the Master Portfolios, may, in circumstances in which two or more dealers are in a position to offer comparable results for a portfolio transaction, give preference to a dealer that has provided statistical or other research services to Wells Fargo Bank. By allocating transactions in this manner, Wells Fargo Bank is able to supplement its research and analysis with the views and information of securities firms. Information so received is in addition to, and not in lieu of, the services required to be performed by Wells Fargo Bank under the Investment Advisory Contracts, and the expenses of Wells Fargo Bank are not necessarily reduced as a result of the receipt of this supplemental research information. Furthermore, research services furnished by dealers through which Wells Fargo Bank places securities transactions for the Master Portfolios may be used by Wells Fargo Bank in servicing its other accounts, and not all of these services may be used by Wells Fargo Bank in connection with advising the Master Portfolios.

        BROKERAGE COMMISSIONS -- For the years ended December 31, 1994 and 1995, the CIT Master Portfolio, Government- Corporate Income Master Portfolio and Municipal Income Master Portfolio did not pay any brokerage commissions.

        For the years ended December 31, 1994 and 1995 the Strategic Growth Fund paid brokerage commissions in the amount of $171,356 and $190,359, respectively. Brokerage commissions were not paid to any affiliated brokers.

        For the year ended December 31, 1993, the Asset Allocation Fund and the Corporate Stock Fund paid brokerage commissions in the amounts of $294,861 and $30,123, respectively. For the year ended December 31, 1994, the Asset Allocation Fund and the Corporate Stock Fund paid brokerage commissions in the amounts of $99,002 and $31,896, respectively. For the year ended December 31, 1995, the Asset Allocation Fund and Corporate Stock Fund paid brokerage commissions in the amounts of $34,488 and $8,697, respectively. The U.S. Government Allocation Fund did not pay any brokerage commissions during 1995 and none of these Funds paid brokerage commissions to affiliated brokers.

        SECURITIES OF REGULAR BROKER/DEALERS -- As of December 31, 1995, the Master Portfolios owned securities of their "regular brokers or dealers" or their parents, as defined in the 1940 Act as follows: the CIT Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio held debt securities of Goldman Sachs in amounts equal to $52,415,000 and $93,000, respectively.

        As of December 31, 1995, the Capital Appreciation Master Portfolio's predecessor fund, the Strategic Growth Fund of Overland Express Funds, Inc. held a Goldman Sachs Pooled Repurchase Agreement in an amount of $1,638,000.
As of the same date, the predecessor funds to the Asset Allocation Corporate Stock and U.S. Government Allocation Master Portfolio owned securities of their "regular brokers or dealers" or their parents as defined in the 1940 Act as follows: the Asset Allocation Fund downed securities of J.P. Morgan & Co., Inc., in the amount of $1,895,104. The Corporate Stock and U.S. Government Allocation Funds did not own such securities as of said date.

        PORTFOLIO TURNOVER -- Portfolio turnover generally involves some expense to a Master Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and the reinvestment in other securities. To the extent the Master Portfolios invest in government and municipal securities, a high portfolio turnover rate should not result in the Master Portfolios paying substantially more brokerage commissions, since most transactions in government securities and municipal securities are effected on a principal basis. In addition, a high portfolio turnover rate should not adversely affect the CIT or Tax-Free Money Market Master Portfolios that generally consist of obligations with relatively short maturities because portfolio transactions for these Master Portfolios ordinarily are made directly with principals on a net basis and, consequently, neither Master Portfolio typically incurs brokerage expenses.

        Portfolio turnover also can generate short-term capital gains tax consequences. The portfolio turnover rate is not a limiting factor when Wells Fargo Bank deems portfolio changes appropriate.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

        The Trust is a business trust organized under the laws of Delaware. In accordance with Delaware law and in connection with the tax treatment sought by the Trust, its

Declaration of Trust provides that investors will be personally responsible for liabilities and obligations of each Master Portfolio of the Trust, but only to the extent the Trust property is insufficient to satisfy such liabilities and obligations. The Declaration of Trust also provides for the Trustees to maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, the investors, Trustees, officers, employees and agents covering possible tort and other liabilities, and that investors will be indemnified to the extent they are held liable for a disproportionate share of a Master Portfolio's obligations. Thus, the risk of an investor incurring financial loss on account of personal liability is limited to circumstances in which the investor's liability is disproportionate to its investment and inadequate insurance exists.

        The Declaration of Trust further provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act. Nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Trustee's office.

        As used in Part A and Part B, the term "majority," when referring to approvals to be obtained from investors in each Master Portfolio of the Trust, means the vote of the lesser of (i) 67% of the Master Portfolio's outstanding proportionate interests represented at a meeting if the holders of more than 50% of the Master Portfolio's outstanding proportionate interests are present in person or by proxy, or (ii) more than 50% of the Master Portfolio's outstanding proportionate interests.

        The Trust may dispense with annual meetings of investors in any year in which it is not required to elect Trustees under the 1940 Act. However, the Trust is required to hold a special meeting of its investors for the purpose of voting on the question of removal of a Trustee or Trustees if requested in writing by the holders of at least 10% of the Master Portfolios of the Trust's outstanding proportionate interests, and to assist in communicating with other investors as required by Section 16(c) of the 1940 Act.

        A Master Portfolio of the Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Trust), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors of a Master Portfolio (with the vote of each being in proportion to their respective percentages of the beneficial interests in the Master Portfolio) will be sufficient. A Master Portfolio of the Trust may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of their investment) or (ii) by the Trustees of the Trust by written notice to the Master Portfolio's investors. In the event of the liquidation or dissolution of a Master Portfolio, investors are entitled to receive their pro rata share of all assets available for distribution.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

        Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in a Master Portfolio of the Trust may only be made by registered broker/dealers or by investment companies, insurance company separate accounts, common or commingled trust funds, group trusts or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

        Net asset value per interest of the CIT Master Portfolio of the Trust is determined by the Custodian of the Trust on each Bank Business Day. Net asset value per interest of the Capital Appreciation Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio, the Short-Term Municipal Income Master Portfolio, the Tax-Free Money Market Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio, and the U.S. Government Allocation Master Portfolio is determined by the Custodian of the Trust on each Business Day.

CIT MASTER PORTFOLIO AND THE TAX-FREE MONEY MARKET MASTER PORTFOLIO -- As indicated in Part A, the CIT Master Portfolio and the Tax-Free Money Market Master Portfolio each uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to investors may differ somewhat from that which could be obtained from a similar fund that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in a fund using solely market values, and existing Master Portfolio investors would receive correspondingly less income. The converse would apply during periods of rising interest rates.

        Rule 2a-7 provides that, in order to value its portfolio using the amortized cost method, the Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less, and invest only in Eligible Securities determined by the Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features. Pursuant to the Rule, the Board has established procedures designed to stabilize, to the extent reasonably possible, the Master Portfolio's net asset value. Such procedures include review of a Master Portfolio's holdings by the Board of Trustees at such intervals as it may deem appropriate to determine whether the Master Portfolio's net asset value calculated by using available market quotations deviates within 1/2 of the 1% of the value based on amortized cost. The extent of any deviation is examined by the Board of Trustees. If such deviation exceeds 1/2 of 1%, the Board promptly considers what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors, the Board will take such corrective action as it regards as necessary and appropriate, including the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or establishing a net asset value by using available market quotations.

OTHER MASTER PORTFOLIOS -- The net asset value of the Capital Appreciation Master Portfolio, the Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio, the Corporate Stock Master Portfolio, the Asset Allocation Master Portfolio and the U.S. Government Allocation Master Portfolio is determined on each Business Day.

        The net asset value per interest for these Master Portfolios is determined by dividing the value of the total assets of a Master Portfolio less the Master Portfolio's liabilities by the total number of outstanding interests. The value of assets of these Master Portfolios (other than debt obligations maturing in 60 days or less) is determined at the close of regular trading on the New York Stock Exchange, which is currently 4:00 p.m. New York time. Except for debt obligations with remaining maturities of 60 days or less which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined in good faith by the Board of Trustees. The valuation may be provided by independent pricing services.

ITEM 20.  TAX STATUS.

        Under the anticipated method of operation of the Master Portfolios of the Trust, none of the Master Portfolios will be subject to any federal income tax. However each investor in a Master Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Trust) of a Master Portfolio's taxable income in determining the investor's income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, ("Code") and regulations promulgated thereunder. Each Master Portfolio's taxable year-end is December 31.
Although, as described above, the Master Portfolios will not be subject to federal income tax, each will file appropriate income tax returns.

        It is intended that each Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in a Master Portfolio of the Trust will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested substantially all of its assets in a Master Portfolio. Each Master Portfolio will be treated as a non-publicly traded partnership rather than a regulated investment company or a corporation under the Code. As a non-publicly traded partnership under the Code, any interest, dividends and gains or losses of a Master Portfolio of the Trust will be deemed to have been "passed through" to investors in such Master Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Master Portfolio. Accordingly, if a Master Portfolio were to accrue but not distribute any interest, dividends or gains, an investor would be deemed to have realized and recognized its proportionate share of interest, dividends or gains without receipt of any corresponding distribution. However, each Master Portfolio will seek to minimize recognition by investors of interest, dividends or gains without a corresponding distribution.

        Investors' capital accounts will be adjusted on a daily basis to reflect additional investments or withdrawals and any increase or decrease in net asset value. For purposes of determining fair market value of the CIT Master Portfolio's and the Tax-Free Money Market Master Portfolio's assets, such Master Portfolios use the amortized cost method of valuation under Rule 2a-7 under the Act. The investments of other Master Portfolios are valued each business day using available market quotations or at fair value as determined by one or more independent primary services (collectively the "Service") approved by the Trust's Board of Trustees. The Service may use available market quotations, employ electronic data processing techniques and/or a matrix system to determine valuations. The Service's procedures are reviewed by the Trust's officers under the general supervision of the Trust's Board of Trustees. Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the net asset value of a Master Portfolio's shares.

ITEM 21.  UNDERWRITERS.

        The distributor and exclusive placement agent for the Master Portfolios is Stephens, which receives no additional compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trusts and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in a Master Portfolio of the Trust.

ITEM 22.  CALCULATIONS OF PERFORMANCE DATA.

        Not applicable.

ITEM 23.  FINANCIAL INFORMATION.

        The audited financial statements and portfolio of investments for the CIT, Municipal Income and Government- Corporate Income Master Portfolios and for certain of the funds of Overland Express Funds, Inc. are attached to the SAI.

                                    APPENDIX

        The following is a description of the ratings given by Moody's and S&P to corporate and municipal bonds, municipal notes, and corporate and municipal commercial paper.

Corporate and Municipal Bonds

        Moody's: The four highest ratings for corporate and municipal bonds are "Aaa," "Aa," "A" and "Baa." Bonds rated "Aaa" are judged to be of the "best quality" and carry the smallest amount of investment risk. Bonds rated "Aa" are of "high quality by all standards," but margins of protection or other elements make long-term risks appear somewhat greater than "Aaa" rated bonds. Bonds rated "A" possess many favorable investment attributes and are considered to be upper medium grade obligations. Bonds rated "Baa" are considered to be medium grade obligations; interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds have speculative characteristics as well. Moody's applies numerical modifiers:
1, 2 and 3 in each rating category from "Aa" through "Baa" in its rating system. The modifier 1 indicates that the security ranks in the higher end of its category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end.

        S&P: The four highest ratings for corporate and municipal bonds are "AAA," "AA," "A" and "BBB." Bonds rated "AAA" have the highest ratings assigned by S&P and have an extremely strong capacity to pay interest and repay principal. Bonds rated "AA" have a "very strong capacity to pay interest and repay principal" and differ "from the highest rated issued only in small degree." Bonds rated "A" have a "strong capacity" to pay interest and repay principal, but are "somewhat more susceptible" to adverse effects of changes in economic conditions or other circumstances than bonds in higher rated categories. Bonds rated "BBB" are regarded as having an "adequate capacity" to pay interest and repay principal, but changes in economic conditions or other circumstances are more likely to lead to a "weakened capacity" to make such repayments. The ratings from "AA" to "BBB" may be modified by the addition of a plus or minus sign to show relative standing within the category.

Municipal Notes

        Moody's: The highest ratings for state and municipal short-term obligations are "MIG 1," "MIG 2," and "MIG 3" (or "VMIG 1," "VMIG 2" and "VMIG 3" in the case of an issue having a variable rate demand feature). Notes rated "MIG 1" or "VMIG 1" are judged to be of the "best quality." Notes rated "MIG 2" or "VMIG 2" are of "high quality," with margins of protections "ample although not as large as in the preceding group." Notes rated "MIG 3" or "VMIG 3" are of "favorable quality," with all security elements accounted for, but lacking the strength of the preceding grades.

        S&P: The "SP-1" rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated "SP-1+." The "SP-2" rating reflects a "satisfactory capacity" to pay principal and interest.

Corporate and Municipal Commercial Paper

        Moody's: The highest rating for corporate and municipal commercial paper is "P-1" (Prime-1). Issuers rated "P-1" have a "superior capacity for repayment of short-term promissory obligations." Issuers rated "P-2" (Prime-2) "have a strong capacity for repayment of short-term promissory obligations," but earnings trends, while sound, will be subject to more variation.

        S&P: The "A-1" rating for corporate and municipal commercial paper indicates that the "degree of safety regarding timely payment is either overwhelming or very strong." Commercial paper with "overwhelming safety characteristics" will be rated "A-1+." Commercial paper with a strong capacity for timely payments on issues will be rated "A-2."

Corporate Notes

        S&P: The two highest ratings for corporate notes are "SP-1" and "SP-2." The "SP-1" rating reflects a "very strong or strong capacity to pay principal and interest." Notes issued with "overwhelming safety characteristics" will be rated "SP-1+." The "SP-2" rating reflects a "satisfactory capacity" to pay principal and interest.

STATEMENT OF ASSETS AND LIABILITIES - DECEMBER 31, 1995

                                                                           OVERLAND SWEEP FUND

 ...............................................................................

ASSETS
INVESTMENTS:
  In interests in Cash Investment Trust, at value                                            $  1,209,960,920
  Receivables:
    Interest                                                                                        5,346,989
Organization expenses, net of amortization                                                             26,071
Prepaid expenses                                                                                       10,383
TOTAL ASSETS                                                                                    1,215,344,363
LIABILITIES
Payables:
  Distribution to shareholders                                                                      4,428,431
  Due to sponsor and distributor (Note 2)                                                           1,087,157
  Due to transfer agent (Note 2)                                                                      597,191
  Other                                                                                                48,483
TOTAL LIABILITIES                                                                                   6,161,262
NET ASSETS
                                                                                             $  1,209,183,101

COMPUTATION OF NET ASSET VALUE AND OFFERING PRICE
Net Assets                                                                                   $  1,209,183,101
Shares Outstanding                                                                              1,209,183,101
Net Asset Value Per Share                                                                    $           1.00

 ...............................................................................

At December 31, 1995 net assets were comprised predominately of paid-in-capital.

The Overland Sweep Fund seeks to maintain a net asset value of $1.00 per share. There is no assurance that the Fund will be able to do so.

  The accompanying notes are an integral part of these financial statements.

                           STATEMENT OF OPERATIONS
                    - FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                           OVERLAND SWEEP FUND

 ...............................................................................

INVESTMENT INCOME ALLOCATED FROM CASH INVESTMENT TRUST
Interest income allocated from Cash Investment Trust                                            $  51,213,316
Expenses allocated from Cash Investment Trust                                                      (2,815,815)
Waived expenses from Cash Investment Trust                                                            252,531
NET INVESTMENT INCOME ALLOCATED FROM CASH INVESTMENT TRUST                                         48,650,032
EXPENSES (NOTE 2):
Adminstration fees                                                                                    215,624
Transfer Agency fees                                                                                3,018,737
Distribution fees                                                                                   4,743,731
Amortization of organization expenses                                                                  35,004
Legal and audit                                                                                       112,385
Other                                                                                                  45,452
TOTAL EXPENSES                                                                                      8,170,933
NET INVESTMENT INCOME AND NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS                                                                       $  40,479,099

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

                     STATEMENTS OF CHANGES IN NET ASSETS

                                                                               OVERLAND SWEEP FUND
                                                                       For The Year         For The Year
                                                                   Ended Dec. 31, 1995  Ended Dec. 31, 1994
INCREASE IN NET ASSETS
OPERATIONS:
  Net investment income and net increase in net assets resulting
  from operations                                                  $        40,479,099  $        18,338,584
DISTRIBUTION TO SHAREHOLDERS:
  From net investment income                                               (40,479,099)         (18,338,412)
CAPITAL SHARE TRANSACTIONS AT $1.00 PER SHARE:
  Shares sold                                                            3,237,176,288        2,310,876,149
  Dividend reinvestments                                                         5,201                3,061
  Cost of shares redeemed                                               (2,840,557,449)      (2,026,392,087)
NET INCREASE IN NET ASSETS RESULTING FROM
 CAPITAL SHARE TRANSACTIONS                                                396,624,040          284,487,123
INCREASE IN NET ASSETS
                                                                           396,624,040          284,487,295

NET ASSETS:
 Beginning net assets                                                      812,559,061          528,071,766
  ENDING NET ASSETS                                                $     1,209,183,101  $       812,559,061

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

SELECTED DATA FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                                      OVERLAND SWEEP FUND(3)
                                                              ..............................................
                                                                  Year Ended      Year Ended      Year Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                   $1.00           $1.00           $1.00
                                                                      ------          ------          ------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income                                                 0.05            0.03            0.02
                                                                       -----           -----           -----
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.05)          (0.03)          (0.02)
                                                                       -----           -----           -----
NET ASSET VALUE, END OF PERIOD                                         $1.00           $1.00           $1.00
                                                                      ------          ------          ------
                                                                      ------          ------          ------
TOTAL RETURN (NOT ANNUALIZED)                                          4.80%           3.11%           1.97%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                 $1,209,183        $812,559        $528,072
  Number of shares outstanding, end of period (000)                1,209,183         812,559         528,072
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED)(4):
  Ratio of expenses to average net assets(1)                           1.25%           1.25%           1.25%
  Ratio of net investment income to average net assets(2)              4.70%           2.92%           1.67%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
   fees and reimbursed expenses:                                       1.28%           1.33%           1.31%
(2) Ratio of net investment income to average net assets
   prior to waived fees and reimbursed expenses:                       4.67%           2.84%           1.61%

 ...............................................................................

(3)  THE FUND COMMENCED OPERATIONS OCTOBER 1, 1991
(4) THESE RATIOS INCLUDE EXPENSES CHARGED TO CIT. PRIOR YEAR RATIOS HAVE BEEN ADJUSTED FOR COMPARABILITY PURPOSES.

  The accompanying notes are an integral part of these financial statements.

                              OVERLAND SWEEP FUND(3) (CONT.)
                              ..............................
                                 Year Ended    Period Ended
                               Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $1.00           $1.00
                                      ------          ------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income                 0.03            0.01
                                       -----           -----
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.03)          (0.01)
                                       -----           -----
NET ASSET VALUE, END OF
 PERIOD                                $1.00           $1.00
                                      ------          ------
                                      ------          ------
TOTAL RETURN (NOT
ANNUALIZED)                            2.31%           0.93%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                           $253,617         $14,010
  Number of shares
    outstanding, end of
    period (000)                     253,628          14,010
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED)(4):
  Ratio of expenses to
    average net assets(1)              1.24%           1.23%
  Ratio of net investment
    income to average net
    assets(2)                          2.20%           3.46%
 ...........................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses:                1.51%           6.92%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses:                           1.93%           (2.23)%

 ...............................................................................

(3)  THE FUND COMMENCED OPERATIONS OCTOBER 1, 1991
(4) THESE RATIOS INCLUDE EXPENSES CHARGED TO CIT. PRIOR YEAR RATIOS HAVE BEEN ADJUSTED FOR COMPARABILITY PURPOSES.

  The accompanying notes are an integral part of these financial statements.

                             OVERLAND SWEEP FUND

                        NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Overland Sweep Fund (the "Fund") is a series of Overland Express Funds, Inc. (the "Company"), which is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, open-end management investment company. The Company commenced operations on April 7, 1988 and consists of twelve separate funds (the "Funds"): the Asset Allocation, California Tax-Free Bond, California Tax-Free Money Market, Money Market, Municipal Income, Overland Sweep, Short-Term Government-Corporate Income, Short-Term Municipal Income, Strategic Growth, U.S. Government Income, U.S. Treasury Money Market and Variable Rate Government Funds. These financial statements represent only the Overland Sweep Fund (the "Fund").

The following significant accounting policies are consistently followed by the Fund in the preparation of its financial statements, and such policies are in conformity with Generally Accepted Accounting Principles for investment companies.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT POLICY AND SECURITY VALUATION

The Fund invests only in interests of the Cash Investment Trust Master Portfolio ("CIT") of the Master Investment Trust (the "Trust"). CIT has the same investment objective as the Fund. The value of the Fund's investment in CIT reflects the Fund's interest in CIT (99.99%). CIT invests only in securities with remaining maturities not exceeding 397 days (thirteen months), including obligations of the U.S. Government, bankers acceptances, commercial paper and certain floating-and variable-rate instruments. Certain of these floating- and variable-rate instruments may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity.

CIT uses the amortized cost method to value its portfolio securities and attempts to maintain a constant net asset value of $1.00 per interest. There is no assurance that CIT will meet this goal. The amortized cost method involves valuing a security at its cost, plus accretion of discount or minus amortization of premium over the period until maturity, which approximates market value.

SECURITY TRANSACTIONS AND INCOME RECOGNITION

The Fund records security transactions in CIT on the date interests are purchased or sold (trade date). Interest income is recognized on a daily accrual basis. Realized gains or losses are reported on the basis of identified cost of securities delivered.

                             OVERLAND SWEEP FUND

                        NOTES TO FINANCIAL STATEMENTS

DISTRIBUTIONS TO SHAREHOLDERS

Dividends to shareholders are declared daily and distributed monthly. Any distributions to shareholders from net realized capital gains are declared and distributed annually.

FEDERAL INCOME TAXES

The Company's policy is for the Fund to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all its net investment income to its shareholders. Therefore, no federal or state income tax provision is required. Cost for federal income tax purposes is the same as for financial statement purposes. The Overland Sweep Fund has a capital loss carryforward of $85,119, which will expire in the year 2002 and $606,577 which will expire in 2003. The Board of Directors intends to offset net capital gains with the capital loss carryforward until the carryforward has been fully utilized or expires. No capital gain distribution shall be made until the capital loss carryforward has been fully utilized or has expired.

ORGANIZATION EXPENSES

Stephens Inc. ("Stephens"), the Fund's administrator, sponsor and distributor, has incurred expenses in connection with the Fund's organization and initial registration. These expenses are being amortized over 60 months on a straightline basis from the date the Fund commenced operations.

2.   AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES

The Company has entered into a contract on behalf of the Fund with Wells Fargo Bank, N.A. ("WFB,") whereby WFB will provide transfer agent and shareholder servicing functions for the Fund. Under the contract, WFB is entitled to be compensated at an annual rate of 0.35% of the average daily net assets of the Fund.

The Company has entered into an administration agreement on behalf of the Fund with Stephens. Under the agreement, Stephens will provide supervisory and administrative services to the Fund. For providing supervisory and administrative services, the Fund has agreed to pay Stephens a monthly fee at the annual rate of 0.025% of its average daily net assets.

Under the contracts and agreements described above, WFB and Stephens may each voluntarily waive fees payable or reimburse expenses to the Fund. Reimbursed expenses and waived fees continue at the discretion of the transfer agent, administrator and directors.

The Company has adopted a plan pursuant to Rule 12b-1 under the 1940 Act (the "Plan"), whereby the Company pays Stephens, as compensation for distribution-related services, a monthly fee at an annual rate of up to 0.55% of the average daily net assets of the Fund. The actual fee payable to Stephens is determined within such limit, from time to time by mutual agreement between the Company and Stephens.

                             OVERLAND SWEEP FUND

                        NOTES TO FINANCIAL STATEMENTS

Certain officers and directors of the Company are also officers of Stephens. As of December 31, 1995, Stephens owned 113,706 shares of the Overland Sweep Fund.

3.   CAPITAL SHARE TRANSACTIONS

As of December 31, 1995, the Overland Sweep Fund was authorized to issue 3 billion shares of capital stock with a par value of $0.001. Transactions in capital shares for the years ended December 31, 1995 and 1994 are disclosed in detail in the Statement of Changes in Net Assets.

4.   ORANGE COUNTY, CALIFORNIA DEBT SECURITIES

During the year CIT held securities issued by Orange County, California. Orange County filed for protection under Chapter 9 of the Federal Bankruptcy Code on December 6, 1994 and defaulted on such securities on July 10, 1995. The bankruptcy court trustee approved an extension of the securities' maturity to June 30, 1996 and modification of certain other terms, including increasing the interest rate and providing for some portion of interest to accrue until the maturity date rather than being due and payable monthly. Concurrent with the default by Orange County, the Trust entered into a Credit Enhancement Agreement (the "Agreement") with WFB, pursuant to which CIT was named as a beneficiary of an irrevocable letter of credit issued by Bank of America National Trust and Savings Association ("Bank of America"). The Agreement provided support for a portion of the Orange County securities such that Bank of America would make certain payments to CIT under defined circumstances.

During the period from September 19, 1995 through October 17, 1995, CIT sold all of the Orange County securities subject to the Agreement. Under the terms of the Agreement, the sale of such securities did not result in any payments from Bank of America to CIT.

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
OVERLAND EXPRESS FUNDS, INC.:

We have audited the accompanying statement of assets and liabilities of the Overland Sweep Fund (one of the funds comprising Overland Express Funds, Inc.) as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for the periods indicated herein. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of December 31, 1995, by examination and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Overland Sweep Fund of Overland Express Funds, Inc. as of December 31, 1995, the results of its operations, the changes in its net assets and its financial highlights for the periods indicated herein in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP
SAN FRANCISCO, CALIFORNIA
FEBRUARY 14, 1996

CASH INVESTMENT TRUST MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   YIELD TO      MATURITY
   PRINCIPAL     SECURITY NAME                                     MATURITY        DATE           VALUE
COMMERCIAL PAPER - 62.42%
$    20,000,000  Asset Securitization Cooperative Corp++              5.65 %     02/29/96  $ 19,814,806
     26,000,000  Asset Securitization Cooperative Corp++              5.70       01/23/96    25,909,433
     50,000,000  Associates Corp of North America                     5.60       04/11/96    49,214,444
     25,000,000  AT & T Corp                                          5.65       02/13/96    24,831,285
     25,000,000  Cargill Financial Services Corp++                    5.62       02/13/96    24,832,181
     22,500,000  Ciesco LP++                                          5.65       02/14/96    22,344,625
     50,000,000  Corporate Receivables Corp++                         5.55       03/06/96    49,498,958
     20,000,000  Daimler-Benz North America Corp                      5.50       03/28/96    19,734,167
     37,000,000  Daimler-Benz North America Corp                      5.67       02/15/96    36,737,763
     40,000,000  Den Danske Corp Inc                                  5.67       02/09/96    39,754,300
     20,000,000  Glaxo Wellcome Plc++                                 5.65       02/12/96    19,868,167
     25,000,000  Glaxo Wellcome Plc++                                 5.70       01/12/96    24,956,458
     25,000,000  Greenwich Funding Corp++                             5.55       03/18/96    24,703,229
     30,000,000  Greenwich Funding Corp++                             5.68       02/27/96    29,730,200
     25,000,000  Hanson Finance Plc                                   5.65       02/28/96    24,772,431
     50,000,000  National Australia Funding Inc                       5.57       03/11/96    49,458,472
     25,000,000  National Rural Utilities Cooperative Finance
                 Corp                                                 5.63       02/22/96    24,796,694
     50,000,000  New Center Asset Funding++                           5.60       03/15/96    49,424,444
     50,000,000  Philip Morris Co Inc                                 5.55       02/07/96    49,714,792
     25,000,000  Sony Capital Corp++                                  5.67       02/14/96    24,826,750
     20,000,000  Sony Capital Corp++                                  5.67       02/20/96    19,842,500
     25,000,000  Sweden (Kingdom of)                                  5.65       02/28/96    24,772,431
     25,000,000  Swedish Export Credit Corp                           5.48       03/26/96    24,676,528
     26,100,000  U.S. Borax & Chemical Corp++                         5.64       02/27/96    25,866,927
     25,000,000  WCP Funding Corp++                                   5.65       02/28/96    24,772,431
                                                                                           ------------
                 TOTAL COMMERCIAL PAPER                                                    $754,854,416

SHORT TERM FEDERAL AGENCIES - 11.54%
$    50,000,000  Federal Home Loan Bank                               5.50 %     01/31/96  $ 49,770,833
     50,000,000  Federal Home Loan Mortgage Corp                      5.45       01/22/96    49,841,042
     40,000,000  Federal National Mortgage Assoc                      5.45       01/17/96    39,903,111
                                                                                           ------------
                 TOTAL SHORT TERM FEDERAL AGENCIES                                         $139,514,986

CASH INVESTMENT TRUST MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
VARIABLE AND FLOATING RATE BONDS - 9.92%
$    25,000,000  Comerica Inc                                         5.84 %     10/30/96  $ 24,987,963
     40,000,000  FCC National Bank                                    5.59       10/31/96    39,983,979
     30,000,000  First Bank N.A.                                      5.90       01/17/96    29,999,743
     25,000,000  PNC Bank Corp                                        5.64       07/29/96    24,995,824
                                                                                           ------------
                 TOTAL VARIABLE AND FLOATING RATE BONDS                                    $119,967,509

U.S. TREASURY BILLS - 12.21%
$   152,000,000  U.S. Treasury Bills                                  5.19 %F    07/25/96  $147,643,386

REPURCHASE AGREEMENTS - 4.33%
$    52,415,000  Goldman Sachs Pooled Repurchase Agreement -
                 102% Collateralized by U.S. Government
                 Securities                                           5.75       01/02/96  $ 52,415,000

TOTAL INVESTMENTS IN SECURITIES

              (Cost $1,214,395,297)* (Note 1)             100.42 % $1,214,395,297
              Other Assets and Liabilities, Net            (0.42 )     (5,060,324)
                                                       ----------  --------------
              TOTAL NET ASSETS                           100.00  % $1,209,313,707
                                                       ----------  --------------
                                                       ----------  --------------

 ................................................................................

++ THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933. RULE 144A UNDER THAT ACT PERMITS THESE SECURITIES TO BE RESOLD IN TRANSACTIONS EXEMPT FROM REGISTRATION TO QUALIFIED INSTITUTIONAL BUYERS. THESE SECURITIES WERE DEEMED LIQUID BY THE INVESTMENT ADVISER IN ACCORDANCE WITH PROCEDURES APPROVED BY THE FUND'S BOARD OF DIRECTORS.
 F   YIELD TO MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES.

The accompanying notes are an integral part of these financial statements.

STATEMENT OF ASSETS AND LIABILITIES - DECEMBER 31, 1995

                                                                         CASH INVESTMENT TRUST
                                                                              MASTER PORTFOLIO
ASSETS
INVESTMENTS:
  In securities, at value and identified cost                     $              1,214,395,297
  Cash                                                                                  18,347
Receivables:
  Interest                                                                             740,119
Organization expenses, net of amortization                                              18,350
Prepaid expenses                                                                         9,370
TOTAL ASSETS                                                                     1,215,181,483
LIABILITIES
Allocations to unitholders                                                           5,347,245
Due to sponsor (Note 2)                                                                 24,281
Due to adviser (Note 2)                                                                480,842
Other                                                                                   15,408
TOTAL LIABILITIES                                                                    5,867,776
TOTAL NET ASSETS
                                                                  $              1,209,313,707

 ...............................................................................

At December 31, 1995, net assets were comprised predominately of paid-in-capital.

  The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                         CASH INVESTMENT TRUST
                                                                              MASTER PORTFOLIO
INVESTMENT INCOME
  Interest income                                                 $                 51,231,618
EXPENSES (NOTE 2):
  Advisory fees                                                                      2,157,654
  Administration fees                                                                  215,765
  Custody fees                                                                         149,559
  Portfolio accounting fees                                                            234,446
  Legal and Audit fees                                                                  48,827
  Amortization of organization expenses                                                 25,650
  Other                                                                                 12,357
TOTAL EXPENSES                                                                       2,844,258
Less:
  Waived fees (Notes 2)                                                               (255,082)
NET EXPENSES                                                                         2,589,176
NET INVESTMENT INCOME                                                               48,642,442
REALIZED LOSS ON INVESTMENTS (NOTE 3)
                                                                                      (606,617)
NET INVESTMENT INCOME AND NET INCREASE IN NET ASSETS RESULTING
FROM OPERATIONS                                                   $                 48,035,825

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                      CASH INVESTMENT TRUST
                                                                             . For The     MASTER PORTFOLIO
                                                                                                    For The
                                                                            Year Ended           Year Ended
                                                                         Dec. 31, 1995         Dec. 31,1994
INCREASE IN NET ASSETS
  Net investment income and net increase in net assets resulting
  from operations                                                  $        48,642,442  $        23,759,529
  Net realized loss on sale of investments                                    (606,617)             (85,297)
NET INCREASE RESULTING FROM OPERATIONS                                      48,035,825           23,674,232
NET INCREASE IN NET ASSETS RESULTING FROM UNIT TRANSACTIONS                348,618,395          260,993,235
INCREASE IN NET ASSETS                                                     396,654,220          284,667,467
NET ASSETS:
 Beginning net assets                                                      812,659,487          527,992,020
  ENDING NET ASSETS                                                $     1,209,313,707  $       812,659,487

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

                    CASH INVESTMENT TRUST MASTER PORTFOLIO

                        NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICES

ORGANIZATION

The Cash Investment Trust Master Portfolio ("CIT") is a series of Master Investment Trust (the "Trust"), a business trust organized under the laws of Delaware as of September 23, 1991. The Declaration of Trust permits the issuance of an unlimited number of interests ("Interests"). Substantially all of CIT's outstanding interests are owned by Overland Sweep Fund, a series of Overland Express Funds, Inc. The following significant accounting policies are consistently followed by CIT in the preparation of its financial statements, and such policies are in conformity with generally accepted accounting principles for investment companies.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT POLICY AND SECURITY VALUATION

CIT invests only in securities with remaining maturities not exceeding 397 days (thirteen months), including obligations of the U.S. Government, bankers acceptances, commercial paper and certain floating- and variable-rate instruments. Certain of these floating- and variable-rate instruments may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity.

CIT uses the amortized cost method to value its portfolio securities and attempts to maintain a constant net asset value value of $1.00 per interest. There is no assurance that CIT will meet this goal. The amortized cost method involves valuing a security at its cost, plus accretion of discount or minus amortization of premium over the period until maturity, which approximates market value.

SECURITY TRANSACTIONS AND INCOME RECOGNITION

CIT records security transactions on the date the securities are purchased or sold (trade date). Interest income is recognized on an accrual basis. Realized gains or losses are reported on the basis of identified cost of securities delivered.

REPURCHASE AGREEMENTS

Transactions involving purchases of securities under agreements to resell ("repurchase agreements") are treated as collateralized financing transactions and are recorded at their contracted resale amounts. These repurchase agreements, if any, are detailed in CIT's Portfolio of Investments. The adviser to CIT pools its cash with the cash of other funds advised by the adviser and invests in repurchase agreements entered into by CIT and the funds. Repurchase agreements must be fully collateralized based on values that are marked to market daily. The collateral is held by an agent bank under a tri-party agreement. It is the adviser's responsibility to value collateral daily and to obtain additional collateral as necessary to maintain market value equal to or greater than the

                    CASH INVESTMENT TRUST MASTER PORTFOLIO

                        NOTES TO FINANCIAL STATEMENTS

resale price. The repurchase agreement held by CIT at December 31, 1995 are collateralized by U.S. Treasury or federal agency obligations. The repurchase agreement was entered into on December 29, 1995.

FEDERAL INCOME TAXES

CIT intends to qualify for federal income tax purposes as a partnership. CIT therefore believes that it will not be subject to any federal income tax on its income and any net capital gains. However, each investor in CIT will be taxable on its distributive share of the partnership's income for purposes of determining its federal income tax on its income and any net capital gains. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder.

It is intended that CIT's assets, income and distributions will be managed in such a way that a regulated investment company investing in CIT will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invested all of its assets in CIT.

ORGANIZATION EXPENSES

Costs incurred in connection with organization and initial registration as an investment company under the 1940 Act are being amortized on a straightline basis over 60 months from the date CIT commenced operation.

If any of the initial interests of CIT are redeemed during the amortization period, the amount paid by CIT on any withdrawal of initial interests in the Trust will be reduced by a portion of any unamortized organization expenses, determined by the proportion of the amount of interests withdrawn to the initial interests of all holders after taking into account any prior withdrawals of any such initial interests.

2.   AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES

The Trust has entered into an advisory contract with Wells Fargo Bank, N.A. ("WFB"). Pursuant to the contract, WFB furnishes to the Trust investment guidance and policy direction in connection with daily portfolio management of the Trust. Under the contract WFB is entitled to be paid a monthly advisory fee based on an annual rate of 0.25% of average daily net assets. For the year ended December 31, 1995, WFB retained payment of $1,902,572, after waivers of $255,082, in advisory fees payable to it under the advisory contract.

The Trust has entered into a contract with WFB, whereby WFB will provide custody and portfolio accounting services for the Trust. WFB is entitled to be compensated for these services plus certain transaction expenses at an annual rate of 0.0167% of average daily net assets of the Trust.

For portfolio accounting WFB is entitled to be compensated at a base rate of $2,000 monthly plus 0.07% for the first $50 million, 0.045% for the next $50 million, and 0.020% over $100 million of average daily net assets

                    CASH INVESTMENT TRUST MASTER PORTFOLIO

                        NOTES TO FINANCIAL STATEMENTS

On behalf of CIT the Trust has entered into administration and distribution agreements with Stephens. Under these agreements, Stephens will provide supervisory, administrative and distribution services to CIT. For providing supervisory and administrative services, the Trust pays Stephens a monthly fee at the annual rate of 0.025% of CIT's average daily net assets.

3.   ORANGE COUNTY, CALIFORNIA DEBT SECURITIES

During the year CIT held securities issued by Orange County, California. Orange County filed for protection under Chapter 9 of the Federal Bankruptcy Code on December 6, 1994 and defaulted on such securities on July 10, 1995. The bankruptcy court trustee approved an extension of the securities' maturity to June 30, 1996 and modification of certain other terms, including increasing the interest rate and providing for some portion of interest to accrue until the maturity date rather than being due and payable monthly. Concurrent with the default by Orange County, the Trust entered into a Credit Enhancement Agreement (the "Agreement") with WFB, pursuant to which CIT was named as a beneficiary of an irrevocable letter of credit issued by Bank of America National Trust and Savings Association ("Bank of America"). The Agreement provided support for a portion of the Orange County securities such that Bank of America would make certain payments to CIT under defined circumstances.

During the period from September 19, 1995, through October 17, 1995, CIT sold all of the Orange County securities subject to the Agreement. Under the terms of the Agreement, the sale of such securities did not result in any payments from Bank of America to CIT.

TO THE UNITHOLDERS AND BOARD OF TRUSTEES
MASTER INVESTMENT TRUST:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Cash Investment Trust Master Portfolio (one of the series comprising Master Investment Trust) as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and financial highlights for the periods indicated herein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of December 31, 1995, by examination and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cash Investment Trust Master Portfolio of Master Investment Trust as of December 31, 1995, the results of its operations, the changes in its net assets and its financial highlights for the periods indicated herein in conformity with generally accepted accounting principles.


/s/ KPMG PEAT MARWICK LLP
SAN FRANCISCO, CALIFORNIA
FEBRUARY 14, 1996

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - 96.16%
        11,334   Abbott Laboratories                                             $    364,201  $    473,195
         1,491   Advanced Micro Devices+                                               45,243        24,602
         1,654   Aetna Life & Casualty Co                                              98,398       114,540
         1,722   Ahmanson (H F) & Co                                                   35,216        45,633
         1,567   Air Products & Chemicals Inc                                          72,329        82,659
         7,043   Airtouch Communications+                                             172,234       198,965
           366   Alberto-Culver Co Class B                                              9,964        12,581
         3,608   Albertson's Inc                                                      102,520       118,613
         3,204   Alcan Aluminium Ltd                                                   76,446        99,725
         1,580   Alco Standard Corp                                                    46,219        72,088
           692   Alexander & Alexander Services                                        16,429        13,148
           880   Allergan Inc                                                          21,823        28,600
         4,030   Allied Signal Inc                                                    154,897       191,425
         6,377   Allstate Corp                                                        180,642       262,254
         2,719   Alltel Corp                                                           78,280        80,211
         2,544   Aluminum Co of America                                               101,545       134,514
         1,222   ALZA Corp+                                                            27,178        30,245
         1,667   Amdahl Corp+                                                          12,806        14,170
         1,283   Amerada Hess Corp                                                     66,121        67,999
         2,722   American Brands Inc                                                   97,131       121,469
         2,669   American Electric Power Inc                                           96,643       108,095
         6,966   American Express Corp                                                221,319       288,218
         2,913   American General Corp                                                 97,116       101,591
         1,045   American Greetings Corp Class A                                       30,460        28,868
         4,463   American Home Products Corp                                          308,728       432,911
         6,795   American International Group Inc                                     460,909       628,538
         2,075   American Stores Co                                                    49,696        55,506
         7,928   Ameritech Corp                                                       341,835       467,752
         3,734   Amgen Inc+                                                            95,299       221,706
         7,088   Amoco Corp                                                           429,656       509,450
         3,083   AMP Inc                                                              111,447       118,310
         1,059   AMR Corp+                                                             70,857        78,631
           567   Andrew Corp+                                                          13,856        21,688
         3,684   Anheuser-Busch Inc                                                   190,429       246,368
         1,750   Apple Computer Inc                                                    60,803        55,781

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         2,519   Applied Materials Inc+                                          $     74,933  $     99,186
         7,716   Archer-Daniels-Midland Co                                            119,244       138,888
         1,518   Armco Inc+                                                            10,011         8,918
           516   Armstrong World Industries Inc                                        22,991        31,992
           564   ASARCO Inc                                                            13,275        18,048
           952   Ashland Inc                                                           31,931        33,439
        22,655   AT & T Corp                                                        1,279,209     1,466,911
         2,325   Atlantic Richfield Corp                                              265,275       257,494
           638   Autodesk Inc                                                          19,311        21,852
         2,020   Automatic Data Processing                                            113,442       149,985
           771   Avery Dennison Corp                                                   24,279        38,646
           987   Avon Products Inc                                                     58,510        74,395
         1,986   Baker Hughes Inc                                                      47,365        48,409
           395   Ball Corp                                                             12,419        10,863
           651   Bally Entertainment Corp+                                              6,228         9,114
         2,132   Baltimore Gas & Electric Co                                           54,494        60,762
         5,620   Banc One Corp                                                        198,488       212,155
         1,584   Bank of Boston Corp                                                   45,276        73,260
         2,698   Bank of New York Inc                                                  95,325       131,528
         5,339   BankAmerica Corp                                                     257,644       345,700
         1,159   Bankers Trust N Y Corp                                                82,521        77,074
           808   Bard (C R) Inc                                                        20,996        26,058
         1,350   Barnett Banks Inc                                                     62,527        79,650
         5,079   Barrick Gold Corp                                                    140,746       133,959
           815   Bausch & Lomb Inc                                                     35,361        32,294
         3,921   Baxter International Inc                                             114,508       164,192
           945   Becton Dickinson & Co                                                 42,703        70,875
         6,258   Bell Atlantic Corp                                                   366,952       418,504
        14,146   BellSouth Corp                                                       423,755       615,351
           711   Bemis Co Inc                                                          17,258        18,219
           727   Beneficial Corp                                                       29,381        33,896
         1,639   Bethlehem Steel Corp+                                                 25,607        22,946
         1,388   Beverly Enterprises+                                                  15,963        14,748
         1,703   Biomet Inc+                                                           20,088        30,441
         1,261   Black & Decker Corp                                                   30,333        44,450

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         1,518   Block (H & R) Inc                                               $     60,554  $     61,479
         1,832   Boatmen's Bancshares Inc                                              58,542        74,883
         4,936   Boeing Co                                                            231,395       386,859
           648   Boise Cascade Corp                                                    18,773        22,437
         2,324   Boston Scientific Corp+                                               56,898       113,876
           412   Briggs & Stratton Corp                                                14,769        17,871
         7,280   Bristol-Myers Squibb Co                                              441,567       625,170
           278   Brown Group Inc                                                        8,427         3,962
           969   Brown-Forman Corp Class B                                             28,451        35,369
         3,026   Browning-Ferris Industries Inc                                        88,604        89,267
         1,423   Brunswick Corp                                                        25,436        34,152
         2,011   Burlington Northern Santa Fe                                         105,405       156,858
         1,757   Burlington Resources Inc                                              75,246        68,962
           982   Cabletron Systems Inc+                                                52,598        79,542
         3,545   Campbell Soup Co                                                     153,490       212,700
         2,210   Capital Cities/ABC Inc                                               150,120       272,659
         2,246   Carolina Power & Light Co                                             69,800        77,487
         2,878   Caterpillar Inc                                                      137,976       169,083
           414   Centex Corp                                                           14,627        14,387
         2,711   Central & South West Corp                                             79,143        75,569
           842   Ceridian Corp+                                                        25,616        34,733
         1,415   Champion International Corp                                           51,722        59,430
         1,460   Charming Shoppes Inc                                                  13,786         4,198
         2,489   Chase Manhattan Corp                                                  96,324       150,896
         3,574   Chemical Banking Corp Class A                                        156,240       209,973
         9,343   Chevron Corp                                                         438,230       490,508
         5,426   Chrysler Corp                                                        245,898       300,465
         1,205   Chubb Corp                                                           103,978       116,584
         1,001   CIGNA Corp                                                            68,088       103,353
           472   Cincinnati Milacron Inc                                               11,025        12,390
         2,254   Cinergy Corp                                                          55,479        69,029
         1,427   Circuit City Stores Inc                                               37,833        39,421
         3,919   Cisco Systems Inc+                                                   147,761       292,455
         6,059   Citicorp                                                             265,467       407,468
           738   Clorox Co                                                             43,313        52,859

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         1,451   Coastal Corp                                                    $     42,197  $     54,050
        17,908   Coca-Cola Co                                                         906,498     1,329,669
         2,069   Colgate-Palmolive Co                                                 125,232       145,347
           714   Columbia Gas System Inc+                                              19,460        31,327
         6,357   Columbia HCA Healthcare Corp                                         264,456       322,618
         3,483   Comcast Corp Class A                                                  68,321        63,347
         1,681   Comerica Inc                                                          62,861        67,450
           623   Community Psychiatric Centers+                                         7,378         7,632
         3,764   Compaq Computer Corp+                                                103,696       180,672
         3,436   Computer Associates International Inc                                107,579       195,423
           752   Computer Sciences Corp+                                               31,924        52,828
         3,459   ConAgra Inc                                                           99,028       142,684
         1,113   Conrail Inc                                                           62,342        77,910
         3,367   Consolidated Edison Co                                               110,036       107,744
           612   Consolidated Freightways                                              12,069        16,218
         1,375   Consolidated Natural Gas Co                                           65,662        62,391
         1,506   Cooper Industries Inc                                                 68,429        55,346
         1,159   Cooper Tire & Rubber Co                                               29,726        28,540
           543   Coors (Adolph) Co Class B                                              9,978        12,014
         1,972   CoreStates Financial Corp                                             58,265        74,690
         3,237   Corning Inc                                                          103,802       103,584
         2,047   CPC International Inc                                                104,116       140,475
           411   Crane Co                                                              12,362        15,156
           383   Cray Research Inc+                                                     8,580         9,479
         1,312   Crown Cork & Seal Co+                                                 52,778        54,776
         2,950   CSX Corp                                                             114,685       134,594
         2,449   CUC International Inc+                                                65,829        83,572
           591   Cummins Engine Co Inc                                                 26,276        21,867
         1,359   Cyprus Amax Minerals                                                  36,809        35,504
         1,464   Dana Corp                                                             39,634        42,822
         2,300   Darden Restaurants Inc+                                               25,309        27,313
           623   Data General Corp+                                                     6,597         8,566
         1,014   Dayton-Hudson Corp                                                    69,970        76,050
         2,377   Dean Witter Discover & Co                                            100,333       111,719
         3,755   Deere & Co                                                            95,691       132,364

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
           692   Delta Air Lines Inc                                             $     41,157  $     51,122
         1,217   Deluxe Corp                                                           42,684        35,293
         2,109   Detroit Edison Co                                                     68,155        72,761
         1,291   Dial Corp                                                             28,047        38,246
         2,068   Digital Equipment Corp+                                               83,040       132,611
         1,658   Dillard Department Stores Inc Class A                                 54,855        47,253
         7,394   Disney (Walt) Co                                                     345,085       436,246
         2,505   Dominion Resources Inc                                               107,069       103,331
         2,221   Donnelley (R R) & Sons Co                                             72,106        87,452
         1,605   Dover Corp                                                            47,120        59,184
         3,738   Dow Chemical Co                                                      241,828       263,062
         1,353   Dow Jones & Co Inc                                                    45,803        53,951
         2,624   Dresser Industries Inc                                                58,232        63,960
         1,649   DSC Communications Corp+                                              57,162        60,807
         2,937   Duke Power Co                                                        121,532       139,140
         2,448   Dun & Bradstreet Corp                                                143,485       158,508
         7,972   DuPont (E I) de Nemours                                              448,829       557,044
           303   Eastern Enterprises                                                    8,320        10,681
         1,162   Eastman Chemical Co                                                   63,054        72,770
         4,905   Eastman Kodak Co                                                     256,988       328,635
         1,146   Eaton Corp                                                            57,990        61,454
           834   Echlin Inc                                                            27,501        30,441
         1,624   Echo Bay Mines Ltd                                                    16,250        16,849
           906   Ecolab Inc                                                            20,855        27,180
           794   EG & G Inc                                                            14,708        19,255
         3,161   Emerson Electric Co                                                  201,007       258,412
         2,065   Engelhard Corp                                                        42,663        44,914
         3,614   Enron Corp                                                           126,002       137,784
         1,024   Enserch Corp                                                          18,740        16,640
         3,272   Entergy Corp                                                         103,692        95,706
        17,687   Exxon Corp                                                         1,194,713     1,417,171
           769   Federal Express Corp+                                                 47,740        56,810
         2,620   Federal Home Loan Mortgage Corp                                      154,153       218,770
         3,892   Federal National Mortgage Assoc                                      327,517       483,095
           693   Federal Paper Board Co                                                18,796        35,949

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         2,880   Federated Department Stores Inc+                                $     78,333  $     79,200
         1,926   First Bank System Inc                                                 99,941        95,578
         4,545   First Chicago NBD Corp                                               134,355       179,528
         3,180   First Data Corp                                                      185,630       212,663
         1,135   First Fidelity Bancorp                                                56,518        85,551
         1,105   First Interstate Bancorp                                              81,993       150,833
         2,450   First Union Corp                                                     112,667       136,281
         3,510   Fleet Financial Group Inc                                            108,576       143,033
           675   Fleetwood Enterprises Inc                                             14,762        17,381
           515   Fleming Co Inc                                                        14,280        10,622
         1,162   Fluor Corp                                                            54,345        76,692
           493   FMC Corp+                                                             29,922        33,339
        15,381   Ford Motor Co                                                        423,598       446,049
           491   Foster Wheeler Corp                                                   16,720        20,868
         2,592   FPL Group Inc                                                         99,526       120,204
         2,923   Freeport McMoRan Copper & Gold Inc Class B                            79,653        82,209
         1,140   Fruit of the Loom Inc Class A+                                        30,580        27,788
         2,028   Gannett Co Inc                                                       107,254       124,469
         2,099   Gap Inc                                                               67,774        88,158
           898   General Dynamics Corp                                                 39,687        53,094
        23,846   General Electric Co                                                1,261,946     1,716,912
         2,300   General Mills Inc                                                    117,388       132,825
        10,654   General Motors Corp                                                  499,942       563,330
         1,692   General Public Utilities                                              50,713        57,528
         1,220   General Re Corp                                                      156,340       189,100
           659   General Signal Corp                                                   23,122        21,335
         1,726   Genuine Parts Co                                                      65,201        70,766
         1,325   Georgia-Pacific Corp                                                  93,460        90,928
           816   Giant Food Inc Class A                                                20,352        25,704
           474   Giddings & Lewis Inc                                                   9,691         7,821
         6,318   Gillette Co                                                          214,050       329,326
           851   Golden West Financial                                                 36,942        47,018
           372   Goodrich (B F) Co                                                     17,309        25,343
         2,192   Goodyear Tire & Rubber Co                                             90,771        99,462
         1,379   Grace (W R) & Co                                                      65,736        81,533

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
           708   Grainger (W W) Inc                                              $     42,054  $     46,905
           558   Great Atlantic & Pacific Tea Co                                       14,389        12,834
           880   Great Lakes Chemical Corp                                             57,877        63,360
         1,977   Great Western Financial Corp                                          38,443        50,414
        13,801   GTE Corp                                                             490,370       607,244
         1,595   Halliburton Co                                                        60,611        80,747
           364   Handleman Co                                                           4,049         2,093
         1,081   Harcourt General Inc                                                  40,678        45,267
           415   Harland (John H) Co                                                   10,143         8,663
           651   Harnischfeger Industries Inc                                          17,683        21,646
         1,425   Harrah's Entertainment Inc+                                           43,756        34,556
           535   Harris Corp                                                           24,381        29,224
         1,295   Hasbro Inc                                                            45,407        40,145
         5,225   Heinz (H J) Co                                                       137,363       173,078
           326   Helmerich & Payne Inc                                                 10,044         9,699
         1,599   Hercules Inc                                                          64,319        90,144
         1,064   Hershey Foods Corp                                                    53,266        69,160
         7,307   Hewlett Packard Co                                                   371,950       611,961
           668   Hilton Hotels Corp                                                    40,984        41,082
         6,798   Home Depot Inc                                                       283,026       325,454
         2,044   Homestake Mining Co                                                   36,903        31,938
         1,778   Honeywell Inc                                                         66,856        86,455
         1,362   Household International Inc                                           56,042        80,528
         3,776   Houston Industries Inc                                                83,137        91,568
         2,277   Humana Inc+                                                           63,761        62,333
         1,686   Illinois Tool Works Inc                                               75,434        99,474
         1,739   Inco Ltd                                                              40,685        57,822
         1,560   Ingersoll-Rand Co                                                     56,817        54,795
           745   Inland Steel Industries Inc                                           20,931        18,718
        11,729   Intel Corp                                                           480,003       665,621
           638   Intergraph Corp+                                                       7,189        10,049
         8,116   International Business Machines Corp                                 524,299       744,643
         1,551   International Flavors & Fragrances                                    65,863        74,448
         3,676   International Paper Co                                               129,959       139,229
         1,082   Interpublic Group Cos Inc                                             34,518        46,932

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         1,633   ITT Corp+                                                       $     65,560  $     86,549
         1,633   ITT Hartford Group Inc+                                               63,461        78,996
         1,633   ITT Industries Inc                                                    28,259        39,192
         1,212   James River Corp                                                      25,919        29,240
         1,026   Jefferson-Pilot Corp                                                  36,917        47,709
         9,187   Johnson & Johnson                                                    476,072       786,637
           543   Johnson Controls Inc                                                  30,328        37,331
           562   Jostens Inc                                                           11,411        13,629
         6,634   K Mart Corp                                                          124,989        48,097
           432   Kaufman & Broad Home Corp                                              7,470         6,426
         3,105   Kellogg Co                                                           178,630       239,861
           700   Kerr-McGee Corp                                                       36,902        44,450
         3,247   KeyCorp                                                               98,651       117,704
         4,013   Kimberly-Clark Corp                                                  183,343       332,076
           493   King World Productions+                                               19,508        19,165
           747   Knight-Ridder Inc                                                     41,255        46,688
         1,711   Kroger Co+                                                            39,622        64,163
         4,304   Laidlaw Inc Class B                                                   38,327        44,116
         7,858   Lilly (Eli) & Co                                                     244,372       442,013
         5,082   Limited Inc                                                          107,198        88,300
         1,516   Lincoln National Corp                                                 65,986        81,485
         1,114   Liz Claiborne Inc                                                     25,343        30,914
         2,847   Lockheed Martin Corp                                                 141,680       224,913
         1,714   Loews Corp                                                            96,116       134,335
           305   Longs Drug Stores Corp                                                10,302        14,602
         2,485   Loral Corp                                                            48,087        87,907
           445   Louisiana Land & Exploration Co                                       18,592        19,079
         1,571   Louisiana-Pacific Corp                                                49,990        38,097
         2,331   Lowe's Co Inc                                                         59,402        78,089
         1,826   LSI Logic Corp+                                                       66,451        59,802
           381   Luby's Cafeterias Inc                                                  8,448         8,477
         1,134   Mallinckrodt Group Inc                                                36,297        41,249
           939   Manor Care Inc                                                        22,668        32,865
         1,830   Marriott International                                                52,059        69,998
         1,046   Marsh & McLennan Companies Inc                                        88,268        92,833

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         2,241   Masco Corp                                                      $     66,673  $     70,311
         3,186   Mattel Inc                                                            68,071        97,970
         3,535   May Co Department Stores Co                                          140,956       149,354
         1,530   Maytag Corp                                                           25,930        30,983
         2,152   MBNA Corp                                                             57,662        79,355
           764   McDermott International Inc                                           21,096        16,808
         9,870   McDonald's Corp                                                      306,301       445,384
         1,649   McDonnell Douglas Corp                                                69,792       151,708
           681   McGraw-Hill Inc                                                       48,477        59,332
         9,688   MCI Communications                                                   233,426       253,099
           719   Mead Corp                                                             34,693        37,568
         3,287   Medtronic Inc                                                         86,838       183,661
         2,123   Mellon Bank Corp                                                      85,462       114,111
         1,545   Melville Corp                                                         64,888        47,509
           506   Mercantile Stores Co Inc                                              19,748        23,403
        17,605   Merck & Co Inc                                                       681,765     1,157,529
           428   Meredith Corp                                                          9,494        17,923
         2,520   Merrill Lynch & Co Inc                                               117,702       128,520
         2,912   Micron Technology Inc                                                 85,887       115,388
         8,456   Microsoft Corp+                                                      549,532       742,014
           597   Millipore Corp                                                        12,889        24,552
         6,046   Minnesota Mining & Manufacturing Co                                  336,808       400,548
         5,619   Mobil Corp                                                           484,768       629,328
         1,693   Monsanto Co                                                          120,149       207,393
         1,480   Moore Corp Ltd                                                        28,602        27,565
         2,697   Morgan (J P) & Co Inc                                                194,444       216,434
         1,048   Morgan Stanley Group                                                 104,090        84,495
         2,073   Morton International Inc                                              61,300        74,369
         8,443   Motorola Inc                                                         447,192       481,251
           137   NACCO Industries Inc Class A                                           6,482         7,604
           930   Nalco Chemical Co                                                     33,069        28,016
         2,146   National City Corp                                                    60,941        71,086
         1,820   National Semiconductor+                                               36,229        40,495
           702   National Service Industries Inc                                       18,651        22,727
         3,901   NationsBank                                                          205,081       271,607

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         1,086   Navistar International Corp+                                    $     21,186  $     11,403
         1,367   New York Times Co Class A                                             33,372        40,497
         2,282   Newell Co                                                             48,066        59,047
         1,277   Newmont Mining Corp                                                   52,008        57,784
         2,118   Niagara Mohawk Power Corp                                             42,085        20,386
           699   NICOR Inc                                                             18,913        19,223
         1,993   Nike Inc Class B                                                      63,906       138,763
         1,771   NorAm Energy Corp                                                     13,773        15,718
         1,214   Nordstrom Inc                                                         41,859        49,167
         1,866   Norfolk Southern Corp                                                125,332       148,114
           939   Northern States Power Co                                              43,096        46,128
         3,626   Northern Telecom Ltd                                                 110,688       155,918
           666   Northrop Grumman Corp                                                 28,300        42,624
         5,082   Norwest Corp                                                         139,473       167,706
         5,303   Novell Inc+                                                          104,378        75,568
         1,285   Nucor Corp                                                            61,370        73,406
         6,065   NYNEX Corp                                                           261,680       327,510
         4,539   Occidental Petroleum Corp                                             97,600        97,021
           694   Ogden Corp                                                            15,262        14,834
         2,194   Ohio Edison Co                                                        50,661        51,559
           353   ONEOK Inc                                                              7,181         8,075
         6,159   Oracle Systems Corp+                                                 153,281       260,988
         1,487   Oryx Energy Co+                                                       27,388        19,889
           253   Outboard Marine Corp                                                   5,247         5,155
           699   Owens Corning Fiberglass+                                             28,783        31,368
           524   PACCAR Inc                                                            26,446        22,074
         1,214   Pacific Enterprises                                                   30,943        34,296
         6,072   Pacific Gas & Electric Co                                            194,580       172,293
         6,074   Pacific Telesis Group                                                189,011       204,238
         4,125   PacifiCorp                                                            79,397        87,656
         1,596   Pall Corp                                                             31,773        42,893
         2,179   Panhandle Eastern Corp                                                52,909        60,740
         1,007   Parker Hannifin Corp                                                  28,324        34,490
         3,162   PECO Energy Co                                                        94,095        95,255
         3,203   Penney (J C) Co Inc                                                  145,952       152,543

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
           619   Pennzoil Co                                                     $     35,821  $     26,153
           486   Peoples Energy Corp                                                   14,963        15,431
           848   Pep Boys-Manny Moe & Jack                                             21,766        21,730
        11,265   Pepsico Inc                                                          465,257       629,432
           588   Perkin-Elmer Corp                                                     19,390        22,197
         9,014   Pfizer Inc                                                           335,622       567,882
         7,216   Pharmacia and Upjohn Inc+                                            208,742       279,620
         1,004   Phelps Dodge Corp                                                     50,598        62,499
        12,017   Philip Morris Co Inc                                                 700,001     1,087,539
         3,706   Phillips Petroleum Co                                                123,645       126,467
         1,158   Pioneer Hi Bred International Inc                                     43,392        64,414
         2,163   Pitney Bowes Inc                                                      85,864       101,661
           568   Pittston Services Group                                               13,206        17,821
         3,418   Placer Dome Inc                                                       76,684        82,459
         3,272   PNC Bank Corp                                                         92,437       105,522
           646   Polaroid Corp                                                         23,111        30,604
           384   Potlatch Corp                                                         16,512        15,360
         2,268   PP & L Resources Inc                                                  58,727        56,700
         2,921   PPG Industries Inc                                                   106,622       133,636
         2,008   Praxair Inc                                                           38,028        67,519
           894   Premark International Inc                                             35,274        45,259
         2,771   Price/Costco Inc+                                                     47,973        42,258
         9,807   Procter & Gamble Co                                                  579,939       813,981
         1,341   Providian Corp                                                        51,809        54,646
         3,475   Public Services Enterprise Group                                     111,090       106,422
           413   Pulte Corp                                                            13,138        13,887
         1,960   Quaker Oats Co                                                        67,000        67,620
         1,471   Ralston-Purina Group                                                  60,884        91,754
           598   Raychem Corp                                                          23,195        34,011
         3,516   Raytheon Co                                                          119,542       166,131
         1,103   Reebok International Ltd                                              31,703        31,160
           792   Republic New York Corp                                                46,427        49,203
           858   Reynolds Metals Co                                                    42,713        48,584
         1,177   Rite Aid Corp                                                         24,148        40,312
           536   Roadway Services Inc                                                  28,707        26,197

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         3,049   Rockwell International Corp                                     $    120,244  $    161,216
           962   Rohm & Haas Co                                                        54,069        61,929
         1,178   Rowan Co Inc+                                                         10,128        11,633
         7,619   Royal Dutch Petroleum Co                                             843,553     1,075,231
         2,249   Rubbermaid Inc                                                        70,144        57,350
           526   Russell Corp                                                          15,230        14,597
           681   Ryan's Family Steak House+                                             5,480         4,767
         1,127   Ryder System Inc                                                      27,697        27,893
         1,782   SAFECO Corp                                                           54,464        61,479
           795   Safety-Kleen Corp                                                     12,637        12,422
         1,560   Salomon Inc                                                           67,922        55,380
         1,257   Santa Fe Energy Resources Inc+                                        12,390        12,099
         1,888   Santa Fe Pacific Gold Corp                                            26,174        22,892
         6,865   Sara Lee Corp                                                        181,147       218,822
         8,729   SBC Communication Inc                                                384,622       501,918
         6,310   SCEcorp                                                              131,257       112,003
         5,310   Schering-Plough Corp                                                 186,532       290,723
         3,486   Schlumberger Ltd                                                     221,762       241,406
         1,135   Scientific-Atlanta Inc                                                20,926        17,030
         5,343   Seagram Co Ltd                                                       147,490       185,001
         5,560   Sears Roebuck & Co                                                   160,726       216,840
         1,468   Service Corp International                                            40,642        64,592
           342   Shared Medical System Corp                                             9,075        18,596
         1,171   Sherwin Williams Co                                                   40,574        47,718
           593   Shoney's Inc+                                                          9,844         6,078
           704   Sigma-Aldrich Corp                                                    28,369        34,848
         2,213   Silicon Graphics Inc+                                                 78,398        60,858
           597   Snap-On Inc                                                           23,691        27,014
         1,233   Sonat Inc                                                             39,706        43,926
         9,462   Southern Co                                                          204,390       233,002
         2,020   Southwest Airlines Co                                                 51,762        46,965
           270   Springs Industries Inc Class A                                        10,321        11,171
         5,017   Sprint Corp                                                          174,376       200,053
         1,012   St Jude Medical Inc+                                                  27,428        43,516
         1,236   St Paul Co Inc                                                        57,089        68,753

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
           622   Stanley Works                                                   $     25,678  $     32,033
         1,377   Stone Container Corp+                                                 19,707        19,794
           678   Stride Rite Corp                                                       9,059         5,085
         1,046   Sun Co Inc                                                            31,303        28,634
         2,776   Sun Microsystems Inc+                                                 46,793       126,655
         1,650   SunTrust Banks Inc                                                    82,602       113,025
           993   Super Value Inc                                                       31,993        31,280
         2,562   Sysco Corp                                                            73,270        83,265
         1,725   Tandem Computers Inc+                                                 20,131        18,328
           922   Tandy Corp                                                            40,597        38,263
           500   Tektronix Inc                                                         16,653        24,563
         9,275   Tele-Communication Inc Class A+                                      162,610       184,341
           787   Teledyne Inc                                                          19,174        20,167
         1,229   Tellabs Inc+                                                          58,733        45,473
           762   Temple-Inland Inc                                                     33,764        33,623
         2,911   Tenet Healthcare Corp+                                                40,705        60,403
         2,617   Tenneco Inc                                                          129,213       129,869
         3,695   Texaco Inc                                                           244,934       290,058
         2,722   Texas Instruments Inc                                                121,434       140,864
         3,235   Texas Utilities Co                                                   136,266       133,039
         1,250   Textron Inc                                                           70,052        84,375
           295   Thomas & Betts Corp                                                   18,892        21,756
         5,554   Time Warner Inc                                                      219,640       210,358
         1,638   Times Mirror Co Class A                                               36,210        55,487
           456   Timken Co                                                             15,997        17,442
         1,043   TJX Companies Inc                                                     22,886        19,687
         1,015   Torchmark Corp                                                        49,410        45,929
         3,916   Toys R Us Inc+                                                       128,576        85,173
           985   Transamerica Corp                                                     57,903        71,782
         4,543   Travelers Inc                                                        194,087       285,641
           933   Tribune Co                                                            51,585        57,030
           421   Trinova Corp                                                          12,348        12,051
           907   TRW Inc                                                               62,445        70,293
         2,154   Tyco International Inc                                                53,233        76,736
         2,160   U.S. Bancorp                                                          63,465        72,630

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         2,202   U.S. Healthcare Inc                                             $     91,448  $    102,393
           481   U.S. Life Corp                                                        12,579        14,370
         6,770   U.S. West Inc                                                        177,466       242,028
         6,770   U.S. West Media Group+                                               120,615       128,630
         3,072   Unicom Corp                                                           87,017       100,608
         2,304   Unilever NV                                                          265,563       324,288
           994   Union Camp Corp                                                       48,490        47,339
         1,965   Union Carbide Corp                                                    45,634        73,688
         1,420   Union Electric Co                                                     57,778        59,285
         2,921   Union Pacific Corp                                                   176,085       192,786
         2,525   Unisys Corp+                                                          27,344        14,203
         2,481   United Healthcare Corp                                               108,630       162,506
           786   United States Surgical                                                17,522        16,801
         1,710   United Technologies Corp                                             111,582       162,236
         3,495   Unocal Corp                                                          100,721       101,792
           997   UNUM Corp                                                             51,984        54,835
           847   USAir Group Inc+                                                      10,225        11,223
         1,670   USF & G Corp                                                          27,498        28,181
         2,794   UST Inc                                                               79,260        93,250
         4,288   USX - Marathon Group                                                  81,857        83,616
         1,178   USX - US Steel Group                                                  38,825        36,224
           605   Varity Corp+                                                          24,768        22,461
           901   VF Corp                                                               43,707        47,528
         5,129   Viacom Inc Class B+                                                  216,808       242,986
         2,478   Wachovia Corp                                                         93,484       113,369
        32,818   Wal Mart Stores Inc                                                  828,062       734,303
         3,559   Walgreen Co                                                           74,947       106,325
         1,924   Warner Lambert Co                                                    142,190       186,869
           712   Wells Fargo & Co                                                      94,579       153,792
         1,497   Wendy's International Inc                                             23,529        31,811
           732   Western Atlas Inc+                                                    29,826        36,966
         5,657   Westinghouse Electric Corp                                            85,301        93,341
         1,462   Westvaco Corp                                                         37,888        40,571
         2,943   Weyerhaeuser Co                                                      123,067       127,285
         1,051   Whirlpool Corp                                                        62,687        55,966

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
         1,505   Whitman Corp                                                    $     25,343  $     34,991
           825   Willamette Industries Inc                                             56,324        46,406
         1,413   Williams Co Inc                                                       43,677        61,995
         2,204   Winn-Dixie Stores Inc                                                 65,993        81,273
         6,912   WMX Technologies Inc                                                 199,118       206,496
         1,982   Woolworth Corp                                                        41,679        25,766
         1,356   Worthington Industries Inc                                            26,469        28,222
         1,617   Wrigley (Wm) Jr Co                                                    68,843        84,893
         1,567   Xerox Corp                                                           146,503       214,627
           393   Yellow Corp                                                            8,745         4,863
                                                                                 ------------  ------------
                 TOTAL COMMON STOCKS                                             $ 52,255,144  $ 65,464,545

ASSET ALLOCATION FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   YIELD TO        MATURITY
   PRINCIPAL     SECURITY NAME                                     MATURITY          DATE             VALUE
SHORT-TERM INSTRUMENTS - 4.08%
$    2,714,000   U.S. Treasury Bills                                  5.03 %     03/07/96  $  2,690,133
        90,000   U.S. Treasury Bills                                  5.06       03/14/96        89,113
                                                                                           ------------
                 TOTAL SHORT-TERM INSTRUMENTS                                              $  2,779,246
                 (Cost $2,777,223)

TOTAL INVESTMENTS IN SECURITIES

              (Cost $55,032,367)* (Notes 1 and 3)         100.24 % $  68,243,791
              Other Assets and Liabilities, Net            (0.24 )      (162,164)
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $  68,081,627
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 +   NON-INCOME EARNING SECURITIES.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $  14,267,221
Gross Unrealized Depreciation      (1,055,797)
                                -------------
NET UNREALIZED APPRECIATION     $  13,211,424
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - 95.74%
$    1,000,000   ABAG Finance Authority for Nonprofit Corp CA
                 State Insured                                        7.10 %     12/01/20  $  1,065,500
     1,000,000   ABAG Finance Authority for Nonprofit Corp
                 Stanford University Hospital MBIA Insured            5.25       11/01/20       962,410
     1,000,000   Alameda CA USD AMBAC Insured                         6.05       07/01/11     1,062,140
     1,000,000   Alameda CA USD MBIA Insured                          5.70       12/01/14     1,019,940
     1,000,000   Alameda County CA Public Facilities Corp COP         6.25       06/01/06     1,059,690
     1,000,000   Alameda County CA Water District Revenue COP
                 Water System Project MBIA Insured                    6.20       06/01/13     1,055,120
       100,000   Albany CA Public Facilities FA Lease Revenue
                 Capital Improvement Project                          6.90       09/01/12       105,873
       500,000   Albany CA Public Facilities FA Lease Revenue
                 Capital Improvement Project                          7.85       09/01/09       539,890
     1,000,000   Antioch CA Development Agency Tax Allocation
                 Project 1 FGIC Insured                               6.40       09/01/17     1,078,500
     3,550,000   California State DWR Central Valley Project
                 Revenue Series L                                     5.75       12/01/14     3,655,471
     1,000,000   California State DWR Central Valley Project
                 Revenue Series L MBIA Insured                        5.50       12/01/09     1,020,970
     2,000,000   California State EDFA Revenue Chapman College
                 Refunding Pending                                    7.30       01/01/02     2,195,880
     1,000,000   California State EDFA Revenue Claremont
                 Colleges Pooled Facilities                           6.38       05/01/22     1,064,850
       350,000   California State EDFA Revenue Loyola Marymount
                 University                                           6.00       10/01/14       360,210
       710,000   California State EDFA Revenue Loyola Marymount
                 University Series B                                  6.55       10/01/12       769,576
     1,200,000   California State EDFA Revenue University of San
                 Diego Project                                        6.50       10/01/08     1,313,124
     1,355,000   California State GO AMBAC Insured                    5.75       03/01/15     1,395,989
       525,000   California State HFA Home Mortgage Revenue AMT
                 Series B Multiple Credit Enhancements                8.00       08/01/29       553,124

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    1,455,000   California State HFA Home Mortgage Revenue AMT
                 Series D Multiple Credit Enhancements                7.75       08/01/10  $  1,549,371
       345,000   California State HFA Home Mortgage Revenue AMT
                 Series G Multiple Credit Enhancements                8.15       08/01/19       358,962
     1,535,000   California State HFA Home Mortgage Revenue
                 Series A Multiple Credit Enhancements                7.35       08/01/11     1,669,405
       445,000   California State HFA Home Mortgage Revenue
                 Series B Multiple Credit Enhancements                7.25       08/01/10       479,296
       130,000   California State HFA Home Mortgage Revenue
                 Series F Multiple Credit Enhancements                7.75       08/01/08       133,992
       140,000   California State HFA Insured Housing Revenue
                 AMT Series C MBIA Insured                            7.00       08/01/23       149,226
     1,575,000   California State HFA Multi-Unit Rental Housing
                 Revenue Series A AMT                                 5.50       08/01/15     1,508,992
       700,000   California State HFFA American Baptist Homes
                 West State Insured                                   7.65       04/01/14       750,246
     1,000,000   California State HFFA Cedar Knoll Insured
                 Series B State Insured                               7.50       08/01/20     1,093,370
     1,000,000   California State HFFA Episcopal Homes
                 Foundation Project State Insured                     7.75       07/01/18     1,028,460
       400,000   California State HFFA Episcopal Homes
                 Foundation Project State Insured                     7.85       07/01/15       412,072
     1,000,000   California State HFFA Gould Medical Foundation
                 Escrowed to Maturity                                 7.25       04/01/10     1,129,870
     1,250,000   California State HFFA Gould Medical Foundation
                 Escrowed to Maturity                                 7.30       04/01/20     1,423,650
     2,855,000   California State HFFA Kaiser Permanente Series
                 A                                                    6.50       12/01/20     3,047,170
     2,000,000   California State HFFA Revenue Catholic
                 Healthcare West AMBAC Insured                        5.75       07/01/15     2,044,780
     1,000,000   California State HFFA Revenue Insured Health
                 Facilities Valleycare Series State Insured           6.50       05/01/05     1,084,110

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    1,750,000   California State HFFA Revenue Small Insured
                 Health Facilities Series A                           6.75       03/01/20  $  1,846,320
     1,000,000   California State HFFA San Diego Hospital
                 Association MBIA Insured                             6.20       08/01/12     1,058,660
     1,000,000   California State Maritime Infrastructure
                 Authority Revenue Port of San Diego Project
                 AMBAC Insured                                        5.25       11/01/15       966,370
     2,500,000   California State PCFA Resource Recovery Revenue
                 Waste Management AMT Series A                        7.15       02/01/11     2,768,850
     1,000,000   California State PCFA San Diego Gas & Electric
                 Co AMT                                               6.80       06/01/15     1,153,950
     1,000,000   California State PCFA Southern California
                 Edison AMT                                           6.90       09/01/06     1,077,340
       180,000   California State Public Capital Improvements FA
                 Revenue Joint Powers Agency Pooled Projects
                 Series                                               8.25       03/01/98       191,657
     1,000,000   California State Public Works Board Lease
                 Revenue University Of California Project Series
                 A AMBAC Insured                                      6.30       12/01/09     1,083,180
     1,500,000   California State Public Works Board Lease
                 Revenue University Of California Project Series
                 B MBIA Insured                                       5.38       12/01/19     1,479,150
     1,590,000   California Statewide CDA Motion Picture and
                 Television Development AMBAC Insured                 5.25       01/01/13     1,566,897
     1,500,000   California Statewide CDA Motion Picture and
                 Television Development AMBAC Insured                 5.25       01/01/14     1,477,515
     1,500,000   California Statewide CDA Revenue COP Hospital
                 Cedars Sinai Medical Center                          6.50       08/01/12     1,654,470
     3,840,000   Cathedral City CA PFA RevenueTax Allocation
                 Redevelopment Projects Series A MBIA Insured         5.25       08/01/13     3,783,014
     1,000,000   Cerritos CA PFA Redevelopment Los Cerritos
                 Redevelopment Project Revenue AMBAC Insured          5.75       11/01/22     1,019,720

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$      870,000   Chula Vista CA COP Town Centre II Package
                 Project RDA                                          6.00       09/01/11  $    896,483
     1,200,000   Contra Costa County CA COP Public Facilities
                 Merrithew Memorial Hospital Replacement              6.60       11/01/12     1,283,856
       500,000   Contra Costa County CA COP Public Facilities
                 Merrithew Memorial Hospital Replacement              6.63       11/01/22       529,000
       270,000   Contra Costa County CA Home Mortgage Revenue
                 AMT Escrowed to Maturity                             7.75       05/01/22       346,834
       755,000   Contra Costa County CA Transportation Authority
                 Sales Tax Revenue Series A Escrowed to Maturity      6.50       03/01/09       854,418
     4,000,000   Contra Costa County CA Transportation Authority
                 Sales Tax Revenue Series A FGIC Insured              5.50       03/01/08     4,119,440
     3,000,000   Contra Costa County CA Water District Water
                 Revenue Series G MBIA Insured                        5.75       10/01/14     3,088,080
     1,000,000   Covina CA COP Water System Improvement Project       7.30       04/01/16     1,059,020
     1,500,000   Cupertino CA Series A AMBAC Insured                  5.75       07/01/16     1,526,340
     2,675,000   East Bay CA MUD Water System Revenue MBIA
                 Insured                                              6.00       06/01/12     2,802,758
     3,655,000   East Bay CA Regional Park District Series B          5.75       09/01/13     3,730,585
       500,000   Eastern Municipal Water District CA Water &
                 Sewer Revenue Certificates FGIC Insured              6.30       07/01/20       524,970
     2,500,000   El Dorado County CA Bond Authority Lease
                 Revenue Capital Facilities Project                   7.40       11/01/09     2,773,350
     1,000,000   Emeryville CA PFA Housing Increment Revenue
                 Series A                                             6.35       05/01/10     1,049,330
     1,725,000   Escondido CA PFA Lease Revenue Center for the
                 Arts AMBAC Insured                                   5.80       09/01/09     1,816,977
     2,000,000   Escondido CA PFA Lease Revenue Center for the
                 Arts AMBAC Insured                                   6.00       09/01/18     2,105,460
     1,410,000   Fairfield CA PFA CGIC Insured                        5.20       08/01/08     1,411,340

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    3,000,000   Fontana CA USD Convertible Series C FGIC
                 Insured                                              6.03 F     05/01/20  $  2,813,970
       700,000   Fontana CA USD Series B AMBAC Insured                5.40       07/01/08       717,325
     1,000,000   Fresno CA COP Street Improvement Project             6.63       12/01/11     1,064,090
     1,000,000   Fresno CA Sewer Revenue Series A MBIA Insured        5.00       09/01/15       965,870
     2,000,000   Fresno CA USD Series A MBIA Insured                  5.70       08/01/15     2,053,840
     1,250,000   Fresno County CA Solid Waste Revenue American
                 Avenue Landfill Project MBIA Insured                 5.75       05/15/14     1,277,663
     3,840,000   Hayward CA COP Capital Improvement Projects          6.80       08/01/17     4,008,230
     2,800,000   Huntington Beach CA PFA Revenue Bond                 7.00       08/01/10     2,846,900
       500,000   Industry CA Urban Development Agency                 6.70       11/01/03       544,790
     1,080,000   Industry CA Urban Development Agency                 6.85       11/01/04     1,179,803
       500,000   Industry CA Urban Development Agency Project 3       6.60       11/01/02       544,505
     1,000,000   Industry CA Urban Development Agency Tax
                 Allocation MBIA Insured                              5.80       05/01/09     1,041,370
     1,500,000   Inglewood CA COP Civic Center Improvement
                 Project PFA                                          7.00       08/01/19     1,591,065
       485,000   Inglewood CA PFA Revenue Series C                    7.00       05/01/22       514,449
     1,000,000   Lincoln CA USD Special Tax Community District
                 Number 1B                                            7.20       09/01/21     1,088,730
     1,000,000   Long Beach CA Finance Authority Revenue AMBAC
                 Insured                                              6.00       11/01/17     1,092,670
     2,900,000   Los Angeles CA Airport Revenue Series A FGIC
                 Insured                                              5.50       05/15/08     2,977,633
     1,000,000   Los Angeles CA Community College District COP
                 Series A CGIC Insured                                6.00       08/15/08     1,067,670
     4,000,000   Los Angeles CA DW&P Electric Plant Revenue           5.38       09/01/23     3,964,040
     1,000,000   Los Angeles CA DW&P Electric Plant Revenue           6.38       02/01/20     1,065,060

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    1,000,000   Los Angeles CA DW&P Electric Plant Revenue
                 Second Issue                                         6.00       08/15/32  $  1,038,320
       100,000   Los Angeles CA Harbor Revenue Escrowed to
                 Maturity                                             7.60       10/01/18       111,461
     2,775,000   Los Angeles CA Harbor Revenue Series B AMT           6.50       08/01/13     2,977,520
       115,000   Los Angeles CA SFMR Series A AMT Multiple
                 Credit Enhancements                                  7.55       12/01/23       121,072
     7,250,000   Los Angeles CA Wastewater System Revenue Series
                 A                                                    5.70       06/01/20     7,361,868
     3,000,000   Los Angeles CA Wastewater System Revenue Series
                 D FGIC Insured                                       5.20       11/01/21     2,925,210
     4,000,000   Los Angeles County CA Metropolitan
                 Transportation Authority Sales Tax Revenue
                 Series A AMBAC Insured                               5.50       07/01/17     4,039,120
     1,000,000   Los Angeles County CA Transportation Commission
                 Sales Tax Revenue Series B                           5.75       07/01/18     1,004,810
       480,000   Los Angeles County CA Transportation Commission
                 Sales Tax Revenue Series B FGIC Insured              6.50       07/01/15       516,835
     2,395,000   Lucia Mar CA USD COP Prerefunded                     6.90       05/01/15     2,503,853
     1,000,000   Menlo Park CA CDA Tax Allocation Las Pulgas
                 Community Project AMBAC Insured                      6.70       10/01/22     1,095,980
     2,800,000   Metropolitan Water District of Southern CA
                 Waterworks Revenue                                   5.50       07/01/19     2,802,380
       665,000   Mid Peninsula CA Regional Open Space District
                 Promissory Notes                                     6.30       07/10/10       708,245
     2,000,000   Mid Peninsula CA Regional Open Space District
                 Promissory Notes                                     7.00       09/01/14     2,197,720
       520,000   Mojave CA Water Agency Improvement District M
                 Morongo Basin                                        6.25       09/01/02       555,994
       500,000   Mojave CA Water Agency Improvement District M
                 Morongo Basin                                        6.60       09/01/12       532,805
     1,000,000   Mountain View CA Shoreline Regional Park
                 Community Tax Allocation Series A                    5.60       08/01/09       986,540
     1,450,000   Nevada County CA Solid Waste Revenue                 6.50       10/01/06     1,560,157
       345,000   Nevada County CA Solid Waste Revenue                 7.00       06/01/98       352,138

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$      345,000   Nevada County CA Solid Waste Revenue                 7.10       06/01/99  $    355,340
     1,000,000   Nevada County CA Solid Waste Revenue                 7.50       06/01/21     1,030,660
     1,035,000   Northridge CA Water District AMBAC Insured           5.40       02/01/11     1,048,113
     1,000,000   Nuview CA USD COP                                    7.25       02/01/16     1,055,500
     1,500,000   Ontario CA RDFA Revenue Project One MBIA
                 Insured                                              6.00       08/01/15     1,549,905
     1,000,000   Orange County CA Water District Revenue Series
                 A                                                    5.50       08/15/10     1,001,880
     1,000,000   Palm Springs CA Municipal Golf Course Expansion
                 Project                                              7.40       11/01/18     1,068,530
     2,400,000   Pittsburg CA RDFA Tax Allocation Los Medanos
                 Community Project FGIC Insured                       5.50       08/01/07     2,484,816
     2,250,000   Pittsburg CA RDFA Tax Allocation Los Medanos
                 Community Project FGIC Insured                       5.50       08/01/15     2,251,643
     1,500,000   Pittsburg CA RDFA Tax Allocation Los Medanos
                 Community Project Series 90-1                        7.40       08/15/20     1,600,560
     1,000,000   Port of Oakland CA Special Facilities Revenue
                 Mitsui OSK Lines Limited Series A AMT LOC -
                 Industrial Bank of Japan Ltd                         6.70       01/01/07     1,093,570
     1,000,000   Rancho Cucamonga CA RDFA Tax Allocation MBIA
                 Insured                                              5.50       09/01/23     1,000,800
     1,100,000   Richmond CA Joint Powers Financing Authority
                 Lease and Gas Tax Revenue Series A                   5.25       05/15/13     1,034,022
       100,000   Richmond CA RDFA Tax Allocation Harbour Project
                 CGIC Insured                                         7.00       07/01/09       113,973
     1,055,000   Riverside CA Sewer Revenue FGIC Insured              5.00       08/01/10     1,040,736
     1,750,000   Riverside County CA Asset Leasing Corp Revenue
                 Riverside County Hospital Project A                  6.38       06/01/09     1,830,605
     3,000,000   Riverside County CA COP Series A                     6.88       11/01/09     3,214,890
     1,000,000   Riverside County CA PFA Special Tax Revenue
                 Series A MBIA Insured                                5.25       09/01/13       990,720

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$      370,000   Riverside County CA SFMR Project A AMT GNMA
                 Collateralized                                       6.85       10/01/16  $    411,718
     1,250,000   Riverside County CA Transportation Commission
                 Sales Tax Revenue Series A                           6.50       06/01/09     1,318,913
     1,370,000   Rosemead CA RDFA Tax Allocation Redevelopment
                 Project Area 1-A                                     5.50       10/01/18     1,263,003
     1,335,000   Roseville CA Joint USD Capital Appreciation
                 Series A                                             8.39 F     08/01/06       778,879
     1,900,000   Sacramento CA Light Rail Transportation Project      6.75       07/01/07     2,108,829
     3,600,000   Sacramento CA MUD Electric Revenue Series E
                 MBIA- Insured                                        5.70       05/15/12     3,681,756
       500,000   Sacramento CA MUD Electric Revenue Series Z
                 FGIC Insured                                         6.45       07/01/10       540,935
     3,000,000   Sacramento County Main Detention Facility MBIA
                 Insured                                              5.75       06/01/15     3,052,770
     1,000,000   San Bernardino CA Municipal Water Department
                 COP FGIC Insured                                     6.25       02/01/12     1,055,950
     2,000,000   San Buenaventura CA Capital Improvement Project
                 COP                                                  6.85       08/01/16     2,063,720
       230,000   San Carlos CA RDFA Tax Allocation Series A           7.00       09/01/01       251,054
       250,000   San Carlos CA RDFA Tax Allocation Series A           7.00       09/01/02       274,865
       225,000   San Carlos CA RDFA Tax Allocation Series A           7.00       09/01/03       246,650
       235,000   San Carlos CA RDFA Tax Allocation Series A           7.00       09/01/04       256,401
       235,000   San Carlos CA RDFA Tax Allocation Series A           7.10       09/01/05       256,933
     1,520,000   San Diego CA COP                                     6.90       07/15/16     1,629,562
     5,000,000   San Diego CA PFA Sewer Revenue FGIC Insured          5.00       05/15/15     4,830,800
     1,000,000   San Diego CA Regional Building Authority Lease
                 Revenue San Miguel Consolidated Fire Protection
                 District MBIA Insured                                5.65       01/01/20     1,014,940

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    1,230,000   San Diego County CA COP East Mesa Detention
                 Facilities Project                                   7.00       10/01/09  $  1,299,569
       500,000   San Diego County CA Regional Transportation
                 Community Sales Tax Revenue Series A Escrowed
                 to Maturity                                          6.00       04/01/08       542,305
     2,715,000   San Elijo Joint Powers Authority San Diego
                 County CA Water Pollution Control Facility FGIC
                 Insured                                              5.38       03/01/13     2,722,113
     2,250,000   San Francisco CA BART Sales Tax Revenue FGIC
                 Insured                                              5.50       07/01/15     2,270,385
     1,800,000   San Joaquin County CA COP North County Landfill
                 Project                                              7.00       04/01/11     1,880,496
     2,000,000   San Joaquin Hills CA Transportation Corridor
                 Agency Toll Road Revenue Capital Appreciation        4.72 F     01/01/10     1,525,220
     1,395,000   San Jose RDFA Merged Area Project MBIA Insured       5.25       08/01/16     1,372,499
     1,935,000   San Mateo County CA Board of Education COP           7.10       05/01/21     2,043,050
     1,700,000   Santa Clara County CA COP Multiple Facilities
                 Project AMBAC Insured                                6.00       05/15/12     1,780,818
       100,000   Santa Clara County CA COP Public Facilities
                 Corp                                                 7.75       11/01/08       111,482
       750,000   Santa Maria CA RDFA Town Center West Side
                 Parking Facilities FSA Insured                       5.25       06/01/11       747,450
     2,000,000   Santa Monica - Malibu CA USD Facilities
                 Reconstruction Projects                              5.50       08/01/15     1,996,360
     1,195,000   Santa Rosa CA High School District FGIC Insured      5.90       05/01/13     1,252,754
     1,000,000   Shasta CA Dam Area Public Utility District COP       7.25       03/01/12     1,071,280
       350,000   Shasta CA Joint Powers Financing Authority
                 Landfill Revenue Series A                            7.20       07/01/09       370,293
       500,000   Shasta CA Joint Powers Financing Authority
                 Landfill Revenue Series A                            7.20       07/01/10       528,990
     1,500,000   Snowline CA Joint USD COP                            6.40       07/01/18     1,525,845
       520,000   Sonoma County CA COP                                 6.75       10/01/06       566,212

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    1,000,000   South County CA Regional Wastewater Authority
                 Revenue Capital Improvement FGIC Insured             5.75       08/01/10  $  1,038,470
     1,000,000   Southern California State Public Power
                 Authority                                            5.50       07/01/12     1,002,410
     2,750,000   Southern California State Public Power
                 Authority Transmission Project Revenue Southern
                 Transmission Project                                 6.13       07/01/18     2,843,060
     1,450,000   Southern California State Public Power
                 Authority Transmission Revenue Project               5.75       07/01/21     1,462,717
     1,030,000   Southern California State SFMR Series A AMT
                 GNMA Collateralized                                  7.63       10/01/22     1,077,988
       530,000   Southern California State SFMR Series A AMT
                 GNMA Collateralized                                  7.63       10/01/23       563,008
       670,000   Southern California State SFMR Series A AMT
                 GNMA/FNMA Collateralized                             6.75       09/01/22       710,502
       695,000   Southern California State SFMR Series A AMT
                 GNMA/FNMA Collateralized                             7.35       09/01/24       732,697
     2,000,000   Stanislaus County CA COP Series A                    6.85       06/01/12     2,107,320
       750,000   Stockton CA Port District Revenue Series A           8.10       01/01/14       808,185
        20,000   Stockton CA SFMR Government Agency
                 Collateralized                                       7.50       02/01/23        21,992
       265,000   Sulphur Springs CA USD COP AMBAC Insured             7.15       02/01/11       292,483
     5,690,000   Sulphur Springs CA USD Series A MBIA Insured
                 Zero Coupon                                          8.58 F     09/01/13     2,168,175
     1,000,000   Sunnyvale CA Financing Authority Utilities
                 Revenue Solid Waste Materials Series B AMT MBIA
                 Insured                                              6.00       10/01/08     1,055,730
     1,000,000   Temecula Valley CA USD Series D FGIC Insured         6.00       09/01/14     1,045,350
     1,900,000   Torrance CA COP AMBAC Insured                        5.50       04/01/12     1,938,722
     1,705,000   Torrance CA COP AMBAC Insured                        5.75       04/01/16     1,755,383
     1,000,000   Twentynine Palms CA Water District CA COP            7.00       08/01/17     1,055,350
     1,000,000   University of California Housing System Revenue
                 Series A MBIA Insured                                5.00       11/01/13       962,110

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CALIFORNIA MUNICIPAL BONDS - CONTINUED
$    3,000,000   University of California Revenue Multiple
                 Purpose Project C AMBAC Insured                      5.25       09/01/11  $  3,002,790
     2,300,000   University of California Revenue Multiple
                 Purpose Projects Series C AMBAC Insured              5.25       09/01/12     2,291,881
     1,750,000   University of California Revenue Seismic Safety
                 Project MBIA Insured                                 5.50       11/01/10     1,791,720
     1,095,000   University of California Revenues Multiple
                 Purpose Projects Series B MBIA Insured               6.00       09/01/13     1,153,440
       990,000   Upland CA HFA Revenue Issue A                        7.85       07/01/20     1,036,490
     1,000,000   Vacaville CA PFA Tax Allocation Redevelopment
                 Project MBIA Insured                                 6.35       09/01/22     1,052,910
     1,135,000   Walnut Valley CA USD Series C FGIC Insured           5.75       08/01/15     1,161,215
     1,000,000   West & Central Basin CA Financing Authority
                 Redevelopment AMBAC Insured                          6.13       08/01/12     1,057,080
     1,000,000   Yolo County CA HFA Mortgage Revenue AMT FHA
                 Collateralized                                       7.20       08/01/33     1,079,330
                                                                                           ------------
                 TOTAL CALIFORNIA MUNICIPAL BONDS                                          $263,677,834
                 (Cost $248,725,174)

SHORT-TERM INSTRUMENTS - 3.58%
CALIFORNIA MUNICIPAL VARIABLE RATE SECURITIES+ - 3.25%
$    1,300,000   California State HFFA St Francis Hospital V/R        5.90 %     11/01/19  $  1,300,000
     1,000,000   California State HFFA Sutter Hospital V/R LOC -
                 Morgan Guaranty Trust                                5.90       03/01/20     1,000,000
     1,000,000   Irvine Ranch CA Water District V/R LOC -
                 Commerzbank AG                                       5.90       01/01/21     1,000,000
       500,000   Irvine Ranch CA Water District V/R LOC -
                 Sumitomo Bank Ltd                                    5.90       10/01/10       500,000
       900,000   Los Angeles County CA IDA Komax System Inc V/R
                 AMT LOC - Dai-Ichi Kangyo Bank Ltd                   6.25       12/01/06       900,000

CALIFORNIA TAX-FREE BOND FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
SHORT-TERM INSTRUMENTS - CONTINUED
CALIFORNIA MUNICIPAL VARIABLE RATE SECURITIES+  - CONTINUED
$    1,350,000   Los Angeles County CA IDA V/R AMT LOC -
                 Dai-Ichi Kangyo Bank Ltd                             6.25       12/01/06  $  1,350,000
       900,000   Los Angeles County CA V/R                            6.25       12/01/05       900,000
     1,000,000   Orange County CA Sanitation District V/R LOC -
                 National Westminster Bank Plc                        5.90       08/01/15     1,000,000
     1,000,000   Orange County CA Sanitation District V/R
                 Multiple Credit Enhancements                         5.90       08/01/16     1,000,000
                                                                                           ------------
                                                                                           $  8,950,000

MONEY MARKET FUNDS - 0.33%
$      123,773   Arbor Fund CA Tax-Exempt Portfolio                                        $    123,773
       800,186   Nuveen Institutional CA Tax-Exempt Fund                                        800,186
                                                                                           ------------
                                                                                           $    923,959

                 TOTAL SHORT-TERM INSTRUMENTS                                              $  9,873,959
                 (Cost $9,873,950)

TOTAL INVESTMENTS IN SECURITIES

              (Cost $258,599,124)* (Notes 1 and 3)         99.32 % $ 273,551,793
              Other Assets and Liabilities, Net             0.68       1,863,007
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $ 275,414,800
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 F   YIELD TO MATURITY.
 + THESE VARIABLE RATE SECURITIES ARE SUBJECT TO A DEMAND FEATURE WHICH REDUCES THE REMAINING MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $  14,988,173
Gross Unrealized Depreciation         (35,504)
                                -------------
NET UNREALIZED APPRECIATION     $  14,952,669
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - 103.45%
$     4,400,000  ABAG Finance Authority for Nonprofit Corp CA
                 Lucile Salter Packard Project V/R AMBAC Insured      5.00 %     08/01/23  $  4,400,000
      3,000,000  Alameda County CA TRAN LOC - Union Bank of
                 Switzerland                                          4.75       07/25/96     3,013,204
      1,700,000  Alhambra CA IDA Sunclipse V/R LOC - Bank of
                 America                                              3.50       05/01/07     1,700,000
      2,500,000  Anaheim CA Public Improvement COP LOC -
                 Industrial Bank of Japan Ltd                         5.30       08/01/19     2,500,000
      3,000,000  Brea & Olinda CA USD Brea High School
                 Prerefunded                                          7.70       08/01/18     3,125,445
      9,055,000  California State DWR Central Valley Project
                 Revenue V/R                                          5.15       12/01/05     9,055,000
      2,600,000  California State HFFA Adventist Health System
                 V/R LOC - Toronto Dominion Bank                      4.75       08/01/21     2,600,000
      4,900,000  California State HFFA Kaiser Permanente V/R          4.90       05/01/28     4,900,000
      1,300,000  California State HFFA Kaiser Permanente V/R          5.90       11/01/19     1,300,000
      3,650,000  California State HFFA St Joseph Health Center
                 Series A V/R                                         5.90       07/01/13     3,650,000
        965,000  California State PCFA Chevron Project V/R            4.06       11/15/01       965,000
      1,500,000  California State PCFA Revenue Pacific Gas &
                 Electric CP                                          3.70       01/10/96     1,500,000
      2,000,000  California State PCFA Revenue Pacific Gas &
                 Electric CP                                          3.75       01/11/96     2,000,000
      5,000,000  California State PCFA Solid Waste Disposal
                 Revenue Colmac Energy Project Series B V/R AMT
                 LOC - Swiss Bank                                     5.05       12/01/16     5,000,000
      1,800,000  California State PCFA Solid Waste Disposal
                 Revenue Shell Oil Co Martinez Project Series A
                 V/R AMT                                              4.29       10/01/24     1,800,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
     68

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     1,000,000  California State PCFA Solid Waste Disposal
                 Revenue Taormina Industries Project Series B
                 V/R LOC - Sanwa Bank                                 5.40       08/01/14  $  1,000,000
      2,900,000  California State PCFA Southern California
                 Edison V/R                                           5.40       02/28/08     2,900,000
      2,400,000  California State PCFA Southern California
                 Edison V/R Series A                                  5.40       02/28/08     2,400,000
      3,200,000  California State PCFA Southern California
                 Edison V/R Series C                                  5.40       02/28/08     3,200,000
      4,600,000  California State PCFA Southern California
                 Edison V/R Series D                                  5.40       02/28/08     4,600,000
      3,200,000  California State PCFA Stanislaus Project V/R
                 AMT LOC - Swiss Bank                                 6.00       12/01/17     3,200,000
      4,000,000  California State PCFA V/R San Diego Gas &
                 Electric Co V/R Series A                             4.25       12/01/07     4,000,000
      7,300,000  California State PCFA Wadham Project V/R AMT
                 LOC - Banque Paribas                                 5.15       11/01/17     7,300,000
      1,000,000  California State PCFA Western Waste Industries
                 Project V/R LOC - Citibank                           5.38       12/01/00     1,000,000
     10,000,000  California State RAW Series C Multiple LOC's         5.75       04/25/96    10,063,200
      1,500,000  California State RAW Series C V/R FGIC Insured       5.91       04/25/96     1,508,846
      6,000,000  California State School Cash Reserve Program
                 Pool Series A MBIA Insured                           4.75       07/03/96     6,025,308
      8,000,000  California State School Cash Reserve Program
                 Pool Series B MBIA Insured                           4.50       12/20/96     8,052,140
      2,500,000  California Statewide CDA Apartment Development
                 Revenue Series A-6 V/R FNMA Collateralized           4.70       05/15/25     2,500,000
        500,000  California Statewide CDA Apartment Revenue
                 Series A-7 V/R AMT FNMA Collateralized               4.85       05/15/25       500,000
      2,300,000  California Statewide CDA St Joseph Health
                 System V/R                                           4.90       07/01/08     2,300,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
                                                                         69

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     1,800,000  California Statewide CDA Sutter Health Group
                 V/R AMBAC Insured                                    5.90       07/01/15  $  1,800,000
      1,600,000  California Statewide CDA Industrial Revenue Tri
                 H Food Multiple LOC's                                5.55       08/01/11     1,600,000
      9,000,000  Chula Vista CA IDA San Diego Gas & Electric CP       3.80       02/12/96     9,000,000
      3,000,000  Chula Vista CA IDA San Diego Gas & Electric CP       3.80       02/13/96     3,000,000
      5,100,000  Colton CA RDFA Las Palomas Associates Project
                 V/R LOC - Bank of America                            5.10       11/01/15     5,100,000
      1,000,000  Colton CA RDFA MFHR V/R LOC - Federal Home Loan
                 Bank of San Francisco                                4.55       05/01/10     1,000,000
      1,100,000  Concord CA MFHR Bel Air Apartments V/R AMT LOC
                 -Bank of America                                     5.00       12/01/16     1,100,000
      2,000,000  Duarte CA RDFA COP Johnson Duarte Partners
                 Project V/R Series B LOC - Bank of America           4.90       12/01/14     2,000,000
      8,100,000  Eagle Trust V/R Series 94 MBIA Insured               5.20       09/01/03     8,100,000
      3,950,000  East Bay CA MUD CP                                   3.40       01/30/96     3,950,000
      4,000,000  East Bay CA MUD CP                                   3.75       02/22/96     4,000,000
      4,400,000  Escondido CA CDA V/R AMT LOC - Bank of America       5.25       10/01/16     4,400,000
      3,800,000  Escondido CA MFHR Morning View Terrace V/R LOC
                 -Bank of America                                     4.80       02/15/07     3,800,000
      1,000,000  Foothill / Eastern CA Transportation Corridor
                 Agency Toll Road Revenue Series B V/R LOC -
                 Morgan Guaranty Trust                                4.75       01/02/35     1,000,000
      2,000,000  Foothill / Eastern CA Transportation Corridor
                 Toll Road Development Series D V/R LOC -
                 Industrial Bank of Japan Ltd                         5.00       01/02/35     2,000,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
     70

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     3,800,000  Huntington Beach CA MFHR Seabridge Villas V/R
                 LOC - Bank of America                                4.00       02/01/10  $  3,800,000
      4,100,000  Industry CA IDR Helene Curtis Inc Project V/R
                 LOC - Harris Trust & Savings Bank                    5.10       10/01/06     4,100,000
      3,330,000  Inglewood CA RDFA Tax Allocation Series B
                 Prerefunded                                          7.88       09/01/18     3,484,677
      1,800,000  Irvine CA IDA Irvine East Investment Co V/R LOC
                 -Bank of America                                     5.10       12/01/05     1,800,000
        500,000  Irvine Ranch CA Water District LOC - National
                 Westminster Bank Plc                                 5.90       08/01/16       500,000
      1,400,000  Irvine Ranch CA Water District LOC - Sumitomo
                 Bank Ltd                                             5.90       10/01/00     1,400,000
      7,700,000  Irvine Ranch CA Water District V/R LOC -
                 Commerzbank AG                                       5.90       01/01/21     7,700,000
      2,500,000  Irvine Ranch CA Water District V/R LOC -
                 Dai-Ichi Kangyo Bank Ltd                             5.90       09/02/20     2,500,000
        600,000  Irvine Ranch CA Water District V/R LOC -
                 Sumitomo Bank Ltd                                    5.90       10/01/05       600,000
      2,000,000  Irwindale CA IDA Revenue Toys R Us Project           5.13       12/01/19     2,000,000
      3,000,000  Long Beach CA Harbor CP                              3.50       01/19/96     3,000,000
      2,500,000  Long Beach CA Harbor CP                              3.70       03/14/96     2,500,000
      2,500,000  Long Beach CA Harbor CP                              3.80       01/18/96     2,500,000
      6,500,000  Long Beach CA Health Facilities Memorial Health
                 Services V/R                                         4.90       10/01/16     6,500,000
      1,000,000  Los Angeles CA MFHR Channel Gateway Apartments
                 Series B V/R LOC - Fuji Bank Ltd                     5.30       08/01/19     1,000,000
      1,900,000  Los Angeles CA MFHR Series B V/R AMT LOC -
                 Federal Home Loan Bank of San Francisco              6.25       12/01/26     1,900,000
      3,800,000  Los Angeles CA MFHR V/R AMT LOC - Federal Home
                 Loan Bank of San Francisco                           6.25       08/01/26     3,800,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
                                                                         71

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     3,500,000  Los Angeles CA Wastewater System CP                  3.45       02/08/96  $  3,500,000
      1,000,000  Los Angeles County CA COP Van Nuys Courthouse
                 Project Prerefunded                                  9.00       06/01/15     1,041,092
      1,100,000  Los Angeles County CA HFA MFHR Harbor Cove
                 Project V/R LOC - Citibank                           5.30       10/01/06     1,100,000
      1,000,000  Los Angeles County CA HFA MFHR Sand Canyon
                 Ranch Project V/R LOC - Citibank                     5.30       11/01/06     1,000,000
      2,000,000  Los Angeles County CA Metropolitan
                 Transportation Commission CP                         3.30       02/09/96     2,000,000
      3,000,000  Los Angeles County CA Metropolitan
                 Transportation Commission CP                         3.55       03/27/96     3,000,000
      4,000,000  Los Angeles County CA Metropolitan
                 Transportation Commission CP                         3.60       02/08/96     4,000,000
      1,000,000  Los Angeles County CA Metropolitan
                 Transportation Commission CP                         3.75       01/12/96     1,000,000
     15,000,000  Los Angeles County CA TRAN Multiple LOC's            4.50       07/01/96    15,047,159
      5,000,000  Los Angeles County CA Transportation Authority
                 Revenue Union Station Gateway V/R Series A FSA
                 Insured                                              4.75       07/01/25     5,000,000
      1,100,000  Metropolitan Water District of Southern CA
                 Waterworks Revenue CP                                3.40       01/30/96     1,100,000
      2,900,000  Montebello CA V/R LOC - Bank of America              3.50       04/01/05     2,900,000
      3,000,000  Monterey CA Regional Waste Management Authority
                 Revenue Series A V/R LOC - Dai-Ichi Kangyo Bank
                 Ltd                                                  5.30       04/01/15     3,000,000
      1,500,000  Ontario CA MFHR Daisy Apartments V/R LOC - Bank
                 of America                                           4.80       11/01/04     1,500,000
      6,000,000  Ontario CA MFHR Park Centre Apartments V/R LOC
                 -Bank of New York                                    4.80       08/01/07     6,000,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
     72

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     2,100,000  Ontario CA MFHR Vineyard Village Apartments V/R
                 LOC - Industrial Bank of Japan Ltd                   5.35       12/01/05  $  2,100,000
      4,000,000  Orange County CA HFA Bear Brand Apartments
                 Project Series Z LOC - Fuji Bank Ltd                 5.80       11/01/07     4,000,000
      5,000,000  Orange County CA HFA Harbor Pointe Apartment
                 V/R Issue D LOC - Citibank                           5.15       12/01/06     5,000,000
      1,000,000  Orange County CA HFA Seaside Meadow Apartments
                 Series C LOC - Bank of America                       5.65       08/01/08     1,000,000
      2,000,000  Orange County CA HFA Vintage Wood Apartments
                 V/R LOC - Mitsubishi Bank Ltd                        5.40       11/01/08     2,000,000
      3,000,000  Orange County CA Office & Courthouse Projects
                 V/R LOC - Dai-Ichi Kangyo Bank                       5.90       12/01/15     3,000,000
      1,000,000  Orange County CA Sanitation District Multiple
                 Credit Enhancments                                   5.05       08/01/13     1,000,000
      1,500,000  Orange County CA Sanitation District V/R LOC -
                 National Westminster Bank Plc                        5.90       08/01/15     1,500,000
      1,000,000  Orange County CA Sanitation District V/R
                 Multiple Credit Enhancements                         5.90       08/01/16     1,000,000
      4,000,000  Sacramento CA MUD CP                                 3.30       02/28/96     4,000,000
      2,637,000  Sacramento CA MUD CP                                 3.70       01/10/96     2,637,000
      4,524,000  Sacramento CA MUD CP                                 3.80       01/12/96     4,524,000
        200,000  Sacramento County CA MFHR Series A V/R LOC -
                 Dai-Ichi Kangyo Bank Ltd                             5.30       04/15/07       200,000
      2,780,000  Salinas CA MFHR Brentwood Gardens V/R LOC -
                 Bank of America                                      4.80       03/01/05     2,780,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
                                                                         73

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     5,000,000  San Bernardino CA Alta Loma Apartments V/R LOC
                 -Federal Home Loan Bank of Atlanta                   4.65       02/01/23  $  5,000,000
      2,185,000  San Bernardino County CA MFHR V/R LOC - Federal
                 Home Loan Bank of San Francisco                      4.65       05/01/17     2,185,000
      8,100,000  San Bernardino County CA TRAN Multiple LOC's         4.50       07/05/96     8,122,039
      2,000,000  San Diego CA IDR San Diego Gas & Electric CP         3.70       01/09/96     2,000,000
      2,000,000  San Diego CA MFHR Los Serano V/R LOC - Citibank      4.80       02/01/09     2,000,000
      5,000,000  San Diego CA MFHR Lusk Mira Mesa Apartments V/R
                 LOC - Bank of America                                5.00       04/01/07     5,000,000
      1,000,000  San Diego CA Regional Transportation Commission
                 CP                                                   3.60       02/16/96     1,000,000
      3,300,000  San Diego CA Regional Transportation Commission
                 CP                                                   3.70       02/07/96     3,300,000
      3,600,000  San Francisco CA City & County V/R LOC -
                 Industrial Bank of Japan Ltd                         5.00       12/01/05     3,600,000
      1,200,000  San Francisco CA MFHR Winterland Project V/R
                 LOC - Citibank                                       5.30       06/01/06     1,200,000
      2,200,000  San Joaquin County CA Transportation Authority
                 Sales Tax Revenue V/R LOC - Sumitomo Bank Ltd        5.15       04/01/11     2,200,000
      1,300,000  San Jose CA MFHR Kimberly Woods Apartments V/R
                 LOC - Bank of America                                4.80       11/01/08     1,300,000
        300,000  Santa Clara CA Electric Revenue V/R Series 85A
                 LOC - National Westminster Bank Plc                  4.90       07/01/10       300,000
        500,000  Santa Clara CA Electric Revenue V/R Series 85B
                 LOC - National Westminster Bank Plc                  4.90       07/01/10       500,000

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
     74

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE         DATE +          VALUE
SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES - CONTINUED
$     1,500,000  Santa Clara County CA HFA Lincoln Pajaro
                 Apartments Series 85A LOC - Sumitomo Bank            5.05       01/01/97  $  1,500,000
      1,000,000  Santa Clara County CA MFHR Foxchase Apartments
                 V/R Series E FGIC Insured                            5.00       11/01/07     1,000,000
      2,575,000  Santa Clara County CA MFHR Grove Garden
                 Apartments V/R LOC - Citibank                        5.30       03/01/17     2,575,000
      4,800,000  Simi Valley CA MFHR Lincoln Wood Ranch V/R LOC
                 -Sumitomo Bank                                       5.30       06/01/10     4,800,000
      3,000,000  Southern California State Public Power
                 Authority Hydroelectric Revenue Hoover Updating
                 Project Prerefunded                                  8.13       10/01/17     3,162,012
      7,000,000  Southern California State Public Power
                 Authority Southern Transmission Project V/R LOC
                 -Swiss Bank                                          4.75       07/01/19     7,000,000
      1,000,000  Southern California State Rapid Transit
                 District COP V/R MBIA Insured                        3.00       07/01/99     1,000,000
      3,200,000  Stockton CA COP 1986 Water Facility Project
                 Prerefunded                                          7.50       08/01/16     3,280,467
      2,200,000  Tracy CA MFHR Sycamore Village Apartments V/R
                 LOC - Bank of America                                4.55       05/01/15     2,200,000
      1,770,000  Turlock CA Irrigation District Revenue V/R
                 Series A LOC - Canadian Imperial Bank of
                 Commerce                                             4.85       01/01/14     1,770,000
      2,500,000  University of California Housing Revenue
                 Prerefunded                                          7.60       11/01/18     2,626,230
      2,000,000  Vacaville CA MFHR Western Properties Sycamores
                 Project V/R LOC - Bank of America                    4.55       04/01/05     2,000,000
      2,600,000  Walnut Creek CA MFHR Creekside Drive Apartments
                 V/R LOC - Bank of America                            4.55       04/01/07     2,600,000
                                                                                           ------------
                 TOTAL SHORT-TERM CALIFORNIA MUNICIPAL SECURITIES                          $368,142,819

 ...............................................................................
+   SECURITIES WITH MATURITIES IN EXCESS OF 397 DAYS ARE SUBJECT TO A DEMAND
 FEATURE WHICH REDUCES THE REMAINING MATURITY.
                                                                         75

CALIFORNIA TAX-FREE MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

TOTAL INVESTMENTS IN SECURITIES

      (Cost $368,142,819)* (Note 1)               103.45 % $ 368,142,819
      Other Assets and Liabilities, Net            (3.45 )   (12,274,986)
                                               ----------  -------------
      TOTAL NET ASSETS                           100.00  % $ 355,867,833
                                               ==========  =============

 ...............................................................................

     +        SECURITIES WITH MATURITIES IN EXCESS OF
              397 DAYS ARE SUBJECT TO A DEMAND
              FEATURE WHICH REDUCES THE REMAINING
              MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES.

The accompanying notes are an integral part of these financial statements.

MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   YIELD TO      MATURITY
   PRINCIPAL     SECURITY NAME                                     MATURITY        DATE           VALUE
COMMERCIAL PAPER - 60.89%
$    27,500,000  Abbey National North America                         5.72 %     01/31/96  $ 27,368,917
     30,000,000  ANZ Delaware Inc                                     5.67       02/13/96    29,797,004
     30,000,000  Associates Corp of North America                     5.60       04/11/96    29,528,667
     14,900,000  Corporate Asset Funding Co Inc++                     5.67       02/12/96    14,801,437
     32,500,000  Corporate Receivables Corp++                         5.57       03/14/96    32,132,922
      7,500,000  Daimler-Benz North America Corp                      5.50       03/28/96     7,400,313
     22,500,000  Den Danske Corp Inc                                  5.67       02/08/96    22,365,338
      7,000,000  Den Danske Corp Inc                                  5.67       02/09/96     6,957,003
     25,000,000  Glaxo Wellcome Plc++                                 5.70       01/12/96    24,956,458
     20,360,000  Greenwich Funding Corp++                             5.75       01/18/96    20,304,717
     17,000,000  Hanson Finance Plc++                                 5.66       02/21/96    16,863,688
     12,500,000  Hanson Finance Plc++                                 5.67       02/12/96    12,417,313
     20,000,000  International Business Machines Credit Corp          5.66       02/02/96    19,899,378
     30,000,000  Morgan (J P) & Co Inc                                5.57       03/18/96    29,642,592
     32,500,000  National Australia Funding Inc                       5.57       03/15/96    32,127,893
     32,500,000  New Center Asset Funding++                           5.60       03/15/96    32,125,889
     22,000,000  Penney (J C) Co Inc                                  5.66       02/20/96    21,827,059
     15,600,000  Pitney Bowes Credit Corp                             5.70       01/02/96    15,597,530
     30,000,000  Swedish Export Credit Corp                           5.60       03/01/96    29,720,000
                                                                                           ------------
                 TOTAL COMMERCIAL PAPER                                                    $425,834,118

SHORT TERM FEDERAL AGENCIES - 2.14%
$    15,000,000  Federal Home Loan Mortgage Corp                      5.57 %     01/05/96  $ 14,990,714

U.S. TREASURY BILLS - 15.97%
$   115,000,000  U.S. Treasury Bills                                  5.19 %     07/25/96  $111,704,183

MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
CERTIFICATES OF DEPOSITS - 2.86%
$    20,000,000  Banque Nationale de Paris (Yankee)                   5.81 %     01/30/96  $ 20,000,000

VARIABLE AND FLOATING RATE BONDS - 15.16%
$    21,000,000  Chemical Banking Corp                                6.08 %     08/19/96    21,027,737
     20,000,000  Comerica Inc                                         5.25       08/12/96    19,987,698
     20,000,000  FCC National Bank                                    5.59       10/31/96    19,990,356
     15,000,000  First Bank N.A.                                      5.90       01/17/96    14,999,872
     10,000,000  First Chicago Corp                                   6.22       02/23/96    10,004,977
     20,000,000  PNC Bank Corp                                        5.64       07/29/96    19,994,162
                                                                                           ------------
                 TOTAL VARIABLE AND FLOATING RATE BONDS                                    $106,004,802

REPURCHASE AGREEMENTS - 3.39%
$    23,731,000  Goldman Sachs Pooled Repurchase Agreement -
                 102% Collateralized by U.S. Government
                 Securities                                           5.75       01/02/96  $ 23,731,000

TOTAL INVESTMENTS IN SECURITIES

              (Cost $702,264,817)* (Note 1)               100.41 % $ 702,264,817
              Other Assets and Liabilities, Net            (0.41 )    (2,871,641)
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $ 699,393,176
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

++ THESE SECURITIES ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933. RULE 144A UNDER THAT ACT PERMITS THESE SECURITIES TO BE RESOLD IN TRANSACTIONS EXEMPT FROM REGISTRATION TO QUALIFIED INSTITUTIONAL BUYERS. THESE SECURITIES WERE DEEMED LIQUID BY THE INVESTMENT ADVISER IN ACCORDANCE WITH PROCEDURES APPROVED BY THE FUND'S BOARD OF DIRECTORS.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES.

The accompanying notes are an integral part of these financial statements.

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - 95.21%
ALABAMA - 0.24%
$      160,000   Alabama State SFMR Series B AMT Multiple Credit
                 Enhancements                                         7.40 %     04/01/22  $    170,085

ALASKA - 0.91%
       605,000   Alaska State Housing Finance Corporation Second
                 Series AMT Government Agency Collateralized          7.10       06/01/22       640,949

CALIFORNIA - 24.64%
       145,000   California State HFA Insured Housing Revenue
                 AMT Series C MBIA Insured                            7.00       08/01/23       154,556
     2,000,000   Contra Costa County CA Mortgage Revenue Cedar
                 Point Apartments Project A FHA Collateralized        6.15       09/01/25     2,072,440
       120,000   Riverside County CA SFMR Project A AMT GNMA
                 Collateralized                                       6.85       10/01/16       133,530
     9,750,000   Riverside County CA SFMR Series B AMT GNMA
                 Collateralized                                       8.35       06/01/13    12,890,378
     1,055,000   Sacramento CA SFMR AMT Escrowed to Maturity          7.25       10/01/23     1,288,619
       830,000   Southern California State SFMR Series A AMT
                 GNMA/FNMA Collateralized                             6.90       10/01/24       885,087

DISTRICT OF COLUMBIA - 0.48%
       320,000   District of Columbia SFMR AMT GNMA
                 Collateralized                                       7.10       12/01/24       341,478

FLORIDA - 0.43%
       285,000   Brevard County FL HFA SFMR Series B FSA Insured      7.00       03/01/13       303,821

HAWAII - 6.28%
       725,000   Hawaii State Airports Systems Revenue AMT FGIC
                 Insured                                              7.00       07/01/20       808,854
       500,000   Hawaii State Harbor Capital Improvement Revenue
                 AMT MBIA Insured                                     7.00       07/01/17       549,930
     3,000,000   Hawaii State SFMR AMT Multiple Credit
                 Enhancements                                         6.00       07/01/26     3,084,300

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
IDAHO - 2.20%
$    1,500,000   Idaho State HFA SFMR Series C-2 AMT                  6.35       07/01/15  $  1,552,710

ILLINOIS - 5.11%
       500,000   Chicago IL O'Hare International Airport Special
                 Facilities Revenue AMT LOC - Bayerische
                 Landesbank                                           7.13       05/01/18       556,770
     1,900,000   Chicago IL O'Hare International Airport Special
                 Facilities Revenue AMT MBIA Insured                  6.75       01/01/18     2,055,040
     1,000,000   Saint Claire County IL AMT FGIC Insured              5.75       10/01/23     1,002,580

INDIANA - 3.65%
     2,500,000   Indiana State HFA Series A-2 AMT FHA
                 Collateralized                                       6.45       07/01/14     2,581,975

IOWA - 3.31%
     1,450,000   Iowa State HFA SFMR Series B AMT GNMA/FNMA
                 Collateralized                                       6.95       07/01/24     1,533,013
       420,000   Iowa State HFA SFMR Series B AMT GNMA/FNMA
                 Collateralized                                       7.45       07/01/23       445,637
       365,000   Iowa State HFA SFMR Series B AMT Government
                 Agency Collateralized                                5.95       07/01/23       364,518

KANSAS - 0.28%
       185,000   Kansas City KS Mortgage Revenue AMT Multiple
                 Credit Enhancements                                  7.35       12/01/23       198,694

KENTUCKY - 4.77%
     1,100,000   Kenton County KY Cincinnati/Northern Kentucky
                 International Airport Revenue AMT FSA Insured        6.30       03/01/15     1,152,426
       925,000   Kentucky State HFA MFHR AMT Multiple Credit
                 Enhancements                                         5.90       01/01/15       940,244
     1,230,000   Kentucky State HFA MFHR Series D AMT FHA
                 Collateralized                                       7.45       01/01/23     1,276,888

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
LOUISIANA - 2.44%
$    1,000,000   Louisiana State MFHR AMT FHA Collateralized          5.90       12/01/18  $  1,006,430
       670,000   Louisiana State Public Facilities Authority
                 Student Loan Revenue AMT FSA Insured                 6.85       01/01/09       718,783

MASSACHUSETTS - 5.08%
     1,000,000   Massachusetts State HFA Residential Development
                 FNMA Collateralized                                  6.90       11/15/21     1,071,910
     2,500,000   Massachusetts State HFA Revenue Series A AMT
                 FSA Insured                                          6.10       06/01/26     2,520,300

MINNESOTA - 0.68%
       455,000   Minneapolis-St Paul MN Housing Finance Board
                 Revenue SFMR Phase IX AMT GNMA Collateralized        7.30       08/01/31       483,151

NEVADA - 8.71%
     1,340,000   Nevada State SFMR Series A-2 AMT FHA
                 Collateralized                                       6.55       10/01/15     1,398,357
     1,825,000   Nevada State SFMR Series C AMT FHA
                 Collateralized                                       6.35       10/01/13     1,879,440
     2,700,000   Washoe County NV Gas Facilities Sierra Pacific
                 Power AMT MBIA Insured                               6.55       09/01/20     2,878,333

NEW JERSEY - 1.89%
     1,250,000   New Jersey State MFHR FHA Collateralized             7.00       05/01/30     1,333,413

NEW YORK - 0.76%
       500,000   New York State Energy R & D Authority Electric
                 Facilities Revenue Cons Edison Co New York City
                 AMT MBIA Insured                                     7.25       11/01/24       538,385

OKLAHOMA - 2.01%
       200,000   Pryor Creek OK Economic Development Authority
                 Mortgage Revenue Series A                            7.13       07/01/21       211,328

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
OKLAHOMA  - CONTINUED
$      635,000   Tulsa County OK HFA Mortgage Revenue Series B
                 Remarket AMT GNMA Collateralized                     7.10       06/01/22  $    678,605
       500,000   Tulsa County OK HFA Mortgage Revenue Series B
                 Remarket AMT GNMA Collateralized                     7.55       05/01/23       532,830

PENNSYLVANIA - 2.14%
       990,000   Allegheny County PA Residential FA SFMR AMT
                 GNMA/FNMA Collateralized                             5.63       11/01/23       974,408
       500,000   Pennsylvania State Higher EDFA Student Loan
                 Revenue Series D AMT AMBAC Insured                   7.05       10/01/16       538,845

TEXAS - 0.74%
       480,000   Travis County TX HFA Residential Mortgage
                 Revenue Series A AMT GNMA/FNMA Collateralized        7.00       12/01/11       519,518

UTAH - 8.43%
       500,000   Utah State Board of Regents Student Loan
                 Revenue Series F AMT AMBAC Insured                   7.45       11/01/08       541,670
     1,100,000   Utah State Board of Regents Student Loan
                 Revenue Series H AMT AMBAC Insured                   6.70       11/01/15     1,160,863
     2,000,000   Utah State HFA SFMR Series B-2 AMT FHA
                 Collateralized                                       6.50       07/01/15     2,072,980
     1,360,000   Utah State HFA SFMR Series C-2 AMT FHA
                 Collateralized                                       6.50       07/01/15     1,406,308
       750,000   Utah State HFA SFMR Series D-2 AMT FHA
                 Collateralized                                       6.45       01/01/11       781,133

VIRGINIA - 1.80%
     1,250,000   Virginia State HFA Commonwealth Mortgage Series
                 B-5 AMT FSA Insured                                  6.20       07/01/21     1,271,275

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
WASHINGTON - 4.11%
$    1,310,000   Washington State SFMR Series D AMT GNMA/FNMA
                 Collateralized                                       6.15       01/01/26  $  1,385,089
     1,440,000   Washington State SFMR Series D AMT GNMA/FNMA
                 Collateralized                                       7.10       07/01/22     1,523,994

WEST VIRGINIA - 4.12%
     3,000,000   West Virginia State Housing Revenue AMT AMBAC
                 Insured                                              5.70       05/01/24     2,914,110
                                                                                           ------------
                 TOTAL MUNICIPAL BONDS                                                     $ 67,325,980
                 (Cost $63,778,413)

SHORT-TERM INSTRUMENTS - 3.80%
MONEY MARKET FUNDS - 0.55%
$      386,156   National Municipal Fund                                                   $    386,156

VARIABLE RATE MUNICIPAL BONDS+ - 3.25%
$    1,900,000   Phenix City AL IDA Environmental Improvement
                 Mead Coates Project Series A V/R LOC - Toronto
                 Dominion Bank                                        6.05       06/01/08  $  1,900,000
       400,000   Babylon NY Individual Development Agency V/R
                 AMT LOC - Union Bank of Switzerland                  6.00       12/01/24       400,000
                                                                                           ------------
                 TOTAL VARIABLE RATE MUNICIPAL BONDS                                       $  2,300,000

                 TOTAL SHORT-TERM INSTRUMENTS                                              $  2,686,156
                 (COST $2,686,156)

MUNICIPAL INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

TOTAL INVESTMENTS IN SECURITIES

              (Cost $66,464,569)* (Notes 1 and 3)          99.01 % $  70,012,136
              Other Assets and Liabilities, Net             0.99         698,372
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $  70,710,508
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 + THESE VARIABLE RATE SECURITIES ARE SUBJECT TO A DEMAND FEATURE WHICH REDUCES THE REMAINING MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $   3,649,531
Gross Unrealized Depreciation        (101,964)
                                -------------
NET UNREALIZED APPRECIATION     $   3,547,567
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - 94.80%
ADVERTISING - 0.90%
        25,000   HA-LO Industries inc+                                           $    410,000  $    768,750

BASIC INDUSTRIES - 0.17%
        10,000   Cronos Group                                                    $    100,000  $    101,250
        55,000   Quadrax Corp+                                                        212,492        46,406
                                                                                 ------------  ------------
                                                                                 $    312,492  $    147,656

BIOTECHNOLOGY - 4.50%
        10,000   Cephalon Inc+                                                   $    277,250  $    407,500
        30,000   Genzyme Corp - General Division+                                   1,550,250     1,871,250
        40,000   Genzyme Corp - Tissue Repair+                                        601,250       635,000
        35,000   Liposome Co Inc+                                                     426,103       700,000
        25,000   Neurex Corp+                                                         112,500       228,125
                                                                                 ------------  ------------
                                                                                 $  2,967,353  $  3,841,875

COMMERCIAL SERVICES - 2.20%
        20,000   AccuStaff Inc+                                                  $    318,229  $    880,000
        11,000   Central Parking Corp+                                                198,000       316,250
        22,000   Sylvan Learning Systems Inc+                                         562,625       654,500
        86,000   Work Recovery Inc+                                                   367,812        21,500
                                                                                 ------------  ------------
                                                                                 $  1,446,666  $  1,872,250

COMPUTER SOFTWARE - 16.90%
        20,000   Adobe Systems Inc                                               $  1,270,195  $  1,240,000
        26,000   Avant! Corp+                                                         803,308       500,500
        25,000   First Data Corp                                                    1,608,075     1,671,875
        48,500   IKOS Systems Inc+                                                    397,989       539,563
        20,000   Imnet Systems Inc+                                                   364,750       480,000
        33,000   LifeRate Systems Inc+                                                259,875       367,125
        45,000   Metatec Corp Class A+                                                530,657       495,000
        12,500   MetaTools Inc+                                                       312,500       325,000
        10,000   Microsoft Corp+                                                      668,063       877,500
        12,000   Minnesota Educational Computing Corp+                                360,469       300,000
        48,000   Oracle Systems Corp+                                               1,815,084     2,034,000

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
COMPUTER SOFTWARE  - CONTINUED
        20,000   Phamis Inc+                                                     $    520,435  $    595,000
        22,000   Premenos Tech Corp+                                                  562,709       580,250
       100,000   Sanctuary Woods Multimedia+                                          512,831       287,500
        10,000   Software 2000 Inc+                                                   110,000        77,500
        10,000   Syncronys Softcorp+                                                  127,078        28,750
        20,000   Synopsys Inc+                                                        559,875       760,000
        50,000   Veritas Software Corp+                                             1,126,348     1,900,000
        20,000   Verity Inc+                                                          326,850       885,000
        40,000   Viasoft Inc+                                                         404,688       475,000
                                                                                 ------------  ------------
                                                                                 $ 12,641,779  $ 14,419,563

COMPUTER SYSTEMS - 12.81%
         5,000   3Com Corp+                                                      $    214,313  $    233,125
        45,000   Adaptec Inc+                                                       1,329,158     1,845,000
        30,000   Cisco Systems Inc+                                                 1,054,875     2,238,750
        19,000   Clarify Inc+                                                         442,875       570,000
        60,000   Komag Inc+                                                         2,865,072     2,767,500
        40,000   RadiSys Corp+                                                        517,500       470,000
        15,000   Silicon Storage Technology Inc+                                      135,000       198,750
        36,000   Solectron Corp+                                                      851,938     1,588,500
        22,500   Sync Research Inc+                                                 1,153,750     1,018,125
                                                                                 ------------  ------------
                                                                                 $  8,564,481  $ 10,929,750

ELECTRICAL EQUIPMENT - 2.12%
        45,000   Interlink Electronics Inc+                                      $    225,000  $    292,500
        32,000   Nokia Corp ADR Class A                                             1,197,215     1,244,000
        50,000   Power (R F) Products Inc+                                            348,463       275,000
                                                                                 ------------  ------------
                                                                                 $  1,770,678  $  1,811,500

ENERGY & RELATED - 4.70%
        28,200   Camco International Inc                                         $    703,960  $    789,600
        40,000   Digicon Inc+                                                         232,400       320,000
        15,000   Ensco International Inc+                                             250,367       345,000
        15,000   Global Industries Ltd+                                               389,375       450,000

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
ENERGY & RELATED  - CONTINUED
        32,400   J Ray McDermott SA+                                             $    700,762  $    579,150
        15,000   Marine Drilling Co Inc+                                               71,250        76,875
        10,000   Petroleum Geo-Services ADR+                                          244,167       250,000
        10,000   Sonat Offshore Drilling Co                                           350,561       447,500
        15,000   Sun Co Inc                                                           469,950       410,625
        17,500   Trigen Energy Corp                                                   300,850       341,250
                                                                                 ------------  ------------
                                                                                 $  3,713,642  $  4,010,000

ENTERTAINMENT & LEISURE - 3.19%
        40,000   Family Golf Centers Inc+                                        $    600,000  $    730,000
        30,000   Mirage Resorts Inc+                                                  971,405     1,035,000
         8,000   Morrow Snowboards Inc+                                                88,000       130,000
         5,000   Mountasia Entertainment International Inc+                            24,063        24,063
        19,500   Sports Club Inc+                                                     136,260        60,938
        20,000   Station Casino Inc+                                                  293,750       292,500
        45,000   Stratosphere Corp+                                                   378,617       444,375
                                                                                 ------------  ------------
                                                                                 $  2,492,095  $  2,716,876

ENVIRONMENTAL CONTROL - 3.29%
        55,000   Molten Metal Technology Inc+                                    $  1,248,970  $  1,794,375
        15,000   Republic Industries Inc+                                             349,107       541,875
        25,000   U.S.A. Waste Services Inc+                                           505,045       471,873
                                                                                 ------------  ------------
                                                                                 $  2,103,122  $  2,808,123

FINANCE & RELATED - 4.76%
        60,000   Capital One Financial Corp                                      $  1,655,226  $  1,432,500
        20,000   Cole Taylor Financial Group Inc                                      391,740       597,500
        70,000   Envoy Corp (New)+                                                    414,846     1,211,875
        20,000   NHP Inc+                                                             252,500       370,000
        20,000   Oxford Corp Class A+                                                 534,709       450,000
                                                                                 ------------  ------------
                                                                                 $  3,249,021  $  4,061,875

FOOD & RELATED - 1.75%
        40,000   Garden Fresh Restaurant Corp+                                   $    328,375  $    260,000

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
FOOD & RELATED  - CONTINUED
        30,000   General Nutrition Co Inc+                                       $    378,750  $    690,000
        10,000   NuCo2 Inc+                                                           126,040       130,000
        30,000   Whole Foods Market Inc+                                              566,125       416,250
                                                                                 ------------  ------------
                                                                                 $  1,399,290  $  1,496,250

GENERAL BUSINESS & RELATED - 0.27%
        12,500   LeCroy Corp+                                                    $    176,875  $    231,250

HEALTHCARE - 8.28%
        15,000   Coventry Corp+                                                  $    309,550  $    309,375
        40,000   Genesis Health Ventures Inc+                                         909,602     1,460,000
        60,000   Healthsouth Corp+                                                  1,229,949     1,747,500
        25,000   Owen Healthcare Inc+                                                 454,375       690,625
        40,000   Renal Treatment Centers+                                             973,000     1,760,000
        40,000   Value Health Inc+                                                  1,337,160     1,100,000
                                                                                 ------------  ------------
                                                                                 $  5,213,636  $  7,067,500

MANUFACTURING PROCESSING - 1.50%
         8,200   Intertape Polymer Group Inc+                                    $    247,180  $    257,275
        25,000   Lydall Inc+                                                          371,040       568,750
        25,000   Waters Corp+                                                         414,500       456,250
                                                                                 ------------  ------------
                                                                                 $  1,032,720  $  1,282,275

MEDICAL EQUIPMENT & SUPPLIES - 6.57%
        30,000   AVECOR Cardiovascular Inc+                                      $    468,125  $    532,500
        50,000   Bioject Medical Technologies+                                        229,063        93,750
        40,000   Biomatrix Inc+                                                       347,292       670,000
        50,000   CompuMed Inc+                                                        475,938       212,500
        60,000   Endosonics Corp+                                                     553,906       907,500
        40,000   Heart Technology Inc+                                                777,569     1,315,000
        35,000   ICU Medical Inc+                                                     465,000       595,000
        30,000   InStent Inc+                                                         514,031       450,000
        12,500   Life Med Sciences Inc+                                                92,188       112,500

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
MEDICAL EQUIPMENT & SUPPLIES  - CONTINUED
        32,500   Molecular Devices Corp+                                         $    358,750  $    341,250
        15,000   Sola International Inc+                                              261,879       378,750
                                                                                 ------------  ------------
                                                                                 $  4,543,741  $  5,608,750

PHARMACEUTICALS - 0.74%
        16,000   Ergo Science Corp+                                              $    144,000  $    228,000
         1,000   Fuisz Technologies Ltd+                                               12,000        15,250
        20,000   Medarex Inc+                                                         111,250       142,500
        60,000   Seragen Inc+                                                         414,940       247,500
                                                                                 ------------  ------------
                                                                                 $    682,190  $    633,250

RETAIL & RELATED - 2.70%
        30,000   Barnes & Noble+                                                 $    875,857  $    870,000
        15,000   Concord Camera Corp+                                                  63,750        67,500
        30,000   Corporate Express Inc+                                               723,750       903,750
        15,000   PetSmart Inc+                                                        383,125       465,000
                                                                                 ------------  ------------
                                                                                 $  2,046,482  $  2,306,250

SEMICONDUCTORS - 5.00%
        93,500   Integrated Device Technology Inc+                               $  2,335,108  $  1,203,813
        18,000   Intel Corp                                                           904,125     1,021,500
        40,000   OnTrak Systems Inc+                                                  991,438       580,000
        15,000   S3 Inc+                                                              262,188       264,375
        40,000   Semtech Corp+                                                        857,655       780,000
        40,600   Tegal Corp+                                                          518,414       416,150
                                                                                 ------------  ------------
                                                                                 $  5,868,928  $  4,265,838

TELECOMMUNICATIONS - 10.93%
        65,000   Accom Inc+                                                      $    552,594  $    422,500
        25,000   AML Communications Inc+                                              232,750       262,500
        15,000   Anicom Inc+                                                          135,000       159,375
        15,000   Arch Communications Group Inc+                                       408,681       360,000
        15,000   Cascade Communications Corp+                                       1,218,005     1,278,750
        15,000   Celeritek Inc+                                                       112,500       159,375

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

    SHARES       SECURITY NAME                                                           COST         VALUE
COMMON STOCKS - CONTINUED
TELECOMMUNICATIONS  - CONTINUED
        45,000   Comdial Corp+                                                   $    541,000  $    410,625
        42,800   DSC Communications Corp+                                           1,864,154     1,578,250
       100,000   LCI International Inc+                                               913,174     2,050,000
        50,000   PanAmSat Corp+                                                       805,536     1,103,125
        15,000   Premisys Communications Inc+                                         674,063       840,000
        20,000   WorldCom Inc+                                                        605,000       705,000
                                                                                 ------------  ------------
                                                                                 $  8,062,457  $  9,329,500

TRANSPORTATION - 1.52%
        20,000   Greenbrier Companies Inc                                        $    307,323  $    242,500
        40,000   Landair Services Inc+                                                666,866       530,000
        10,000   Marten Transportation Ltd+                                           196,250       165,000
        40,000   Mesa Airlines Inc+                                                   622,588       360,000
                                                                                 ------------  ------------
                                                                                 $  1,793,027  $  1,297,500

                 TOTAL COMMON STOCKS                                             $ 70,490,675  $ 80,906,581

WARRANTS - 2.22%
        50,000   Intel Corp expires 3/14/1998+                                                 $  1,337,500
         3,000   Interlink Electronics Inc expires 06/07/1996+                                        3,188
       100,000   Viacom Inc Class E expires 07/07/1999+                                             550,000
                                                                                               ------------
                 TOTAL WARRANTS                                                                $  1,890,688
                 (Cost $1,099,271)

STRATEGIC GROWTH FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST        MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE            DATE             VALUE
CORPORATE BONDS & NOTES - 1.47%
CONVERTIBLE CORPORATE BONDS - 1.47%
$      240,000   First Financial Management Corp                      5.00 %     12/15/99  $    383,280
       100,000   Genesis Health Ventures Inc                          6.00       11/30/03       162,000
       100,000   LDDS Communications Inc                              5.00       08/15/03       105,000
       800,000   Softkey International Inc                            5.50       11/01/00       604,000
                                                                                           ------------
                 TOTAL CORPORATE BONDS & NOTES                                             $  1,254,280
                 (Cost $1,215,624)

SHORT-TERM INSTRUMENTS - 1.92%
REPURCHASE AGREEMENTS - 1.92%
$    1,638,000   Goldman Sachs Pooled Repurchase Agreement -
                 102% Collateralized by U.S. Government
                 Securities                                           5.75       01/02/96  $  1,638,000
                 (Cost $1,638,000)

TOTAL INVESTMENTS IN SECURITIES

              (Cost $74,443,570)* (Notes 1 and 3)         100.41 % $  85,689,549
              Other Assets and Liabilities, Net            (0.41 )      (347,079)
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $  85,342,470
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 +   NON-INCOME EARNING SECURITIES.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $  18,980,372
Gross Unrealized Depreciation      (7,734,393)
                                -------------
NET UNREALIZED APPRECIATION     $  11,245,979
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

U.S. GOVERNMENT INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
U.S. GOVERNMENT AGENCY SECURITIES - 64.37%
ADJUSTABLE RATE MORTGAGES - 1.07%
$        21,630  GNMA #8109 (CMT)                                     6.75 %     03/20/16  $     22,157
         36,931  GNMA #8119 (CMT)                                     7.38       04/20/16        37,923
         11,123  GNMA #8137 (CMT)                                     7.38       06/20/16        11,408
          6,944  GNMA #8268 (CMT)                                     7.25       08/20/17         7,148
         17,835  GNMA #8292 (CMT)                                     6.75       11/20/17        18,237
         31,474  GNMA #8293 (CMT)                                     6.75       12/20/17        32,182
          8,979  GNMA #8310 (CMT)                                     6.75       01/20/18         9,209
         37,918  GNMA #8392 (CMT)                                     7.25       08/20/18        38,961
         37,173  GNMA #8393 (CMT)                                     7.25       08/20/18        38,218
         21,651  GNMA #8429 (CMT)                                     6.75       11/20/18        22,192
        116,795  GNMA #8761 (CMT)                                     6.50       03/20/21       119,423
                                                                                           ------------
                                                                                           $    357,058

FEDERAL AGENCY - OTHER - 31.10%
$    10,000,000  Tennessee Valley Authority                           6.38 %     06/15/05  $ 10,343,700

FIXED RATE MORTGAGES - 27.78%
$        46,330  FHLMC #275825                                        9.50 %     08/01/16  $     49,514
         47,920  FHLMC #304114                                        9.00       05/01/18        50,510
        125,703  FHLMC #304398                                        9.00       06/01/18       132,723
         41,824  FHLMC #305831                                       10.00       08/01/18        45,666
          9,614  FHLMC #307323                                        9.50       09/01/18        10,266
         72,883  FHLMC #307637                                        9.50       07/01/16        77,979
         43,173  FHLMC #307915                                        9.50       10/01/18        46,207
          5,862  FHLMC #308074                                        9.50       10/01/18         6,273
         23,699  FHLMC #360020                                       10.00       01/01/18        25,891
         33,575  FHLMC #360045                                       10.00       02/01/19        36,659
         55,369  FHLMC #532468                                        9.50       04/01/19        59,175
        108,358  GNMA #17087                                          9.00       09/15/16       115,688
         17,544  GNMA #33080                                          9.00       08/15/22        18,663
         14,695  GNMA #150499                                        10.50       03/15/16        16,405
        166,910  GNMA #173055                                         9.00       09/15/16       178,201
        105,823  GNMA #176892                                         9.00       10/15/16       113,147
        494,118  GNMA #190848                                         9.00       01/15/17       527,545

U.S. GOVERNMENT INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
U.S. GOVERNMENT AGENCY SECURITIES - CONTINUED
FIXED RATE MORTGAGES  - CONTINUED
$       186,294  GNMA #191961                                         9.00 %     02/15/20  $    198,316
         56,652  GNMA #202624                                         9.00       11/15/19        60,352
         62,121  GNMA #236877                                         9.00       04/15/18        66,226
         64,393  GNMA #285963                                         9.00       01/15/20        68,598
         18,574  GNMA #289319                                         9.00       11/15/20        19,773
        179,260  GNMA #303235                                         9.00       05/15/21       190,688
        212,038  GNMA #304653                                         9.00       09/15/21       225,556
          7,281  GNMA #314150                                         9.00       10/15/21         7,751
      2,088,927  GNMA #319413                                         7.25       12/15/18     2,131,227
         23,972  GNMA #335400                                         9.00       12/15/22        25,501
      1,936,206  GNMA #358863                                         7.25       01/15/24     1,975,473
        249,220  GNMA II #85                                         10.00       02/20/22       271,181
        168,019  GNMA II #908                                        10.00       01/20/18       182,825
        938,676  GNMA II #1124                                       11.00       01/20/19     1,053,363
        477,778  GNMA II #1221                                       11.00       07/20/19       536,152
        147,997  GNMA II #1562                                       10.00       02/20/21       161,038
         32,293  GNMA II #194221                                     10.00       09/20/20        35,139
        368,102  GNMA II #266120                                     10.00       08/20/19       402,049
          6,901  GNMA II #272537                                     10.00       08/20/19         7,536
         18,555  GNMA II #278055                                     10.00       07/20/19        20,258
         82,630  GNMA II #289000                                     10.00       05/20/20        89,912
                                                                                           ------------
                                                                                           $  9,239,426

U.S. GOVERNMENT AGENCY NOTES - 4.42%
$     1,700,000  FNMA Principal Strip                                 8.21 %F    03/09/22  $  1,471,588

                 TOTAL U.S. GOVERNMENT AGENCY SECURITIES                                   $ 21,411,772
                 (Cost $20,553,453)

U.S. TREASURY SECURITIES - 34.53%
U.S. TREASURY BONDS - 24.90%
$     3,000,000  U.S. Treasury Bonds                                 11.63 %     11/15/04  $  4,245,930
      2,500,000  U.S. Treasury Bonds                                 12.50       08/15/14     4,035,550
                                                                                           ------------
                                                                                           $  8,281,480

U.S. GOVERNMENT INCOME FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
U.S. TREASURY SECURITIES - CONTINUED
U.S. TREASURY NOTES - 9.63%
$     2,000,000  U.S. Treasury Notes                                  6.50 %     08/15/05  $  2,130,620
      1,000,000  U.S. Treasury Notes                                  7.50       10/31/99     1,073,590
                                                                                           ------------
                                                                                           $  3,204,210

                 TOTAL U.S. TREASURY SECURITIES                                            $ 11,485,690
                 (Cost $11,365,623)

SHORT-TERM INSTRUMENTS - 0.91%
REPURCHASE AGREEMENTS - 0.91%
$       303,000  Goldman Sachs Pooled Repurchase Agreement -
                 102% Collateralized by U.S. Government
                 Securities                                           5.75       01/02/96  $    303,000
                 (Cost $303,000)

TOTAL INVESTMENTS IN SECURITIES

              (Cost $32,222,076)* (Notes 1 and 3)          99.81 % $33,200,462
              Other Assets and Liabilities, Net             0.19        63,394
                                                       ----------  -----------
              TOTAL NET ASSETS                           100.00  % $33,263,856
                                                       ----------  -----------
                                                       ----------  -----------

 .............................................................................

 F   YIELD TO MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $ 1,141,523
Gross Unrealized Depreciation      (163,137)
                                -----------
NET UNREALIZED APPRECIATION     $   978,386
                                -----------
                                -----------

The accompanying notes are an integral part of these financial statements.

U.S. TREASURY MONEY MARKET FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   YIELD TO      MATURITY
   PRINCIPAL     SECURITY NAME                                     MATURITY        DATE           VALUE
U.S. TREASURY BILLS - 100.54%
$    13,070,000  U.S. Treasury Bills                                  1.93 %     01/04/96  $ 13,064,240
     14,875,000  U.S. Treasury Bills                                  4.06       01/11/96    14,853,032
     20,000,000  U.S. Treasury Bills                                  4.49       01/25/96    19,929,933
     19,190,000  U.S. Treasury Bills                                  4.54       01/18/96    19,142,523
     17,870,000  U.S. Treasury Bills                                  4.58       02/01/96    17,788,924
     18,280,000  U.S. Treasury Bills                                  4.71       02/15/96    18,158,520
     28,595,000  U.S. Treasury Bills                                  4.74       02/08/96    28,443,045
     13,355,000  U.S. Treasury Bills                                  4.78       02/29/96    13,238,935
     22,585,000  U.S. Treasury Bills                                  4.81       02/22/96    22,411,480
     18,995,000  U.S. Treasury Bills                                  5.02       03/21/96    18,775,924
     26,035,000  U.S. Treasury Bills                                  5.03       03/07/96    25,792,503
     14,139,000  U.S. Treasury Bills                                  5.06       03/14/96    13,987,787
     18,590,000  U.S. Treasury Bills                                  5.07       04/18/96    18,315,613
     19,650,000  U.S. Treasury Bills                                  5.12       04/04/96    19,386,012
                                                                                           ------------
                 TOTAL U.S. TREASURY BILLS                                                 $263,288,471

TOTAL INVESTMENTS IN SECURITIES

              (Cost $263,288,471)* (Note 1)               100.54 % $ 263,288,471
              Other Assets and Liabilities, Net            (0.54 )    (1,402,110)
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $ 261,886,361
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES.

The accompanying notes are an integral part of these financial statements.

VARIABLE RATE GOVERNMENT FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
U.S. GOVERNMENT AGENCY SECURITIES - 92.33%
ADJUSTABLE RATE MORTGAGES - 91.08%
$    47,135,170  FHLMC #410055 (CMT)                                  6.87 %     11/01/24  $ 48,203,253
     24,114,685  FHLMC #609684 (CMT)                                  5.99       05/01/24    24,759,030
     19,690,503  FHLMC #610237 (CMT)                                  5.93       10/01/25    20,090,417
     10,000,000  FHLMC #610268 (CMT)                                  5.88       11/01/25    10,185,900
      2,539,816  FHLMC #640065 (CMT)                                  7.38       01/01/18     2,600,136
      7,985,642  FHLMC #755102 (CMT)                                  7.36       06/01/18     8,130,342
      9,291,790  FHLMC #845130 (CMT)                                  7.17       06/01/22     9,479,113
         47,595  FHLMC #845410 (CMT)                                  7.63       07/01/23        48,398
         21,585  FHLMC #845613 (CMT)                                  6.24       01/01/24        21,967
     37,237,433  FHLMC #845752 (CMT)                                  6.05       05/01/24    38,057,773
     10,084,326  FHLMC #845819 (CMT)                                  6.41       05/01/24    10,304,971
     22,895,531  FHLMC #845897 (CMT)                                  7.64       06/01/24    23,230,721
     31,173,412  FHLMC #845916 (CMT)                                  7.64       09/01/24    31,830,548
     22,394,710  FHLMC #845969 (6 month LIBOR)                        7.32       12/01/24    23,056,025
     19,163,421  FHLMC #846150 (CMT)                                  8.11       04/01/21    19,834,141
     21,987,819  FHLMC #846206 (CMT)                                  5.96       12/01/25    22,306,642
      9,815,145  FNMA #136014 (COFI)                                  5.43       05/01/18    10,223,553
     26,406,337  FNMA #190166 (CMT)                                   7.69       11/01/23    27,247,907
      9,188,412  FNMA #190826 (CMT)                                   7.54       03/01/24     9,481,246
      9,679,443  FNMA #303386 (CMT)                                   5.97       06/01/25     9,848,834
      6,581,372  FNMA #303431 (CMT)                                   6.59       07/01/24     6,711,025
     14,601,831  FNMA #326091 (6 month Treasury)                      6.01       07/01/25    14,875,615
     11,528,049  FNMA #333938 (CMT)                                   6.05       12/01/25    11,695,206
      4,712,307  FNMA #70485 (CMT)                                    7.19       04/01/27     4,777,101
      4,896,958  FNMA #90031 (CMT)                                    7.52       01/01/20     4,994,897
     10,000,000  GNMA ARM TBA                                         5.50       01/24/96    10,021,000
     15,000,000  GNMA II ARM TBA                                      5.00       01/24/96    15,030,000
      7,957,862  GNMA II #8121 (CMT)                                  6.50       01/20/23     8,102,138
      9,185,342  GNMA II #8358 (CMT)                                  6.00       01/20/24     9,354,720
     13,619,289  GNMA II #8373 (CMT)                                  6.00       02/20/24    13,870,429
     32,185,225  GNMA II #8387 (CMT)                                  6.00       03/20/24    32,778,720
     11,023,593  GNMA II #8443 (CMT)                                  6.50       06/20/24    11,219,923
        157,858  GNMA II #8623 (CMT)                                  7.50       04/20/25       161,089
      2,620,462  GNMA II #8633 (CMT)                                  7.50       05/20/25     2,674,102

VARIABLE RATE GOVERNMENT FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
U.S. GOVERNMENT AGENCY SECURITIES - CONTINUED
ADJUSTABLE RATE MORTGAGES  - CONTINUED
$     1,846,706  GNMA II #8644 (CMT)                                  7.50       06/20/25  $  1,884,509
      9,668,108  GNMA II #8705 (CMT)                                  7.00       09/20/25     9,903,817
     13,798,258  GNMA II #8710 (CMT)                                  5.50       10/20/25    13,815,506
     24,633,652  GNMA II #8717 (CMT)                                  6.00       10/20/25    24,879,988
     40,146,885  GNMA II #8744 (CMT)                                  5.50       11/20/25    40,197,069
     15,300,000  GNMA II #8765 (CMT)                                  5.50       12/20/25    15,293,880
      1,385,128  GNMA II #8998 (CMT)                                  7.38       06/20/22     1,410,021
                                                                                           ------------
                                                                                           $602,591,672

REAL ESTATE MORTGAGE INVESTMENT CONDUITS - 1.25%
$     8,344,327  FNMA 1995-210 FL                                     6.07 %     09/25/23  $  8,292,008

                 TOTAL U.S. GOVERNMENT AGENCY SECURITIES                                   $610,883,680
                 (Cost $607,547,078)

U.S. TREASURY SECURITIES - 11.87%
U.S. TREASURY NOTES - 11.87%
$    50,000,000  U.S. Treasury Notes                                  5.38 %     11/30/97  $ 50,164,000
     28,000,000  U.S. Treasury Notes                                  6.00       08/31/97    28,345,520
                                                                                           ------------
                 TOTAL U.S. TREASURY SECURITIES                                            $ 78,509,520
                 (Cost $78,213,804)

SHORT-TERM INSTRUMENTS - 0.22%
REPURCHASE AGREEMENTS - 0.22%
$     1,448,000  Goldman Sachs Pooled Repurchase Agreement -
                 102% Collateralized by U.S. Government
                 Securities                                           5.75       01/02/96  $  1,448,000
                 (Cost $1,448,000)

VARIABLE RATE GOVERNMENT FUND - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

TOTAL INVESTMENTS IN SECURITIES

              (Cost $687,208,882)* (Notes 1 and 3)        104.42 % $ 690,841,200
              Other Assets and Liabilities, Net            (4.42 )   (29,214,295)
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $ 661,626,905
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $   4,381,590
Gross Unrealized Depreciation        (749,272)
                                -------------
NET UNREALIZED APPRECIATION     $   3,632,318
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

STATEMENT OF ASSETS AND LIABILITIES - DECEMBER 31, 1995

                                                                        CALIFORNIA
                                      ASSET           CALIFORNIA         TAX-FREE
                                   ALLOCATION          TAX-FREE            MONEY
                                      FUND             BOND FUND        MARKET FUND
 ....................................................................................
ASSETS
INVESTMENTS:
  In securities, at market
    value
    (see cost below)          $      68,243,791  $     273,551,793  $     368,142,819
  Cash                                        0                391            770,449
Receivables:
  Dividends and interest                214,075          4,650,928          2,771,267
  Fund shares sold                       56,663             19,100                  0
  Investment securities sold                  0                  0                  0
  Due from administrator
    (Note 2)                                  0                  0                  0
Organization expenses, net
  of amortization                        10,906              2,465                  0
Prepaid expenses                         22,817             18,364                  0
TOTAL ASSETS                         68,548,252        278,243,041        371,684,535
LIABILITIES
Cash overdraft due to
  custodian                              26,874                  0                  0
Payables:
  Investment securities
    purchased                                 0            984,100         13,928,600
  Distribution to
    shareholders                        251,526          1,177,050          1,094,288
  Fund shares redeemed                    3,300            114,439                  0
  Due to sponsor and
    distributor (Note 2)                 65,066            198,277            497,911
  Due to adviser (Note 2)                83,060            291,868            223,691
  Other                                  36,799             62,507             72,212
TOTAL LIABILITIES                       466,625          2,828,241         15,816,702
TOTAL NET ASSETS
                              $      68,081,627  $     275,414,800  $     355,867,833
NET ASSETS CONSIST OF:
  Paid-in capital, Class
    A(1)                      $      39,516,327  $     250,777,820  $     355,939,961
  Paid-in capital, Class D
    or I(1)                          14,481,832          7,704,783                N/A
  Undistributed
    (overdistributed) net
    investment income                         0            (15,018)                 0
  Undistributed net realized
    gain (loss) on
    investments                         872,044          1,994,546            (72,128)
  Net unrealized
    appreciation
    (depreciation) of
    investments                      13,211,424         14,952,669                  0
TOTAL NET ASSETS              $      68,081,627  $     275,414,800  $     355,867,833
COMPUTATION OF NET ASSET
VALUE AND OFFERING PRICE
(NOTE 4)
Net assets - Class A(1)       $      52,006,874  $     268,351,721  $     355,867,833
Shares outstanding - Class
  A(1)                                3,778,222         24,749,623        355,939,965
Net asset value per share -
  Class A(1)                             $13.76             $10.84              $1.00
Maximum offering price per
  share - Class A(1)                     $14.41(2)          $11.35(2)           $1.00
Net assets - Class D or I     $      16,074,753  $       7,063,079                N/A
Shares outstanding - Class D
  or I                                  939,789            498,931                N/A
Net asset value and offering
  price per share - Class D
  or I                                   $17.10             $14.16                N/A
INVESTMENTS AT COST (NOTE 3)  $      55,032,367  $     258,599,124  $     368,142,819

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/95.5 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.
(3) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/97 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.

  The accompanying notes are an integral part of these financial statements.

STATEMENT OF ASSETS AND LIABILITIES - DECEMBER 31, 1995

                                                                        SHORT-TERM
                                      MONEY            MUNICIPAL        GOVERNMENT-
                                      MARKET            INCOME           CORPORATE
                                       FUND              FUND           INCOME FUND
 ....................................................................................
ASSETS
INVESTMENTS:
  In securities, at market
    value
    (see cost below)          $     702,264,817  $      70,012,136  $       5,922,594(4)
  Cash                                    9,407                  0                  0
Receivables:
  Dividends and interest                817,012          1,195,201             32,688
  Fund shares sold                            0                291                  0
  Investment securities sold                  0                  0                  0
  Due from administrator
    (Note 2)                                  0                  0                912
Organization expenses, net
  of amortization                        35,220             21,951             71,311
Prepaid expenses                         52,985             10,422                454
TOTAL ASSETS                        703,179,441         71,240,001          6,027,959
LIABILITIES
Cash overdraft due to
  custodian                                   0                  0                  0
Payables:
  Investment securities
    purchased                                 0                  0                  0
  Distribution to
    shareholders                      3,114,797            307,779             31,144
  Fund shares redeemed                        0             21,575                  0
  Due to sponsor and
    distributor (Note 2)                309,355             64,333              4,388
  Due to adviser (Note 2)               318,503             67,509                  0
  Other                                  43,610             68,297             37,960
TOTAL LIABILITIES                     3,786,265            529,493             73,492
TOTAL NET ASSETS
                              $     699,393,176  $      70,710,508  $       5,954,467
NET ASSETS CONSIST OF:
  Paid-in capital, Class
    A(1)                      $     375,366,288  $      57,860,364  $       5,936,048
  Paid-in capital, Class D
    or I(1)                         324,220,168         13,061,371                  0
  Undistributed
    (overdistributed) net
    investment income                         0                  0                  0
  Undistributed net realized
    gain (loss) on
    investments                        (193,280)        (3,758,794)             3,851
  Net unrealized
    appreciation
    (depreciation) of
    investments                               0          3,547,567             14,568
TOTAL NET ASSETS              $     699,393,176  $      70,710,508  $       5,954,467
COMPUTATION OF NET ASSET
VALUE AND OFFERING PRICE
(NOTE 4)
Net assets - Class A(1)       $     375,217,777  $      58,439,806  $       5,954,467
Shares outstanding - Class
  A(1)                              375,364,023          5,347,075          1,185,070
Net asset value per share -
  Class A(1)                              $1.00             $10.93              $5.02
Maximum offering price per
  share - Class A(1)                      $1.00             $11.27(3)           $5.18(3)
Net assets - Class D or I     $     324,175,399  $      12,270,702                N/A
Shares outstanding - Class D
  or I                              324,222,390            829,082                N/A
Net asset value and offering
  price per share - Class D
  or I                                    $1.00             $14.80                N/A
INVESTMENTS AT COST (NOTE 3)  $     702,264,817  $      66,464,569                N/A

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/95.5 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.
(3) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/97 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.
(4)  INVESTMENT IN CORRESPONDING MASTER PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

                                  SHORT-TERM
                                   MUNICIPAL          STRATEGIC       U.S. GOVERNMENT      U.S. TREASURY      VARIABLE RATE
                                    INCOME             GROWTH              INCOME       MONEY MARKET         GOVERNMENT
                                     FUND               FUND                FUND               FUND               FUND
 ..........................................................................................................................
ASSETS
INVESTMENTS:
  In securities, at market
    value
    (see cost below)          $      16,448,917(4) $    85,689,549   $     33,200,462  $     263,288,471  $     690,841,200
  Cash                                        0              2,170              1,428                921              1,956
Receivables:
  Dividends and interest                 63,483             14,679            324,713              3,363          5,519,337
  Fund shares sold                            0            277,987                148                  0          1,337,000
  Investment securities sold                  0                  0              5,848                  0          4,932,782
  Due from administrator
    (Note 2)                              8,888                  0                  0                  0                  0
Organization expenses, net
  of amortization                        64,215             35,626              9,328             23,582             10,617
Prepaid expenses                            512             35,008             20,606              2,210              1,463
TOTAL ASSETS                         16,586,015         86,055,019         33,562,533        263,318,547        702,644,355
LIABILITIES
Cash overdraft due to
  custodian                                   0                  0                  0                  0                  0
Payables:
  Investment securities
    purchased                                 0            468,750                  0                  0         36,556,636
  Distribution to
    shareholders                         57,984                  0            172,090          1,068,293          3,032,611
  Fund shares redeemed                        0             44,362             72,029                  0            242,347
  Due to sponsor and
    distributor (Note 2)                 15,745             90,525                  0            220,284            529,786
  Due to adviser (Note 2)                     0             93,585             24,764            107,584            603,624
  Other                                  25,821             15,327             29,794             36,025             52,446
TOTAL LIABILITIES                        99,550            712,549            298,677          1,432,186         41,017,450
TOTAL NET ASSETS
                              $      16,486,465    $    85,342,470   $     33,263,856  $     261,886,361  $     661,626,905
NET ASSETS CONSIST OF:
  Paid-in capital, Class
    A(1)                      $      16,355,584    $    50,306,393   $     30,683,514  $     198,782,464  $     801,254,033
  Paid-in capital, Class D
    or I(1)                                   0         22,955,679          3,564,121         63,129,720          8,787,922
  Undistributed
    (overdistributed) net
    investment income                         0         (1,105,810)           (12,644)                 0                  0
  Undistributed net realized
    gain (loss) on
    investments                            (195)         1,940,229         (1,949,521)           (25,823)      (152,047,368)
  Net unrealized
    appreciation
    (depreciation) of
    investments                         131,076         11,245,979            978,386                  0          3,632,318
TOTAL NET ASSETS              $      16,486,465    $    85,342,470   $     33,263,856  $     261,886,361  $     661,626,905
COMPUTATION OF NET ASSET
VALUE AND OFFERING PRICE
(NOTE 4)
Net assets - Class A(1)       $      16,486,465    $    59,016,086   $     30,471,202  $     198,752,763  $     653,896,801
Shares outstanding - Class
  A(1)                                3,301,804          3,508,125          2,825,738        198,782,464         69,952,079
Net asset value per share -
  Class A(1)                              $4.99             $16.82             $10.78              $1.00              $9.35
Maximum offering price per
  share - Class A(1)                      $5.14(3)          $17.61(2)          $11.29(2)           $1.00              $9.64(3)
Net assets - Class D or I                   N/A    $    26,326,384   $      2,792,654  $      63,133,598  $       7,730,103
Shares outstanding - Class D
  or I                                      N/A          1,266,478            189,435         63,129,720            553,192
Net asset value and offering
  price per share - Class D
  or I                                      N/A             $20.79             $14.74              $1.00             $13.97
INVESTMENTS AT COST (NOTE 3)                N/A    $    74,443,570   $     32,222,076  $     263,288,471  $     687,208,882

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/95.5 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.
(3) MAXIMUM OFFERING PRICE IS COMPUTED AS 100/97 OF NET ASSET VALUE. ON INVESTMENTS OF $100,000 OR MORE THE OFFERING PRICE IS REDUCED.
(4)  INVESTMENT IN CORRESPONDING MASTER PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                       CALIFORNIA
                                      ASSET          CALIFORNIA         TAX-FREE
                                   ALLOCATION         TAX-FREE            MONEY
                                      FUND            BOND FUND        MARKET FUND
 ....................................................................................
INVESTMENT INCOME(1)
  Dividends                   $       1,407,563  $               0  $               0
  Interest                              631,530         17,521,368         11,537,586
  Expenses                                  N/A                N/A                N/A
TOTAL INVESTMENT INCOME               2,039,093         17,521,368         11,537,586
EXPENSES (NOTE 2)
  Advisory fees                         424,416          1,414,023          1,330,839
  Administration fees                    60,627            384,015            297,191
  Custody fees                            6,247             50,563             50,845
  Shareholder servicing fees             31,150             18,322                  0
  Portfolio accounting fees                   0            118,303            125,975
  Transfer agency fees                   50,453            162,269             41,752
  Distribution fees                     213,867             36,643            120,094
  Amortization of
    organization expenses                 4,220              1,210                  0
  Legal and audit fees                   33,018             35,550             31,390
  Registration fees                      55,092              4,438             10,000
  Directors' fees                         5,715              5,000              5,000
  Shareholder reports                    28,055             33,424              4,774
  Other                                   7,196             13,435             12,252
TOTAL EXPENSES                          920,056          2,277,195          2,030,112
Less:
  Waived fees and reimbursed
    expenses (Note 2)                   (39,137)          (579,182)           (17,718)
NET EXPENSES                            880,919          1,698,013          2,012,394
NET INVESTMENT INCOME (LOSS)          1,158,174         15,823,355          9,525,192
REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS(1)
  Net realized gain (loss)
    on sale of investments            2,440,725         11,707,680              8,582
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                      14,291,076         15,517,216                  0
NET GAIN (LOSS) ON
INVESTMENTS                          16,731,801         27,224,896              8,582
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS     $      17,889,975  $      43,048,251  $       9,533,774

 ...............................................................................

(1) FOR THE SHORT-TERM GOVERNMENT-CORPORATE INCOME FUND AND THE SHORT-TERM MUNICIPAL INCOME FUND THE INCOME, EXPENSES AND REALIZED AND UNREALIZED GAINS AND LOSSES ARE ALLOCATED FROM EACH FUND'S CORRESPONDING MASTER PORTFOLIO. SEE NOTE 5 FOR DETAILS OF INCOME ALLOCATIONS FROM THE MASTER PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

                                                                        SHORT-TERM         SHORT-TERM
                                     MONEY            MUNICIPAL         GOVERNMENT-         MUNICIPAL          STRATEGIC
                                     MARKET            INCOME            CORPORATE           INCOME             GROWTH
                                      FUND              FUND            INCOME FUND           FUND               FUND
 ..........................................................................................................................
INVESTMENT INCOME(1)
  Dividends                   $               0  $               0  $               0  $               0  $         132,455
  Interest                           29,280,765          5,081,588            150,854            617,987            186,812
  Expenses                                  N/A                N/A                  0                  0                N/A
TOTAL INVESTMENT INCOME              29,280,765          5,081,588            150,854            617,987            319,267
EXPENSES (NOTE 2)
  Advisory fees                       1,230,778            408,252                  0                  0            302,821
  Administration fees                   492,311             82,019              3,560             19,436             91,128
  Custody fees                           88,546             14,742                  0                  0             22,191
  Shareholder servicing fees                  0             35,700                  0                  0             49,492
  Portfolio accounting fees             158,791             73,409                  0                  0             63,554
  Transfer agency fees                   48,139             53,759             10,060              9,962             56,926
  Distribution fees                     866,432            151,382              5,933             32,393            250,865
  Amortization of
    organization expenses                 3,895             28,300             15,640             10,836             14,899
  Legal and audit fees                   44,287             33,294             24,312             24,366             29,255
  Registration fees                      21,302             57,760             41,726             35,479             43,014
  Directors' fees                         5,000              5,000              3,785              3,797              5,000
  Shareholder reports                    19,316             40,075             13,001             11,439             35,206
  Other                                   8,699             12,133              3,000              3,000             18,734
TOTAL EXPENSES                        2,987,496            995,825            121,017            150,708            983,085
Less:
  Waived fees and reimbursed
    expenses (Note 2)                  (145,674)          (326,109)          (113,896)          (101,721)           (57,496)
NET EXPENSES                          2,841,822            669,716              7,121             48,987            925,589
NET INVESTMENT INCOME (LOSS)         26,438,943          4,411,872            143,733            569,000           (606,322)
REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS(1)
  Net realized gain (loss)
    on sale of investments             (155,089)          (157,864)             3,975             19,197         10,895,873
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                               0          8,364,389             15,944            159,456          8,601,611
NET GAIN (LOSS) ON
INVESTMENTS                            (155,089)         8,206,525             19,919            178,653         19,497,484
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS     $      26,283,854  $      12,618,397  $         163,652  $         747,653  $      18,891,162

 ...............................................................................

(1) FOR THE SHORT-TERM GOVERNMENT-CORPORATE INCOME FUND AND THE SHORT-TERM MUNICIPAL INCOME FUND THE INCOME, EXPENSES AND REALIZED AND UNREALIZED GAINS AND LOSSES ARE ALLOCATED FROM EACH FUND'S CORRESPONDING MASTER PORTFOLIO. SEE NOTE 5 FOR DETAILS OF INCOME ALLOCATIONS FROM THE MASTER PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1995

                                U.S. GOVERNMENT     U.S. TREASURY      VARIABLE RATE
                                    INCOME          MONEY MARKET         GOVERNMENT
                                     FUND               FUND               FUND
 ....................................................................................
INVESTMENT INCOME
  Dividends                   $               0  $               0  $               0
  Interest                            2,893,181         12,944,520         53,768,325
  Expenses                                  N/A                N/A                N/A
TOTAL INVESTMENT INCOME               2,893,181         12,944,520         53,768,325
EXPENSES (NOTE 2)
  Advisory fees                         188,719            575,257          4,115,581
  Administration fees                    37,744            230,103            923,116
  Custody fees                           21,103             44,428            156,528
  Shareholder servicing fees              8,291                  0             24,977
  Portfolio accounting fees              52,185            107,519            226,122
  Transfer agency fees                   55,947             38,680             75,667
  Distribution fees                      16,582            492,571          2,082,768
  Amortization of
    organization expenses                 3,500             11,109             19,374
  Legal and audit fees                   23,242             41,586            245,313
  Registration fees                      44,918             41,946             29,703
  Directors' fees                         5,000              5,000              5,000
  Shareholder reports                    23,780             21,287             31,711
  Other                                  19,736              5,600             47,764
TOTAL EXPENSES                          500,747          1,615,086          7,983,624
Less:
  Waived fees and reimbursed
    expenses (Note 2)                  (142,902)          (203,631)        (1,012,797)
NET EXPENSES                            357,845          1,411,455          6,970,827
NET INVESTMENT INCOME (LOSS)          2,535,336         11,533,065         46,797,498
REALIZED AND UNREALIZED GAIN
(LOSS) ON INVESTMENTS
  Net realized gain (loss)
    on sale of investments             (736,709)           (13,382)        (7,586,997)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                       4,863,922                  0         23,216,208
NET GAIN (LOSS) ON
INVESTMENTS                           4,127,213            (13,382)        15,629,211
NET INCREASE IN NET ASSETS
RESULTING FROM OPERATIONS     $       6,662,549  $      11,519,683  $      62,426,709

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                        ASSET ALLOCATION FUND
                                     For the             For the
                                   Year Ended           Year Ended
                                  Dec. 31, 1995        Dec. 31, 1994
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $         1,158,174  $         1,490,375
  Net realized (loss) on
    sale of investments                 2,440,725            3,975,711
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                        14,291,076           (6,051,202)
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS              17,889,975             (585,116)
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                              (996,012)          (1,253,254)
    Class D or I                         (162,162)            (192,825)
  In excess of net
    investment income
    Class A                                     0                    0
    Class D or I                                0                    0
  From net realized gain on
    sales of investments
    Class A                            (1,201,148)          (3,165,196)
    Class D or I                         (367,533)            (766,987)
  From tax return of capital
    Class A                                     0                    0
    Class D or I                                0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                           4,025,824            5,857,662
  Reinvestment of dividends
    - Class A                           5,040,708              694,596
  Cost of shares redeemed -
    Class A                            (9,469,024)         (14,543,493)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A                   (402,492)          (7,991,235)
  Proceeds from shares sold
    - Class D or I                      5,176,687            5,046,708
  Reinvestment of dividends
    - Class D or I                      1,070,410               87,663
  Cost of shares redeemed -
    Class D or I                       (3,031,687)          (3,194,348)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I             3,215,410            1,940,023
INCREASE (DECREASE) IN NET
ASSETS                                 17,976,038          (12,014,590)
NET ASSETS:
 Beginning net assets                  50,105,589           62,120,179
  ENDING NET ASSETS           $        68,081,627  $        50,105,589
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A                   324,722              497,697
  Shares issued in
    reinvestment of
    dividends - Class A                   441,179               60,791
  Shares redeemed - Class A              (766,534)          (1,244,313)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A                 (633)            (685,825)
  Shares sold - Class D or I              328,419              344,653
  Shares issued in
    reinvestment of
    dividends - Class D or I               75,254                6,181
  Shares redeemed - Class D
    or I                                 (202,929)            (221,506)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                      200,744              129,328

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.

  The accompanying notes are an integral part of these financial statements.

                     STATEMENTS OF CHANGES IN NET ASSETS


                                   CALIFORNIA TAX-FREE BOND FUND
                                     For the              For the
                                   Year Ended           Year Ended
                                  Dec. 31, 1995        Dec. 31, 1994
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $        15,823,355  $        19,402,678
  Net realized (loss) on
    sale of investments                11,707,680            4,054,017
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                        15,517,216          (39,374,337)
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS              43,048,251          (15,917,642)
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                           (15,466,590)         (18,973,436)
    Class D or I                         (356,764)            (429,242)
  In excess of net
    investment income
    Class A                                     0                    0
    Class D or I                                0                    0
  From net realized gain on
    sales of investments
    Class A                            (9,468,118)          (3,947,872)
    Class D or I                         (245,016)            (106,145)
  From tax return of capital
    Class A                                     0                    0
    Class D or I                                0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                          13,066,837           15,317,908
  Reinvestment of dividends
    - Class A                          17,283,285           14,574,219
  Cost of shares redeemed -
    Class A                           (52,153,705)         (80,201,764)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A                (21,803,583)         (50,309,637)
  Proceeds from shares sold
    - Class D or I                      1,423,486            2,864,757
  Reinvestment of dividends
    - Class D or I                        397,321              348,941
  Cost of shares redeemed -
    Class D or I                       (2,565,176)          (2,499,120)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I              (744,369)             714,578
INCREASE (DECREASE) IN NET
ASSETS                                 (5,036,189)         (88,969,396)
NET ASSETS:
 Beginning net assets                 280,450,989          369,420,385
  ENDING NET ASSETS           $       275,414,800  $       280,450,989
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A                 1,213,665            1,401,041
  Shares issued in
    reinvestment of
    dividends - Class A                 1,620,338            1,315,610
  Shares redeemed - Class A            (4,864,665)          (7,464,971)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A           (2,030,662)          (4,748,320)
  Shares sold - Class D or I              102,025              197,191
  Shares issued in
    reinvestment of
    dividends - Class D or I               28,596               24,268
  Shares redeemed - Class D
    or I                                 (183,326)            (179,799)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                      (52,705)              41,660

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2)  CLASS I SHARES COMMENCED OPERATIONS ON AUGUST 18, 1994.

  The accompanying notes are an integral part of these financial statements.


                                 CALIFORNIA TAX-FREE MONEY MARKET FUND             MONEY MARKET FUND

                                    For the              For the             For the              For the
                                  Year Ended           Year Ended           Year Ended           Year Ended
                                 Dec. 31, 1995        Dec. 31, 1994        Dec. 31, 1995     Dec. 31, 1994(2)
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $         9,525,192  $         7,235,197  $        26,438,943  $        11,484,645
  Net realized (loss) on
    sale of investments                     8,582              (76,188)            (155,089)             (36,799)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                                 0                    0                    0                    0
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS               9,533,774            7,159,009           26,283,854           11,447,846
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                            (9,525,192)          (7,235,197)         (18,371,046)         (11,414,964)
    Class D or I                                0                    0           (8,067,897)             (69,681)
  In excess of net
    investment income
    Class A                                     0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
  From net realized gain on
    sales of investments
    Class A                                     0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
  From tax return of capital
    Class A                                     0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                         659,698,172          630,837,073        1,969,443,796        1,991,327,766
  Reinvestment of dividends
    - Class A                           2,986,292            2,663,580            8,012,050            4,615,464
  Cost of shares redeemed -
    Class A                          (595,234,606)        (742,727,104)      (1,910,005,001)      (1,916,112,891)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A                 67,449,858         (109,226,451)          67,450,845           79,830,339
  Proceeds from shares sold
    - Class D or I                              0                    0          918,045,967           19,768,852
  Reinvestment of dividends
    - Class D or I                              0                    0            6,132,104               26,043
  Cost of shares redeemed -
    Class D or I                                0                    0         (611,195,414)          (8,557,384)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I                     0                    0          312,982,657           11,237,511
INCREASE (DECREASE) IN NET
ASSETS                                 67,458,440         (109,302,639)         380,278,413           91,031,051
NET ASSETS:
 Beginning net assets                 288,409,393          397,712,032          319,114,763          228,083,712
  ENDING NET ASSETS           $       355,867,833  $       288,409,393  $       699,393,176  $       319,114,763
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A               659,698,172          630,837,073        1,969,427,483        1,991,327,765
  Shares issued in
    reinvestment of
    dividends - Class A                 2,986,292            2,663,580            8,012,052            4,615,464
  Shares redeemed - Class A          (595,234,606)        (742,727,100)      (1,909,990,912)      (1,916,112,891)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A           67,449,858         (109,226,447)          67,448,623           79,830,338
  Shares sold - Class D or I                    0                    0          918,035,650           19,768,852
  Shares issued in
    reinvestment of
    dividends - Class D or I                    0                    0            6,132,104               26,043
  Shares redeemed - Class D
    or I                                        0                    0         (611,182,876)          (8,557,384)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                            0                    0          312,984,878           11,237,511

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2)  CLASS I SHARES COMMENCED OPERATIONS ON AUGUST 18, 1994.

  The accompanying notes are an integral part of these financial statements.

                     STATEMENTS OF CHANGES IN NET ASSETS

                                        MUNICIPAL INCOME FUND
                                    For the              For the
                                  Year Ended            Year Ended
                                 Dec. 31, 1995        Dec. 31, 1994
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $         4,411,872  $         6,025,578
  Net realized (loss) on
    sale of investments                  (157,864)          (3,600,931)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                         8,364,389          (11,048,257)
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS              12,618,397           (8,623,610)
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                            (3,711,863)          (5,151,955)
    Class D or I                         (700,009)            (873,623)
  In excess of net
    investment income
    Class A                                     0             (137,633)
    Class D or I                                0              (26,101)
  From net realized gain on
    sales of investments
    Class A                                     0                    0
    Class D or I                                0                    0
  From tax return of capital
    Class A                                     0                    0
    Class D or I                                0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                           2,879,523           14,853,144
  Reinvestment of dividends
    - Class A                           1,817,939            2,696,820
  Cost of shares redeemed -
    Class A                           (26,842,190)         (35,965,725)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A                (22,144,728)         (18,415,761)
  Proceeds from shares sold
    - Class D or I                        444,177            6,605,791
  Reinvestment of dividends
    - Class D or I                        263,711              363,289
  Cost of shares redeemed -
    Class D or I                       (5,395,020)          (3,876,822)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I            (4,687,132)           3,092,258
INCREASE (DECREASE) IN NET
ASSETS                                (18,625,335)         (30,136,425)
NET ASSETS:
 Beginning net assets                  89,335,843          119,472,268
  ENDING NET ASSETS           $        70,710,508  $        89,335,843
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A                   276,270            1,375,339
  Shares issued in
    reinvestment of
    dividends - Class A                   174,511              257,416
  Shares redeemed - Class A            (2,549,296)          (3,481,504)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A           (2,098,515)          (1,848,749)
  Shares sold - Class D or I               31,359              447,121
  Shares issued in
    reinvestment of
    dividends - Class D or I               18,704               25,788
  Shares redeemed - Class D
    or I                                 (379,181)            (283,002)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                     (329,118)             189,907

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(3)  THE FUND COMMENCED OPERATIONS ON SEPTEMBER 19, 1994.
(4)  THE FUND COMMENCED OPERATIONS ON JUNE 3, 1994.

  The accompanying notes are an integral part of these financial statements.


                             SHORT-TERM GOVERNMENT- CORPORATE INCOME FUND     SHORT-TERM MUNICIPAL INCOME FUND

                                       For the              For the              For the              For the
                                     Year Ended         Period Ended           Year Ended         Period Ended
                                   Dec. 31, 1995     Dec. 31, 1994(3)        Dec. 31, 1995     Dec. 31, 1994(4)
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $           143,733  $             1,538  $           569,000  $            68,324
  Net realized (loss) on
    sale of investments                     3,975               (1,534)              19,197              (33,634)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                            15,944                  157              159,456                4,179
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS                 163,652                  161              747,653               38,869
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                              (143,733)              (1,538)            (569,000)             (68,324)
    Class D or I                                0                    0                    0                    0
  In excess of net
    investment income
    Class A                                     0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
  From net realized gain on
    sales of investments
    Class A                                  (123)                   0              (18,317)                   0
    Class D or I                                0                    0                    0                    0
  From tax return of capital
    Class A                                     0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                           6,608,129               97,090           13,131,189           12,358,144
  Reinvestment of dividends
    - Class A                              62,845                  564              559,579               30,765
  Cost of shares redeemed -
    Class A                              (832,585)                   0           (9,142,984)            (581,114)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A                  5,838,389               97,654            4,547,784           11,807,795
  Proceeds from shares sold
    - Class D or I                              0                    0                    0                    0
  Reinvestment of dividends
    - Class D or I                              0                    0                    0                    0
  Cost of shares redeemed -
    Class D or I                                0                    0                    0                    0
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I                     0                    0                    0                    0
INCREASE (DECREASE) IN NET
ASSETS                                  5,858,185               96,277            4,708,120           11,778,340
NET ASSETS:
 Beginning net assets                      96,282                    5           11,778,345                    5
  ENDING NET ASSETS           $         5,954,467  $            96,282  $        16,486,465  $        11,778,345
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A                 1,319,177               19,418            2,632,568            2,502,660
  Shares issued in
    reinvestment of
    dividends - Class A                    12,545                  114              112,388                6,232
  Shares redeemed - Class A              (166,185)                   0           (1,834,871)            (117,174)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A            1,165,537               19,532              910,085            2,391,718
  Shares sold - Class D or I                    0                    0                    0                    0
  Shares issued in
    reinvestment of
    dividends - Class D or I                    0                    0                    0                    0
  Shares redeemed - Class D
    or I                                        0                    0                    0                    0
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                            0                    0                    0                    0

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(3)  THE FUND COMMENCED OPERATIONS ON SEPTEMBER 19, 1994.
(4)  THE FUND COMMENCED OPERATIONS ON JUNE 3, 1994.

  The accompanying notes are an integral part of these financial statements.

                     STATEMENTS OF CHANGES IN NET ASSETS

                                        STRATEGIC GROWTH FUND
                                    For the              For the
                                   Year Ended           Year Ended
                                  Dec. 31, 1995        Dec. 31, 1994
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $          (606,322) $          (449,157)
  Net realized (loss) on
    sale of investments                10,895,873            1,481,221
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                         8,601,611              336,969
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS              18,891,162            1,369,033
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A(1)                                  0                    0
    Class D or I                                0                    0
  In excess of net
    investment income
    Class A(1)                                  0                    0
    Class D or I                                0                    0
  From net realized gain on
    sales of investments
    Class A(1)                         (6,182,997)            (655,929)
    Class D or I                       (2,772,646)            (376,137)
  From tax return of capital
    Class A(1)                                  0             (278,477)
    Class D or I                                0             (170,680)
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A(1)                       36,545,391           11,769,539
  Reinvestment of dividends
    - Class A(1)                        4,705,176              403,346
  Cost of shares redeemed -
    Class A(1)                        (15,571,514)         (10,877,764)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A(1)              25,679,053            1,295,121
  Proceeds from shares sold
    - Class D or I                     11,752,195            6,859,821
  Reinvestment of dividends
    - Class D or I                      1,754,560              175,834
  Cost of shares redeemed -
    Class D or I                       (5,858,015)          (3,485,125)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I             7,648,740            3,550,530
INCREASE (DECREASE) IN NET
ASSETS                                 43,263,312            4,733,461
NET ASSETS:
 Beginning net assets                  42,079,158           37,345,697
  ENDING NET ASSETS           $        85,342,470  $        42,079,158
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A(1)              2,168,399              890,673
  Shares issued in
    reinvestment of
    dividends - Class A(1)                292,301               30,559
  Shares redeemed - Class
    A(1)                                 (965,246)            (834,218)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS
A(1)                                    1,495,454               87,014
  Shares sold - Class D or I              552,068              410,160
  Shares issued in
    reinvestment of
    dividends - Class D or I               88,848               10,884
  Shares redeemed - Class D
    or I                                 (301,590)            (214,855)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                      339,326              206,189

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2)  CLASS I SHARES COMMENCED OPERATIONS ON JUNE 20, 1994.

  The accompanying notes are an integral part of these financial statements.

                                     U.S. GOVERNMENT INCOME FUND            U.S. TREASURY MONEY MARKET FUND
                                     For the              For the              For the              For the
                                   Year Ended           Year Ended           Year Ended           Year Ended
                                  Dec. 31, 1995        Dec. 31, 1994        Dec. 31, 1995     Dec. 31, 1994(2)
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $         2,535,336  $         3,493,708  $        11,533,065  $         4,895,405
  Net realized (loss) on
    sale of investments                  (736,709)          (1,212,813)             (13,382)             (12,441)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                         4,863,922           (5,164,808)                   0                    0
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS               6,662,549           (2,883,913)          11,519,683            4,882,964
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A(1)                         (2,334,261)          (3,066,842)          (9,781,347)          (4,799,315)
    Class D or I                         (201,075)            (426,866)          (1,751,718)             (96,090)
  In excess of net
    investment income
    Class A(1)                                  0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
  From net realized gain on
    sales of investments
    Class A(1)                                  0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
  From tax return of capital
    Class A(1)                                  0                    0                    0                    0
    Class D or I                                0                    0                    0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A(1)                        4,782,569           11,812,017          746,154,757          628,656,179
  Reinvestment of dividends
    - Class A(1)                          620,986            1,241,308            4,323,454            1,652,082
  Cost of shares redeemed -
    Class A(1)                        (14,528,380)         (22,062,966)        (746,737,367)        (553,436,130)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A(1)              (9,124,825)          (9,009,641)           3,740,844           76,872,131
  Proceeds from shares sold
    - Class D or I                        190,856            1,463,572          496,751,048          310,876,391
  Reinvestment of dividends
    - Class D or I                        116,849              271,695            1,309,335               21,937
  Cost of shares redeemed -
    Class D or I                       (1,606,274)          (6,683,335)        (438,830,786)        (306,998,204)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I            (1,298,569)          (4,948,068)          59,229,597            3,900,124
INCREASE (DECREASE) IN NET
ASSETS                                 (6,296,181)         (20,335,330)          62,957,059           80,759,814
NET ASSETS:
 Beginning net assets                  39,560,037           59,895,367          198,929,302          118,169,488
  ENDING NET ASSETS           $        33,263,856  $        39,560,037  $       261,886,361  $       198,929,302
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A(1)                472,576            1,143,944          746,154,757          628,656,178
  Shares issued in
    reinvestment of
    dividends - Class A(1)                 60,905              120,007            4,323,454            1,652,082
  Shares redeemed - Class
    A(1)                               (1,418,306)          (2,181,814)        (746,737,367)        (553,436,130)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS
A(1)                                     (884,825)            (917,863)           3,740,844           76,872,130
  Shares sold - Class D or I               13,647              101,936          496,751,048          310,876,391
  Shares issued in
    reinvestment of
    dividends - Class D or I                8,425               19,155            1,309,335               21,937
  Shares redeemed - Class D
    or I                                 (114,517)            (485,093)        (438,830,787)        (306,998,204)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                      (92,445)            (364,002)          59,229,596            3,900,124

 ...............................................................................

(1)  INCLUDES FUNDS WITH A SINGLE CLASS.
(2)  CLASS I SHARES COMMENCED OPERATIONS ON JUNE 20, 1994.

  The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN NET ASSETS


                                    VARIABLE RATE GOVERNMENT FUND
                                     For the              For the
                                   Year Ended           Year Ended
                                  Dec. 31, 1995        Dec. 31, 1994
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income       $        46,797,498  $        74,993,269
  Net realized (loss) on
    sale of investments                (7,586,997)        (125,280,826)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                        23,216,208          (11,149,757)
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS              62,426,709          (61,437,314)
DISTRIBUTIONS TO
SHAREHOLDERS:
  From net investment income
    Class A                           (46,275,296)         (74,426,329)
    Class D or I                         (522,203)            (566,940)
  In excess of net
    investment income
    Class A                                     0                    0
    Class D or I                                0                    0
  From net realized gain on
    sales of investments
    Class A                                     0                    0
    Class D or I                                0                    0
  From tax return of capital
    Class A                                     0                    0
    Class D or I                                0                    0
CAPITAL SHARE TRANSACTIONS:
  Proceeds from shares sold
    - Class A                          12,727,285          357,940,526
  Reinvestment of dividends
    - Class A                          10,963,115           24,395,946
  Cost of shares redeemed -
    Class A                          (600,782,109)        (980,573,296)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS A               (577,091,709)        (598,236,824)
  Proceeds from shares sold
    - Class D or I                        282,762            7,287,276
  Reinvestment of dividends
    - Class D or I                        231,329              232,670
  Cost of shares redeemed -
    Class D or I                       (5,190,680)          (5,418,428)
NET INCREASE IN NET ASSETS
RESULTING FROM CAPITAL SHARE
TRANSACTIONS - CLASS D OR I            (4,676,589)           2,101,518
INCREASE (DECREASE) IN NET
ASSETS                               (566,139,088)        (732,565,889)
NET ASSETS:
 Beginning net assets               1,227,765,993        1,960,331,884
  ENDING NET ASSETS           $       661,626,905  $     1,227,765,993
SHARES ISSUED AND REDEEMED:
  Shares sold - Class A                 1,367,861           36,230,262
  Shares issued in
    reinvestment of
    dividends - Class A                 1,180,210            2,505,413
  Shares redeemed - Class A           (64,851,613)        (101,611,784)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS A          (62,303,542)         (62,876,109)
  Shares sold - Class D or I               20,310              495,723
  Shares issued in
    reinvestment of
    dividends - Class D or I               16,653               16,111
  Shares redeemed - Class D
    or I                                 (373,247)            (380,431)
NET INCREASE (DECREASE) IN
SHARES OUTSTANDING - CLASS D
OR I                                     (336,284)             131,403

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                           ASSET ALLOCATION FUND
                                                              ..............................................
                                                                                 CLASS A
                                                              ..............................................
                                                                Year Ended      Year Ended      Year Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                  $10.67          $11.90          $11.45
                                                                     -------         -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                          0.28            0.31            0.30
  Net realized and unrealized gain (loss) on investments                3.42           (0.39)           1.12
                                                                      ------          ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                        3.70           (0.08)           1.42
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.28)          (0.31)          (0.30)
  Distributions from net realized gain                                 (0.33)          (0.84)          (0.67)
  Tax return of capital                                                 0.00            0.00            0.00
                                                                      ------          ------          ------
TOTAL FROM DISTRIBUTIONS                                               (0.61)          (1.15)          (0.97)
                                                                     -------         -------         -------
NET ASSET VALUE, END OF PERIOD                                        $13.76          $10.67          $11.90
                                                                     -------         -------         -------
                                                                     -------         -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                       34.71%           (0.68)%         12.54%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                    $52,007         $40,308         $53,124
  Number of shares outstanding, end of period (000)                    3,778           3,779           4,465
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            1.30%           1.30%           1.36%
  Ratio of net investment income to average net assets(2)               2.07%           2.41%           2.64%
Portfolio turnover                                                        47%             50%             53%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        1.35%           1.38%           1.47%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                        2.02%           2.33%           2.53%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                              ASSET ALLOCATION FUND (CONT.)
                                                                             ..............................
                                                                                     CLASS A (CONT.)
                                                                             ..............................
                                                                               Year Ended      Year Ended
                                                                              Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING OF PERIOD                                                 $11.95          $10.31
                                                                                    -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                                         0.47            0.57
  Net realized and unrealized gain (loss) on investments                               0.36            1.51
                                                                                     ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                                       0.83            2.08
LESS DISTRIBUTIONS:
  Dividends from net investment income                                                (0.63)          (0.44)
  Distributions from net realized gain                                                (0.70)           0.00
  Tax return of capital                                                                0.00            0.00
                                                                                     ------          ------
TOTAL FROM DISTRIBUTIONS                                                              (1.33)          (0.44)
                                                                                    -------         -------
NET ASSET VALUE, END OF PERIOD                                                       $11.45          $11.95
                                                                                    -------         -------
                                                                                    -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                                       7.44%          20.69%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                                   $41,165         $38,663
  Number of shares outstanding, end of period (000)                                   3,596           3,235
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                                           1.25%           1.38%
  Ratio of net investment income to average net assets(2)                              4.08%           5.23%
Portfolio turnover                                                                       38%             18%
 ..........................................................................................................
(1) Ratio of expenses to average net assets prior to waived fees and
    reimbursed expenses                                                                1.71%           1.56%
(2) Ratio of net investment income to average net assets prior to waived
    fees and reimbursed expenses                                                       3.62%           5.05%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                                      ASSET ALLOCATION FUND (CONT.)                   CALIFORNIA TAX-FREE BOND FUND
                              ..............................................  ..............................................
                                                CLASS D(4)                                         CLASS A
                              ..............................................  ..............................................
                                Year Ended      Year Ended     Period Ended     Year Ended      Year Ended      Year Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING
 OF PERIOD                            $13.26          $14.75          $15.00          $10.20          $11.47          $10.92
                                     -------         -------         -------         -------         -------         -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.20            0.25            0.07            0.60            0.64            0.63
  Net realized and
    unrealized gain (loss)
    on investments                      4.24           (0.45)           0.61            1.03           (1.13)           0.75
                                      ------          ------          ------          ------          ------          ------
TOTAL FROM INVESTMENT
OPERATIONS                              4.44           (0.20)           0.68            1.63           (0.49)           1.38
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.20)          (0.25)          (0.10)          (0.60)          (0.64)          (0.63)
  Distributions from net
    realized gain                      (0.40)          (1.04)          (0.83)          (0.39)          (0.14)          (0.20)
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00            0.00
                                      ------          ------          ------          ------          ------          ------
TOTAL FROM DISTRIBUTIONS               (0.60)          (1.29)          (0.93)          (0.99)          (0.78)          (0.83)
                                     -------         -------         -------         -------         -------         -------
NET ASSET VALUE, END OF
 PERIOD                               $17.10          $13.26          $14.75          $10.84          $10.20          $11.47
                                     -------         -------         -------         -------         -------         -------
                                     -------         -------         -------         -------         -------         -------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                        33.72%           (1.38)%          4.56%         16.38%           (4.32)%         12.98%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                            $16,075          $9,798          $8,996        $268,352        $273,105        $361,779
  Number of shares
    outstanding, end of
    period (000)                         940             739             610          24,750          26,780          31,529
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               2.05%           2.01%           0.96%           0.58%           0.50%           0.69%
  Ratio of net investment
    income to average net
    assets(2)                           1.30%           1.75%           0.53%           5.59%           5.87%           5.54%
Portfolio turnover                        47%             50%             53%             38%              4%             10%
 ...........................................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 2.17%           2.20%           1.12%           0.78%           0.95%           0.85%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            1.18%           1.56%           0.37%           5.39%           5.42%           5.38%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                             CALIFORNIA TAX-FREE BOND FUND
                                                                                         (CONT.)
                                                                             ..............................
                                                                                     CLASS A (CONT.)
                                                                             ..............................
                                                                               Year Ended      Year Ended
                                                                              Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING OF PERIOD                                                 $10.73          $10.27
                                                                                    -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                                         0.68            0.69
  Net realized and unrealized gain (loss) on investments                               0.26            0.46
                                                                                     ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                                       0.94            1.15
LESS DISTRIBUTIONS:
  Dividends from net investment income                                                (0.68)          (0.69)
  Distributions from net realized gain                                                (0.07)           0.00
  Tax return of capital                                                                0.00            0.00
                                                                                     ------          ------
TOTAL FROM DISTRIBUTIONS                                                              (0.75)          (0.69)
                                                                                    -------         -------
NET ASSET VALUE, END OF PERIOD                                                       $10.92          $10.73
                                                                                    -------         -------
                                                                                    -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                                       9.01%          11.62%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                                  $375,376        $332,845
  Number of shares outstanding, end of period (000)                                  34,376          31,008
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                                           0.50%           0.45%
  Ratio of net investment income to average net assets(2)                              6.24%           6.56%
Portfolio turnover                                                                       24%              8%
 ..........................................................................................................
(1) Ratio of expenses to average net assets prior to waived fees and
    reimbursed expenses                                                                0.85%           0.87%
(2) Ratio of net investment income to average net assets prior to waived
    fees and reimbursed expenses                                                       5.89%           6.14%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                                  CALIFORNIA TAX-FREE BOND FUND (CONT.)
                              ..............................................     CALIFORNIA TAX-FREE MONEY
                                                CLASS D(4)                              MARKET FUND
                              ..............................................  ..............................
                                Year Ended      Year Ended     Period Ended     Year Ended      Year Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1995   Dec. 31, 1994
NET ASSET VALUE, BEGINNING
 OF PERIOD                            $13.32          $14.98          $15.00           $1.00           $1.00
                                     -------         -------         -------          ------          ------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.68            0.73            0.34            0.03            0.02
  Net realized and
    unrealized gain (loss)
    on investments                      1.35           (1.47)           0.24            0.00            0.00
                                      ------          ------          ------           -----           -----
TOTAL FROM INVESTMENT
OPERATIONS                              2.03           (0.74)           0.58            0.03            0.02
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.68)          (0.73)          (0.34)          (0.03)          (0.02)
  Distributions from net
    realized gain                      (0.51)          (0.19)          (0.26)           0.00            0.00
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00
                                      ------          ------          ------           -----           -----
TOTAL FROM DISTRIBUTIONS               (1.19)          (0.92)          (0.60)          (0.03)          (0.02)
                                     -------         -------         -------          ------          ------
NET ASSET VALUE, END OF
 PERIOD                               $14.16          $13.32          $14.98           $1.00           $1.00
                                     -------         -------         -------          ------          ------
                                     -------         -------         -------          ------          ------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                        15.58%           (5.00)%          3.92%          3.25%           2.22%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                             $7,063          $7,346          $7,641        $355,868        $288,409
  Number of shares
    outstanding, end of
    period (000)                         499             552             510         355,940         288,409
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               1.30%           1.20%           1.32%           0.68%           0.68%
  Ratio of net investment
    income to average net
    assets(2)                           4.87%           5.15%           4.50%           3.20%           2.17%
Portfolio turnover                        38%              4%             10%             N/A             N/A
 ...........................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 1.57%           1.82%           1.61%           0.68%           0.70%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            4.60%           4.53%           4.21%           3.20%           2.15%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                               CALIFORNIA TAX-FREE MONEY MARKET FUND (CONT.)
                                                              ..............................................
                                                                Year Ended      Year Ended      Year Ended
                                                               Dec. 31, 1993   Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING OF PERIOD                                   $1.00           $1.00           $1.00
                                                                      ------          ------          ------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                          0.02            0.03            0.04
  Net realized and unrealized gain (loss) on investments                0.00            0.00            0.00
                                                                       -----           -----           -----
TOTAL FROM INVESTMENT OPERATIONS                                        0.02            0.03            0.04
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.02)          (0.03)          (0.04)
  Distributions from net realized gain                                  0.00            0.00            0.00
  Tax return of capital                                                 0.00            0.00            0.00
                                                                       -----           -----           -----
TOTAL FROM DISTRIBUTIONS                                               (0.02)          (0.03)          (0.04)
                                                                      ------          ------          ------
NET ASSET VALUE, END OF PERIOD                                         $1.00           $1.00           $1.00
                                                                      ------          ------          ------
                                                                      ------          ------          ------
TOTAL RETURN (NOT ANNUALIZED)(3)                                        1.84%           2.54%           3.99%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                   $397,712        $363,067        $299,234
  Number of shares outstanding, end of period (000)                  397,717         363,069         299,234
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            0.66%           0.66%           0.66%
  Ratio of net investment income to average net assets(2)               1.82%           2.50%           3.92%
Portfolio turnover                                                       N/A             N/A             N/A
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        0.70%           0.69%           0.70%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                        1.68%           2.47%           3.88%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.

  The accompanying notes are an integral part of these financial statements.

                                                            MONEY MARKET FUND
                              ..............................................................................
                                                                 CLASS A
                              ..............................................................................
                                Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $1.00           $1.00           $1.00           $1.00           $1.00
                                      ------          ------          ------          ------          ------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.05            0.04            0.03            0.03            0.06
  Net realized and
    unrealized gain (loss)
    on investments                      0.00            0.00            0.00            0.00            0.00
                                       -----           -----           -----           -----           -----
TOTAL FROM INVESTMENT
OPERATIONS                              0.05            0.04            0.03            0.03            0.06
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.05)          (0.04)          (0.03)          (0.03)          (0.06)
  Distributions from net
    realized gain                       0.00            0.00            0.00            0.00            0.00
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00
                                       -----           -----           -----           -----           -----
TOTAL FROM DISTRIBUTIONS               (0.05)          (0.04)          (0.03)          (0.03)          (0.06)
                                      ------          ------          ------          ------          ------
NET ASSET VALUE, END OF
 PERIOD                                $1.00           $1.00           $1.00           $1.00           $1.00
                                      ------          ------          ------          ------          ------
                                      ------          ------          ------          ------          ------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                         5.44%           3.70%           2.57%           3.23%           5.65%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                           $375,218        $307,878        $228,084        $268,424        $229,863
  Number of shares
    outstanding, end of
    period (000)                     375,364         307,915         228,085         268,434         229,866
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               0.65%           0.68%           0.74%           0.75%           0.74%
  Ratio of net investment
    income to average net
    assets(2)                           5.43%           3.71%           2.54%           3.17%           5.54%
Portfolio turnover                       N/A             N/A             N/A             N/A             N/A
 ...........................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                  0.69%           0.72%           0.74%           0.75%           0.75%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            5.39%           3.67%           2.54%           3.17%           5.53%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                                MONEY MARKET FUND (CONT.)
                                                                             ..............................
                                                                                        CLASS I(4)
                                                                             ..............................
                                                                               Year Ended    Period Ended
                                                                              Dec. 31, 1995   Dec. 31, 1994
NET ASSET VALUE, BEGINNING OF PERIOD                                                  $1.00           $1.00
                                                                                     ------          ------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                                         0.06            0.02
  Net realized and unrealized gain (loss) on investments                               0.00            0.00
                                                                                      -----           -----
TOTAL FROM INVESTMENT OPERATIONS                                                       0.06            0.02
LESS DISTRIBUTIONS:
  Dividends from net investment income                                                (0.06)          (0.02)
  Distributions from net realized gain                                                 0.00            0.00
  Tax return of capital                                                                0.00            0.00
                                                                                      -----           -----
TOTAL FROM DISTRIBUTIONS                                                              (0.06)          (0.02)
                                                                                     ------          ------
NET ASSET VALUE, END OF PERIOD                                                        $1.00           $1.00
                                                                                     ------          ------
                                                                                     ------          ------
TOTAL RETURN (NOT ANNUALIZED)(3)                                                      5.71%           1.83%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                                  $324,175         $11,237
  Number of shares outstanding, end of period (000)                                 324,222          11,238
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                                          0.39%           0.38%
  Ratio of net investment income to average net assets(2)                             5.70%           5.05%
Portfolio turnover                                                                      N/A             N/A
 ..........................................................................................................
(1) Ratio of expenses to average net assets prior to waived fees and
    reimbursed expenses                                                                0.45%           0.55%
(2) Ratio of net investment income to average net assets prior to waived
    fees and reimbursed expenses                                                       5.64%           4.88%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON AUGUST 18, 1994.
(5)  THE FUND COMMENCED OPERATIONS ON JULY 15, 1991.

  The accompanying notes are an integral part of these financial statements.

                                                            MUNICIPAL INCOME FUND
                              ..............................................................................
                                                                CLASS A(5)
                              ..............................................................................
                                Year Ended      Year Ended      Year Ended      Year Ended    Period Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $9.91          $11.27          $10.56          $10.25          $10.00
                                      ------         -------         -------         -------         -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.57            0.60            0.64            0.66            0.28
  Net realized and
    unrealized gain (loss)
    on investments                      1.02           (1.36)           0.71            0.32            0.25
                                       -----          ------          ------          ------          ------
TOTAL FROM INVESTMENT
OPERATIONS                              1.59           (0.76)           1.35            0.98            0.53
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.57)          (0.60)          (0.64)          (0.66)          (0.28)
  Distributions from net
    realized gain                       0.00            0.00            0.00           (0.01)           0.00
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00
                                       -----          ------          ------          ------          ------
TOTAL FROM DISTRIBUTIONS               (0.57)          (0.60)          (0.64)          (0.67)          (0.28)
                                      ------         -------         -------         -------         -------
NET ASSET VALUE, END OF
 PERIOD                               $10.93           $9.91          $11.27          $10.56          $10.25
                                      ------         -------         -------         -------         -------
                                      ------         -------         -------         -------         -------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                        16.45%           (6.82)%         13.11%          9.94%           5.81%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                            $58,440         $73,791        $104,701         $52,553         $16,585
  Number of shares
    outstanding, end of
    period (000)                       5,347           7,446           9,294           4,976           1,618
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               0.71%           0.43%           0.39%           0.23%           0.00%
  Ratio of net investment
    income to average net
    assets(2)                           5.49%           5.77%           5.56%           6.05%           6.38%
Portfolio turnover                        14%             32%             15%             67%              5%
 ...........................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 1.09%           0.98%           1.09%           1.20%           3.02%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            5.11%           5.22%           4.86%           5.08%           3.36%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON AUGUST 18, 1994.
(5)  THE FUND COMMENCED OPERATIONS ON JULY 15, 1991.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                         MUNICIPAL INCOME FUND (CONT.)
                                                              ..............................................
                                                                                 CLASS D(4)
                                                              ..............................................
                                                                Year Ended      Year Ended    Period Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                  $13.42          $15.26          $15.00
                                                                     -------         -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                          0.69            0.73            0.36
  Net realized and unrealized gain (loss) on investments                1.38           (1.84)           0.26
                                                                      ------          ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                        2.07           (1.11)           0.62
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.69)          (0.73)          (0.36)
  Distributions from net realized gain                                  0.00            0.00            0.00
  Tax return of capital                                                 0.00            0.00            0.00
                                                                      ------          ------          ------
TOTAL FROM DISTRIBUTIONS                                               (0.69)          (0.73)          (0.36)
                                                                     -------         -------         -------
NET ASSET VALUE, END OF PERIOD                                        $14.80          $13.42          $15.26
                                                                     -------         -------         -------
                                                                     -------         -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                       15.75%           (7.37)%          4.19%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                    $12,271         $15,545         $14,771
  Number of shares outstanding, end of period (000)                      829           1,158             968
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            1.32%           1.02%           1.13%
  Ratio of net investment income to average net assets(2)               4.88%           5.17%           4.14%
Portfolio turnover                                                        14%             32%             15%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        1.78%           1.74%           1.84%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                        4.42%           4.45%           3.43%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.
(5)  THE FUND COMMENCED OPERATIONS ON JANUARY 20, 1993.
(6)  THIS RATIO INCLUDES INCOME AND EXPENSES CHARGED TO THE MASTER
     PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

                                      SHORT-TERM GOVERNMENT-     SHORT-TERM MUNICIPAL INCOME
                                       CORPORATE INCOME FUND                            FUND           STRATEGIC GROWTH FUND
                              ..............................  ..............................  ..............................
                                              From Sept. 19,                    From June 3,                      CLASS A(5)
                                                        1994                            1994  ..............................
                                  Year Ended  (inception) to      Year Ended  (inception) to      Year Ended      Year Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1995   Dec. 31, 1994
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $4.93           $5.00           $4.92           $5.00          $13.29          $13.20
                                      ------          ------          ------          ------         -------         -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.30            0.08            0.22            0.09           (0.04)          (0.11)
  Net realized and
    unrealized gain (loss)
    on investments                      0.09           (0.07)           0.07           (0.08)           5.66            0.67
                                       -----           -----           -----           -----          ------          ------
TOTAL FROM INVESTMENT
OPERATIONS                              0.39            0.01            0.29            0.01            5.62            0.56
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.30)          (0.08)          (0.22)          (0.09)           0.00            0.00
  Distributions from net
    realized gain                       0.00            0.00            0.00            0.00           (2.09)          (0.33)
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00           (0.14)
                                       -----           -----           -----           -----          ------          ------
TOTAL FROM DISTRIBUTIONS               (0.30)          (0.08)          (0.22)          (0.09)          (2.09)          (0.47)
                                      ------          ------          ------          ------         -------         -------
NET ASSET VALUE, END OF
 PERIOD                                $5.02           $4.93           $4.99           $4.92          $16.82          $13.29
                                      ------          ------          ------          ------         -------         -------
                                      ------          ------          ------          ------         -------         -------
TOTAL RETURN (NOT
ANNUALIZED)(3)                         8.05%           0.28%           6.10%           0.13%          42.51%           4.23%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                             $5,954             $96         $16,486         $11,778         $59,016         $26,744
  Number of shares
    outstanding, end of
    period (000)                       1,185              20           3,302           2,392           3,508           2,013
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)           0.30%(6)        0.30%(6)        0.38%(6)        0.27%(6)           1.28%           1.20%
  Ratio of net investment
    income to average net
    assets(2)                       6.01%(6)        5.77%(6)        4.39%(6)        3.67%(6)           (0.76)%          (0.81)%
Portfolio turnover                       N/A             N/A             N/A             N/A            171%            149%
 ...........................................................................................................................
(1) Ratio of expenses to
   average net assets prior
   to waived fees and
   reimbursed expenses              6.79%(6)       67.89%(6)        1.97%(6)        1.98%(6)           1.38%           1.55%
(2) Ratio of net investment
   income to average net
   assets prior to waived
   fees and reimbursed
   expenses                            (0.48)(6)     (61.82)(6)       2.80%(6)       1.96%(6)          (0.86)%          (1.16)%

                                Period Ended
                               Dec. 31, 1993
NET ASSET VALUE, BEGINNING
 OF PERIOD                            $10.00
                                     -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                             (0.03)
  Net realized and
    unrealized gain (loss)
    on investments                      3.68
                                      ------
TOTAL FROM INVESTMENT
OPERATIONS                              3.65
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.03)
  Distributions from net
    realized gain                      (0.41)
  Tax return of capital                (0.01)
                                      ------
TOTAL FROM DISTRIBUTIONS               (0.45)
                                     -------
NET ASSET VALUE, END OF
 PERIOD                               $13.20
                                     -------
                                     -------
TOTAL RETURN (NOT
ANNUALIZED)(3)                        36.56%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                            $25,413
  Number of shares
    outstanding, end of
    period (000)                       1,926
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)              0.66%
  Ratio of net investment
    income to average net
    assets(2)                          (0.01)%
Portfolio turnover                      182%
 ...........................
(1) Ratio of expenses to
   average net assets prior
   to waived fees and
   reimbursed expenses                 1.64%
(2) Ratio of net investment
   income to average net
   assets prior to waived
   fees and reimbursed
   expenses                            (0.99)%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.
(5)  THE FUND COMMENCED OPERATIONS ON JANUARY 20, 1993.
(6)  THIS RATIO INCLUDES INCOME AND EXPENSES CHARGED TO THE MASTER
     PORTFOLIO.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                               STRATEGIC GROWTH FUND (CONT.)
                                                              ..............................................
                                                                                                  CLASS D(4)
                                                              ..............................................
                                                                 Year Ended      Year Ended    Period Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                  $16.54          $16.55          $15.00
                                                                     -------         -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                         (0.16)          (0.24)          (0.43)
  Net realized and unrealized gain (loss) on investments                6.99            0.81            2.51
                                                                      ------          ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                        6.83            0.57            2.08
LESS DISTRIBUTIONS:
  Dividends from net investment income                                  0.00            0.00            0.00
  Distributions from net realized gain                                 (2.58)          (0.40)          (0.53)
  Tax return of capital                                                 0.00           (0.18)           0.00
                                                                      ------          ------          ------
TOTAL FROM DISTRIBUTIONS                                               (2.58)          (0.58)          (0.53)
                                                                     -------         -------         -------
NET ASSET VALUE, END OF PERIOD                                        $20.79          $16.54          $16.55
                                                                     -------         -------         -------
                                                                     -------         -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                       41.54%           3.46%          13.84%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                    $26,326         $15,335         $11,932
  Number of shares outstanding, end of period (000)                    1,266             927             721
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            2.02%           1.95%           0.61%
  Ratio of net investment income to average net assets(2)              (1.49)%          (1.56)%          (1.00)%
Portfolio turnover                                                       171%            149%            182%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        2.09%           2.23%           2.14%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                       (1.56)%          (1.84)%          (2.53)%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                                                                                 U.S. GOVERNMENT INCOME FUND
                              ..............................................................................
                                                                                                     CLASS A
                              ..............................................................................
                                 Year Ended      Year Ended      Year Ended      Year Ended      Year Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1992   Dec. 31, 1991
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $9.66          $10.87          $10.56          $10.97          $10.30
                                      ------         -------         -------         -------         -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.69            0.70            0.74            0.79            0.86
  Net realized and
    unrealized gain (loss)
    on investments                      1.12           (1.21)           0.36           (0.14)           0.90
                                       -----          ------          ------          ------          ------
TOTAL FROM INVESTMENT
OPERATIONS                              1.81           (0.51)           1.10            0.65            1.76
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.69)          (0.70)          (0.74)          (0.79)          (0.86)
  Distributions from net
    realized gain                       0.00            0.00           (0.05)          (0.27)          (0.23)
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00
                                       -----          ------          ------          ------          ------
TOTAL FROM DISTRIBUTIONS               (0.69)          (0.70)          (0.79)          (1.06)          (1.09)
                                      ------         -------         -------         -------         -------
NET ASSET VALUE, END OF
 PERIOD                               $10.78           $9.66          $10.87          $10.56          $10.97
                                      ------         -------         -------         -------         -------
                                      ------         -------         -------         -------         -------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                        19.32%           (4.81)%         10.67%          6.27%          18.08%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                            $30,471         $35,838         $50,301         $40,883         $20,457
  Number of shares
    outstanding, end of
    period (000)                       2,826           3,711           4,628           3,871           1,865
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               0.88%           0.76%           0.53%           0.47%           0.00%
  Ratio of net investment
    income to average net
    assets(2)                           6.79%           6.84%           6.79%           6.26%           8.30%
Portfolio turnover                        95%             50%            115%            128%            100%
 ...........................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 1.24%           1.08%           1.01%           1.13%           1.87%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            6.44%           6.52%           6.31%           5.60%           6.43%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                         U.S. GOVERNMENT INCOME FUND (CONT.)
                                                              ..............................................
                                                                                                  CLASS D(4)
                                                              ..............................................
                                                                 Year Ended      Year Ended    Period Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                  $13.20          $14.85          $15.00
                                                                     -------         -------         -------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                          0.85            0.86            0.42
  Net realized and unrealized gain (loss) on investments                1.54           (1.65)          (0.08)
                                                                      ------          ------          ------
TOTAL FROM INVESTMENT OPERATIONS                                        2.39           (0.79)           0.34
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.85)          (0.86)          (0.42)
  Distributions from net realized gain                                  0.00            0.00           (0.07)
  Tax return of capital                                                 0.00            0.00            0.00
                                                                      ------          ------          ------
TOTAL FROM DISTRIBUTIONS                                               (0.85)          (0.86)          (0.49)
                                                                     -------         -------         -------
NET ASSET VALUE, END OF PERIOD                                        $14.74          $13.20          $14.85
                                                                     -------         -------         -------
                                                                     -------         -------         -------
TOTAL RETURN (NOT ANNUALIZED)(3)                                       18.54%           (5.45)%          2.25%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                     $2,793          $3,722          $9,594
  Number of shares outstanding, end of period (000)                      189             282             646
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            1.62%           1.37%           0.90%
  Ratio of net investment income to average net assets(2)               6.07%           6.14%           5.90%
Portfolio turnover                                                        95%             50%            115%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        2.29%           1.87%           2.03%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                        5.40%           5.64%           4.77%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.
(5)  THE FUND COMMENCED OPERATIONS ON MAY 12, 1992.
(6)  THIS CLASS COMMENCED OPERATIONS ON JUNE 20, 1994.

  The accompanying notes are an integral part of these financial statements.

                                                                                             U.S. TREASURY MONEY MARKET FUND
                              ..............................................................................................
                                                                                 CLASS A (5)                     CLASS I (6)
                              ..............................................................  ..............................
                                 Year Ended      Year Ended      Year Ended    Period Ended      Year Ended    Period Ended
                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993   Dec. 31, 1992   Dec. 31, 1995   Dec. 31, 1994
NET ASSET VALUE, BEGINNING
 OF PERIOD                             $1.00           $1.00           $1.00           $1.00           $1.00           $1.00
                                      ------          ------          ------          ------          ------          ------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.05            0.03            0.03            0.02            0.05            0.02
  Net realized and
    unrealized gain (loss)
    on investments                      0.00            0.00            0.00            0.00            0.00            0.00
                                       -----           -----           -----           -----           -----           -----
TOTAL FROM INVESTMENT
OPERATIONS                              0.05            0.03            0.03            0.02            0.05            0.02
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.05)          (0.03)          (0.03)          (0.02)          (0.05)          (0.02)
  Distributions from net
    realized gain                       0.00            0.00            0.00            0.00            0.00            0.00
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00            0.00
                                       -----           -----           -----           -----           -----           -----
TOTAL FROM DISTRIBUTIONS               (0.05)          (0.03)          (0.03)          (0.02)          (0.05)          (0.02)
                                      ------          ------          ------          ------          ------          ------
NET ASSET VALUE, END OF
 PERIOD                                $1.00           $1.00           $1.00           $1.00           $1.00           $1.00
                                      ------          ------          ------          ------          ------          ------
                                      ------          ------          ------          ------          ------          ------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                         5.09%           3.44%           2.56%           1.97%           5.35%           2.00%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                           $198,753        $195,031        $118,169        $137,412         $63,134          $3,898
  Number of shares
    outstanding, end of
    period (000)                     198,782         195,042         118,169         137,416          63,130           3,900
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               0.65%           0.63%           0.52%           0.27%           0.39%           0.23%
  Ratio of net investment
    income to average net
    assets(2)                           4.97%           3.47%           2.55%           3.12%           5.16%           4.42%
Portfolio turnover                       N/A             N/A             N/A             N/A             N/A             N/A
 ...........................................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 0.73%           0.80%           0.77%           0.79%           0.49%           0.57%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            4.89%           3.30%           2.30%           2.60%           5.06%           4.08%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.
(5)  THE FUND COMMENCED OPERATIONS ON MAY 12, 1992.
(6)  THIS CLASS COMMENCED OPERATIONS ON JUNE 20, 1994.

  The accompanying notes are an integral part of these financial statements.

                             FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD IS AS FOLLOWS:

                                                                               VARIABLE RATE GOVERNMENT FUND
                                                              ..............................................
                                                                                                  CLASS A(4)
                                                              ..............................................
                                                                 Year Ended      Year Ended      Year Ended
                                                               Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING OF PERIOD                                   $9.19           $9.99           $9.95
                                                                      ------          ------          ------
INCOME FROM INVESTMENT OPERATIONS:
  Net investment income (loss)                                          0.53            0.43            0.44
  Net realized and unrealized gain (loss) on investments                0.16           (0.80)           0.04
                                                                       -----           -----           -----
TOTAL FROM INVESTMENT OPERATIONS                                        0.69           (0.37)           0.48
LESS DISTRIBUTIONS:
  Dividends from net investment income                                 (0.53)          (0.43)          (0.44)
  Distributions from net realized gain                                  0.00            0.00            0.00
  Tax return of capital                                                 0.00            0.00            0.00
                                                                       -----           -----           -----
TOTAL FROM DISTRIBUTIONS                                               (0.53)          (0.43)          (0.44)
                                                                      ------          ------          ------
NET ASSET VALUE, END OF PERIOD                                         $9.35           $9.19           $9.99
                                                                      ------          ------          ------
                                                                      ------          ------          ------
TOTAL RETURN (NOT ANNUALIZED)(3)                                        7.69%           (3.81)%          4.87%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period (000)                                   $653,897      $1,215,546      $1,949,013
  Number of shares outstanding, end of period (000)                   69,952         132,256         195,132
RATIOS TO AVERAGE NET ASSETS (ANNUALIZED):
  Ratio of expenses to average net assets(1)                            0.84%           0.79%           0.76%
  Ratio of net investment income to average net assets(2)               5.71%           4.40%           4.37%
Portfolio turnover                                                       317%            164%            201%
 ...........................................................................................................
(1) Ratio of expenses to average net assets prior to waived
    fees and reimbursed expenses                                        0.96%           0.94%           0.95%
(2) Ratio of net investment income to average net assets
    prior to waived fees and reimbursed expenses                        5.59%           4.25%           4.18%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THE FUND COMMENCED OPERATIONS ON NOVEMBER 1, 1990.
(5)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                                                                       VARIABLE RATE GOVERNMENT FUND (CONT.)
                              ..............................................................................
                                      CLASS A(4) (CONT.)                                      CLASS D(5)
                              ..............................  ..............................................
                                 Year Ended    Period Ended      Year Ended      Year Ended    Period Ended
                               Dec. 31, 1992   Dec. 31, 1991   Dec. 31, 1995   Dec. 31, 1994   Dec. 31, 1993
NET ASSET VALUE, BEGINNING
 OF PERIOD                            $10.13          $10.12          $13.74          $14.93          $15.00
                                     -------         -------         -------         -------         -------
INCOME FROM INVESTMENT
  OPERATIONS:
  Net investment income
    (loss)                              0.59            0.78            0.73            0.57            0.27
  Net realized and
    unrealized gain (loss)
    on investments                     (0.18)           0.01            0.23           (1.19)          (0.07)
                                      ------          ------          ------          ------          ------
TOTAL FROM INVESTMENT
OPERATIONS                              0.41            0.79            0.96           (0.62)           0.20
LESS DISTRIBUTIONS:
  Dividends from net
    investment income                  (0.59)          (0.78)          (0.73)          (0.57)          (0.27)
  Distributions from net
    realized gain                       0.00            0.00            0.00            0.00            0.00
  Tax return of capital                 0.00            0.00            0.00            0.00            0.00
                                      ------          ------          ------          ------          ------
TOTAL FROM DISTRIBUTIONS               (0.59)          (0.78)          (0.73)          (0.57)          (0.27)
                                     -------         -------         -------         -------         -------
NET ASSET VALUE, END OF
 PERIOD                                $9.95          $10.13          $13.97          $13.74          $14.93
                                     -------         -------         -------         -------         -------
                                     -------         -------         -------         -------         -------
TOTAL RETURN (NOT
 ANNUALIZED)(3)                         4.23%           8.60%           7.08%           (4.25)%          1.32%
RATIOS/SUPPLEMENTAL DATA:
  Net assets, end of period
    (000)                         $2,559,363        $566,840          $7,730         $12,220         $11,319
  Number of shares
    outstanding, end of
    period (000)                     257,238          55,933             553             889             758
RATIOS TO AVERAGE NET ASSETS
  (ANNUALIZED):
  Ratio of expenses to
    average net assets(1)               0.75%           0.50%           1.35%           1.29%           1.26%
  Ratio of net investment
    income to average net
    assets(2)                           5.62%           7.36%           5.23%           3.94%           3.41%
Portfolio turnover                       197%            250%            317%            164%            201%
 ...........................................................................................................................
(1) Ratio of expenses to
    average net assets prior
    to waived fees and
    reimbursed expenses                 0.94%           1.08%           1.64%           1.55%           1.75%
(2) Ratio of net investment
    income to average net
    assets prior to waived
    fees and reimbursed
    expenses                            5.43%           6.78%           4.95%           3.68%           2.92%

 ...............................................................................

(3)  TOTAL RETURNS DO NOT INCLUDE ANY SALES CHARGES.
(4)  THE FUND COMMENCED OPERATIONS ON NOVEMBER 1, 1990.
(5)  THIS CLASS COMMENCED OPERATIONS ON JULY 1, 1993.

  The accompanying notes are an integral part of these financial statements.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Overland Express Funds, Inc. (the "Company") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end series investment company. The Company commenced operations on April 7, 1988 and includes ten separate diversified funds: the Asset Allocation, Money Market, Municipal Income, Overland Sweep, Short-Term Government-Corporate Income (formerly, the 1-3 Year Duration Full Faith and Credit Government Income), Short-Term Municipal Income (formerly, the 1-3 Year Duration Municipal Income), Strategic Growth, U.S. Government Income, U.S. Treasury Money Market and Variable Rate Government Funds, and two non-diversified funds: the California Tax-Free Bond and California Tax-Free Money Market Funds. The financial statements for the Overland Sweep Fund are presented separately. These Funds invest in a range of securities, generally including money market instruments, equities and U.S. government securities.

Each of the funds presented in this book (the "Funds"), with the exception of the Money Market, California Tax-Free Money Market, Short-Term Government-Corporate Income, Short-Term Municipal Income and U.S. Treasury Money Market Funds, commenced offering Class D shares on July 1, 1993. The U.S. Treasury Money Market and Money Market Funds commenced offering Class I shares on June 20, 1994 and August 18, 1994, respectively. The three classes of shares differ principally in their respective sales charges (if any), service fees, and distribution fees. Shareholders of each class also bear certain expenses that pertain to that particular class. All shareholders bear the common expenses of the Fund and earn income from the portfolio, pro rata based on the average daily net assets of each class, without distinction between share classes. Dividends are declared separately for each class. Gains are allocated to each class pro rata based upon net assets of each class on the date of distribution. No class has preferential dividend rights. Differences in per share dividend rates generally result from the relative weightings of pro rata income and gain allocations and from differences in separate class expenses, including distribution and service fees.

The following significant accounting policies are consistently followed by the Company in the preparation of its financial statements, and such policies are in conformity with Generally Accepted Accounting Principles for investment companies.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SECURITY VALUATION

Investments in securities for which the primary market is a national securities exchange or the Nasdaq National Market System are valued at the last reported sales price on the day of valuation.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

U.S. Government obligations are valued at the mean between the last reported bid and ask prices. In the absence of any sale of such securities on the valuation date and in the case of other securities, excluding debt securities maturing in 60 days or less, the valuations are based on latest quoted bid prices. Debt securities maturing in 60 days or less are valued at amortized cost. Debt securities other than those maturing in 60 days or less and other than U.S. Government obligations are valued at the latest quoted bid price. Securities for which quotations are not readily available are valued at fair value as determined by procedures set by the Board of Directors.

The California Tax-Free Money Market, Money Market and U.S. Treasury Money Market Funds use the amortized cost method to value their portfolio securities and seek to maintain constant net asset values of $1.00 per share. There is no assurance these Funds will meet this objective. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, which approximates market value.

The California Tax-Free Money Market, Money Market, and U.S. Treasury Money Market Funds invest in securities with remaining maturities not exceeding 397 days (thirteen months), including obligations of the U.S. Government, bankers acceptances, commercial paper and certain floating-and variable-rate instruments. Certain of these floating- and variable-rate instruments may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity.

The Short-Term Government-Corporate Income Fund invests only in shares of the Short-Term Government-Corporate Income Master Portfolio of Master Investment Trust (the "Trust"). The Short-Term Municipal Income Fund invests only in shares of the Short-Term Municipal Income Master Portfolio (together with the Short-Term Government-Corporate Income Master Portfolio, the "Master Portfolios") of the Trust. Each Master Portfolio has the same investment objective as the Fund bearing the corresponding name. The value of each Fund's investment in its corresponding Master Portfolio reflects that Fund's interest in the net assets of that Master Portfolio (99.99% and 99.99%) for the Short-Term Government-Corporate Income and the Short-Term Municipal Income Funds, respectively, at December 31, 1995. The Master Portfolio's investments include fixed-, variable-, and floating-rate instruments. Certain of these floating- and variable-rate instruments may carry a demand feature that would permit the holder to tender them back to the issuer at par value prior to maturity. Except for debt obligations with remaining maturities of 60 days or less, which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined by procedures approved by the Trust's Board of Trustees.

Cash equivalents relating to firm commitment purchase agreements are segregated by the custodian and may not be sold without appropriate replacement while any firm commitment purchase agreement is outstanding.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

SECURITY TRANSACTIONS AND INCOME RECOGNITION

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Dividend income is recognized on the ex-dividend date, and interest income is accrued daily. Realized gains or losses are reported on the basis of identified cost of securities delivered. Bond discounts are accreted and premiums are amortized as required by the Internal Revenue Code.

TBA PURCHASE COMMITMENTS

The Variable Rate Government Fund enters into "TBA" (to be announced) purchase commitments to purchase securities for a fixed price at a future date beyond customary settlement time. Although the unit price of a TBA has been established, the principal value has not been finalized. However, the amount of the commitment will not flucuate more than 2% from the principal amount. The Fund holds, and maintains until the settlement date, cash or high-quality debt obligations in an amount sufficient to meet the purchase price. TBA purchase commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. This risk is in addition to the risk of decline in the value of the Fund's other assets. Unsettled TBA purchase commitments are valued at the current market value of the underlying securities, generally acording to the procedures described under "Security Valuation" above.

Although the Fund generally enters into TBA purchase commitments with the intention of acquiring securities for its portfolio, the Fund may dispose of a commitment prior to settlement if the Fund's adviser deems it appropriate to do so.

TBA purchase commitments at December 31, 1995 were as follows:

                                                                        DELIVERY     COUPON         MARKET
AGENCY                                                    SHARES/PAR        DATE       RATE          VALUE
 .........................................................................................................
Ginnie Mae II ARM TBA                                     15,000,000     1/24/96        5.0% $  15,030,000
Ginnie Mae ARM TBA                                        10,000,000     1/24/96        5.5%    10,021,000

REPURCHASE AGREEMENTS

Transactions involving purchases of securities under agreements to resell ("repurchase agreements") are treated as collateralized financing transactions and are recorded at their contracted resale amounts. These repurchase agreements, if any, are detailed in each Fund's Portfolio of Investments. The Funds' and Master Portfolios' adviser pools the cash and invests in repurchase agreements entered into by the Funds and Master Portfolios. The repurchase agreements must be fully collateralized based on values that are marked to market daily. The collateral is held by an agent bank under a tri-party agreement. It is the adviser's responsibility to value collateral daily and to obtain additional collateral as necessary to maintain market value equal to or greater than the resale price. The repurchase agreements held in the Funds and Master Portfolios at December 31, 1995 are collateralized by U.S. Treasury or federal agency obligations. The repurchase agreements were entered into on December 29, 1995.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

DISTRIBUTIONS TO SHAREHOLDERS

Dividends to shareholders from net investment income of the Asset Allocation Fund, if any, are declared and distributed quarterly. Dividends to shareholders from net investment income of the Strategic Growth Fund, if any, are declared and distributed annually. Dividends to shareholders from net investment income are declared daily and distributed monthly for the California Tax-Free Bond, California Tax-Free Money Market, Money Market, Municipal Income, Short-Term Government-Corporate Income, Short-Term Municipal Income, U.S. Government Income, U.S. Treasury Money Market and Variable Rate Government Funds. Any distributions to shareholders from net realized capital gain are declared and distributed annually.

FEDERAL INCOME TAXES

The Company's policy with respect to each Fund is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of the Fund's net investment income and any net realized capital gains to its shareholders. Therefore, no federal or state income tax provision is required. The following funds had net capital loss carryforwards at December 31, 1995:

                                                                                        YEAR    NET CAPITAL LOSS
FUND                                                                                 EXPIRES        CARRYFORWARD
 ...............................................................................................................
California Tax-Free Money Market Fund                                                   2002  $           67,605

Money Market Fund                                                                       2001               1,392
                                                                                        2002              36,799
                                                                                        2003             155,089

Municipal Income Fund                                                                   2002           3,600,931
                                                                                        2003             157,864

U.S. Government Income Fund                                                             2002           1,212,813
                                                                                        2003             725,379

U.S. Treasury Money Market Fund                                                         2002              12,441
                                                                                        2003              13,382

Variable Rate Government Fund                                                           1999             978,191
                                                                                        2000          15,382,953
                                                                                        2001           2,818,400
                                                                                        2002         125,280,827
                                                                                        2003           7,526,188

The Board intends to offset net capital gains with each capital loss carryforward until each carryforward has been fully utilized or expires. No capital gain distribution shall be made until the capital loss carryforward has been fully utilized or expires.

Due to the timing of dividend distributions and the differences in accounting for income and realized gains (losses) for financial statement and federal income tax purposes, the fiscal year in

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

which amounts are distributed may differ from the year in which the income and realized gains (losses) were recorded by the portfolio. The differences between the income or gains distributed on a book versus tax basis are shown as excess distributions of net investment income and net realized gain on sales of investments in the accompanying Statements of Changes in Net Assets.

ORGANIZATION EXPENSES

Stephens Inc. ("Stephens"), the Funds' administrator, sponsor and distributor, has incurred expenses in connection with the organization and initial registration of the various funds and their classes. These expenses were charged to the individual Funds and are being amortized by the Funds or their classes on a straightline basis over 60 months from the date the Funds commenced operations.

2.   AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES

The Company has entered into separate advisory contracts on behalf of the Funds, except the Short-Term Government-Corporate Income and Short-Term Municipal Income Funds, with Wells Fargo Bank, N.A. ("WFB"). Pursuant to the contracts, WFB has agreed to provide the Funds with investment guidance and policy direction in connection with daily portfolio management. Under the contract with the Asset Allocation Fund, WFB is entitled to be paid a monthly advisory fee at the annual rate of 0.70% of the Fund's average daily net assets up to $500 million and 0.60% of the remaining average daily net assets. Under the contracts with the California Tax-Free Bond, Municipal Income, Strategic Growth, U.S. Government Income and Variable Rate Government Funds, WFB is entitled to be paid a monthly advisory fee at the annual rate of 0.50% of the average daily net assets of each Fund. Under the contract with the California Tax-Free Money Market Fund, WFB is entitled to be paid a monthly advisory fee at the annual rate of 0.45% of the average daily net assets. Under the contracts with the Money Market and U.S. Treasury Money Market Funds, WFB is entitled to be paid a monthly advisory fee at the annual rate of 0.25% of the average daily net assets.

The Company has entered into contracts on behalf of each Fund, except the Asset Allocation Fund, with WFB whereby WFB is responsible for providing custody and portfolio accounting services for the Funds. For all of these Funds, WFB is entitled to an annual fee for custody services at the annual rate of 0.0167% of the average daily net assets of each Fund. For portfolio accounting services, WFB is entitled to a monthly base fee from each Fund of $2,000 plus an annual fee of 0.07% of the first $50 million, 0.045% of the next $50 million and 0.02% of the remaining average daily net assets.

In connection with the Asset Allocation Fund, the Company has entered into a sub-advisory contract with Wells Fargo Nikko Investment Advisors ("WFNIA"). WFNIA is an affiliate of Wells Fargo & Company. Pursuant to the agreement WFB pays WFNIA a subadvisory fee. Wells Fargo Institutional Trust Company N.A. ("WFITC"), a subsidiary of WFNIA, acts as custodian for this Fund. Custody fees are paid to WFITC from the sub-advisory fee paid to WFNIA.

Effective January 1, 1996, BZW Barclays Global Fund Advisors ("BGFA") replaced WFNIA as investment sub-adviser to the Asset Allocation Fund. BGFA was created by the reorganization of

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

WFNIA with and into an affiliate of WFITC. Pursuant to a sub-advisory contract with the Fund and subject to the overall supervision of WFB, the Fund's investment adviser, BGFA is responsible for day-to-day portfolio management of the Fund. BGFA will continue to employ substantially the same personnel and will continue to use the computer-based investment model developed and previously used by WFNIA to determine the recommended mix of assets in the Fund's portfolio. BGFA is entitled to receive from WFB an annual fee of $60,000 and monthly fees at the annual rate of 0.20% of the Fund's average daily net assets as compensation for its sub-advisory services. BGFA is an indirect subsidiary of Barclays Bank PLC and is located at 45 Fremont Street, San Francisco, CA 94105. As of January 1, 1996 BGFA and its affiliates provide investment advisory services for over $220 billion of assets under management. As of January 1, 1996, WFB provides investment advisory services for approximately $33 billion of assets.

Effective January 1, 1996, WFITC became a wholly owned subsidiary of BZW Barclays Global Investors Holdings Inc. (formerly, The Nikko Building U.S.A., Inc.) and WFITC was renamed BZW Barclays Global Investors, N.A. ("BGI"). BGI currently acts as the Asset Allocation Fund's custodian. BGFA is a subsidiary of BGI. BGI will not be entitled to receive compensation for its services to the Fund so long as BGFA is entitled to receive fees for providing investment sub-advisory services to the Fund. The principal business address of BGI is 45 Fremont Street, San Francisco, California 94105.

The Company has entered into a contract on behalf of the Funds with WFB whereby WFB provides transfer agent services for the Funds. Under the transfer agency agreement, WFB is paid a per account fee and other related costs with a minimum monthly fee of $3,000 per fund unless net assets of a fund are under $20 million. For as long as the assets remain under $20 million the fund will not be charged any transfer agency fees by WFB.

The Funds, except the California Tax-Free Money Market, Money Market, Short-Term Government-Corporate Income, Short-Term Municipal Income and U.S. Treasury Money Market Funds, may enter into service agreements with one or more servicing agents on behalf of Class D shares of the Funds. Under such agreements, servicing agents have agreed to provide shareholder liaison services, including responding to customer inquiries and providing information on their investments, and to provide such other related services as the Fund or a Class D shareholder may reasonably request. For these services, a servicing agent receives a fee, on an annualized basis for

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

the Fund's then-current fiscal year, not to exceed 0.25% of the average daily net assets of the Class D shares of the Fund. Service fees paid on behalf of Class D shares for the year ended December 31, 1995 are described below:

                                                                                                      SERVICE FEE
FUND                                                                                                      CLASS D
 ................................................................................................................
Asset Allocation Fund                                                                                $     31,150
California Tax-Free Bond Fund                                                                              18,322
Municipal Income Fund                                                                                      35,700
Strategic Growth Fund                                                                                      49,492
U.S. Government Income Fund                                                                                 8,291
Variable Rate Government Fund                                                                              24,977

The Company has entered into administration and distribution agreements on behalf of the Funds with Stephens. Under the agreements, Stephens has agreed to provide supervisory, administrative and distribution services to the Funds. For providing supervisory and administrative services, the California Tax-Free Bond, Short-Term Government-Corporate Income, Short-Term Municipal Income, Strategic Growth and Variable Rate Government Funds have each agreed to pay Stephens a monthly fee at the annual rate of 0.15% of each Fund's average daily net assets up to $200 million and 0.10% of the average daily net assets in excess of $200 million. For the Asset Allocation, California Tax-Free Money Market and U.S. Government Income Funds, Stephens is entitled to be compensated for administrative services monthly at the annual rate of 0.10% of the average daily net assets of such Fund up to $200 million and 0.05% of the average daily net assets in excess of $200 million. The Money Market, Municipal Income and U.S. Treasury Money Market Funds have each agreed to pay Stephens a monthly administrative fee at the annual rate of 0.10% of each Fund's average daily net assets.

The Company has adopted separate Distribution Plans for Class A and Class D shares pursuant to Rule 12b-1 under the 1940 Act (each, a "Distribution Plan"). The Class A Distribution Plans for the California Tax-Free Bond, California Tax-Free Money Market and U.S. Government Income Funds provide that each Fund may defray all or part of the cost of preparing, printing and distributing prospectuses and other promotional materials by paying on an annual basis up to the greater of $100,000 or 0.05% of the Class A shares of a Fund's average daily net assets for costs incurred. Each Fund may participate in joint distribution activities with the other Funds, in which event expenses reimbursed out of the assets of one of the Funds may be attributable, in part, to the distribution-related activities of another Fund. Generally, the expenses of joint distribution activities are allocated among the Funds in proportion to their relative net asset sizes.

The Company also has adopted separate distribution plans pursuant to Rule 12b-1 under the 1940 Act, whereby on behalf of Class A shares of the Asset Allocation, Money Market, Municipal Income, Strategic Growth, U.S. Treasury Money Market and Variable Rate Government Funds and shares of the Short-Term Government-Corporate and Short-Term Municipal Income Funds, a Fund may pay Stephens, as compensation for distribution-related services, a monthly fee at an annual rate of up to

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

0.25% of the average daily net assets attributable to the Fund's shares. Payments under the Distribution Plan for the Class A shares of the Municipal Income Fund currently are capped by WFB and Stephens at the annual rate of 0.15% of the average daily net assets of the Class A shares. The Class D Distribution Plan of the Asset Allocation Fund and Strategic Growth Fund provides that a Fund may pay the Distributor a monthly fee at an annual rate of up to 0.75% of each such Fund's average daily net assets attributable to Class D shares. In addition, the Class D Distribution Plan for the California Tax-Free Bond, Municipal Income, U.S. Government Income and Variable Rate Government Funds may pay Stephens, as compensation for distribution-related services, a monthly fee at annual rates of up to 0.50% of the average daily net assets attributable to the Fund's Class D shares. Through February 28, 1995, a portion of the Municipal Income Fund Class A distribution fee was charged to net capital for income tax purposes.

                                                                                                DISTRIBUTION FEES
FUND                                                                                                      CLASS A
 ................................................................................................................
Asset Allocation Fund                                                                         $           120,417
California Tax-Free Bond Fund                                                                                   0
Municipal Income Fund                                                                                      83,443
Strategic Growth Fund                                                                                     102,390
U.S. Government Income Fund                                                                                     0
Variable Rate Government Fund                                                                           2,032,814

                                                                                                DISTRIBUTION FEES
FUND                                                                                                      CLASS D
 ................................................................................................................
Asset Allocation Fund                                                                         $            93,450
California Tax-Free Bond Fund                                                                              36,643
Municipal Income Fund                                                                                      67,939
Strategic Growth Fund                                                                                     148,475
U.S. Government Income Fund                                                                                16,582
Variable Rate Government Fund                                                                              49,954

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

                     WAIVED FEES AND REIMBURSED EXPENSES

The following fees/expenses were waived/reimbursed for the year ended December 31, 1995:

                                                                                         REIMBURSED
FUND                                                                    WAIVED FEES        EXPENSES      TOTAL
 .............................................................................................................
Asset Allocation                                                      $      39,137  $            0  $  39,137
California Tax-Free Bond                                                    574,744               0    574,744
California Tax-Free Money Market                                             17,718               0     17,718
Money Market                                                                145,674               0    145,674
Municipal Income                                                            321,109               0    321,109
Short-Term Government-Corporate Income                                       10,060         103,836    113,896
Short-Term Municipal Income                                                   9,962          91,759    101,721
Strategic Growth                                                             57,496               0     57,496
U.S. Government Income                                                      142,902               0    142,902
U.S. Treasury Money Market                                                  203,631               0    203,631
Variable Rate Government                                                    983,094               0    983,094

Waived fees and reimbursed expenses continue at the discretion of WFB and the administrator.

All of the officers and certain of the directors of the Company are also officers of Stephens. At December 31, 1995, Stephens owned 180,335 shares of the Asset Allocation Fund, 1,667 shares of the California Tax-Free Bond Fund, 46,012 shares of the California Tax-Free Money Market Fund, 1,344,975 shares of the Money Market Fund, 13,005 shares of the Municipal Income Fund, 6,030 shares of the Strategic Growth Fund, 2,851 shares of the U.S. Government Income Fund, 123,930 shares of the U.S. Treasury Money Market Fund and 13,444 shares of the Variable Rate Government Fund.

Stephens has retained $1,424,127 as sales charges from the proceeds of Class A capital shares sold and $23,048 as proceeds from Class D capital shares redeemed by the Company for the year ended December 31, 1995. Wells Fargo Securities Inc., a subsidiary of WFB, received $31,366 as sales charges from the proceeds of Class A capital shares sold by the Company for the year ended December 31, 1995.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

3.   INVESTMENT PORTFOLIO TRANSACTIONS

Purchases and sales of investments, exclusive of short-term securities, for each Fund for the year ended December 31, 1995, were as follows:

                                                                      ASSET       CALIFORNIA         MUNICIPAL
AGGREGATE PURCHASES                                              ALLOCATION         TAX-FREE            INCOME
   AND SALES OF:                                                       FUND        BOND FUND              FUND
 .............................................................................................................
U.S. GOVERNMENT OBLIGATIONS:
 Purchases at cost                                            $   1,925,625  $             0  $              0
  Sales proceeds                                                 24,476,791                0                 0
OTHER SECURITIES:
 Purchases at cost                                               25,759,100      102,928,974        11,320,000
  Sales proceeds                                                  7,490,150      136,242,403        38,242,630


                                                                                        U.S.
                                                                  STRATEGIC       GOVERNMENT     VARIABLE RATE
AGGREGATE PURCHASES                                                  GROWTH           INCOME        GOVERNMENT
   AND SALES OF:                                                       FUND             FUND              FUND
 .............................................................................................................
U.S. GOVERNMENT OBLIGATIONS:
 Purchases at cost                                            $           0  $    14,373,672  $    185,689,844
  Sales proceeds                                                          0       24,558,750       201,433,047
OTHER SECURITIES:
 Purchases at cost                                              122,483,641       19,956,049     1,811,104,565
  Sales proceeds                                                100,543,477       19,605,320     2,300,349,324
 .............................................................................................................

ALL FUNDS NOT REFLECTED IN THIS SCHEDULE TRADED EXCLUSIVELY IN SHORT-TERM SECURITIES OR WERE FEEDER FUNDS THAT INVEST ALL THEIR ASSETS IN A CORRESPONDING MASTER PORTFOLIO.

4.   CAPITAL SHARES TRANSACTIONS

As of December 31, 1995, there were 20 billion shares of $.001 par value capital stock authorized by the Company. As of December 31, 1995, each Fund was authorized to issue 100 million shares of $.001 par value capital stock for each class of shares, except the California Tax-Free Money Market Fund, the Money Market Fund, the U.S. Treasury Money Market Fund, and the Variable Rate Government Fund which are as follows:

                                                                                                           SHARES
FUND                                                                                                   AUTHORIZED
 ................................................................................................................
California Tax-Free Money Market Fund                                                                   3 billion
Money Market Fund                                                                                       1 billion
U.S. Treasury Money Market Fund                                                                         1 billion
Variable Rate Government Fund                                                                         500 million

Transactions in capital shares for the year ended December 31, 1995 are disclosed in detail in the Statements of Changes in Net Assets.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

The following funds have shareholders who own greater than 5% of the outstanding share capital of the Fund. This concentration of ownership may expose the Fund to the risks associated with significant redemptions.

                                                                                                        NUMBER OF
                                                                                        SHAREHOLDERS WITH GREATER
FUND                                                                                            THAN 5% OWNERSHIP
 ................................................................................................................
California Tax-Free Money Market Fund                                                                           1
Money Market Fund                                                                                               2
Short-Term Government-Corporate Income Fund                                                                     7
Short-Term Municipal Income Fund                                                                                5
U.S. Treasury Money Market Fund                                                                                 3
Variable Rate Government Fund                                                                                   2

5.   INCOME ALLOCATIONS

The Short-Term Government Corporate-Income and Short-Term Municipal Income Funds are each allocated net investment income from their corresponding Master Portfolio. The detail of allocated net investment income for the year ended December 31, 1995 is as follows:

                                                                                                        NET
                                                                                      WAIVED     INVESTMENT
                                           INTEREST    DIVIDENDS     EXPENSES           FEES         INCOME
 ..........................................................................................................
Short-Term Government-Corporate Income
 Fund                                    $  150,854  $         0  $    41,340  $    (41,340)  $     150,854
Short-Term Municipal Income Fund            617,987            0      104,339      (104,339)        617,987

6.   ORANGE COUNTY CALIFORNIA DEBT OBLIGATIONS

During the year the Money Market Fund held obligations issued by Orange County, California. Orange County filed for protection under Chapter 9 of the Federal Bankruptcy Code on December 6, 1994 and defaulted on such obligations on July 10, 1995. The bankruptcy court trustee approved an extension of the obligations' maturity to June 30, 1996 and modification of certain other terms, including increasing the interest rate and providing for some portion of interest to accrue until the maturity date rather than being due and payable monthly. Concurrent with the default by Orange County, the Company entered into a Credit Enhancement Agreement (the "Agreement") with WFB, pursuant to which the Fund was named as a beneficiary of an irrevocable letter of credit issued by Bank of America National Trust and Savings Association ("Bank of America"). The Agreement provided support for a portion of the Orange County obligations such that Bank of America would make certain payments to the Fund under defined circumstances.

During the period from September 19, 1995 through October 17, 1995, the Money Market Fund sold all of the Orange County obligations. The sale of such obligations did not result in any payments from Bank of America to the Money Market Fund.

                         OVERLAND EXPRESS FUNDS, INC.

                      NOTES TO THE FINANCIAL STATEMENTS

7.   VARIABLE RATE GOVERNMENT FUND LITIGATION

A purported class action lawsuit was filed on March 14, 1995 in the United States District Court for the Southern District of California by Conrad D. Schaefer and Diane L. Schaefer, Trustees for the Schaefer Family Trust of 1992 against the Overland Express Variable Rate Government Fund, WFB and Wells Fargo & Company. Plaintiffs voluntarily withdrew that complaint and served defendants with a First Amended Complaint, also a putative class action, on June 2, 1995. In the First Amended Complaint, as in the original complaint, plaintiffs sought to sue on behalf of persons who bought the fund during the period from January 1, 1991 and March 10, 1995, alleging that defendants violated the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act and common law by, among other things, failing to disclose adequately the risks of investing in the Fund. By Order dated October 30, 1995, the Court granted defendants' motions to dismiss the First Amended Complaint in its entirety. The Court dismissed certain claims with prejudice, but gave plaintiffs permission to replead other claims.

On January 11, 1996, plaintiffs served defendants with a Second Amended Complaint. The Second Amended Complaint names Stephens as an additional defendant and changes the alleged Class to those who purchased, acquired or held shares of the Fund from June 30, 1993 through December 31, 1994. The Second Amended Complaint seeks to assert claims under federal and California securities laws and common law relating to alleged misstatements and omissions in the prospectuses, reports and marketing materials pertaining to the Fund; it alleges that the Class as a whole suffered substantial, but unspecified damages in connection with the purchase of securities covered by the Fund's offering documents over the course of the specified period. The Company continues to believe that the case is without merit and intends to defend vigorously against the action.

8.   SHAREHOLDER MEETINGS

A. OVERLAND EXPRESS ASSET ALLOCATION FUND APPROVAL OF NEW SUB-ADVISER AND INVESTMENTS IN FUTURES AND RELATED TRANSACTIONS

The Company received shareholder approval for a new sub-advisory contract for the Asset Allocation Fund with Wells Fargo Bank, as adviser, and BZW Barclays Global Fund Advisors (the successor entity to WFNIA), as sub-adviser. This action was necessary because of the purchase by a subsidiary of Barclays Bank PLC of WFNIA. The Company also received shareholder approval for an investment policy to permit the Fund to engage in the purchase and sale of certain futures contracts and related transactions.

B. OVERLAND EXPRESS STRATEGIC GROWTH FUND APPROVAL OF REORGANIZATION TO MASTER-FEEDER STRUCTURE

The Company received shareholder approval for a proposed reorganization of the Strategic Growth Fund into a master-feeder structure. Under this structure, the Fund will become a feeder fund and will invest in a corresponding newly established Master Portfolio. The reorganization will not result in any changes to the Fund's investment objective. WFB has agreed to absorb the additional expenses for at least one year after the reorganization.

OVERLAND EXPRESS FUNDS, INC.

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS
OVERLAND EXPRESS FUNDS, INC.:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Asset Allocation Fund, California Tax-Free Bond Fund, California Tax-Free Money Market Fund, Money Market Fund, Municipal Income Fund, Short-Term Government-Corporate Income Fund (formerly the 1-3 Year Duration Full Faith and Credit Government Income Fund), Short-Term Municipal Income Fund (formerly the 1-3 year Duration Municipal Income Fund), Strategic Growth Fund, U.S. Government Income Fund, U.S. Treasury Money Market Fund and Variable Rate Government Fund (eleven of the funds comprising Overland Express Funds, Inc.) as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, except for Short-Term Government Corporate Income Fund which is for the period from September 19, 1994 (commencement of operations) to December 31, 1994, and Short-Term Municipal Income Fund which is for the period from June 3, 1994 (commencement of operations) to December 31, 1994, and financial highlights for the periods indicated herein. These financial statements and financial highlights are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of December 31, 1995, by examination and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned funds of Overland Express Funds, Inc. as of December 31, 1995, the results of their operations, the changes in their net assets and their financial highlights for the periods indicated herein in conformity with generally accepted accounting principles.


/s/ KPMG PEAT MARWICK LLP
SAN FRANCISCO, CALIFORNIA
FEBRUARY 14, 1996

MASTER INVESTMENT TRUST SHORT-TERM GOVERNMENT-
CORPORATE INCOME MASTER PORFOLIO - DECEMBER 31, 1995

PORTFOLIO OF INVESTMENTS


                                                INTEREST   MATURITY
PRINCIPAL       SECURITY NAME                     RATE       DATE      VALUE

U.S. TREASURY SECURITIES - 97.62%

  U.S. TREASURY NOTES - 97.62%

$3,200,000      U.S. Treasury Notes               6.13%    05/31/97  $3,239,008
 2,500,000      U.S. Treasury Notes               6.75     02/28/97   2,542,575
                                                                     ----------

                TOTAL U.S. TREASURY
                 SECURITIES                                          $5,781,583
                (Cost $5,766,993)

SHORT-TERM INSTRUMENTS - 1.57%

  REPURCHASE AGREEMENTS - 1.57%

$   93,000      Goldman Sachs Pooled
                Repurchase Agreement -
                102% Collateralized by U.S.
                Government Securities              5.75%   01/02/96  $   93,000
                (Cost $93,000)

TOTAL INVESTMENTS IN SECURITIES
                (Cost $5,859,993)*
                (Notes 1 and 3)                   99.19%             $5,874,583
                Other Assets and Liabilities Net   0.81                  48,039
                                                 ------              ----------
                TOTAL NET ASSETS                 100.00%             $5,922,622

--------------------------------------------------------------------------------
* Cost for federal income tax purposes is the same as for financial statement purposes and net unrealized appreciation consists of:

                Gross Unrealized Appreciation           $  14,590
                Gross Unrealized Depreciation                   0
                                                        ---------
                Net Unrealized Appreciation             $  14,590
                                                        =========


The accompanying notes are an integral part of these financial statements.

MASTER INVESTMENT TRUST SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - 88.09%
ARIZONA - 5.94%
$      200,000   Arizona State Transportation Board Excise Tax
                 Revenue Maricopa County Regional Area Road
                 Funding MBIA Insured                                 6.70 %     07/01/96  $    202,864
       700,000   Arizona State Transportation Board Tax Revenue
                 Maricopa County Regional Area Road Fund MBIA
                 Insured                                              7.00       07/01/00       774,662

CALIFORNIA - 10.90%
       420,000   California State Maritime Infrastructure
                 Authority Port of San Diego Revenue AMBAC
                 Insured                                              4.20       11/01/98       419,202
       500,000   Los Angeles CA DW&P Electric Plant Revenue
                 Second Issue                                         9.00       11/15/97       545,370
       500,000   Los Angeles County CA COP Van Nuys Courthouse
                 Project Prerefunded                                  8.90       06/01/06       520,460
       300,000   Modesto CA Irrigation District 86 Geysers
                 Geothermal Power Project Series A                    6.60       10/01/97       310,614

DELAWARE - 2.47%
       400,000   Delaware State GO Series C                           4.70       07/01/98       406,576

ILLINOIS - 7.58%
       200,000   Chicago IL AMBAC Insured                             6.00       01/01/98       207,088
       500,000   Illinois State Municipal Electric Agency Power
                 Supply System Revenue Series A                       5.70       02/01/96       500,810
       500,000   Illinois State Sales Tax Revenue Series E
                 Prerefunded                                          8.10       06/15/10       538,340

INDIANA - 3.04%
       500,000   Indiana State Bond Bank Advance Funding Notes
                 Series A-2                                           5.75       01/10/96       500,282

MARYLAND - 1.41%
       225,000   Prince Georges County MD Series A                    6.60       02/01/97       232,110

MASTER INVESTMENT TRUST SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
MINNESOTA - 2.86%
$      200,000   Minneapolis MN Special School District No. One
                 COP Prerefunded                                      7.38       02/01/15  $    213,304
       255,000   Minnesota State Convention Center Prerefunded        6.75       04/01/12       256,948

MISSOURI - 1.24%
       200,000   Branson MO Tax Allocation Revenue Street
                 Improvement Project CGIC Insured                     4.95       10/01/97       203,524

NEW JERSEY - 8.28%
       500,000   Mercer County NJ Solid Waste Site Project
                 Prerefunded                                          7.90       04/01/13       533,495
       600,000   New Jersey State Transportation Authority Fund
                 Series A Escrowed to Maturity                        4.10       06/15/97       602,076
       225,000   New Jersey State Wastewater Revenue Series B         6.50       05/15/96       227,293

NEW YORK - 6.28%
       250,000   New York State Mortgage Agency Revenue
                 Homeowner Mortgage Series 44 AMT FHA
                 Collateralized                                       6.00       04/01/99       256,245
       250,000   New York State Power Authority Revenue &
                 General Purpose Series T Prerefunded                 7.40       01/01/06       255,048
       500,000   United Nations Development Corp Revenue Phase
                 Two & Three Series B Prerefunded                     8.13       07/01/06       520,875

NORTH CAROLINA - 3.12%
       500,000   North Carolina State Municipal Power Agency
                 Catawba No 1 Electrical Revenue FGIC Insured         5.10       01/01/99       512,665

OREGON - 1.87%
       300,000   Lane County OR School District No. 52 FGIC
                 Insured                                              5.20       12/01/97       306,771

MASTER INVESTMENT TRUST SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
PENNSYLVANIA - 1.36%
$      200,000   Montgomery County PA Higher Education & Health
                 Authority Hospital Revenue Bryn Manor Hospital
                 Project Prerefunded                                  9.38       12/01/19  $    223,258

PUERTO RICO - 3.03%
       500,000   Commonwealth of Puerto Rico Aquaduct and Sewer
                 Authority Revenue                                    4.50       07/01/99       497,920

TEXAS - 8.46%
       240,000   Brazos TX Higher Education Authority AMT Series
                 C-1                                                  6.00       11/01/99       252,761
       275,000   Dallas TX Waterworks & Sewer System Revenue
                 Series A                                             9.00       10/01/97       298,268
       500,000   Northside TX Independent School District PSFG
                 Insured                                              8.60       08/01/97       534,640
       275,000   Port of Houston Authority TX AMT                     8.50       10/01/98       305,143

VIRGINIA - 4.49%
       700,000   Virginia State Public School Authority Series A      7.00       01/01/98       738,031

WASHINGTON - 9.39%
       200,000   Southern Columbia Basin WA Irrigation District       5.50       12/01/98       208,990
       200,000   Tacoma WA Sewer Revenue Series B FGIC Insured        5.00       12/01/96       201,492
       500,000   Thirstin County WA Olympia USD No 111 FGIC
                 Insured                                              5.25       12/01/98       516,855
       300,000   Washington State HFFA Revenue Highline
                 Community Hospital LOC - Bank of Tokyo Ltd           7.40       08/15/09       312,618
       300,000   Washington State Public Power Supply System
                 Nuclear Project Number Three Revenue Series B        6.70       07/01/96       303,726

MASTER INVESTMENT TRUST SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

                                                                   INTEREST      MATURITY
   PRINCIPAL     SECURITY NAME                                       RATE          DATE           VALUE
MUNICIPAL BONDS - CONTINUED
WEST VIRGINIA - 3.29%
$      500,000   West Virginia State HFFA Charleston Area
                 Medical Center Series A MBIA Insured                 4.30       09/01/99  $    500,475
        40,000   West Virginia State Hospital Financing
                 Authority West Virginia Hospital Inc MBIA
                 Insured                                              7.20       06/01/16        41,363

WISCONSIN - 3.08%
       500,000   Wisconsin State Transportation Series A              6.50       07/01/96       506,510
                                                                                           ------------
                 TOTAL MUNICIPAL BONDS                                                     $ 14,488,672
                 (Cost $14,359,819)

SHORT-TERM INSTRUMENTS - 10.43%
MONEY MARKET FUNDS - 3.74%
$      615,000   National Municipal Fund                                                   $    615,000

VARIABLE RATE MUNICIPAL BONDS+ - 6.69%
$      500,000   Northeast Maryland State Waste Disposal
                 Authority Harford County V/R AMBAC Insured           5.05 %     01/01/08  $    500,000
       600,000   Clark County NV Airport Improvement Revenue
                 Series A-1 V/R LOC - Toronto Dominion Bank           5.05       07/01/25       600,000
                                                                                           ------------
                 TOTAL VARIABLE RATE MUNICIPAL BONDS                                       $  1,100,000

                 TOTAL SHORT-TERM INSTRUMENTS                                              $  1,715,000
                 (Cost $1,715,000)

MASTER INVESTMENT TRUST SHORT-TERM MUNICIPAL INCOME MASTER PORTFOLIO - DECEMBER 31, 1995
PORTFOLIO OF INVESTMENTS

TOTAL INVESTMENTS IN SECURITIES

              (Cost $16,074,819)* (Notes 1 and 3)          98.52 % $  16,203,672
              Other Assets and Liabilities, Net             1.48         243,032
                                                       ----------  -------------
              TOTAL NET ASSETS                           100.00  % $  16,446,704
                                                       ----------  -------------
                                                       ----------  -------------

 ...............................................................................

 + THESE VARIABLE RATE SECURITIES ARE SUBJECT TO A DEMAND FEATURE WHICH REDUCES THE REMAINING MATURITY.
 * COST FOR FEDERAL INCOME TAX PURPOSES IS THE SAME AS FOR FINANCIAL STATEMENT PURPOSES AND NET UNREALIZED APPRECIATION CONSISTS OF:

Gross Unrealized Appreciation   $     129,315
Gross Unrealized Depreciation            (462)
                                -------------
NET UNREALIZED APPRECIATION     $     128,853
                                -------------
                                -------------

The accompanying notes are an integral part of these financial statements.

MASTER INVESTMENT TRUST
STATEMENT OF ASSETS AND LIABILITIES - DECEMBER 31, 1995

                                                                 SHORT-TERM         SHORT-TERM
                                                                GOVERNMENT-          MUNICIPAL
                                                           CORPORATE INCOME             INCOME
                                                           MASTER PORTFOLIO   MASTER PORTFOLIO
 .............................................................................................
ASSETS
INVESTMENTS:
  In securities, at market value (see cost below)         $       5,874,583  $      16,203,672
  Cash                                                                1,148              1,746
Receivables:
  Dividends and interest                                             74,174            293,490
  Due from administrator (Note 2)                                     5,729             14,604
Organization expenses, net of amortization                            2,742              2,087
Prepaid expenses                                                         73                 74
TOTAL ASSETS                                                      5,958,449         16,515,673
LIABILITIES
Payables:
  Allocations to beneficial interest holders                         32,688             63,483
  Other                                                               3,139              5,486
TOTAL LIABILITIES                                                    35,827             68,969
TOTAL NET ASSETS                                          $       5,922,622  $      16,446,704
INVESTMENTS AT COST (NOTE 3)                              $       5,859,993  $      16,074,819

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

MASTER INVESTMENT TRUST
STATEMENT OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                 SHORT-TERM         SHORT-TERM
                                                                GOVERNMENT-          MUNICIPAL
                                                           CORPORATE INCOME             INCOME
                                                           MASTER PORTFOLIO   MASTER PORTFOLIO
 .............................................................................................
INVESTMENT INCOME
  Interest                                                $         150,854  $         617,988
TOTAL INVESTMENT INCOME                                             150,854            617,988
EXPENSES (NOTE 2)
  Advisory fees                                                      11,944             62,512
  Custody fees                                                          399              2,156
  Amortization of organization expenses                                 685                275
  Legal and audit fees                                               26,312             34,921
  Other                                                               2,000              4,475
TOTAL EXPENSES                                                       41,340            104,339
Less:
  Waived and reimbursed fees (Note 2)                               (41,340)          (104,339)
NET EXPENSES                                                              0                  0
NET INVESTMENT INCOME (LOSS)                                        150,854            617,988
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain (loss) on sale of investments                     3,975             19,197
  Net change in unrealized appreciation (depreciation)
    of investments                                                   16,126            157,711
NET GAIN ON INVESTMENTS                                              20,101            176,908
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS      $         170,955  $         794,896

 ...............................................................................

  The accompanying notes are an integral part of these financial statements.

MASTER INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS


                                                                    SHORT-TERM GOVERNMENT- CORPORATE INCOME
                                                                             . For the     MASTER PORTFOLIO
                                                                                                    For the
                                                                                               Period Ended
                                                                            Year Ended         December 31,
                                                                     December 31, 1995              1994(1)
INCREASE (DECREASE) IN NET ASSETS
OPERATIONS:
  Net investment income (loss)                                     $           150,854  $             1,617
  Net realized gain (loss) on sale of investments                                3,975                    0
  Net change in unrealized appreciation (depreciation) of
    investments                                                                 16,126               (1,536)
NET INCREASE (DECREASE) RESULTING FROM OPERATIONS                              170,955                   81
NET INCREASE IN NET ASSETS RESULTING FROM BENEFICIAL INTEREST
 TRANSACTIONS]                                                               5,655,489               97,709
INCREASE IN NET ASSETS                                                       5,826,444               96,173
NET ASSETS:
 Beginning net assets                                                           96,178                    5
  ENDING NET ASSETS                                                $         5,922,622  $            96,178

 ...............................................................................

(1)  THE MASTER PORTFOLIO COMMENCED OPERATIONS ON SEPTEMBER 19, 1994.

  The accompanying notes are an integral part of these financial statements.

MASTER INVESTMENT TRUST
STATEMENTS OF CHANGES IN NET ASSETS


                                    SHORT-TERM MUNICIPAL INCOME MASTER
                                        . For the            PORTFOLIO
                                                               For the
                                                          Period Ended
                                       Year Ended         December 31,
                                December 31, 1995              1994(1)
INCREASE (DECREASE) IN NET
ASSETS
OPERATIONS:
  Net investment income
    (loss)                    $           617,988  $            73,315
  Net realized gain (loss)
    on sale of investments                 19,197               (1,075)
  Net change in unrealized
    appreciation
    (depreciation) of
    investments                           157,711              (28,859)
NET INCREASE (DECREASE)
RESULTING FROM OPERATIONS                 794,896               43,381
NET INCREASE IN NET ASSETS
RESULTING FROM BENEFICIAL
INTEREST
 TRANSACTIONS]                          3,872,671           11,809,066
INCREASE IN NET ASSETS                  4,667,567           11,779,132
NET ASSETS:
 Beginning net assets                  11,779,137                    5
  ENDING NET ASSETS           $        16,446,704  $        11,779,137

 ...............................................................................

(1)  THE MASTER PORTFOLIO COMMENCED OPERATIONS ON JUNE 3, 1994.

  The accompanying notes are an integral part of these financial statements.

                           MASTER INVESTMENT TRUST
                         SHORT-TERM MASTER PORTFOLIOS

                        NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The Short-Term Municipal Income Master Portfolio and the Short-Term Government-Corporate Income Master Portfolio (the "Master Portfolios") are two series of Master Investment Trust (the "Trust"), a business trust organized under the laws of Delaware on August 14, 1991. The Trust is registered as an investment company under the Investment Company Act of 1940 as amended (the "1940 Act"). The Declaration of Trust permits the issuance of beneficial interests ("interests"). The Trust currently issues three series of investment portfolios: the Cash Investment Trust Master Portfolio, the Short-Term Government-Corporate Income Master Portfolio and the Short-Term Municipal Income Master Portfolio. These Funds invest in a range of securities, generally including money market instruments, equities and U.S. government securities.

The following significant accounting policies are consistently followed by the Trust in the preparation of its financial statements, and such policies are in conformity with Generally Accepted Accounting Principles for investment companies. These financial statements are representative of only the Short-Term Government-Corporate Income Master Portfolio and the Short-Term Municipal Income Master Portfolio.

The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT POLICY AND SECURITY VALUATION

Each Master Portfolio's investments include fixed-, variable- and floating-rate instruments. Except during temporary defensive periods, each Master Portfolio seeks to maintain an average weighted maturity ranging from 90 days to 2 years. Except for debt obligations with remaining maturities of 60 days or less which are valued at amortized cost, assets are valued at current market prices, or if such prices are not readily available, at fair value as determined in accordance with procedures adopted by the Board of Trustees.

SECURITY TRANSACTIONS AND INCOME RECOGNITION

Security transactions are accounted for on the date the securities are purchased or sold (trade date). Interest income is accrued daily. Realized gains and losses are reported on the basis of identified cost of securities delivered. Bond discounts and premiums are amortized as required by the Internal Revenue Code.

FEDERAL INCOME TAXES

Each Master Portfolio intends to qualify for federal income tax purposes as a partnership. Management of each Master Portfolio therefore believes that it will not be subject to any federal or

                           MASTER INVESTMENT TRUST
                         SHORT-TERM MASTER PORTFOLIOS

                        NOTES TO FINANCIAL STATEMENTS

state income tax on its income and net capital gains (if any). However, each investor in a Master Portfolio will be taxed on its distributive share of the partnership's income for purposes of determining its federal and state income tax liabilities. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder.

It is intended that the Master Portfolios' assets, income and allocations will be managed in such a way that a regulated investment company investing in the Master Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investment company invests all of its assets in the Master Portfolio.

ORGANIZATION EXPENSES

Costs incurred in connection with organization and initial registration as an investment company under the 1940 Act were advanced by Stephens Inc. ("Stephens"). Organization expenses of each series are being amortized on a straight line basis over 60 months from the date the series of the Trust commenced operation.

2.   AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES

The Trust has entered into separate advisory contracts with WFB on behalf of each Master Portfolio. Pursuant to the contracts, WFB furnishes investment guidance and policy direction in connection with daily portfolio management of each Master Portfolio. Under the contract, WFB is entitled to receive a monthly advisory fee at an annual rate of 0.50% of the average daily net assets.

The Trust has also entered into a contract with WFB whereby WFB has agreed to provide custody services for each Master Portfolio. For providing these services, WFB is entitled to be compensated for custody services based on a rate of 0.0167% of the average daily net assets of each Master Portfolio.

WAIVED FEES AND REIMBURSED EXPENSES

Waived fees and reimbursed expenses for the year ended December 31, 1995, were as follows:

                                                                          WAIVED FEES       REIMBURSED EXPENSES
MASTER PORTFOLIO                                                               BY WFB               BY STEPHENS
 ..............................................................................................................
Short-Term Government-Corporate Income                                        $12,343                   $28,997
Short-Term Municipal Income                                                    64,668                    39,671

Waived fees and reimbursed expenses continue at the discretion of WFB and Stephens.

                           MASTER INVESTMENT TRUST
                         SHORT-TERM MASTER PORTFOLIOS

                        NOTES TO FINANCIAL STATEMENTS

3.   INVESTMENT PORTFOLIO TRANSACTIONS

Purchases and sales of investments exclusive of securities with maturities of one year or less at purchase date for the Short-Term Government-Corporate Income Master Portfolio and the Short-Term Municipal Income Master Portfolio, respectively, for the year ended December 31, 1995, were as follows:

                                                                                SHORT-TERM
                                                                              GOVERNMENT -            SHORT-TERM
AGGREGATE PURCHASES                                                       CORPORATE INCOME      MUNICIPAL INCOME
  AND SALES OF:                                                           MASTER PORTFOLIO      MASTER PORTFOLIO
 ...............................................................................................................
U.S. GOVERNMENT OBLIGATIONS:
  Purchases at cost                                                            $10,833,717                    $0
  Sales proceeds                                                                 5,159,266                     0
OTHER LONG-TERM SECURITIES:
  Purchases at cost                                                                      0            10,485,249
  Sales proceeds                                                                         0             4,115,783

4.   FINANCIAL HIGHLIGHTS

The portfolio turnover rates, excluding securities with maturities of one year or less at purchase date for each Master Portfolio for the year ended December 31, 1995 are as follows:

                                                                   SHORT-TERM
                                                                  GOVERNMENT-                                SHORT-TERM
                                                             CORPORATE INCOME                          MUNICIPAL INCOME
                                                             MASTER PORTFOLIO                          MASTER PORTFOLIO
                                    .........................................  ........................................

                                                                         FROM                                      FROM
                                                           SEPTEMBER 19, 1994                              JUNE 3, 1994
                                                   YEAR           (INCEPTION)                 YEAR          (INCEPTION)
                                                  ENDED                    TO                ENDED                   TO
                                      DECEMBER 31, 1995     DECEMBER 31, 1994    DECEMBER 31, 1995    DECEMBER 31, 1994
 ......................................................................................................................
PORTFOLIO TURNOVER                                 227%                    0%                  46%                   8%

TO THE UNITHOLDERS AND BOARD OF TRUSTEES
MASTER INVESTMENT TRUST:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of the Short-Term Government-Corporate Income Master Portfolio (formerly the 1-3 Year Duration Full Faith and Credit Government Income Master Portfolio) and Short-Term Municipal Income Master Portfolio (formerly the 1-3 year Duration Municipal Income Master Portfolio) (two of the master portfolios comprising Master Investment Trust) as of December 31, 1995, and the related statement of operations for the year then ended, the statements of changes in net assets and financial highlights for the year then ended and for Short-Term Government-Corporate Income Master Portfolio, the period from September 19, 1994 (commencement of operations) to December 31, 1994, and for Short-Term Municipal Income Master Portfolio, the period from June 3, 1994 (commencement of operations) to December 31, 1994. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included verification of securities owned as of December 31, 1995, by examination and other appropriate audit procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the aforementioned master portfolios of Master Investment Trust as of December 31, 1995, the results of their operations, the changes in their net assets and their financial highlights for the periods indicated herein in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

SAN FRANCISCO, CALIFORNIA
FEBRUARY 14, 1996

                                     PART C

                               OTHER INFORMATION

Item 24.     Financial Statements and Exhibits.

       (a)   Financial Statements:

       (1) The following audited financial statements for the fiscal year ended December 31, 1995 for the Asset Allocation, California Tax-Free Bond, California Tax-Free Money Market, Money Market, Municipal Income, Overland Sweep, Short-Term Government-Corporate Income, Short-Term Municipal Income, Strategic Growth, U.S. Government Income, U.S. Treasury Money Market and Variable Rate Government Funds of Overland Express Funds, Inc., and the Cash Investment Trust, Short-Term Municipal Income and Short-Term Government-Corporate Income Master Portfolios of the Trust are included in Part B, Item 23:

       Portfolio of Investments - December 31, 1995
       Statement of Assets and Liabilities - December 31, 1995
       Statement of Operations for the year ended December 31, 1995
       Statement of Changes in Net Assets for the year ended December 31, 1995 Financial Highlights for the year ended December 31, 1995
       Notes to Financial Statements - December 31, 1995
       Independent Auditors Report dated February 14, 1996

       (2) The audited financial statements for the fiscal year ended December 31, 1995 for the Asset Allocation, Corporate Stock and U.S. Government Allocation Funds of Stagecoach Funds, Inc. ("Stagecoach") (SEC File Nos. 33-42927; 811-6419), the "predecessor funds" to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios, and certain other Funds of Stagecoach are incorporated by reference to Post-Effective Amendment No. 21 to the Registration Statement of Stagecoach, filed February 29, 1996.

       (b)   Exhibits:

       Exhibit
       Number                             Description
       -------                            -----------

       1(a)         -      Declaration of Trust, incorporated by reference to
                           the Registration Statement on Form N-1A filed on September 24, 1991.

       1(b)         -      Certificate of Amendment to the Declaration of
                           Trust, incorporated by reference to Amendment No. 3 filed on May 2, 1994.

       1(c)         -      Amendment to the Declaration of Trust, incorporated
                           by reference to Amendment No. 6 filed on November
                           29, 1995.

       2            -      By-Laws, incorporated by reference to the
                           Registration Statement on Form N-1A filed on
                           September 24, 1991.

       Exhibit
       Number                             Description
       -------                            -----------

       3            -      Not Applicable.

       4            -      Not Applicable.

       5(a)         -      Amended Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the Cash Investment Trust Master
                           Portfolio, incorporated by reference to Amendment
                           No. 3 filed on May 2, 1994.

       5(b)         -      Advisory Contract with Wells Fargo Bank, N.A. on
                           behalf of the Short-Term Municipal Income Master
                           Portfolio, incorporated by reference to Amendment
                           No. 6 filed on November 29, 1995.

       5(c)         -      Advisory Contract with Wells Fargo Bank, N.A. on
                           behalf of the Short-Term Government- Corporate
                           Income Master Portfolio, incorporated by reference to Amendment No. 6 filed on November 29, 1995.

       5(d)         -      Investment Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the Tax-Free Money Market Master
                           Portfolio, filed herewith.

       5(e)         -      Investment Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the Capital Appreciation Master
                           Portfolio, filed herewith.

       5(f)(i)      -      Investment Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the Asset Allocation Master
                           Portfolio, filed herewith.

       5(f)(ii)     -      Sub-Advisory Contract with BZW Barclays Global Fund
                           Advisors on behalf of the Asset Allocation Master
                           Portfolio, filed herewith.

       5(g)(i)      -      Investment Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the Corporate Stock Master
                           Portfolio, filed herewith.

       5(g)(ii)     -      Sub-Advisory Contract with BZW Barclays Global Fund
                           Advisors on behalf of the Corporate Stock Master
                           Portfolio, filed herewith.

       5(h)(i)      -      Investment Advisory Contract with Wells Fargo Bank,
                           N.A. on behalf of the U.S. Government Allocation
                           Master Portfolio, filed herewith.

       5(h)(ii)     -      Sub-Advisory Contract with BZW Barclays Global Fund
                           Advisors on behalf of the U.S. Government Allocation
                           Master Portfolio, filed herewith.

       6            -      Amended Placement Agency Agreement, incorporated by
                           reference to Amendment No. 3 filed on May 2, 1994.

       7            -      Not Applicable.

       8(a)         -      Custody Agreement with Wells Fargo Bank, N.A.,
                           incorporated by reference to Amendment No. 3 filed on May 2, 1994.

       Exhibit
       Number                             Description
       -------                            -----------

       8(b)         -      Amendment No. 1 to the Custody Agreement with Wells
                           Fargo Bank, N.A., incorporated by reference to Amendment No. 7, filed on December 22, 1995.

       9(a)         -      Amended Agency Agreement with Wells Fargo Bank,
                           N.A., incorporated by reference to Amendment No. 3 filed on May 2, 1994.

       9(b)         -      Amended Administration Agreement with Stephens Inc.
                           incorporated by reference to Amendment No. 3 filed on May 2, 1994.

       10           -      Not Applicable.

       11           -      Consent of Auditors - KOMG Peat Marwick, LLP, filed
                           herewith.

       12           -      Not Applicable.

       13           -      Investment Letter, incorporated by reference to the
                           Registration Statement on Form N-1A filed on
                           September 24, 1991.

       14           -      Not Applicable.

       15           -      Not Applicable.

       16           -      Not Applicable.

       17           -      Not Applicable.

       27.1         -      Financial Data Schedule for the Cash Investment
                           Trust Master Portfolio, incorporated by reference to Form N-SAR filed on February 29, 1996.

       27.2         -      Financial Data Schedule for the Short-Term Municipl
                           Income Master Portfolio, incorporated by reference to Form N-SAR filed on February 29, 1996.

       27.3         -      Financial Data Schedule for the Short-Term
                           Government-Corporate Income Master Portfolio, incorporated by reference to Form N-SAR filed on February 29, 1996.


Item 25.     Persons Controlled by or under Common Control with Registrant.

             No person is controlled by or under common control with Registrant.


Item 26.     Number of Holders of Securities.

             As of February 26, 1996, the number of record holders of each Master Portfolio of the Registrant was as follows:

         Title of Class                                 Number of Record Holders
         --------------                                 ------------------------

Cash Investment Trust Master Portfolio                                  2

Short-Term Municipal Income Master Portfolio                            2

Short-Term Government-Corporate Income Master Portfolio                 2

Tax-Free Money Market Master Portfolio                                  0

Capital Appreciation Master Portfolio                                   3

Asset Allocation Master Portfolio                                       0

Corporate Stock Master Portfolio                                        0

U.S. Government Allocation Master Portfolio                             0

             As of April 1, 1996, the Tax-Free Money Market Master Portfolio is expected to have three shareholders. As of April 29, 1996, the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios are each expected to have two shareholders.

Item 27.     Indemnification.

             Article V of the Registrant's Declaration of Trust limits the liability and, in certain instances, provides for mandatory indemnification of the Registrant's trustees, officers, employees, agents and holders of beneficial interests in the Trust and its four Master Portfolios. In addition, the Trustees are empowered under Section 3.9 of the Registrant's Declaration of Trust to obtain such insurance policies as they deem necessary.

Item 28.     Business and Other Connections of Investment Adviser.

             Wells Fargo Bank, N.A. ("Wells Fargo Bank"), a wholly owned subsidiary of Wells Fargo & Company, serves as investment adviser to the Master Portfolios of the Registrant and to several other registered open-end management investment companies. Wells Fargo Bank's business is that of a national banking association with respect to which it conducts a variety of commercial banking and trust activities.

             To the knowledge of Registrant, none of the directors or executive officers of Wells Fargo Bank, except those set forth below, is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain executive officers also hold various positions with and engage in business for Wells Fargo & Company. Set forth below are the names and principal businesses of the directors and executive officers of Wells Fargo Bank who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature for their own account or in the capacity of director, officer, employee, partner or trustee. All the directors of Wells Fargo Bank also serve as directors of Wells Fargo & Company.


 Name and Position                               Principal Business(es) and Address(es)
 at Wells Fargo Bank                             During at Least the Last Two Fiscal Years
 -------------------                             ------------------------------------------
 H. Jesse Arnelle                                Senior Partner of Arnelle & Hastie
 Director                                        455 Market Street

                                                 San Francisco, CA 94105

                                                 Director of FPL Group, Inc.
                                                 700 Universe Blvd., P.O. Box 14000
                                                 North Palm Beach, FL 33408

 William R. Breuner                              General Partner in Breuner Associates, Breuner
 Director                                        Properties and Breuner-Pavarnick Real Estate
                                                 Developers.  Retired Chairman of the Board of
                                                 Directors of John Breuner Co.
                                                 2300 Clayton Road, Suite 1570
                                                 Concord, CA 94520

                                                 Vice Chairman of the California State Railroad
                                                 Museum Foundation.
                                                 111  I  Street
                                                 Old Sacramento, CA 95814

 William S. Davila                               President and Director of The Vons Companies, Inc.
 Director                                        618 Michillinda Avenue
                                                 Arcadia, CA  91007

                                                 Officer of Western Association of Food Chains
                                                 825 Colorado Blvd. #203
                                                 Los Angeles, CA 90041


 Rayburn S. Dezember                             Director of CalMat Co.
 Director                                        3200 San Fernando Road
                                                 Los Angeles, CA  90065

                                                 Director of Tejon Ranch Co.
                                                 P.O. Box 1000
                                                 Lebec, CA  93243

                                                 Director of Turner Casting Corp.
                                                 P.O. Box 1099
                                                 Cudahy, CA 90201

                                                 Director of The Bakersfield Californian
                                                 P.O. Box 440
                                                 1707  I  Street
                                                 Bakersfield, CA 93302

                                                 Director of Kern County Economic Development Corp.
                                                 P.O. Box 1229
                                                 2700 M Street, Suite 225
                                                 Bakersfield, CA 93301

                                                 Chairman of the Board of Trustees of Whittier College
                                                 13406 East Philadelphia Avenue
                                                 P.O. Box 634
                                                 Whittier, CA 90608

 Paul Hazen                                      Chairman of the Board of Directors of
 Chairman of the                                 Wells Fargo & Company
 Board of Directors                              420 Montgomery Street
                                                 San Francisco, CA  94105

                                                 Director of Pacific Telesis Group
                                                 130 Kearny Street
                                                 San Francisco, CA  94108

                                                 Director of Phelps Dodge Corp.
                                                 2600 North Central Avenue
                                                 Phoenix, AZ 85004

                                                 Director of Safeway Inc.
                                                 Fourth and Jackson Streets
                                                 Oakland, CA  94660

 Robert K. Jaedicke                              Accounting Professor and Dean Emeritus of
 Director                                        Graduate School of Business, Stanford University
                                                 MBA Admissions Office
                                                 Stanford, CA  94305

                                                 Director of Homestake Mining Co.
                                                 650 California Street
                                                 San Francisco, CA 94108

                                                 Director of California Water Service Company
                                                 1720 North First Street
                                                 San Jose, CA 95112

                                                 Director of Boise Cascade Corp.
                                                 1111 West Jefferson Street
                                                 P.O. Box 50
                                                 Boise, ID  83728

                                                 Director of Enron Corp.
                                                 1400 Smith Street
                                                 Houston, TX  77002

                                                 Director of GenCorp, Inc.
                                                 175 Ghent Road
                                                 Fairlawn, OH  44333

 Paul A. Miller                                  Chairman of Executive Committee and Director of
 Director                                        Pacific Enterprises
                                                 633 West Fifth Street
                                                 Los Angeles, CA  90071

                                                 Trustee of Mutual Life Insurance Company
                                                 of New York
                                                 1740 Broadway
                                                 New York, NY  10019

                                                 Director of Newhall Management Corporation
                                                 23823 Valencia Blvd.
                                                 Valencia, CA 91355

                                                 Trustee of University of Southern California
                                                 University Park  TGF 200
                                                 665 Exposition Blvd.
                                                 Los Angeles, CA 90089

 Ellen M. Newman                                 President of Ellen Newman Associates
 Director                                        323 Geary Street,  Suite 507
                                                 San Francisco, CA 94102

                                                 Chair of Board of Trustees of
                                                 University of California at San Francisco Foundation
                                                 250 Executive Park Blvd., Suite 2000
                                                 San Francisco, CA  94143

                                                 Director of American Conservatory Theater
                                                 30 Grant Avenue
                                                 San Francisco, CA 94108

                                                 Director of California Chamber of Commerce
                                                 1201 K Street, 12th Floor
                                                 Sacramento, CA 95814

 Philip J. Quigley                               Chairman, Chief Executive Officer and
 Director                                        Director of Pacific Telesis Group
                                                 130 Kearney Street, Rm. 3700
                                                 San Francisco, CA 94108

                                                 Director of Varian Associates
                                                 3050 Hansen Way
                                                 P.O. Box 10800
                                                 Palo Alto, CA 94303


 Carl E. Reichardt                               Chairman and Chief Executive Officer of the
 Director                                        Board of Directors of Wells Fargo & Company
                                                 420 Montgomery Street
                                                 San Francisco, CA 94105

                                                 Director of Ford Motor Company
                                                 The American Road
                                                 Dearborn, MI  48121

                                                 Director of Hospital Corporation of America,
                                                 HCA-Hospital Corp. of America
                                                 One Park Plaza
                                                 Nashville, TN  37203

                                                 Director of Pacific Gas and Electric Company
                                                 77 Beale Street

                                                 San Francisco, CA 94105

                                                 Director of Newhall Management Corporation
                                                 23823 Valencia Blvd.
                                                 Valencia, CA 91355

 Donald B. Rice                                  President, Chief Operating Officer and Director of
 Director                                        Teledyne, Inc.
                                                 2049 Century Park East
                                                 Los Angeles, CA  90067

                                                 Director of Vulcan Materials Company
                                                 One Metroplex Drive
                                                 Birmingham, AL  35209

                                                 Retired Secretary of the Air Force

 Susan G. Swenson                                President and Chief Executive Officer of Cellular One
 Director                                        651 Gateway Blvd.
                                                 San Francisco, CA 94080


 Chang-Lin Tien                                  Chancellor of University of California at Berkeley
 Director                                        UC at Berkeley
                                                 Berkeley, CA 94720

 John A. Young                                   President, Director and Chief Executive Officer of
 Director                                        Hewlett-Packard Company
                                                 3000 Hanover Street
                                                 Palo Alto, CA  94304

                                                 Director of Chevron Corporation
                                                 225 Bush Street
                                                 San Francisco, CA  94104

 William F. Zuendt                               Director of 3Com Corp.
 President                                       5400 Bayfront Plaza
                                                 P.O. Box 58145
                                                 Santa Clara, CA  95052

                                                 Director of MasterCard International
                                                 888 Seventh Avenue
                                                 New York, NY 10106

                                                 Trustee of Golden Gate University
                                                 536 Mission Street
                                                 San Francisco, CA 94163


       BZW Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of BZW Barclays Global Investors, N.A. ("BGI", formerly, Wells Fargo Institutional Trust Company), serves as sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios of the Trust and as adviser or sub-adviser to certain other open- end management investment companies

       The directors and officers of BGFA consist primarily of persons who during the past two years have been active in the investment management business of the former sub-adviser to the Predecessor Funds, Wells Fargo Nikko Investment Advisors ("WFNIA") and, in some cases, the service business of BGI. With the exception of Irving Cohen, each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.


 Name and Position                     Principal Business(es) During at
 at BGFA                               Least the Last Two Fiscal Years
 ------------                          --------------------------------
 Frederick L.A. Grauer           Chairman and Director of WFNIA and WFITC+
 Chairman, Director

 Donald L. Luskin                Chief Executive Officer of WFNIA's Defined
 Vice Chairman & Director        Contribution Group+

 Irving Cohen                    Chief Financial Officer and Chief Operating
 Director                        Officer of Barclays Bank PLC, New York Branch
                                 and Chief Operating Officer of Barclays Group,
                                 Inc. (USA)*:  previously Chief Financial
                                 Officer of Barclays de Zoete Wedd Securities
                                 Inc. (1994)*

 Andrea M. Zolberti              Chief Financial Officer of WFNIA and WFITC+
 Chief Financial Officer

 Vincent J. Bencivenga           Previously Vice President at State Street Bank
 Chief Fiduciary Officer         & Trust Company++


  *    222 Broadway, New York, New York, 10038.

  +    45 Fremont Street, San Francisco, California 94105.

 ++    One Financial Center, Boston, Massachusetts 02111.


Item 29.  Principal Underwriters.

                 (a) Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any registered investment companies, but does act as principal underwriter for Overland Express Funds, Inc., Stagecoach Inc., Stagecoach Trust and Stagecoach Funds, Inc. and is the exclusive placement agent for Master Investment Portfolio, Managed Series Investment Trust and Life & Annuity Trust, each of which is a registered series management investment company and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc. and the Managed Balanced Target Maturity Fund, Inc., which are closed-end management investment companies and Nations Fund Trust, Nations Funds, Inc., Nations Fund Portfolio, Inc. and The Capitol Mutual Funds, which are open-end management investment companies.

                 (b) Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV and Schedules A and D filed by Stephens Inc. with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940 (SEC File No. 501-15510).

                 (c)      Not applicable.


Item 30.  Location of Accounts and Records.

                 (a) The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

                 (b) Wells Fargo Bank maintains all Records relating to its services as investment adviser, custodian and transfer and dividend disbursing agent at 525 Market Street, San Francisco, California 94105.

                 (c) BGFA maintains all Records relating to its services as sub-adviser to the Asset Allocation, Corporate Stock and U.S. Government Allocation Master Portfolios at 45 Fremont Street, San Francisco, California 94105.

                 (d) Stephens maintains all Records relating to its services as sponsor, administrator and placement agent at 111 Center Street, Little Rock, Arkansas 72201.

Item 31.  Management Services.

                 Other than as set forth under the captions "Item 5 Management of the Trust" in Part A of this Registration Statement and "Item 16 Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 32.  Undertakings.

                 (a)      Not applicable.

                 (b)      Not applicable.

                 (c) Registrant undertakes to hold a special meeting of its shareholders for the purpose of voting on the question of removal of a trustee or trustees if requested in writing by the holders of at least 10% of each Master Portfolio, the outstanding voting securities of Master Investment Trust and to assist in communicating with other shareholders as required by
                          Section 16(c) of the Investment Company Act of 1940.

                                   SIGNATURES


                 Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 18th day of March, 1996.

                                        MASTER INVESTMENT TRUST


                                        By: /s/ Richard H. Blank, Jr.
                                            --------------------------------
                                            Richard H. Blank, Jr.
                                            Secretary and Treasurer
                                            (Principal Financial Officer)


         Signature                       Title
         ---------                       -----


             *                           Chairman, President (Principal
-----------------------------            Executive Officer) and Trustee
    (R. Greg Feltus)


  /s/ RICHARD H. BLANK, JR.              Chief Operating Officer,
-----------------------------            Secretary and Treasurer
     (Richard H. Blank, Jr.)             (Principal Financial Officer)


             *                           Trustee
-----------------------------
    (Jack S. Euphrat)


             *                           Trustee
-----------------------------
   (Thomas S. Goho)


             *                           Trustee
-----------------------------
   (Zoe Ann Hines)


             *                           Trustee
-----------------------------
   (W. Rodney Hughes)


             *                           Trustee
-----------------------------
    (Robert M. Joses)


             *                           Trustee
-----------------------------
    (J. Tucker Morse)


March 18, 1996


*By: /s/ RICHARD H. BLANK, JR.
    -----------------------------
         Richard H. Blank, Jr.
         As Attorney-In-Fact

                            MASTER INVESTMENT TRUST
                               File No. 811-6415
                             Amendment No. 8 to the
                      Registration Statement on Form N-1A
                    Under the Investment Company Act of 1940

                                 EXHIBIT INDEX

         EXHIBIT              DESCRIPTION
          NUMBER

         EX-99.B5(d)       Investment Advisory Contract on behalf of the
                           Tax-Free Money Market Master Portfolio

         EX-99.B5(e)       Investment Advisory Contract on behalf of the
                           Capital Appreciation Master Portfolio

         EX-99.B5(f)(i)    Investment Advisory Contract on behalf of the Asset
                           Allocation Master Portfolio


         EX-99.B5(f)(ii)   Sub-Advisory Contract on behalf of the Asset
                           Allocation Master Portfolio

         EX-99.B5(g)(i)    Investment Advisory Contract on behalf of the
                           Corporate Stock Master Portfolio

         EX-99.B5(g)(ii)   Sub-Advisory Contract on behalf of the Corporate
                           Stock Master Portfolio

         EX-99.B5(h)(i)    Investment Advisory Contract on behalf of the U.S.
                           Government Allocation Master Portfolio

         EX-99.B5(h)(ii)   Sub-Advisory Contract on behalf of the U.S.
                           Government Allocation Master Portfolio


         EX-99.B11         Consent of Independent Auditors - KPMG Peat Marwick